     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                    ISSUER OF SENIOR NOTES REGISTERED HEREBY

                          OUTBOARD MARINE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                      3519                              36-1589715
                                                                   3732
          (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)
           OMC FISHING BOAT GROUP, INC.                          DELAWARE                            36-3516449
           OMC ALUMINUM BOAT GROUP, INC.                         DELAWARE                            36-3675740
         OMC RECREATIONAL BOAT GROUP, INC.                       DELAWARE                            36-3913531
    RECREATIONAL BOAT GROUP LIMITED PARTNERSHIP                  DELAWARE                            36-3925608
         OMC LATIN AMERICA/CARIBBEAN, INC.                       DELAWARE                            36-25366154
           (EXACT NAME OF REGISTRANT AS              (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
             SPECIFIED IN ITS CHARTER)                INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

                              100 SEA HORSE DRIVE
                            WAUKEGAN, ILLINOIS 60085
                                 (847) 689-6200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ROBERT S. ROMANO, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                              100 SEA HORSE DRIVE
                            WAUKEGAN, ILLINOIS 60085
                                 (847) 689-6200
                     (NAME AND ADDRESS, INCLUDING ZIP CODE,
        AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:

                             DAVID E. ZELTNER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                         NEW YORK, NEW YORK 10153-0119
                                 (212) 310-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
       TITLE OF EACH CLASS OF          AMOUNT TO BE      PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED    OFFERING PRICE PER UNIT AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
10 3/4% Senior Notes Due 2008,
  Series B..........................   $160,000,000            100%                   $160,000,000               $47,200
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Guarantee of Senior Notes...........        --                  --                         --                     None
==============================================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f)(2).
(2) Calculated pursuant to Rule 457(f)(2).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION DATED JUNE 29, 1998
PROSPECTUS
                          OUTBOARD MARINE CORPORATION

                   OFFER TO EXCHANGE ITS 10 3/4% SENIOR NOTES
             DUE 2008, SERIES B, FOR ANY AND ALL OF ITS OUTSTANDING
                    10 3/4% SENIOR NOTES DUE 2008, SERIES A

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME, ON         ,
1998, UNLESS EXTENDED.

    Outboard Marine Corporation, a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 10 3/4% Senior Notes due 2008, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 10 3/4% Senior Notes due 2008 (the "Old Notes"), of which $160,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Old Notes and the Exchange Notes are referred to herein collectively as the "Notes." The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of May 27, 1998 (the "Indenture") by and among the Company, the Subsidiary Guarantors (as defined) and State Street Bank and Trust Company, as trustee, governing the Notes. See "The Exchange Offer" and "Description of the Notes."

    The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time on         , 1998,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

    The Old Notes were sold by the Company on May 27, 1998 to Donaldson, Lufkin & Jenrette Securities Corporation and Bear, Stearns & Co. Inc. (together, the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreement entered into by the Company, the Subsidiary Guarantors and the Initial Purchasers in connection with the Initial Offering (the "Registration Rights Agreement"). See "The Exchange Offer."

    Interest on the Notes is payable semi-annually on June 1 and December 1 of each year, commencing December 1, 1998. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003 in cash at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, thereon to the date of redemption. In addition, at any time prior to June 1, 2001, the Company may on any one or more occasions redeem up to an aggregate of 35% of the original aggregate principal amount of Notes at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings (as defined); provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption; and provided, further, that any such redemption shall occur within 60 days of the date of the closing of any such offering. See "Description of Notes--Optional Redemption." In addition, upon the occurrence of a Change of Control (as defined), each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. See "Description of Notes--Repurchase at the Option of Holders--Change of Control."

    The Notes will be senior unsecured obligations of the Company (except as provided with respect to the applicable Interest Reserve Account (as defined)) and will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Notes will be fully and unconditionally guaranteed (the "Subsidiary Guarantees") on a joint and several basis by each of the Company's principal domestic operating subsidiaries (the "Subsidiary Guarantors"). The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors (except as provided with respect to the applicable Interest Reserve Account) and will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Subsidiary Guarantors and senior in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. The Notes and the Subsidiary Guarantees, however, will be effectively subordinated to secured obligations of the Company and the Subsidiary Guarantors, respectively (including the Company's and the Subsidiary Guarantors' obligations under the Credit Agreement (as defined), to the extent of the assets securing such obligations) and to all indebtedness and other obligations of each Subsidiary that is not a Subsidiary Guarantor (the "Non-Guarantor Subsidiaries"). As of March 31, 1998, pro forma for the issuance of the Old Notes and the application of the net proceeds therefrom, the Notes and the Subsidiary Guarantees would have been effectively subordinated to approximately $83.8 million of secured obligations of the Company and the Subsidiary Guarantors (excluding an aggregate of $17.2 million of letter of credit obligations under the Credit Agreement) and $24.5 million of indebtedness and other obligations of the Non-Guarantor Subsidiaries. See "Risk Factors--Substantial Leverage and Debt Service."
                                                        (continued on next page)

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SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

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  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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              THE DATE OF THIS PROSPECTUS IS                , 1998

(cover page continued)
     Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 270 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. See "The Exchange Offer."

     There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     UNTIL        , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER), ALL
DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK-ENTRY; DELIVERY AND FORM," THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES

(cover page continued)

WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK-ENTRY; DELIVERY AND FORM."

     PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY NOR ANY OF THE SUBSIDIARY GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

                            ------------------------

                           FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS," WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT")). THE COMPANY WISHES TO ENSURE THAT ALL SUCH FORWARD-LOOKING STATEMENTS ARE ACCOMPANIED BY MEANINGFUL CAUTIONARY STATEMENTS PURSUANT TO THE SAFE HARBOR ESTABLISHED IN SUCH ACT. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, THE "PROJECTED FINANCIAL INFORMATION" CONTAINED IN APPENDIX A AND CERTAIN COST-SAVING AND INDUSTRY GROWTH FORECASTS AND OTHER STATEMENTS MADE HEREIN, INCLUDING IN THE "SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" SECTIONS, MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INCLUDE THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND MEMBERS OF ITS SENIOR MANAGEMENT TEAM. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON VARIOUS EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS AND THEY ARE SUBJECT TO NUMEROUS KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. DUE TO THOSE UNCERTAINTIES AND RISKS, PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS. WHILE THE COMPANY BELIEVES THESE STATEMENTS ARE REASONABLE, PROSPECTIVE PURCHASERS OF THE NOTES SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED BY SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH IN THIS PROSPECTUS OR OTHER FACTORS, INCLUDING THE IMPACT OF COMPETITION, PRODUCT DEMAND AND MARKET ACCEPTANCE, NEW PRODUCT DEVELOPMENT AND GENERAL ECONOMIC CONDITIONS. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSIDER CAREFULLY THE RISK FACTORS AS WELL AS THE OTHER INFORMATION AND DATA INCLUDED IN THIS PROSPECTUS IN EVALUATING AN INVESTMENT IN THE NOTES. THE COMPANY CAUTIONS THE READER, HOWEVER, THAT THE LIST OF RISK FACTORS SET FORTH HEREIN MAY NOT BE EXHAUSTIVE AND THAT THESE OR OTHER FACTORS COULD HAVE AN ADVERSE EFFECT ON THE ABILITY OF THE COMPANY TO SERVICE ITS INDEBTEDNESS, INCLUDING PRINCIPAL AND INTEREST PAYMENTS ON THE NOTES. SEE "RISK FACTORS."

                             AVAILABLE INFORMATION

     The Company's outstanding 7% Convertible Subordinated Debentures due 2002 are registered under the Exchange Act pursuant to Section 12(b) thereof. Accordingly, the Company is subject to the information and reporting requirements of the Exchange Act. Filings made by the Company with the Commission may be inspected at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of the material contained therein may be obtained at prescribed rates from the Commission's public reference facilities in Washington, D.C. The Commission also maintains a Web site that contains reports, proxy and other information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System. This Web site can be accessed at http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission all quarterly and annual financial information that would be required to be filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto.
                            ------------------------

     OMC, FICHT, JOHNSON, EVINRUDE, FOUR WINNS, SEASWIRL, STRATOS, JAVELIN, HYDRA-SPORTS, LOWE, PRINCECRAFT, QUEST, ROUGHNECK, SEA HORSE, SEA NYMPH and SUNCRUISER are registered trademarks of the Company. FFI is a trademark of the Company for which a trademark registration application is currently pending. The Company licenses from Chris Craft Industries, Inc. the CHRIS CRAFT trade name and trademark for use with respect to certain boats and boat accessory products. The Company licenses from Northrop Grumman Corporation the GRUMMAN trade name and trademark for use with respect to certain boat products. All other trademarks appearing in this Prospectus are the property of their respective holders.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and Consolidated Financial Statements of the Company, together with the notes thereto, included elsewhere in this Prospectus. Unless the context otherwise requires, all references to the "Company" or "OMC" in this Prospectus shall mean Outboard Marine Corporation and its consolidated subsidiaries. Unless otherwise indicated, all domestic industry statistics referenced herein are derived from data published by the National Marine Manufacturers' Association ("NMMA"), which the Company has not independently verified but believes to be reliable. All foreign industry data referenced herein are estimates prepared internally by the Company based in part on publicly-available sources, which the Company has not independently verified but believes to be reliable. The Company's fiscal year ends each September 30; therefore, for example, references to "fiscal 1997" refer to the Company's fiscal year ended September 30, 1997. A glossary of technical terms used herein is included for the convenience of the reader on page 109.

                                  THE COMPANY

     OMC is the world's largest dedicated manufacturer of outboard marine engines and boats. The Company has an approximate 36% share of the United States outboard marine engine market and an approximate 26% share of the worldwide market. Sold under the Johnson and Evinrude brand names, the Company offers one of the industry's widest ranges of outboard engines, with models from two to 250-horsepower. The Company's boat brands are also among the most recognized in the industry and are market leaders in several categories, including the fishing, aluminum and recreational boat segments. OMC's primary boat brands include Chris Craft, Four Winns, Seaswirl, Stratos, Javelin, Hydra-Sports, Lowe and Princecraft. The Company also generates a significant, recurring stream of revenue in replacement parts and accessories from its large installed base of over seven million engines. The Company believes that its marine dealer network of approximately 7,000 independent authorized dealers worldwide, approximately 5,000 of which are located in North America, is the largest marine dealer network in the world.

     The Company owns a majority interest in FICHT GmbH & Co. KG, which has developed a patented, highly innovative fuel-injection technology designed for two-stroke engines. The FICHT fuel-injection technology utilizes advanced electronic microprocessors to directly inject high-pressure fuel into a sealed combustion chamber, eliminating the escape of any unburned fuel. The FICHT fuel-injection system uses fewer mechanical parts, is smaller and, the Company believes, more reliable than any other low-emission engine system. The FICHT fuel-injection technology possesses several advantages over standard two-stroke engines, including smoother and quieter operation, 35% better fuel economy on average, up to 80% reduction in hydrocarbon emissions and virtually no smoke on start-up. In addition, two-stroke engines based on the FICHT fuel-injection technology offer several benefits relative to four-stroke engines, including increased low-end power, lighter weight and smaller size. Furthermore, the FICHT fuel-injection technology meets emissions standards mandated by the EPA set for the Year 2006. The Company has already introduced outboard engines incorporating the FICHT fuel-injection technology in four separate horsepower categories and plans to introduce these engines in another two horsepower categories in the Summer of 1998. To date, the Company has received several awards relating to its FICHT fuel-injection technology, including the 1996 Popular Mechanics Design & Engineering Award for marine engines, the 1997 International Marine Trades Exposition and Conference Innovation Award and the 1997 Motor Boating and Sailing Magazine Innovation Award.

     In September 1997, the Company was acquired by an affiliate of Greenway Partners, L.P. and entities affiliated with Soros Fund Management LLC. Since the acquisition, the Company has assembled a new, highly experienced senior management team led by David D. Jones, Jr. as President and Chief Executive Officer. Mr. Jones was previously President of the Mercury Marine Division of Brunswick Corporation, where, under his direction, the division gained substantial market share in several key marine segments. Mr. Jones has more than twenty years of experience in the marine industry. Also as part of the new management team, Andrew P. Hines joined the Company as Executive Vice President and Chief Financial Officer. Mr. Hines has extensive experience in turnaround situations. In addition, the Company has added 25 other new members to its management team to fill key operational and administrative positions, including new heads of most of its boat divisions, its engine manufacturing operations, its purchasing and supply operations, and its sales, marketing and advertising operations. The new management team is complemented by a highly experienced and skilled workforce. In its engine manufacturing operations, where skill, experience and training represent a significant competitive advantage, the Company's salaried and hourly employees have an average tenure with the Company of approximately 16 and 14 years, respectively. Since the new senior management team was hired, the Company's EBITDA has improved by $25.6 million to $21.7 million for the six months ended March 31, 1998 from $(3.9) million for the comparable period in fiscal 1997.

                               BUSINESS STRATEGY

     The Company's new senior management team has developed a turnaround strategy designed to capitalize on its strong market position and leading, well-recognized brand names and to take advantage of the continued anticipated growth in the recreational marine industry. Specifically, the Company's business strategy combines the following elements:

     - RATIONALIZE BOAT BRANDS AND PRICING. The Company is rationalizing and realigning its boat brands to lower its manufacturing costs and better focus each of its brands on a particular niche in the boating industry, thereby reducing competition among its own brands. Pricing also will be reset to better reflect the particular image and the value added by each brand. To further support this strategy, the Company is refocusing its marketing efforts and expenditures to emphasize and reinforce its brands as they are repositioned.

     - AGGRESSIVELY REDUCE OPERATING COSTS. The Company's new management team has identified several cost reduction opportunities that management believes could reduce overall manufacturing costs. The Company's cost reduction strategy includes the following elements: (i) reduce purchasing costs by consolidating purchasing across vendors, integrating suppliers into the product design process at an early stage, and designing products for lower cost; (ii) rationalize boat operations and consolidate the number of boat manufacturing facilities to improve manufacturing efficiencies and unit costs; (iii) improve operating efficiency by improving factory layout and workflows, standardizing manual labor inputs, stabilizing machining and casting, and improving quality control; and (iv) increase outsourcing of non-core capabilities from approximately 40% of the value of the Company's engines to 65%. In furtherance of these initiatives, the Company has already:

        -  closed a boat manufacturing plant;
        - substantially completed its announced 540 employee workforce reduction (representing an approximate 8% reduction in its workforce);
        - implemented the first phase of its purchasing initiative, which includes efforts to reduce the cost of purchasing raw materials, components and subassemblies; and
        - implemented the first phase of its lean manufacturing realignment at its main outboard engine manufacturing and assembly facility.

       The Company expects to generate over $17.0 million in annual savings from the measures that have already been put in place.

     - CAPITALIZE ON FICHT TECHNOLOGY. The Company plans to exploit its innovative FICHT technology by expanding its application to a wider range of engine models. Since the Company's introduction of the FICHT technology in its 150-horsepower Johnson and Evinrude models released in January 1997, the Company has introduced 90-horsepower, 115-horsepower and 175-horsepower models and plans to introduce 200-horsepower and 225-horsepower models in the Summer of 1998.

     - STRENGTHEN CONTINUOUS QUALITY IMPROVEMENT PROGRAMS. Management believes that the quality of the Company's products represents a key competitive factor. The Company maintains rigid quality controls and extensively tests its products and components in each of its manufacturing and assembly facilities. In addition to on-site testing, the Company maintains year-round, on-water testing facilities in Illinois and Florida. The Company continually monitors its quality assurance programs and intends to expand these programs and further motivate its workforce towards achieving increasing quality standards.

     - STRENGTHEN DEALER NETWORK. The Company has implemented a number of initiatives to strengthen its dealer network. In fiscal 1997, the Company managed a program to substantially reduce dealer inventory of outboard engines, which helped strengthen the viability of the dealer network by reducing dealer inventory costs. The Company is also participating in industry association initiatives to strengthen the marine industry's retailer network. These initiatives have been spearheaded by a joint task force, including the NMMA, the Marine Retailers Association of America ("MRAA") and other marine industry leaders, including the Company. The initiatives include dealership educational programs to improve dealer servicing standards and customer relationships.

     - EXPAND PARTS AND ACCESSORIES BUSINESS. The Company plans to strengthen its parts and accessories business, which generates a recurring stream of high-margin sales. The Company's initiatives to strengthen its parts and accessories business include redesigned packaging and an advertising program that will provide a consistent brand image and clearer product descriptions.

     - STRENGTHEN MARKET-DRIVEN PRODUCT DEVELOPMENT EFFORTS. The Company has developed a reputation as a leader in marine engineering capabilities. Since the Company's founding in 1936, the Company has continually introduced advanced engineering designs, applications and technologies to the marine industry. Management plans to make better use of the Company's superior engineering capabilities by focusing the Company's product development efforts on the features and capabilities most demanded by customers and on product designs that maximize the cost effectiveness of its manufacturing operations. Management believes that its development of the FICHT fuel-injection technology is a result of this market-driven product development initiative, and that this initiative should help the Company increase market share among all of its product lines.

                                    INDUSTRY

     The Company believes that the recreational boating industry possesses favorable market dynamics. The recreational boating industry generated approximately $19.3 billion in domestic retail sales in 1997, including approximately $8.8 billion in sales of boats, engines, trailers and accessories. Most boat purchasers are in the 35 to 54 age group, which accounts for over 50% of American discretionary income and which is projected to be the fastest growing segment of the U.S. population over the next three years. Also, according to statistics compiled by the U.S. Department of Commerce, recreational products and services represent one of the fastest growing segments of U.S. expenditures. Although unit sales in the marine industry in recent years have been declining or flat, the Company expects to benefit from recent industry-wide efforts in the U.S. designed to increase the share of recreational expenditures related to boating. The NMMA, MRAA and other marine industry leaders, including the Company, have formed a joint task force to implement initiatives to improve the quality of the industry's marine dealer network, improve the overall boating experience for consumers and enhance the awareness of boating as a recreational activity through various advertising programs. The Company believes that the growth in the U.S. age group with the highest discretionary income, the overall shift in spending of discretionary income towards recreational products and services and recent efforts to increase the share of recreational expenditures directed towards boating will contribute to growth in the recreational boating industry over the next several years. Industry observers project that consumer spending on recreational marine products and services will grow by approximately 5.6% annually from 1997 to 2002.

     The Company believes it is well positioned within the recreational boating industry. The Company is one of only two domestic manufacturers of both marine engines and boats. The Company believes that this combination is a competitive advantage as the industry continues to trend towards sales of boat and engine packages. Also, the capital investment and technological expertise required in manufacturing marine engines create high barriers to entry. As a result, the marine engine market is concentrated and the Company is one of only two domestic and a total of five significant worldwide manufacturers of outboard marine engines. Although the recreational boat market is fragmented, the top four boat builders (including the Company) accounted for approximately 45% of the U.S. market in 1997 in terms of unit sales.

                          THE GREENMARINE ACQUISITION

     On September 12, 1997, Greenmarine Holdings LLC ("Greenmarine Holdings") acquired control of the Company through a tender for the common stock of the Company. Greenmarine Holdings beneficially owned approximately 9.9% of OMC's outstanding common stock prior to the tender offer. The acquisition was completed for an aggregate equity purchase price of $373.0 million (including Greenmarine Holdings' initial share holdings), which implied an aggregate enterprise valuation of $495.3 million. The investors in Greenmarine Holdings include an entity affiliated with Alfred D. Kingsley and Gary K. Duberstein of Greenway Partners, L.P., and two entities affiliated with Soros Fund Management LLC. The acquisition and related debt redemption were funded with approximately $277 million of equity and $150 million of debt financing.
                         ------------------------------

     The Company was incorporated under the laws of the State of Delaware in 1936. The principal executive offices of OMC are located at 100 Sea Horse Drive, Waukegan, Illinois 60085, and its telephone number is (847) 689-6200.

                              THE INITIAL OFFERING

The Initial Offering.......  The Old Notes were sold by the Company on May 27,
                             1998 (the "Initial Offering") to Donaldson, Lufkin & Jenrette Securities Corporation and Bear, Stearns & Co. Inc. (together, the "Initial Purchasers") pursuant to a Purchase Agreement dated May 21, 1998 (the "Purchase Agreement"). The Initial Purchasers subsequently resold all of the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

Registration Rights
  Agreement................  Pursuant to the Purchase Agreement, the Company,
                             the Subsidiary Guarantors and the Initial
                             Purchasers entered into a Registration Rights Agreement dated as of May 27, 1998 (the "Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered.........  $160,000,000 aggregate principal amount of 10 3/4%
                             Senior Notes due 2008, Series B, of the Company (the "Exchange Notes").

The Exchange Offer.........  The Company is offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Old Notes that are properly tendered and accepted. As of the date hereof, $160,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                             Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange

                             Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 270 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1998 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
  Exchange Notes and the
  Old Notes................  Each Exchange Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the
  Exchange Offer...........  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer--Conditions."

Procedures for Tendering
  Old Notes................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof (or, in the case of a book-entry transfer, transmit an Agent's Message (as defined) in lieu thereof), in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile (or Agent's message), together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal (or transmitting an Agent's Message), each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering."

Untendered Old Notes.......  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who do not tender their Old Notes will not have any further exchange or registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. See "Risk Factors--Absence of Public Market Could Adversely Affect the Value of Exchange Notes" and "--Failure to Exchange Old Notes."

Consequences of Failure
  to Exchange..............  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange."

Shelf Registration
Statement..................  If (i) the Exchange Offer is not permitted by applicable law or Commission policy or (ii) if any holder of the Old Notes shall notify the Company that (A) such holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales by such holder or (C) such holder is a broker-dealer and holds Old Notes acquired directly from the Company or any of its "affiliates" within the meaning of Rule 405 under the Securities Act, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company and the Subsidiary Guarantors have agreed to register the Old Notes on a shelf registration statement (the "Shelf Registration Statement") and to use their best efforts to cause it to be declared effective by the Commission. The Company and Subsidiary Guarantors have agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Notes held by any such holders.

Special Procedures for
  Beneficial Owners........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes (or comply with the procedures for book-entry transfer), the Letter of Transmittal or any other documents required by the Letter of

                             Transmittal to the Exchange Agent (or transmit an Agent's message in lieu thereof) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes
  and Delivery of
  Exchange Notes...........  The Company will accept for exchange any and all
                             Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Certain Federal Income
  Tax Considerations.......  For a discussion of material U.S. federal income tax considerations relating to the exchange of the Exchange Notes for the Old Notes, see "Certain Federal Income Tax Considerations."

Use of Proceeds............  There will be no cash proceeds to the Company from the issuance of the Exchange Notes pursuant to the Exchange Offer. See "Use of Proceeds."

Exchange Agent.............  The Exchange Agent is State Street Bank and Trust
                             Company. The address and telephone and facsimile numbers of the Exchange Agent are set forth under "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

                       SUMMARY OF THE TERMS OF THE NOTES

     The Exchange Offer applies to the Old Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture. For further information and for definitions of certain capitalized terms used below, see "Description of the Notes."

Securities Offered.........  $160.0 million in aggregate principal amount of the
                             Company's 10 3/4% Senior Notes due 2008.

Maturity Date..............  June 1, 2008.

Interest Rate..............  The Notes will bear interest at the rate of 10 3/4%
                             per annum, payable semi-annually on June 1 and December 1 of each year, commencing December 1, 1998.

Interest Reserve
Accounts...................  The Company placed approximately $28.6 million, including approximately $4.1 million of the net proceeds of the Initial Offering and approximately $24.5 million of available cash, into the Interest Reserve Accounts (as defined). The aggregate amount deposited is an amount (the "Required Amount") sufficient to pay one year of Projected Senior Debt Interest Expense (as defined) as of the Issue Date. The Notes Interest Account (as defined) is pledged to the Trustee (as defined) as security for the benefit of the Trustee and the holders of the Notes, and the Other Senior Debt Interest Account (as defined) is pledged to the Administrative Agent (as defined) as security for the benefit of the Administrative Agent and the lenders under the Credit Agreement. All amounts deposited with the Depositary Agent will be invested in U.S. Government Securities (as defined). In the event that the Company's Excess Available Cash (as defined) for any given fiscal quarter ending after the Issue Date is less than the Company's Projected Senior Debt Interest Expense for the next fiscal quarter, the Company may request that funds be disbursed from the applicable Interest Reserve Account for payment of interest on the Notes or any other Senior Debt, as applicable. In the event that (i) the Company's Excess Available Cash for any given fiscal quarter is greater than its Projected Senior Debt Interest Expense for the next fiscal quarter and (ii) either
                             (a) the Notes Required Amount (as defined) exceeds the difference between (x) the amount of funds on deposit in the Notes Interest Account and (y) the amount of all Deemed Payments with respect to the Notes which have not yet been distributed, or (b) the Other Senior Debt Required Amount (as defined) exceeds the difference between (x) the amount of funds on deposit in the Other Senior Debt Interest Account and (y) the amount of all Deemed Payments with respect to the other Senior Debt which have not yet been distributed, then the Company shall deposit into the applicable Interest Reserve Account, an amount equal to such excess; provided that if the Excess Cash (as defined) is less than the amount of such required deposits, then the amount of Excess Cash shall be deposited ratably into the Notes Interest Account and the Other Senior Debt Interest Account (based on the amount of their respective required deposits). The Company is required to maintain the Interest Reserve Accounts until the earlier of (i) the later of (x) three years from the Issue Date and (y) such time as the Company's Fixed Charge Coverage Ratio for the four consecutive fiscal quarter periods ending as of the last day of the most recent fiscal quarter is greater than 2.5 to 1.0, and (ii) the date upon which all obligations with respect to the Notes have been indefeasibly paid in full. See "Description of Notes--Interest Reserve Accounts."

OPTIONAL REDEMPTION........  The Notes will be redeemable at the option of the
                             Company, in whole or in part, at any time on or after June 1, 2003 in cash at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, thereon to the date of redemption. In addition, at any time prior to June 1, 2001, the Company may on any one or more occasions redeem up to an aggregate of 35% of the original aggregate principal amount of Notes at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings (as defined); provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption; and provided, further, that any such redemption shall occur within 60 days of the date of the closing of any such offering. See "Description of Notes -- Optional Redemption."

CHANGE OF CONTROL..........  Upon the occurrence of a Change of Control (as defined), each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. See "Description of
                             Notes -- Repurchase at the Option of
                             Holders -- Change of Control."

SUBSIDIARY GUARANTEES......  The Notes will be fully and unconditionally guaranteed on a joint and several basis by each of the Company's principal domestic operating subsidiaries existing on the Issue Date and certain other subsidiaries formed or acquired thereafter (collectively, the "Subsidiary Guarantors"). The Subsidiary Guarantors' liability under the Subsidiary Guarantees will be limited as described herein and the Subsidiary Guarantees will be automatically released in connection with certain Asset Sales (as defined). See "Description of
                             Notes -- Subsidiary Guarantees."

RANKING....................  The Notes will be senior unsecured obligations of the Company (except as provided with respect to the applicable Interest Reserve Account) and will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors (except as provided with respect to the applicable Interest Reserve Account) and will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Subsidiary Guarantors and senior in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. The Notes and the Subsidiary Guarantees, however, will be effectively subordinated to secured obligations of the Company and the Subsidiary Guarantors, respectively (including the Company's and the Subsidiary Guarantors' obligations under the Credit Agreement (as defined), to the extent of the assets securing such obligations) and to all indebtedness and other obligations of each Subsidiary that is not a Subsidiary Guarantor (the "Non-Guarantor Subsidiaries"). As of March 31, 1998, pro forma for the issuance of the Old Notes and the application of the net proceeds therefrom, the Notes and the Subsidiary Guarantees would have been effectively subordinated to approximately $83.8 million of secured obligations of the Company and the Subsidiary Guarantors (excluding an aggregate of $17.2 million of letter of credit obligations under the Credit Agreement) and $24.5 million of indebtedness and other obligations of the Non-Guarantor Subsidiaries. See "Risk
                             Factors -- Substantial Leverage and Debt Service."

CERTAIN COVENANTS..........  The Indenture contains certain covenants that limit, among other things, the ability of the Company and its Restricted Subsidiaries to (i) pay dividends, redeem capital stock or make certain other restricted payments or investments; (ii) incur additional indebtedness or issue certain preferred equity interests; (iii) merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets; (iv) create liens on assets; and (v) enter into certain transactions with affiliates or related persons. See "Description of Notes -- Certain Covenants."

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE TENDERING OLD NOTES IN EXCHANGE FOR EXCHANGE NOTES, SEE "RISK FACTORS." THE RISK FACTORS ARE GENERALLY APPLICABLE TO THE OLD NOTES AS WELL AS THE EXCHANGE NOTES.

            SUMMARY ADJUSTED PRO FORMA AND PROJECTED FINANCIAL DATA

    The following sets forth (i) certain summary unaudited pro forma operating data of the Company, as if the Greenmarine Acquisition (as defined) and the Initial Offering had occurred on October 1, 1996, and as further adjusted to (a) exclude certain charges which were recorded in fiscal 1997, but which management deems to be unusual and non-recurring in nature, and (b) give pro forma effect to certain facility consolidations and net workforce reductions as if they had occurred on the same date, and (ii) projected financial data for the Company for fiscal 1998. The adjusted pro forma information excludes certain historical charges and is not necessarily indicative of the results that would have occurred had the Greenmarine Acquisition, Initial Offering and the other actions mentioned been completed on the dates indicated or of the Company's actual or future results. In addition, the adjusted pro forma data have not been prepared in accordance with the requirements of Article 11 of Regulation S-X under the Securities Act and are included for the sole purpose of providing supplemental information which the Company believes may be useful to investors. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

    The projected financial data of the Company set forth below have been derived from, and should be read in conjunction with, the summary financial projections and related assumptions contained in Appendix A hereto (the "Projections"). The Projections included in this Prospectus were prepared by the Company and are forward-looking statements based upon a number of assumptions and estimates that, while presented with numerical specificity and considered reasonable by the Company, are inherently speculative in nature and subject to significant business, economic, competitive and operational uncertainties, contingencies and risks, many of which are beyond the control of the Company. It can be expected that one or more of the assumptions underlying the Projections will prove not to be accurate and that unanticipated events and circumstances will occur. As a result, actual results will vary from the Projections and those variations may be material due to various risks, including the inability of the Company's management team to successfully restructure its boat and engine manufacturing operations in the manner and within the time frame presently contemplated and the other risks described herein under "Risk Factors." Consequently, this Prospectus should not be regarded as a representation by the Company or any other person (including the Initial Purchasers) that the Projections will be achieved. The Projections were not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, or any other regulatory or professional agency or body or generally accepted accounting principles. See "Risk Factors--Risks Related to Projections."

    Neither Arthur Andersen LLP, the Company's independent certified public accountants, nor the Initial Purchasers have compiled or examined the Adjusted Pro Forma Data or the Projections and, accordingly, they express no opinion or any other form of assurance with respect to, assume no responsibility for, and disclaim any association with, the Adjusted Pro Forma Data and the Projections. The Company does not intend to update or otherwise revise the Projections to reflect events or circumstances existing or arising after the date of this Prospectus or to reflect the occurrence of unanticipated events. IN LIGHT OF THE FOREGOING, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO RELY ON THE ADJUSTED PRO FORMA DATA OR THE PROJECTIONS.

                                         ADJUSTED PRO FORMA                    HISTORICAL                  PROJECTED
                           ----------------------------------------------   ----------------   ----------------------------------
                                                  SIX MONTHS ENDED
                             YEAR ENDED     -----------------------------   SIX MONTHS ENDED   SIX MONTHS ENDING    YEAR ENDING
                           SEPT. 30, 1997   MAR. 31, 1997   MAR. 31, 1998    MAR. 31, 1998      SEPT. 30, 1998     SEPT. 30, 1998
                           --------------   -------------   -------------    -------------      --------------     --------------
                                                          (DOLLARS IN MILLIONS, EXCEPT FOR RATIOS)
INCOME STATEMENT DATA:
   Net sales..............     $979.5          $434.1          $475.5            $475.5             $594.1            $1,069.6
   Gross earnings.........      175.3(1)         66.3(1)        103.9(1)           97.6              139.7               237.3
   Earnings (loss) from
     operations...........      (26.3)(2)       (27.1)(2)         3.5(2)           (4.9)              32.1                27.2
OTHER DATA:
   EBITDA(3)..............       41.2             4.7            30.1              21.7               66.7                88.4
   Interest expense(4)....       31.2            15.9            15.8              14.4               14.9                29.3
   Capital expenditures...       36.3            22.7            11.9              11.9               15.5                27.4
   Gross earnings
     margin...............       17.9%           15.3%           21.9%             20.5%              23.5%               22.2%
   EBITDA margin..........        4.2%            1.1%            6.3%              4.6%              11.2%                8.3%
CREDIT DATA:
   Ratio of
     EBITDA/interest
     expense..............        1.3x            0.3x            1.9x              1.5x               4.5x                3.0x
   Ratio of net normalized
     debt/EBITDA(5).......        5.7x             --              --                --                 --                 2.7x

                                                          MARCH 31, 1998
                                                  ------------------------------
                                                      ACTUAL        AS ADJUSTED
                                                  --------------   -------------
BALANCE SHEET DATA:
   Net debt(5)..................................      $275.7          $281.2
   Net normalized debt(5).......................       229.3           234.8

                         (footnotes on following page)

------------------------------

(1) Adjusted pro forma gross earnings reflect adjustments to the Company's pro forma income statement data for the periods indicated (giving effect to the Initial Offering and the Greenmarine Acquisition) in order to: (i) exclude the effect of certain charges recorded in fiscal 1997 under cost of goods sold which are deemed by management to be unusual and non-recurring in nature, including the write-off of impaired assets relating to the Chris Craft line of boats and write-offs of inventory and tooling relating to discontinued products and technology ($4.6 million for the year ended September 30, 1997); additional reserves relating to changes in the method of estimating surplus parts and accessories inventory and recognizing certain pre-rigging rebate expense ($1.8 million for the year ended September 30, 1997); an additional accrual relating to salt water intrusion issues on certain engines, which have since been resolved ($1.0 million for the year ended September 30, 1997); and certain non-recurring expenses associated with the introduction of the FICHT technology ($0.8 million for the year ended September 30, 1997); and (ii) reflect the pro forma benefit to cost of goods sold of certain actions taken by the Company's new senior management team since the Greenmarine Acquisition, including employee reductions ($12.2 million for the year ended September 30, 1997, $6.1 million for the six months ended March 31, 1997 and $6.0 million for the six months ended March 31, 1998, of which $1.0 million, $0.5 million and $0.5 million, respectively, are based on management's estimated cost savings with respect to workforce reductions that have been announced but not yet finalized) and the closing of the Company's Old Hickory facility ($0.5 million, $0.3 million and $0.3 million, respectively).

(2) Adjusted pro forma earnings (loss) from operations reflect the effect of the adjustments described in Footnote 1 above and also reflects further adjustments to the Company's pro forma income statement data for the periods indicated (giving effect to the Initial Offering and the Greenmarine Acquisition) in order to: (i) exclude the effect of certain charges recorded in fiscal 1997 under selling, general and administrative expense, which are deemed by management to be unusual and non-recurring in nature, including charges resulting from the early adoption of the AICPA Statement of Position 96-1 "Environmental Remediation Liabilities" ($7.0 million for the year ended September 30, 1997); and additional accruals for warranty expenses at the Company's Boat Group as a result of changes in the method used to estimate warranty reserves ($9.7 million for the year ended September 30, 1997); and (ii) reflect the pro forma benefit to selling, general and administrative expense of certain actions taken by the Company's new senior management team since the Greenmarine Acquisition, including employee reductions ($4.5 million for the year ended September 30, 1997, $2.2 million for the six months ended March 31, 1997, and $2.1 million for the six months ended March 31, 1998, of which $1.5 million, $0.7 million and $0.7 million, respectively, are based on management's estimated cost savings with respect to workforce reductions that have been announced but not yet finalized).

(3) "EBITDA" represents earnings from operations (including income derived from the Company's stern drive joint venture, net of joint venture expenses) before depreciation and amortization (excluding debt discount amortization). The Company accrues for income from the stern drive joint venture, net of joint venture expenses, in Other Income and has included it in EBITDA because it reflects a recurring stream of revenue from the sale of the Company's stern drive parts and accessories products. Income from the stern drive joint venture, net of joint venture expenses, was $7.2 million in fiscal 1997, $2.1 million and $0.1 million for each of the six months ended March 31, 1997 and 1998, respectively, and is projected to be $4.2 million for the six months ended September 30, 1998 and $4.3 million for fiscal 1998. EBITDA is widely used by securities analysts and is presented here to provide additional information about the Company's operations. However, EBITDA as presented herein may be calculated differently by other companies and, accordingly, the amounts presented herein may not be comparable to similarly titled measurements of other companies. EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(4) Interest expense represents total interest expense less amortization of deferred financing costs, pro forma for the Initial Offering.

(5) Net debt as of March 31, 1998 represents the Company's historical total debt minus available cash and cash equivalents and amounts in the Interest Reserve Accounts. See "Capitalization." Net normalized debt gives pro forma effect to the Initial Offering and the application of the net proceeds therefrom, and represents the Company's total debt minus available cash and cash equivalents and the amounts in the Interest Reserve Accounts, and assumes $24.3 million outstanding under the revolving credit facility of the Credit Agreement, which represents the Company's average month-end balance outstanding for the last twelve months ended March 31, 1998. As of March 31, 1998, the Company had $70.7 million drawn under the Credit Agreement (excluding an aggregate of $17.2 million of letter of credit obligations under the Credit Agreement).

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The summary historical consolidated financial information of the Company presented below was derived from the consolidated financial statements of the Company as of and for each of the years in the five-year period ended September 30, 1997, and for the six months ended March 31, 1997 and 1998. The following summary financial information is qualified in its entirety by, and should be read in conjunction with, "Capitalization," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and the Consolidated Financial Statements of the Company, together with the notes thereto, included elsewhere in this Prospectus. For accounting purposes, the Greenmarine Acquisition was treated as a purchase transaction and, accordingly, the summary historical consolidated financial information of the Company prior to the Greenmarine Acquisition is not comparable in all respects to the historical consolidated financial information for subsequent periods. The Company's consolidated financial data for the six month periods ended March 31, 1997 and 1998 have been derived from the Company's unaudited consolidated financial statements which, in the opinion of management, contain all normal recurring adjustments necessary for fair presentation of the financial condition and results of operations for such periods. Operating results for the six months ended March 31, 1998 may not be indicative of the results that can be expected for fiscal 1998.

                                                                                                   POST-MERGER
                                                       PRE-MERGER COMPANY                            COMPANY
                                ----------------------------------------------------------------   ------------
                                                                                         SIX           SIX
                                                                                       MONTHS         MONTHS
                                                                                        ENDED         ENDED
                                         FISCAL YEARS ENDED SEPTEMBER 30,             MARCH 31,     MARCH 31,
                                --------------------------------------------------   -----------   ------------
                                  1993       1994       1995       1996      1997       1997         1998(1)
                                --------   --------   --------   --------   ------   -----------   ------------
                                              (DOLLARS IN MILLIONS)                  (UNAUDITED)   (UNAUDITED)
INCOME STATEMENT DATA:
  Net sales...................  $1,034.6   $1,078.4   $1,229.2   $1,121.5   $979.5     $434.1         $475.5
  Gross earnings..............     218.0      252.0      297.4      229.3    153.0       59.2           97.6
  Selling, general and
     administrative expense...     226.1      206.0      230.2      210.3    215.4       91.9          102.5
  Restructuring charges(2)....     144.8         --         --       25.6       --         --             --
  Earnings (loss) from
     operations(3)............    (152.9)      46.0       67.2       (6.6)   (62.4)     (32.7)          (4.9)
OTHER DATA:
  EBITDA(4)...................      46.9       93.4      118.7       77.3     (0.9)      (3.9)          21.7
  Capital expenditures........      50.0       68.2       66.5       52.7     36.3       22.7           11.9
  Ratio of earnings to fixed
     charges(5)...............       N/A        4.3x       3.5x       0.2x     N/A        N/A            0.0x

                                                                    MARCH 31, 1998
                                                              --------------------------
                                                                                AS
                                                               ACTUAL      ADJUSTED(6)
                                                              --------    --------------
                                                                (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................  $   49.1       $   25.0
  Interest Reserve Accounts(7)..............................        --           28.6
                                                              --------       --------
     Total cash and cash equivalents........................  $   49.1       $   53.6
                                                              ========       ========
  Current assets............................................  $  462.9       $  467.4
  Total assets..............................................   1,152.2        1,162.2
  Total debt................................................     324.8          334.8
  Total shareholders' investment............................     257.1          257.1

                         (footnotes on following page)

------------------------------

(1) On September 12, 1997, a wholly-owned subsidiary of Greenmarine Holdings acquired beneficial ownership of more than 90% of the Company's common stock. On September 30, 1997, the subsidiary merged with and into the Company. This acquisition has been accounted for as a purchase and is deemed to have occurred on September 30, 1997. The Company's balance sheet as of March 31, 1998 and its results of operations for the six months ended March 31, 1998 reflect the purchase accounting adjustments and, consequently, such operating results are not directly comparable to results of operations in prior periods.

(2) The restructuring charges recorded in fiscal 1993 related to closings and transfers of manufacturing and distribution operations including severance costs resulting from staff reduction programs as well as write-off of the remaining intangibles of $75.8 million primarily related to the recreational boat group. The restructuring charges recorded in fiscal 1996 related to closings of distribution operations and write-down of manufacturing facilities outside the United States.

(3) The net loss reported in fiscal 1993 reflects an extraordinary charge of $117.5 million representing a cumulative effect on prior years of changes in accounting principles for income taxes and postretirement benefits other than pensions.

(4) "EBITDA" represents earnings from operations (including income derived from the Company's stern drive joint venture, net of joint venture expenses) before depreciation and amortization (excluding debt discount amortization) and restructuring charges. The Company accrues for income from the stern drive joint venture, net of joint venture expenses, in Other Income and has included it in EBITDA because it reflects a recurring stream of revenue from the sale of the Company's stern drive parts and accessories products. Income from the stern drive joint venture, net of joint venture expenses, was $0.4 million, $4.1 million, $4.9 million, $4.4 million, $7.2 million, $2.1 million and $0.1 million for the fiscal years ended 1993, 1994, 1995, 1996 and 1997, respectively, and for the six months ended March 31, 1997 and 1998, respectively. Information of the type represented by EBITDA is widely used by securities analysts and is presented here to provide additional information about the Company's operations. EBITDA as presented herein may be calculated differently by other companies and, accordingly, the amounts presented herein may not be comparable to similarly titled measurements of other companies. EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(5) For purposes of the computations, earnings before fixed charges consist of income (loss) before the provision for income taxes and fixed charges; fixed charges consist of interest expense, including the interest portion of rental obligations on capitalized and noncapitalized leases and amortization of debt discount and deferred debt expenses. Earnings were inadequate to cover fixed charges for fiscal 1993 and fiscal 1997 and the six months ended March 31, 1997. The amounts of additional earnings that would have been required to cover fixed charges for such periods are $159.9 million, $76.3 million and $19.8 million, respectively.

(6) As adjusted data reflects the Initial Offering and the application of the net proceeds therefrom. See "Use of Proceeds."

(7) Funds deposited in the Interest Reserve Accounts will be held by a depositary as a contingency reserve for future interest payments on Senior Debt (as defined). See "Description of Notes--Interest Reserve Accounts."

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors, together with the other information set forth in this Prospectus, before making an investment decision. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE

     The Company has substantial indebtedness and debt service obligations. As of March 31, 1998, pro forma for the Initial Offering and the application of the net proceeds therefrom, the Company would have had total consolidated indebtedness and stockholder's equity of approximately $334.8 million and $257.1 million, respectively. For the year ended September 30, 1997, on a pro forma basis, the Company's earnings would have been insufficient to cover its fixed charges by $70.4 million. For the six months ended March 31, 1998, on a pro forma basis, the Company's earnings were equal to its fixed charges. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company's high level of indebtedness will have important consequences for its future operations, including, but not limited to, the following: (i) a substantial portion of its cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; (iii) the level of indebtedness could increase the Company's vulnerability to adverse changes in the marine industry and general economic conditions; (iv) the Company may be placed at a competitive disadvantage with respect to its competitors; and (v) a portion of the Company's borrowings bear interest at variable rates of interest which could result in higher interest expense in the event of an increase in market interest rates.

     The Indenture governing the Notes restricts, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, to encumber or sell assets, to enter into transactions with affiliates and to make certain investments. In addition, the Credit Agreement contains certain other and more restrictive covenants and prohibits the Company and its subsidiaries from prepaying other indebtedness, including the Notes. The Credit Agreement also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. Certain of the Company's other debt instruments contain financial and other restrictive covenants, including restrictions on the Company's ability to incur certain secured indebtedness and to enter into certain sale and lease-back transactions. A violation of any of such covenants would result in an event of default which, if not cured or waived, could prevent the Company from making additional borrowings under the Credit Agreement and otherwise have a material adverse effect on the Company. See "Description of Notes" and "Description of Certain Other Indebtedness."

     Based upon the current level of operations and anticipated cost savings, the Company believes that its cash flow from operations, together with borrowings under the Credit Agreement, the Interest Reserve Accounts and its other sources of liquidity, will be adequate to meet its anticipated requirement for working capital and accrued liabilities, capital expenditures, interest payments and scheduled principal payments over the next several years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition; Liquidity and Capital Resources." There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that anticipated costs savings can be fully achieved. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and accrued liabilities and make necessary capital expenditures, or if its future earnings growth is insufficient to amortize all required principal payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained, particularly in view of the Company's high level of debt.

DECLINING MARKET SHARE AND SALES; NET LOSSES; ABILITY TO EXECUTE TURNAROUND STRATEGY

     The Company's market share in the U.S. boat market has declined from 20% in fiscal 1993 to 14% as of February 28, 1998, and its market share in the U.S. engine market has declined from 49% in fiscal 1993 to 35% as of March 31, 1998. The Company's net sales have declined from $1,229.2 million in fiscal 1995 to $979.5 million in fiscal 1997. The declining sales in fiscal 1996 and fiscal 1997 contributed to net losses of $7.3 million and $79.1 million in the respective years. The Company estimates that approximately 10% of its decline in market share with respect to its outboard marine engines was due to the loss of a major customer in fiscal 1994. The loss of this customer resulted from Brunswick Corporation, one of the Company's major competitors, acquiring an equity interest in the customer. Since the Company's new senior management team was hired, the Company's EBITDA has improved by $25.6 million to $21.7 million for the six months ended March 31, 1998 from $(3.9) million for the comparable period in fiscal 1997. However, there can be no assurance that net sales and market share will not continue to decline or that the Company will not continue to report net losses in the future.

     Under its new ownership and management, the Company has implemented various revenue-enhancing and cost-reducing initiatives as part of its business strategy. See "Business--Business Strategy." The success of the Company's strategy will be dependent upon a number of factors, many of which are beyond the Company's control. These factors include: substantial market acceptance for the Company's existing or future products, the ability of the Company to attract and retain qualified personnel, the successful integration of its newest management members, the condition of the marine industry and the domestic and international economy in general, and the other risks referred to in "Risk Factors." There can be no assurance that the Company's business strategy, or all elements thereof, will be fully implemented or, if implemented, that the anticipated benefits of the initiatives will be realized.

HIGHLY CYCLICAL INDUSTRY

     The Company's business is highly cyclical, and its operations are highly dependent on a number of factors relating to or affecting consumer spending. Sales of the Company's products are closely linked to the condition of the overall economy and are influenced by local, national and international economic conditions, as well as interest rates and the availability of fuel. In an economic downturn, consumer discretionary spending levels are reduced, often resulting in disproportionately large declines in the sale of relatively expensive items such as recreational boats. Similarly, rising interest rates could have a negative impact on consumers' ability, or willingness to obtain financing from lenders, which could also adversely affect the ability of the Company to sell its products. Even if prevailing economic conditions are positive, consumer spending on non-essential goods such as recreational boats can be adversely affected due to declines in consumer confidence levels. Total unit sales of outboard boats in the United States fell from a high of 355,000 units in 1988 to 192,000 units in 1992, while total unit sales of outboard engines in the United States fell from a high of 460,000 units to 272,000 units during the same time period. The sales decline in the marine industry during this period was the worst such decline in the last 30 years. Although annual U.S. purchases of boats and engines increased to 336,960 and 317,000, respectively, in 1995, unit sales declined in 1996 and again in 1997, when reported U.S. sales of boats and engines were 304,600 and 302,000, respectively. The Company believes these declines were partially due to adverse weather conditions. See "--Seasonality; Weather Conditions" and "Business--Industry Overview."

SEASONALITY; WEATHER CONDITIONS

     The Company's business is seasonal due to the impact of the buying patterns of its dealers and consumers. The Company's peak revenue periods historically have been its third and fourth fiscal quarters ending June 30 and September 30, respectively. Because of the seasonality of the Company's business, the results of operations for any fiscal quarter are not necessarily indicative of the results for the full year. Additionally, an event which adversely affects the Company's business during any of these peak periods could have a material adverse effect on the Company's financial condition or results of operations for the full year. The Company's business is also affected by weather patterns which may adversely impact the Company's operating results. For example, excessive rain during the Spring and Summer, the peak retail sales periods, or unseasonably cool weather and prolonged winter conditions may curtail customer demand for the Company's products. Although the geographic diversity of the Company's dealer network will reduce the overall impact on the Company of adverse weather conditions in any one market area, such conditions will continue to represent potential adverse risks to the Company's financial performance.

RELIANCE ON PATENTS AND INTELLECTUAL PROPERTY; CERTAIN ALLEGATIONS REGARDING FICHT TECHNOLOGY

     The Company's engine manufacturing business relies heavily on patented and other proprietary technology. The Company relies upon a combination of patent, trademark and trade secret laws, together with licenses, confidentiality agreements and other contractual covenants to establish and protect its technology and other intellectual property rights. Wherever legally permissible and appropriate, the Company files applications to acquire its patents and register its trademarks and service marks in the United States and many foreign countries where the Company currently sells its products or could reasonably be expected to sell products in future years. There can be no assurance that the patent applications submitted by the Company or its licensors will result in patents being issued or that if issued, such patents or pre-existing patents will afford adequate protection against competitors with similar technology. There can also be no assurance that any patents issued to or licensed by the Company will not be infringed upon or designed around by others, that others will not obtain patents that the Company will need to license or design around, that the Company's products will not inadvertently infringe upon the valid patents of others or that others will not manufacture and distribute the Company's patented products upon expiration of such patents. In addition, there can be no assurance that key patents of the Company will not be invalidated or that the Company or its licensors will have adequate funds to finance the high cost of prosecuting or defending patent validity or infringement issues.

     The Company has recently received correspondence from Orbital Engine Corporation Limited ("Orbital") alleging that the Company's FICHT fuel-injected 150-horsepower engines infringe two Australian Orbital patents, which correspond to three U.S. patents and to a number of foreign patents. The Company believes that it has substantial defenses to these allegations, including that the three corresponding U.S. patents are not infringed and/or are invalid. However, there can be no assurance that Orbital will not commence litigation against the Company with respect to this matter or, if such litigation is commenced, that the Company's defenses will be successful. If Orbital is successful in an action against the Company, the Company could be required to obtain a license from Orbital to continue the manufacture, sale, use or sublicense of FICHT products and technology or it may be required to redesign its FICHT products and technology to avoid infringement. There can be no assurance that any such license could be obtained or that any such redesign would be possible. There also can be no assurance that the failure to obtain any such license or effect any such redesign, or any cost associated therewith, would not have a material adverse effect on the Company. See "Business--Intellectual Property."

COMPETITION

     All the fields in which OMC is engaged are highly competitive. The Company faces competition on international, national, regional and local levels. OMC's principal competition in the domestic and international outboard engine market is from Brunswick Corporation and Yamaha Motor Co., Ltd. In the boat manufacturing industry, there are hundreds of manufacturers which compete with OMC, the largest of which in the United States are Brunswick Corporation, Genmar Industries, Inc., and Tracker Marine, L.P. Many of OMC's competitors in the boat manufacturing industry are smaller, regional builders who may possess cost advantages over the Company's boat manufacturing operations. In addition, the Company faces competition generally from other forms of recreational products and activities such as golf, camping and recreational vehicles. Many of the Company's competitors, including Brunswick Corporation and Yamaha Motor Co., Ltd., are large, vertically integrated companies that may have greater resources, including financial resources, than the Company. Although the Company believes that its products are well recognized in the markets in which the Company competes and that it can effectively continue to compete in these markets, there can be no assurance that such competition will not adversely affect the Company's results of operations or ability to maintain or increase sales and market share.

DEPENDENCE UPON KEY PERSONNEL

     Since the Company's acquisition by Greenmarine Holdings, the Company has replaced a large portion of its management team. The ability of the Company to turnaround its operations and restore profitability is highly dependent upon certain members of this senior management team. The loss of certain of these managers could have a material adverse effect upon the Company's business. The Company has employment agreements with David D. Jones, its President and Chief Executive Officer, and Andrew P. Hines, its Executive Vice President and Chief Financial Officer. However, these employment agreements do not preclude Mr. Jones or Mr. Hines from voluntarily terminating their employment with the Company. The Company does not maintain key-man life insurance with respect to any of its officers. The Company's success will also depend on its ability to attract and retain highly skilled and qualified personnel. See "Management."

FOREIGN OPERATIONS

     The Company has manufacturing and assembly operations in Mexico, China, Hong Kong, Brazil, Australia and Canada and sells its products worldwide. For the six months ended March 31, 1998 and for fiscal 1997, approximately 25% and 26%, respectively, of the Company's net sales were derived from operations conducted outside the United States. In addition, as of March 31, 1998, approximately 16% of the Company's assets were located outside the United States. Foreign operations are subject to special risks that can materially affect sales of the Company and the value of the Company's foreign assets, including currency exchange rate fluctuations, the impact of inflation, government expropriation, exchange controls and other restrictions on the repatriation of earnings, political instability, civil insurrection and other risks. Changes in certain exchange rates could have an adverse effect on the relative prices at which the Company and foreign competitors sell their products in the same market and on the Company's ability to meet interest and principal obligations with respect to its U.S. dollar-denominated debt. Similarly, the cost of certain items required in the Company's operations may be affected by changes in the value of the relevant currencies. Specifically, the substantial devaluation of the Japanese yen since the beginning of the fourth quarter of fiscal 1997 has improved the competitive position of several of the Company's Japanese competitors by decreasing the sales price in U.S. dollars of their Japanese products in the U.S. market. While the Company hedges certain exposures to foreign currency exchange rate changes arising in the ordinary course of business, there can be no assurance that the Company will be successful and that shifts in currency exchange rates will not have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition; Liquidity and Capital Resources" and Notes 10 and 16 to the Consolidated Financial Statements included elsewhere herein.

ENVIRONMENTAL AND REGULATORY COMPLIANCE

     The Company is subject to regulation under various federal, state and local laws relating to the environment and to employee safety and health. These laws include those relating to the generation, storage, transportation, disposal and emission into the environment of various substances, those relating to drinking water quality initiatives and those which allow regulatory authorities to compel (or seek reimbursement for) cleanup of environmental contamination arising at its owned or operated sites and at facilities where its waste is being or has been disposed. The Company believes it is in substantial compliance with such laws except where such noncompliance is not expected to have a material adverse effect. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund") and similar state laws impose joint, strict, and several liability on (i) owners or operators of facilities at, from, or to which a release of hazardous substances has occurred; (ii) parties who generated hazardous substances that were released at such facilities; and (iii) parties who transported or arranged for the transportation of hazardous substances to such facilities. A majority of states have adopted Superfund statutes comparable to, and in some cases more stringent than, CERCLA. The Company has been notified that it is named a potentially responsible party ("PRP") at various sites for study and clean-up costs. In some cases there are several named PRPs and in others there are hundreds. The Company generally participates in the investigation or clean-up of these sites through cost sharing agreements with terms which vary from site to site. Costs are typically allocated based upon the volume and nature of the materials sent to the site. However, as a PRP, the Company can be held jointly and severally liable for all environmental costs associated with a site. As of March 31, 1998, the Company has accrued approximately $23.0 million for costs relating to remediation at contaminated sites, including operation and maintenance for continuing and closed-down operations. The Company believes that these reserves are adequate, although there can be no assurance that this amount will be adequate to cover such known or unknown matters. See "Business--Environmental Matters" and Note 18 to the Consolidated Financial Statements included elsewhere herein.

     The EPA has adopted regulations governing emissions from two-stroke marine engines. As adopted, the regulations as they relate to outboard engines phase in over nine years, beginning in model year 1998 and concluding in model year 2006. With respect to personal watercraft, the regulations phase in over eight years, beginning in model year 1999 and concluding in model year 2006. Marine engine manufacturers will be required to reduce hydrocarbon emissions from outboard engines, on average, by 8.3% per year beginning with the 1998 model year, and emissions from personal watercraft by 9.4% per year beginning in model year 1999. In 1994, the Company announced "Project LEAP," a project to convert its entire outboard product line to low-emission products within the next decade. To date, the Company estimates that it has spent approximately $50.0 million on Project LEAP, including the introduction of its new FICHT fuel-injection technology and four-stroke outboard engines, and by the Year 2006 the Company is expected to have expended an aggregate of approximately $90.0 million to meet the EPA's new emissions standards. See "Business--Research and Development" and "--Environmental Matters." The Company does not believe that compliance with these standards, which will add cost to the Company's engine products and will initially result in a lower margin to the Company, will be a major deterrent to sales. The Company believes that its new compliant technology will add value to its products at the same time that the entire industry is faced with developing solutions to the same regulatory requirements. In addition, the Company has implemented several initiatives to reduce the manufacturing costs of its new engines. Although there can be no assurance, the Company does not believe that compliance with these new EPA regulations will have a material adverse effect on future results of operations or the financial condition of the Company.

     Additionally, certain states have required or are considering requiring a license to operate a recreational boat. While such licensing requirements are not expected to be unduly restrictive, regulations may discourage potential first-time buyers, which could affect the Company's business, financial condition and results of operations.

     The Company cannot predict the environmental legislation or regulations that may be enacted in the future or how existing or future laws or regulations will be administered or interpreted. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies or stricter interpretation of existing laws, may require additional expenditures by the Company, some or all of which may be material.

RISKS RELATED TO PROJECTIONS

     The projections set forth under "Summary--Summary Adjusted Pro Forma and Projected Financial Data" and "Projected Financial Information," while presented with numerical specificity, are based upon a number of estimates and assumptions. Though considered reasonable by the Company, such estimates and assumptions are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company, and upon assumptions with respect to future business strategies and decisions which are subject to change. The Projections were not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, any regulatory or professional agency or body, or generally accepted accounting principles. Moreover, neither Arthur Andersen LLP, the independent public accountants for the Company, nor the Initial Purchasers have compiled or examined the Projections and, accordingly, they express no opinion or any other form of assurance with respect to, assume no responsibility for and disclaim any association with the Projections. While the Company believes the Projections are based upon reasonable assumptions and estimates, actual results will vary and such variations may be material. This Prospectus also includes projections of industry growth rates by industry sources. Such projections are also subject to uncertainties, contingencies and assumptions. Projections are necessarily speculative in nature, and it is usually the case that one or more of the assumptions underlying the projections will not materialize. Furthermore, the Company does not intend to update or revise the Projections to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Prospective purchasers of the Notes are cautioned not to rely on any of the projections included herein.

RANKING

     The Notes will be senior unsecured obligations of the Company (except as provided with respect to the applicable Interest Reserve Account) and will rank pari passu in right of payment with all existing and future senior unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors (except as provided with respect to the applicable Interest Reserve Account) and will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Subsidiary Guarantors, and senior in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors. The Notes and the Subsidiary Guarantees will be effectively subordinated to secured obligations of the Company and the Subsidiary Guarantors, respectively (including the Company's and the Subsidiary Guarantors' obligations under the Credit Agreement, to the extent of the assets securing such obligations) and to all indebtedness and other obligations of each Non-Guarantor Subsidiary. As of March 31, 1998, on a pro forma basis, after giving effect to the application of the net proceeds of the Initial Offering, the Notes and the Subsidiary Guarantees would have been effectively subordinated to approximately $83.8 million of secured obligations of the Company and the Subsidiary Guarantors (excluding an aggregate of $17.2 million of letter of credit obligations under the Credit Agreement) and $24.5 million of indebtedness and other obligations of the Non-Guarantor Subsidiaries. See "Capitalization."

BANKRUPTCY RISK RELATED TO INTEREST RESERVE ACCOUNTS

     The right of the trustee under the Depositary Agreement (as defined) to foreclose on the Notes Interest Account (as defined) upon the occurrence of any event of default on the Notes is likely to be significantly impaired by applicable law if a bankruptcy or reorganization case were to be commenced by or against the Company. Upon the commencement of a bankruptcy case, for example, the trustee will be automatically stayed from commencing or continuing any foreclosure action absent an order from the bankruptcy court. In addition, the cash in the Interest Reserve Accounts may be deemed "cash collateral" which the Company may be able to use (subject to bankruptcy court order and adequate protection to the trustee) for purposes other than those specified under the Depositary Agreement. Moreover, payments of interest from the Interest Reserve Accounts, or payments to replenish the balance thereof, made within 90 days of the commencement of a bankruptcy case may be deemed preferences and, therefore, recoverable from recipients or immediate transferees of such recipients. If such payments are made to "insiders" (as defined in the Bankruptcy Code), the applicable preference period will increase from 90 days to one year. Further, under a plan of reorganization, the maturity date and interest rate associated with the claim secured by the Interest Reserve Accounts may be significantly modified.

FRAUDULENT TRANSFER CONSIDERATIONS

     Under relevant fraudulent transfer law, if a court were to find in a lawsuit by an unpaid creditor or representative of creditors of the Company or a Subsidiary Guarantor, that at the time the Company issued the Notes or at the time the Subsidiary Guarantors issued the Subsidiary Guarantees either (i) the Company or a Subsidiary Guarantor received less than fair consideration or reasonable equivalent value for incurring the indebtedness represented by the Notes or the Subsidiary Guarantees, and, at the time of such incurrence, the Company or a Subsidiary Guarantor (a) was insolvent or was rendered insolvent by reason of such incurrence, (b) was engaged or about to engage in a business or transaction for which its remaining property constituted unreasonably small capital or (c) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts mature, or (ii) the Notes or the Subsidiary Guarantees were issued with actual intent to hinder, delay or defraud creditors, such court could, among other things, (x) void all or a portion of the Company's or such Subsidiary Guarantor's obligations to the holders of the Notes and/or
(y) subordinate the Company's or
such Subsidiary Guarantor's obligations to the holders of the Notes to other existing and future indebtedness of the Company or such Subsidiary Guarantor, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes or Subsidiary Guarantees. In addition, because net proceeds from the issuance of the Old Notes was applied to repay outstanding indebtedness under the Term Loan (as defined), a court may also consider the solvency of the Company at the time when such indebtedness was incurred. The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all of its liabilities were greater than the value of all of its property at a fair valuation, or if the present fair salable value of the debtor's assets were less than the amount required to repay its probable liability on its debts as they become absolute and mature. There can be no assurance as to what standard a court would apply in order to determine solvency.

     On the basis of its historical financial information, its recent operating results and other factors, the Company believes that (i) the Company was, at the time it assumed indebtedness under the Term Loan and at the time it incurred additional indebtedness under the Term Loan, and will be, at the time the Old Notes were issued, and (ii) each Subsidiary Guarantor was, at the time the Subsidiary Guarantees were issued, and that the Company and each Subsidiary Guarantor will continue to be solvent, that each will have sufficient capital to carry on its business and will continue to be able to pay its debts as they mature. There can be no assurance, however, that a court would necessarily agree with these conclusions.

CONTROL BY PRINCIPAL STOCKHOLDER

     Greenmarine Holdings holds 99.9% of the outstanding common stock of the Company. Accordingly, Greenmarine Holdings can elect all of the directors of the Board of Directors of the Company and controls all corporate transactions or other matters required to be submitted to stockholders for approval, including any merger, consolidation, or sale of all or substantially all of the Company's assets. By reason of such stock ownership, Greenmarine Holdings may have interests which could be in conflict with those of the holders of the Notes. See "The Greenmarine Acquisition" and "Security Ownership of Certain Beneficial Owners and Management" (including Footnote 1 thereto).

CHANGE OF CONTROL PROVISIONS

     Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. See "Description of Notes--Repurchase at the Option of Holders--Change of Control." In the event that a Change of Control occurs, the Company would likely be required to refinance the indebtedness outstanding under the Credit Agreement and the Notes. There can be no assurance that the Company would be able to refinance such indebtedness or, if such refinancing were to occur, that such refinancing would be on terms favorable to the Company.

ABSENCE OF PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

     The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in the Exchange Offer. The market for Old Notes not tendered for exchange in the Exchange Offer is likely to be more limited than the existing market for such Notes. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement (as defined) with respect to such Old Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial

Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market making may be discontinued at any time.

FAILURE TO EXCHANGE OLD NOTES

     Exchange Notes will be issued in exchange for Old Notes only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal (or Agent's Message) and all other required documentation. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                          THE GREENMARINE ACQUISITION

     On September 12, 1997, Greenmarine Holdings acquired control of approximately 90% of the then outstanding shares of common stock ("Pre-Merger Company Shares") of Outboard Marine Corporation through an $18.00 per share tender offer (the "Tender Offer"). On September 30, 1997, Greenmarine Holdings acquired the untendered Pre-Merger Company Shares by merging an acquisition subsidiary with and into the Company (the "Merger"). As a result of the Merger, OMC became a wholly-owned subsidiary of Greenmarine Holdings; each untendered Pre-Merger Company Share outstanding immediately prior to the Merger was converted into the right to receive a cash payment of $18.00 per share; and 20.4 million shares of new common stock of the Company were issued to Greenmarine Holdings. The Tender Offer and the Merger are collectively referred to herein as the "Greenmarine Acquisition."

     The members of Greenmarine Holdings are Greenlake Holdings LLC ("Greenlake"), Quasar Strategic Partners LDC ("QSP") and Quantum Industrial Partners LDC ("QIP"). Greenlake, QSP and QIP have approximately a 30.5%, 34.75% and 34.75% interest in Greenmarine Holdings, respectively. Greenlake is controlled by Mr. Alfred D. Kingsley and Mr. Gary K. Duberstein. QSP and QIP are entities affiliated with Soros Fund Management LLC. See "Security Ownership of Certain Beneficial Owners and Management" (including Footnote 1 thereto).

     To finance a portion of the funds required to effect the Greenmarine Acquisition, the acquisition subsidiary of Greenmarine Holdings entered into a Credit Agreement, dated August 13, 1997, with American Annuity Group, Inc. and Great American Insurance Company, as lenders, pursuant to which the lenders provided a $150.0 million term loan (the "Term Loan"). The proceeds of the Term Loan were used to acquire Pre-Merger Company Shares in the Tender Offer and the Merger, and to repurchase a portion of the Company's 7% Convertible Subordinated Debentures due 2002 (the "Convertible Debentures"), which the Company was required to offer to repurchase as a result of the Greenmarine Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition; Liquidity and Capital Resources" and "Description of Certain Other Indebtedness--Subordinated Debt Securities--7% Convertible Subordinated Debentures Due 2002." In connection with the Merger, the Company assumed all of the borrower's obligations under the Term Loan. To finance the remaining portion of the funds required to consummate the Greenmarine Acquisition, each of QSP and QIP contributed $96.25 million to Greenmarine Holdings and Greenlake contributed $48.5 million and 2.0 million Pre-Merger Company Shares to Greenmarine Holdings.

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

     The net proceeds of the sale of the Old Notes were used to repay the $150.0 million principal amount of the Term Loan, plus accrued and unpaid interest thereon (approximately $1,083,000). In addition, approximately $4.1 million of the net proceeds of the sale of the Old Notes and $24.5 million of available cash, in aggregate representing an amount sufficient to pay one year of pro forma interest on the Company's Senior Debt, were used to fund the Interest Reserve Accounts. In certain instances, the Company will be required to contribute additional amounts to the Interest Reserve Accounts to maintain the Required Amount. The Depositary Agreement allows the Depositary Agent to foreclose upon the net proceeds of the Interest Reserve Accounts upon the occurrence of any default or event of default under the Indenture or the Credit Agreement. See "Description of Notes--Interest Reserve Accounts."

                                 CAPITALIZATION

     The following table sets forth the historical capitalization of the Company as of March 31, 1998 and the pro forma capitalization of the Company as of March 31, 1998, as adjusted to give effect to the consummation of the Initial Offering and the application of the estimated net proceeds therefrom. This table should be read in conjunction with "Use of Proceeds," "Selected Historical Consolidated Financial Data" and the Consolidated Financial Statements, and the related notes thereto, included elsewhere herein.

                                                               AS OF MARCH 31, 1998
                                                              ----------------------
                                                                              AS
                                                               ACTUAL      ADJUSTED
                                                              --------    ----------
                                                                   (UNAUDITED)
                                                              (DOLLARS IN MILLIONS)
Cash and cash equivalents...................................   $ 49.1       $ 25.0
Interest Reserve Accounts(1)................................       --         28.6
                                                               ------       ------
Total cash and cash equivalents.............................   $ 49.1       $ 53.6
                                                               ======       ======
Total debt (including current portion of long-term debt):
  Credit Agreement(2).......................................   $ 70.7       $ 70.7
  Term Loan.................................................    150.0           --
  10 3/4% Senior Notes due 2008.............................       --        160.0
  9 1/8% Debentures due 2017................................     62.6         62.6
  Medium-Term Notes due 1999 to 2001(3).....................     21.3         21.3
  Industrial Revenue Bonds due 2002 to 2007 and other
     debt(4)................................................     13.1         13.1
  7% Convertible Subordinated Debentures due 2002(5)........      7.1          7.1
                                                               ------       ------
     Total debt.............................................    324.8        334.8
                                                               ------       ------
Total shareholders' investment..............................    257.1        257.1
                                                               ------       ------
     Total capitalization...................................   $581.9       $591.9
                                                               ======       ======

------------------------------

(1) Funds deposited in the Interest Reserve Accounts will be held by a depositary as contingency reserves for future interest payments on Senior Debt (as defined). See "Description of Notes--Interest Reserve Accounts."

(2) As of May 21, 1998, aggregate outstanding borrowings under the Credit Agreement totalled $45.7 million. In addition, eight letters of credit in an aggregate amount of $19.1 million were outstanding on that date. As of March 31, 1998, the Company had additional borrowing availability of approximately $46 million under the Credit Agreement, after giving effect to the borrowing base limitation and $17.2 million of outstanding letters of credit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition; Liquidity and Capital Resources" and "Description of Certain Other Indebtedness--Credit Agreement."

(3) Interest rates on the Medium-Term Notes range from 8.160% to 8.625%. See "Description of Certain Other Indebtedness--Senior Debt
    Securities--Medium-Term Notes."

(4) Interest rates on the Industrial Revenue Bonds range from 6% to 12.037%.

(5) As a result of the Greenmarine Acquisition, the outstanding Convertible Debentures are convertible into the right to receive a cash payment equal to $809 for each $1,000 principal amount of Convertible Debentures so converted. The outstanding Convertible Debentures are convertible at any time prior to their maturity on July 1, 2002.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The selected historical consolidated financial information of the Company presented below was derived from the consolidated financial statements of the Company as of and for each of the years in the five-year period ended September 30, 1997 and for the six months ended March 31, 1997 and 1998. For accounting purposes, the Greenmarine Acquisition was treated as a "purchase" transaction and, accordingly, the selected historical consolidated financial information of the Company is not comparable in all respects to the historical consolidated financial information for periods subsequent to the Greenmarine Acquisition. The Company's consolidated financial data for the six month periods ended March 31, 1997 and 1998 have been derived from the Company's unaudited consolidated financial statements which, in the opinion of management, contain all normal recurring adjustments necessary for fair presentation of the financial condition and results of operations for such periods. Operating results for the six months ended March 31, 1998 may not be indicative of the results that can be expected for fiscal 1998. The following selected financial information is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and the Consolidated Financial Statements of the Company, together with the notes thereto, included elsewhere in this Prospectus.

                                                                                                   POST-MERGER
                                                      PRE-MERGER COMPANY                             COMPANY
                               -----------------------------------------------------------------   -----------
                                                                                     SIX MONTHS    SIX MONTHS
                                                                                        ENDED         ENDED
                                         FISCAL YEAR ENDED SEPTEMBER 30,              MARCH 31,     MARCH 31,
                               ---------------------------------------------------      1997         1998(1)
                                 1993       1994       1995       1996      1997     (UNAUDITED)   (UNAUDITED)
                               --------   --------   --------   --------   -------   -----------   -----------
                                                  (DOLLARS IN MILLIONS, EXCEPT FOR RATIOS)
INCOME STATEMENT DATA:
  Net sales..................  $1,034.6   $1,078.4   $1,229.2   $1,121.5   $ 979.5     $ 434.1       $475.5
  Cost of goods sold.........     816.6      826.4      931.8      892.2     826.5       374.9        377.9
                               --------   --------   --------   --------   -------     -------       ------
  Gross earnings.............     218.0      252.0      297.4      229.3     153.0        59.2         97.6
  Selling, general and
     administrative
     expense.................     226.1      206.0      230.2      210.3     215.4        91.9        102.5
  Restructuring charges(2)...     144.8         --         --       25.6        --          --           --
                               --------   --------   --------   --------   -------     -------       ------
  Earnings (loss) from
     operations..............    (152.9)      46.0       67.2       (6.6)    (62.4)      (32.7)        (4.9)
  Interest expense...........      19.8       15.1       23.1       12.3      16.2         8.4         14.4
  Change in control
     expenses................        --         --         --         --      26.9          --           --
  Other (income)/expense,
     net.....................     (12.8)     (22.5)     (16.7)      (8.5)    (29.2)      (21.3)        (4.9)
                               --------   --------   --------   --------   -------     -------       ------
  Earnings (loss) before
     provision for income
     taxes...................    (159.9)      53.4       60.8      (10.4)    (76.3)      (19.8)       (14.4)
  Provisions (credit) for
     income taxes............       5.1        4.9        9.4       (3.1)      2.8         1.8          1.8
                               --------   --------   --------   --------   -------     -------       ------
  Net earnings (loss)(3).....  $ (282.5)  $   48.5   $   51.4   $   (7.3)  $ (79.1)    $ (21.6)      $(16.2)
                               ========   ========   ========   ========   =======     =======       ======
OTHER DATA:
  EBITDA(4)..................  $   46.9   $   93.4   $  118.7   $   77.3   $  (0.9)    $  (3.9)      $ 21.7
  Depreciation and
     amortization............      55.6       44.0       47.6       54.7      57.0        27.0         27.4
  Capital expenditures.......      50.0       68.2       66.5       52.7      36.3        22.7         11.9
  Ratio of earnings to fixed
     charges(5)..............       N/A        4.3x       3.5x       0.2x      N/A         N/A          0.0x

                                 PRE-MERGER COMPANY              POST-MERGER    PRE-MERGER    POST-MERGER
                        -------------------------------------      COMPANY        COMPANY       COMPANY
                                    SEPTEMBER 30,               SEPTEMBER 30,    MARCH 31,     MARCH 31,
                        -------------------------------------   -------------   -----------   -----------
                         1993      1994      1995      1996         1997           1997          1998
                        -------   -------   -------   -------   -------------   -----------   -----------
                                                                                (UNAUDITED)   (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash
     equivalents......  $ 104.4   $  80.3   $  58.3   $  95.5     $   54.4        $ 69.5       $   49.1
  Working capital.....    173.9     196.2     253.4     214.2        (28.5)(6)     197.2          (41.7)(6)
  Total assets........    791.8     817.1     907.0     873.7      1,179.0         835.4        1,152.2
  Long-term debt......    183.0     178.2     177.4     177.6        103.8         172.6           92.9
  Total shareholders'
     investment.......    160.9     209.0     255.8     237.6        277.0         210.2          257.1

                         (footnotes on following page)

------------------------------

(1) On September 12, 1997, a wholly-owned subsidiary of Greenmarine Holdings acquired beneficial ownership of more than 90% of the Company's common stock. On September 30, 1997, the subsidiary merged with and into the Company. This acquisition has been accounted for as a purchase and is deemed to have occurred on September 30, 1997. The Company's balance sheet as of March 31, 1998 and its results of operations for the six months ended March 31, 1998 reflect the purchase accounting adjustments and, consequently, such operating results are not directly comparable to results of operations in prior periods.

(2) The restructuring charges recorded in fiscal 1993 related to closings and transfers of manufacturing and distribution operations including severance costs resulting from staff reduction programs as well as write-off of the remaining intangibles of $75.8 million primarily related to the recreational boat group. The restructuring charges recorded in fiscal 1996 related to closings of distribution operations and write-down of manufacturing facilities outside the United States.

(3) The net loss reported in fiscal 1993 reflects an extraordinary charge of $117.5 million representing a cumulative effect on prior years of changes in accounting principles for income taxes and postretirement benefits other than pensions.

(4) "EBITDA" represents earnings from operations (including income derived from the Company's stern drive joint venture, net of joint venture expenses) before depreciation and amortization (excluding debt discount amortization) and restructuring charges. The Company accrues for income from the stern drive joint venture, net of joint venture expenses, in Other Income and has included it in EBITDA because it reflects a recurring stream of revenue from the sale of the Company's stern drive parts and accessories products. Income from the stern drive joint venture, net of joint venture expenses, was $0.4 million, $4.1 million, $4.9 million, $4.4 million, $7.2 million, $2.1 million and $0.1 million for the fiscal years ended 1993, 1994, 1995, 1996 and 1997, and for the six months ended March 31, 1997 and 1998, respectively. EBITDA is widely used by securities analysts and is presented here to provide additional information about the Company's operations. However, EBITDA as presented herein may be calculated differently by other companies and, accordingly, the amounts presented herein may not be comparable to similarly titled measurements of other companies. EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(5) For purposes of the computations, earnings before fixed charges consist of income (loss) before the provision for income taxes and fixed charges; fixed charges consist of interest expense, including the interest portion of rental obligations on capitalized and noncapitalized leases and amortization of debt discount and deferred debt expenses. Earnings were inadequate to cover fixed charges for fiscal 1993 and fiscal 1997 and the six months ended March 31, 1997. The amounts of additional earnings that would have been required to cover fixed charges for such periods are $159.9 million, $76.3 million and $19.8 million, respectively.

(6) Working capital as of September 30, 1997 and March 31, 1998 includes $96.0 million and $150.0 million in principal amount, respectively, of the Term Loan, which had been classified as short-term indebtedness.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the more detailed information and Consolidated Financial Statements of the Company, together with the notes thereto, included elsewhere in this Prospectus.

GENERAL

     Industry Overview. In general, the recreational marine industry is highly cyclical. Industry sales are impacted by the general state of the economy, interest rates, consumer spending, technology, dealer effectiveness, demographics, fuel availability and government regulations. In addition, the Company's business is impacted by weather patterns. For example, excessive rain during the Spring and Summer, the peak retail sales periods, or unseasonably cool weather and prolonged winter conditions may curtail customer demand for the Company's products. See "Risk Factors--Highly Cyclical Industry" and "--Seasonality; Weather Conditions."

     Fiscal 1997 Operating Results. In fiscal 1997, the Company's sales declined 12.7% from $1,121.5 million in fiscal 1996 to $979.5 million in fiscal 1997, and the Company reported a net loss in fiscal 1997 of $79.1 million. Although the recreational boating industry as a whole experienced a downturn in sales in 1997, the Company believes that its results were adversely affected by several unusual occurrences. Among these was the distraction of former senior management following the announcement by the prior Board of Directors in April 1997 of its intention to sell the Company. This decision culminated in the Greenmarine Acquisition in September 1997. In addition, due to the soft unit sales environment and an unusually high level of dealer engine inventories at the beginning of fiscal 1997, the Company elected to reduce its planned engine production levels to allow dealer inventories to return to normal levels. As a result, management believes that dealer inventory of the Company's outboard engines declined by approximately 17,200 units between fiscal 1996 and fiscal 1997. Had the Company's dealers maintained their inventory between fiscal 1996 and fiscal 1997, rather than allow it to decline, the Company estimates that it would have generated an additional $20 million in gross earnings for the fiscal year. In addition, the reduced production volume associated with lower unit sales and shutdowns for equipment changes to improve quality resulted in significant costs relating to unscheduled downtime in the Company's manufacturing operations.

     During fiscal 1997, the Company also incurred expenses that management deems to be unusual and non-recurring in nature. These additional charges included the following: (i) charges resulting from the early adoption of the AICPA Statement of Position 96-1 "Environmental Remediation Liabilities" ($7.0 million); (ii) additional accruals for warranty expenses at the Company's Boat Group as a result of changes in the method used to estimate warranty reserves ($9.7 million); (iii) an additional accrual relating to salt water intrusion issues on certain engines, which have since been resolved ($1.0 million); (iv) the write-off of impaired assets relating to the Chris Craft line of boats and write-offs of inventory and tooling relating to discontinued products and technology ($4.6 million); (v) additional reserves relating to changes in the method of estimating surplus parts and accessories inventory and recognizing certain pre-rigging rebate expenses ($1.8 million); and (vi) certain non-recurring expenses associated with the introduction of the FICHT technology ($0.8 million).

     New Management Initiatives. On September 12, 1997, Greenmarine Holdings acquired control of the Company. See "The Greenmarine Acquisition." Since that time the Company has assembled a new, highly-experienced senior management team led by David D. Jones. The new senior management team has developed a turnaround strategy to capitalize on the Company's strong market position and leading, well-recognized brand names and to take advantage of anticipated growth in the recreational marine industry. As part of its strategic business plan, the Company has begun to implement a series of initiatives to reduce operating costs, improve the Company's operating practices, and rationalize its facilities, workforce and product lines.

     In January 1998, the Company began the rationalization of its boat manufacturing operations by closing its Old Hickory, Tennessee facility and consolidating the freshwater fishing operations at the Company's Murfreesboro, Tennessee facility. The Company also began the consolidation of its saltwater fishing operations at its Columbia, South Carolina facility. In addition, as part of the Company's plan to improve operating efficiencies and reduce costs, the Company has reduced its workforce by approximately 540 employees as of March 31, 1998, primarily within the Company's boat operations. In April 1998, the Company announced that it would close its research facility in Waukesha, Wisconsin.

     In March 1998, the Company announced a lean manufacturing initiative for its marine power manufacturing operations. The first phase of this initiative has been introduced at the Company's final assembly plant in Calhoun, Georgia. This initiative is expected to substantially reduce costs, shorten production times, lower inventory and dramatically improve the Company's responsiveness to dealer and consumer demand. The Company has also implemented a strategic purchasing program which was announced in January 1998. This program is designed to reduce purchasing costs by consolidating purchasing across vendors, integrating suppliers into the product design process at an early stage and designing products for lower cost.

     Management anticipates that the measures implemented to date will result in overall cost reductions of over $17.0 million annually, a portion of which the Company anticipates will be realized in fiscal 1998. The Company believes that these savings represent permanent reductions in its cost structure and anticipates further savings from the full implementation of all elements of the Company's strategy. There can be no assurance, however, that these programs will achieve the anticipated savings in fiscal 1998 or that additional cost savings will be achieved.

     Introduction of FICHT Engines. All marine engine manufacturers are facing the challenge of meeting the EPA's emission standards which require manufacturers to reduce hydrocarbon emissions from outboard engines, on average, by 8.3% per year through model year 2006 beginning with the 1998 model year, and emissions from personal watercraft by 9.4% per year through model year 2006 beginning in model year 1999. Partly in response to these EPA emission standards, the Company introduced its new Johnson and Evinrude engines with FICHT fuel-injection technology, which offer an average hydrocarbon emission reduction of 80% and an approximate 35% increase in fuel economy depending on the application. The higher manufacturing costs of the FICHT fuel injected engines will result initially in a lower margin to the Company; however, the Company has implemented several initiatives to reduce the manufacturing costs of its new engines. Because of the higher retail costs of engines incorporating the FICHT technology, consumer acceptance of the new engines may be restrained as long as less expensive engine models, which do not meet the new EPA standards, continue to be available. To date, the Company estimates that it has spent approximately $50.0 million on low-emission technology, and by the Year 2006 the Company is expected to have expended an aggregate of approximately $90.0 million to meet the EPA's new emission standards. The Company expenses its research and development costs as they are incurred.

     Purchase Accounting. On September 12, 1997, Greenmarine Holdings acquired control of the Company by consummating the Tender Offer. On September 30, 1997, Greenmarine Holdings' acquisition subsidiary was merged with and into the Company, with the Company being the surviving entity of the merger. The Greenmarine Acquisition was completed for aggregate consideration of approximately $373.0 million and has been accounted for under the purchase method of accounting. Accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based on fair market values at the date of acquisition (i.e., September 30, 1997). In the opinion of management, accounting for the purchase as of September 30, 1997 instead of September 12, 1997 did not materially affect the Company's results of operations for fiscal 1997. The fair values of tangible assets acquired and liabilities assumed were $844.9 million and $902.0 million, respectively. In addition, $83.9 million of the purchase price was allocated to intangible assets for trademarks, patents and dealer network. As part of the initial purchase price allocation, the Company accrued an aggregate amount of $136.9 million for implementation and execution of business reorganizations, including product line rationalization, implementation of the lean manufacturing realignment, implementation of the Company's purchasing initiatives, plant restructuring and reduction of the Company's workforce. The financial statements reflect the preliminary allocation of purchase price as the purchase price allocation has not been finalized. The excess purchase price over fair value of the net assets acquired was $250.2 million and has been classified as goodwill in the Statement of Consolidated Financial Position as of September 30, 1997. The goodwill related to the acquisition will be amortized using the straight-line method over a period of 40 years. Accordingly, the

Company's results of operations for the six months ended March 31, 1998 are not comparable to its results of operations in earlier periods.

     Seasonality. The Company's business is seasonal due to the impact of the buying patterns of its dealers and consumers. The Company's peak revenue periods historically have been its third and fourth fiscal quarters ending June 30 and September 30, respectively. Accordingly, the Company's business, receivables, inventory and accompanying short-term borrowing to satisfy working capital requirements are usually at their highest levels in the Company's second fiscal quarter and decline thereafter as the Company's products enter the peak consumer selling seasons. Short-term borrowings averaged $2.9 million and $5.7 million in 1997 and 1996, respectively, with month-end peak borrowings of $29.0 million and $15.0 million in February 1997 and 1996, respectively. To date in fiscal 1998, month-end peak borrowings were $70.7 million in February and March.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, selected financial information expressed in dollars in millions and as a percentage of net sales:

                                        FISCAL YEARS ENDED                              SIX MONTHS ENDED
                                           SEPTEMBER 30,                                   MARCH 31,
                       -----------------------------------------------------    --------------------------------
                             1995               1996               1997              1997              1998
                       ----------------   ----------------    --------------    --------------    --------------
Net sales............  $1,229.2   100.0%  $1,121.5   100.0%   $979.5   100.0%   $434.1   100.0%   $475.5   100.0%
Cost of goods sold...     931.8    75.8      892.2    79.6     826.5    84.4     374.9    86.4     377.9    79.5
                       --------   -----   --------   -----    ------   -----    ------   -----    ------   -----
Gross earnings.......     297.4    24.2      229.3    20.4     153.0    15.6      59.2    13.6      97.6    20.5
Selling, general and
  administrative
  expense............     230.2    18.7      210.3    18.8     215.4    22.0      91.9    21.2     102.5    21.6
Restructuring
  charges............        --      --       25.6     2.3        --      --        --      --        --      --
                       --------   -----   --------   -----    ------   -----    ------   -----    ------   -----
Earnings (loss) from
  operations.........      67.2     5.5       (6.6)   (0.7)    (62.4)   (6.4)    (32.7)   (7.6)     (4.9)   (1.1)
Non-operating expense
  (income)...........       6.4     0.5        3.8     0.3      13.9     1.4     (12.9)   (3.0)      9.5     2.0
Provision (credit)
  for income taxes...       9.4     0.8       (3.1)   (0.3)      2.8     0.3       1.8     0.4       1.8     0.4
                        -------    ----    -------    ----     -----    ----     -----    ----     -----    ----
Net earnings
  (loss).............  $   51.4     4.2%  $   (7.3)   (0.7)%  $(79.1)   (8.1)%  $(21.6)   (5.0)%  $(16.2)   (3.5)%
                        =======    ====    =======    ====     =====    ====     =====    ====     =====    ====

SIX MONTHS ENDED MARCH 31, 1998 COMPARED TO SIX MONTHS ENDED MARCH 31, 1997

     Net Sales. Net sales increased to $475.5 million in the six months ended March 31, 1998 from $434.1 million in the six months ended March 31, 1997, an increase of 9.5%. U.S. revenues, which accounted for 75% of total sales, increased 11.1% during the six months ended March 31, 1998 while international sales increased 5.3%. The Company's sales increase was attributable primarily to higher volume sales in the United States of marine engines in the current fiscal year, which increased 25.1% over the prior year period. Engine sales were depressed in the first half of fiscal 1997 as a result of the Company's program to restrain engine production in order to assist dealers in reducing inventory levels. In the first quarter of fiscal 1997, the Company suspended production of many of its larger engines for nearly a month in order to make changes to equipment and processes necessary in order to significantly improve the quality of those engines. This production suspension adversely affected the Company's sales and margins in the first half of fiscal 1997.

     Cost of Goods Sold. Cost of goods sold increased to $377.9 million in the six months ended March 31, 1998 from $374.9 in the six months ended in March 31, 1997, an increase of $3.0 million or 0.8%. Cost of goods sold was 79.5% of net sales in the six months ended March 31, 1998 as compared with 86.4% of net sales in the six months ended March 31, 1997. The improvement in the Company's gross margin in the first half of fiscal 1998 reflects increased manufacturing efficiencies at engine plants and a better absorption of costs, primarily due to higher sales volume. In addition, in the first quarter of fiscal 1997, the Company's cost of goods sold was negatively impacted by the production suspension discussed above in Net Sales.

     Selling, General and Administrative ("SG&A") Expense. SG&A expense increased to $102.5 million in the six months ended March 31, 1998 from $91.9 million in the six months ended March 31, 1997, an increase of $10.6 million or 11.5%. SG&A expense as a percentage of net sales increased to 21.6% in the six months ended March 31, 1998 from 21.2% in the six months ended March 31, 1997. The change in SG&A expense in the six months ended March 31, 1998 reflected higher amortization of goodwill and intangibles due to purchase accounting and higher warranty expense due to extended warranty coverage on certain new models.

     Earnings (Loss) from Operations. Loss from operations decreased to $4.9 million for the six months ended March 31, 1998 from a loss of $32.7 million for the six months ended March 31, 1997, a decrease of $27.8 million or 85.0%. The decrease was primarily attributable to the increase in sales coupled with better absorption of costs as described above.

     Non-Operating Expense (Income). Interest expense increased to $14.4 million in the six months ended March 31, 1998 from $8.4 million in the six months ended March 31, 1997, an increase of $6.0 million, as a result of the new debt structure in place after the Greenmarine Acquisition. Other non-operating income was $4.9 million in the six months ended March 31, 1998 compared to $21.3 million in the six months ended March 31, 1997. The six months ended March 31, 1997 amount included non-recurring income, including insurance recovery and a lawsuit settlement, as well as gains on disposition of fixed assets.

     Provision (Credit) for Income Taxes. Provision (credit) for income taxes was $1.8 million in the six months ended March 31, 1998 and $1.8 million in the six months ended March 31, 1997. The provision for income taxes for the six months ended March 31, 1998 and 1997 resulted from the net of expected taxes payable and benefits relating to certain international subsidiaries. No tax benefit is allowed for domestic losses because they are not realizable, at this time, under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1996

     Net Sales. Net sales decreased to $979.5 million in fiscal 1997 from $1,121.5 million in fiscal 1996, a decrease of $142.0 million or 12.7%. U.S. revenues, which accounted for 74% of total net sales, declined 11.3% in fiscal 1997 while international sales decreased 16.1%. Industry unit volume in the U.S. declined for outboard motors and boats in fiscal 1997 compared to fiscal 1996. The Company's sales of outboard motor units in the U.S. declined by 19.5% in fiscal 1997 as compared to fiscal 1996. These declines were due primarily to the planned reduction in dealer inventories, disruptions in marketing efforts and customer demand resulting from the announcement in April 1997 concerning the possible sale of the Company, as well as an overall decline in the industry for sales of outboard engines.

     Cost of Goods Sold. Cost of goods sold decreased 7.4% to $826.5 million in fiscal 1997 from $892.2 in fiscal 1996. Cost of goods sold was 84.4% of net sales in fiscal 1997 as compared with 79.6% of net sales in fiscal 1996. Cost of goods sold in fiscal 1997 included charges for the introduction of the FICHT technology, manufacturing consulting services, changes in accounting estimates and write-down of underperforming assets in an aggregate amount of approximately $8.2 million. The Company believes that these charges represent one-time, non-recurring expenses. Excluding these charges, cost of goods sold in fiscal 1997 would have been $818.3 million or 83.5% of net sales.

     Selling, General and Administrative Expense. SG&A expense increased to $215.4 million in fiscal 1997 from $210.3 million in fiscal 1996, an increase of $5.1 million or 2.4%. SG&A expense, as a percentage of net sales increased to 22.0% in fiscal 1997 from 18.8% in fiscal 1996. The fiscal 1997 SG&A expense reflected the reduction of costs resulting from the restructuring programs initiated in fiscal 1996, but were more than offset by charges resulting from a change in accounting estimate of $9.7 million related to increased warranty accruals and a $7.0 million accrual for environmental remediation related to the early adoption of a new accounting standard. Excluding these charges, SG&A expense for fiscal 1997 would have been $198.7 million or 20.3% of net sales.

     Earnings (Loss) from Operations. Operating loss increased to $62.4 million in fiscal 1997 from a loss of $6.6 million in fiscal 1996. The increase in operating loss was primarily a result of the decline in net sales, higher costs for product and higher SG&A expense, each as described above. Fiscal 1996 included restructuring charges of $25.6 million, primarily related to the closing of distribution operations and the write-down of manufacturing facilities outside the United States. Excluding the unusual expenses and charges of $8.2 million and $16.7 million referred to in the discussion of Cost of Goods Sold and Selling, General and Administrative Expense above, respectively, operating loss would have been $37.5 million for fiscal 1997.

     Non-Operating Expense (Income). Interest expenses in fiscal 1997 increased by $3.9 million to $16.2 million in fiscal 1997 from $12.3 million in fiscal 1996. The increase in fiscal 1997 was primarily attributable to a $5.0 million favorable interest adjustment for past tax liabilities which was recorded in fiscal 1996. Included in non-operating expense in fiscal 1997 was $26.9 million of change of control expenses associated with the Greenmarine Acquisition. Other non-operating income was $29.2 million in fiscal 1997 and $8.5 million in fiscal 1996. The fiscal 1997 amount included insurance recovery and a lawsuit settlement, as well as higher gains on disposition of fixed assets. See Note 14 to the Consolidated Financial Statements included elsewhere herein.

     Provision (Credit) for Income Taxes. Provision (credit) for income taxes was $2.8 million in fiscal 1997 and $(3.1) million in fiscal 1996, and is explained in Note 15 to the Consolidated Financial Statements included elsewhere herein. The provision for income taxes for fiscal 1997 resulted from the net of expected taxes payable and benefits relating to certain international subsidiaries. No tax benefit is allowed for domestic losses because they are not deemed realizable, at this time, under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The resolution of open tax issues from prior years resulted in a tax credit in fiscal 1996.

FISCAL YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1995

     Net Sales. Net sales decreased to $1,121.5 million in fiscal 1996 from $1,229.2 million in fiscal 1995, a decrease of $107.7 million or 8.8%. U.S. revenues, which accounted for 73% of total sales, declined 10.3% in fiscal 1996 while international sales decreased 4.4%. The marine industry experienced unexpected weakness in Winter and Spring retail demand in fiscal 1996 in the segments in which the Company is strongest. This weakness was due primarily to an unusually cold and wet Spring.

     Cost of Goods Sold. Cost of goods sold decreased to $892.2 million in fiscal 1996 from $931.8 million in fiscal 1995, a decrease of $39.6 million or 4.2%. Cost of goods sold was 79.6% of net sales in fiscal 1996 as compared with 75.8% of net sales in fiscal 1995. This deterioration in the Company's gross margins resulted from the inability to adjust operations to reflect lower sales.

     Selling, General and Administrative Expense. SG&A expense decreased to $210.3 million in fiscal 1996 from $230.2 million in fiscal 1995, a decrease of $19.9 million or 8.6%. As a percentage of net sales, SG&A expense was 18.8% in fiscal 1996, which approximates the prior fiscal year. The decrease in SG&A expense was due primarily to efforts to reduce these expenses because of decreased sales. Operating decisions were made in the third and fourth quarters of fiscal 1996 which resulted in restructuring charges of $25.6 million. Included in these charges was $20.1 million for closings of distribution operations and write-down of manufacturing facilities outside the United States. The North American and European sales, marketing and manufacturing operations were realigned to more effectively meet market needs.

     Earnings (Loss) from Operations. The Company reported an operating loss of $6.6 million in fiscal 1996 compared to an operating profit of $67.2 million in fiscal 1995. The decrease in operating income was primarily a result of lower sales, higher cost of sales and restructuring charges, offset by lower SG&A expense as described above. Before the restructuring charges, earnings from operations were $19.0 million.

     Non-Operating Expense (Income). Interest expense decreased to $12.3 million in fiscal 1996 from $23.1 million in fiscal 1995. Significant causes for the reduction included $5.0 million as a result of a favorable adjustment of interest on past tax liabilities, lower levels of working capital required in fiscal 1996 and accounts receivable sales that lowered interest expense. Other non-operating income decreased to $8.5 million in fiscal 1996 from $16.7 million in fiscal 1995, a decline of $8.2 million. The decrease was primarily the result of the absence of gain recognized on the sale of the Company's investment in I.J. Holdings, Inc. in fiscal 1995, a reduction in realization from fixed assets sales and discount charges on accounts receivable sales in fiscal 1996.

     Provision (Credit) for Income Taxes. The resolution of open tax issues from prior years resulted in a tax credit in fiscal 1996. Provision (credit) for income taxes was $(3.1) million in 1996 and $9.4 million in fiscal 1995, and is explained in Note 15 to the Consolidated Financial Statements included elsewhere herein.

FINANCIAL CONDITION; LIQUIDITY AND CAPITAL RESOURCES

     As a result of the Greenmarine Acquisition, the Statement of Consolidated Financial Position as of September 30, 1997 was prepared using the purchase method of accounting which reflects the fair values of assets acquired and liabilities assumed. The excess of the total acquisition cost over the estimated fair value of assets acquired and liabilities assumed at the date of acquisition was estimated initially at $250.2 million. The financial statements reflect the preliminary allocation of purchase price, as the purchase price allocation has not been finalized. Accordingly, the Statement of Condensed Consolidated Financial Position as of March 31, 1998 is not comparable to that as of March 31, 1997 because of the purchase accounting adjustments.

     The Company's business is seasonal in nature with receivable and inventory levels normally increasing in the first fiscal quarter and peaking in the second fiscal quarter. Current assets at March 31, 1998 decreased $8.1 million from September 30, 1997. Cash and cash equivalents at March 31, 1998 decreased $5.3 million from September 30, 1997, while receivables increased $26.1 million due primarily to higher sales in line with the seasonal nature of the Company's business. Inventories at March 31, 1998 increased $16.9 million from September 31, 1997 also due to seasonality. Other current assets at March 31, 1998 decreased $45.8 million from September 30, 1997 primarily due to a reduction in a trust depository that funded the remaining untendered outstanding shares of the Company's common stock and due to the redemption of deposits for letters of credit. Accounts payable at March 31, 1998 decreased $75.4 million from September 30, 1997 due to payments to Company shareholders for untendered outstanding stock and to other payments relating to the change of control. Accrued liabilities increased $18.2 million due to higher dealer incentive accruals relating to the seasonality of sales. Cash used by operations was $49.5 million for the six months ended March 31, 1998 compared with $8.9 million for the six months ended March 31, 1997.

     Expenditures for plant, equipment and tooling were $11.9 million for the six months ended March 31, 1998, representing a $10.8 million decrease from the prior year period level of $22.7 million, primarily as a result of deferred capital expenditures. The low level of spending to date is related primarily to the Company's capital appropriation process. Capital spending related to any approved capital expenditure is realized, on average, approximately nine months after approval. A lower level of capital spending was appropriated in fiscal 1997 as compared to prior years due to the Company's pending sale, which was completed in September 1997. Since the Greenmarine Acquisition, the Company's new senior management team has evaluated and continues to evaluate its internal systems and controls. Although the Company believes that such systems and controls are adequate, the Company will upgrade them as it deems necessary to improve the overall efficiency of the Company's operations. The Company estimates that total capital expenditures for fiscal 1998 will be approximately $27.4 million, which includes maintenance capital expenditures and various planned and potential projects designed to increase efficiencies and enhance the Company's competitiveness and profitability. Specifically, these capital expenditures include continued expenditures related to the introduction of the FICHT technology to the Company's various engine models, cost reduction programs, product quality improvements, improvements to and upgrades of the Company's hardware and software, and other general capital improvements and repairs.

     Short-term debt was $220.7 million at March 31, 1998, including the $150.0 million principal amount of the Term Loan. The Company assumed the obligations under the Term Loan in connection with the Greenmarine Acquisition. Current maturities and sinking fund requirements of long-term debt decreased by $61.7 million from September 30, 1997 due primarily to the redemption of the Company's 7% Convertible Subordinated Debentures due 2002. A portion of the net proceeds from the Initial Offering was used to repay the principal of and any interest on the Term Loan. See "Use of Proceeds" and "Description of Certain Other Indebtedness--Subordinated Debt Securities--7% Convertible Subordinated Debentures Due 2002." The Company also borrowed approximately $30.0 million from certain wholly-owned foreign subsidiaries. Approximately $2.0 million, net of offsets, is due in fiscal 1998, and approximately $20.2 million is due at the end of fiscal 1999.

     The Company entered into an Amended and Restated Loan and Security Agreement, effective as of January 6, 1998 (the "Credit Agreement"), with a syndicate of lenders for which NationsBank of Texas, N.A. is administrative and collateral agent (the "Agent"). The Credit Agreement provides a revolving credit facility

(the "Revolving Credit Facility") of up to $150.0 million, subject to borrowing base limitations, to finance working capital with a $30.0 million sublimit for letters of credit. The Revolving Credit Facility expires on December 31, 2000. The Revolving Credit Facility is secured by a first and only security interest in all of the Company's existing and hereafter acquired accounts receivable, inventory, chattel paper, documents, instruments, deposit accounts, contract rights, patents, trademarks and general intangibles and is guaranteed by the Company's four principal domestic operating subsidiaries. On March 31, 1998, outstanding borrowings under the Credit Agreement aggregated $70.7 million and six letters of credit were outstanding totalling $17.2 million. The level of borrowings as of March 31, 1998 was due primarily to the seasonality of the Company's business, as inventory and receivables levels increase during the Company's first and second fiscal quarters in preparation for the heavy selling season in the Spring and Summer. See "--Seasonality." The level of outstanding borrowings as of March 31, 1998 was also due in part to payments of certain change of control expenses. Although there can be no assurance, the Company expects to use the cash from the anticipated sales of products and collection of receivables to repay all amounts outstanding under the Revolving Credit Facility by the end of fiscal 1998. As of May 21, 1998, aggregate outstanding borrowings under the Credit Agreement totalled $45.7 million. In addition, eight letters of credit in an aggregate amount of $19.1 million were outstanding on that date. The Credit Agreement contains a number of financial covenants, including those requiring the Company to satisfy specific levels of (i) consolidated tangible net worth, (ii) interest coverage ratios, and (iii) leverage ratios. On May 21, 1998, the Company entered into a First Amendment to Amended and Restated Loan and Security Agreement with the lenders under the Credit Agreement, pursuant to which, among other things, (i) the Company's compliance with the consolidated tangible net worth covenant for the period ended June 30, 1998 was waived, notwithstanding the Company's anticipated compliance therewith, (ii) the Company's consolidated tangible net worth requirement for the period ended September 30, 1998 has been amended, (iii) the borrowing base was amended to allow for borrowings against eligible intellectual property, thereby increasing borrowing capacity, (iv) the sublimit for the issuance of letters of credit was increased from $25.0 million to $30.0 million, and (v) the lenders consented to several other matters related to the Initial Offering, including the establishment of the Interest Reserve Accounts. See "Description of Certain Other Indebtedness--Credit Agreement."

     As a normal business practice, the Company has made arrangements with financial institutions by which qualified retail dealers may obtain inventory financing. Under these arrangements, the Company will repurchase products in the event of repossession upon a retail dealer's default. These arrangements contain provisions which limit the Company's repurchase obligation to $40.0 million per model year for a period not to exceed 30 months from the date of invoice. The Company resells any repurchased products. Losses incurred under this program have not been material. In fiscal 1997, the Company repurchased approximately $3.9 million of products, all of which were resold at a discounted price. The Company accrues for losses that are anticipated in connection with expected repurchases. The Company does not expect these repurchases to materially affect its results of operations.

     As of September 30, 1997, the Company reserved a total amount equal to $136.9 million as accrued liabilities for business reorganizations. These reserves include accruals for rationalization of the Company's product lines, workforce reductions, plant consolidations and closures. A total of approximately $33.2 million of such accrued liabilities relate to non-cash items. The Company also has other non-current liabilities of $202.2 million, including environmental reserves and post-retirement benefits other than pension of $95.4 million.

     The Company has recorded net deferred tax assets of $40.1 million, of which $21.1 million is reflected as a net long-term asset. The Company believes that these net deferred tax assets will be realized. A valuation allowance of $131.8 million was recorded at September 30, 1997 to reduce the deferred tax assets to their estimated net realizable value. Of this valuation allowance, $20.7 million relates to deferred tax assets established for foreign and state loss carryforwards. As of September 30, 1997, certain non-U.S. subsidiaries of the Company had net operating loss carryforwards for income tax purposes of $34.8 million. Of this amount, $4.0 million will expire by 2002, with the remaining balance being unlimited. In addition, the Company has $103.2 million of federal net operating loss carryforwards expiring between 2009 and 2012, and $133.8 million of state net operating loss carryforwards expiring between 1998 and 2012. These carryforwards, however, are entirely offset by the valuation allowance referred to above. Accordingly, no benefit has been recognized with respect to these carryforwards in the Consolidated Financial Statements. Several factors would generally enable the Company to recognize the deferred tax assets that have been offset by the valuation allowance. Historical profitability, forecasted earnings, and management's determination "it is more likely than not" the deferred tax assets will be realized against forecasted earnings, all affect whether the remaining U.S. deferred tax assets may be recognized through a reversal of the valuation allowance. Because the deferred tax asset realization factors were adversely affected by the Company's results for fiscal 1997, the Company believes it is unlikely the reversal of the valuation allowance will occur in fiscal 1998. See the Consolidated Financial Statements and the notes thereto (including Note 15) included elsewhere herein.

     During fiscal 1997, the Company assessed the steps necessary to address matters related to "Year 2000" issues. The preliminary review included all of the Company's hardware and software requirements worldwide. The Company has developed a strategy for attaining Year 2000 compliance that includes modifying existing software, purchasing new software and acquiring new hardware, covering all the Company's equipment from mainframe applications to personal computers. The Company estimates that it will spend a total of between $6.0 million and $10.0 million to modify its existing systems to attain Year 2000 compliance.

     Based upon the current level of operations and anticipated cost savings, the Company believes that its cash flow from operations, together with borrowings under the Credit Agreement, the Interest Reserve Accounts and its other sources of liquidity, will be adequate to meet its anticipated requirement for working capital and accrued liabilities, capital expenditures, interest payments and scheduled principal payments over the next several years. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that anticipated costs savings can be fully achieved. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and accrued liabilities and make necessary capital expenditures, or if its future earnings growth is insufficient to amortize all required principal payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained on attractive terms, particularly in view of the Company's high level of debt. See "Risk Factors--Substantial Leverage and Debt Service."

RECENTLY ADOPTED ACCOUNTING STANDARDS

     In fiscal 1999, the Company will implement three accounting standards issued by the Financial Accounting Standards Board, SFAS 130, "Reporting Comprehensive Income," SFAS 131, "Disclosures About Segments of an Enterprise and Related Information," and SFAS 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The Company believes that these changes will have no effect on its financial position or results of operations as they require only changes in or additions to current disclosures.

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position 96-1 ("SOP 96-1"), "Environmental Remediation Liabilities", which provides authoritative guidance on the recognition, measurement, display and disclosure of environmental remediation liabilities. The Company adopted SOP 96-1 in the quarter ended September 30, 1997. The change in accounting estimate required the Company to accrue for future normal operating and maintenance costs for site monitoring and compliance requirements at particular sites. The initial expense for implementation of SOP 96-1 was $7.0 million, charged to selling, general and administrative expense in the quarter ended September 30, 1997.

INFLATION

     Inflation may cause or may be accompanied by increases in gasoline prices and interest rates. Such increases may adversely affect the purchase of the Company's products. Inflation has not had a significant impact on operating results during the past three fiscal years.

                                    BUSINESS

GENERAL

     OMC is the world's largest dedicated manufacturer of outboard marine engines and boats. The Company has an approximate 36% share of the United States outboard marine engine market and an approximate 26% share of the worldwide market. Sold under the Johnson and Evinrude brand names, the Company offers one of the industry's widest ranges of outboard engines, with models from two to 250-horsepower. The Company's boat brands are also among the most recognized in the industry and are market leaders in several categories, including the fishing, aluminum and recreational boat segments. OMC's primary boat brands include Chris Craft, Four Winns, Seaswirl, Stratos, Javelin, Hydra-Sports, Lowe and Princecraft. The Company also generates a significant, recurring stream of revenue in replacement parts and accessories from its large installed base of over seven million engines. The Company believes that its marine dealer network of approximately 7,000 independent authorized dealers worldwide, approximately 5,000 of which are located in North America, is the largest marine dealer network in the world. The Company currently has several important strategic alliances with respect to marine engines, including for the development of the new FICHT fuel injection technology, a supply arrangement with Suzuki Motor Corporation and an arrangement with AB Volvo-Penta relating to gasoline stern drive and inboard marine power systems.

     The Company was incorporated in 1936 by members of the Briggs and Evinrude families. Prior to the 1980s, the focus of the Company's strategy was to be the industry leader in the two-cycle engine market by manufacturing engines and a variety of products powered by small gasoline engines. In addition to outboard engines, the Company's products included lawnmowers, chainsaws, snowmobiles, light industrial vehicles and turf care products. In the late 1980s, however, a structural shift occurred in the marine industry as engine manufacturers, including the Company, began to package their engines with boats from boat manufacturers. Marine dealers found it more efficient and economical to buy boats "packaged" with engines rather than buy engines and boats separately. In line with this trend, the Company acquired 15 boat companies by 1990 and divested its non-marine product lines, thereby transforming itself from an engine company to a marine company.

     In September 1997, the Company was acquired by an affiliate of Greenway Partners, L.P. and entities affiliated with Soros Fund Management LLC. Since the acquisition, the Company has assembled a new, highly experienced senior management team led by David D. Jones, Jr. as President and Chief Executive Officer. Mr. Jones was previously President of the Mercury Marine Division of Brunswick Corporation, where, under his direction, the division gained substantial market share in several key marine segments. Mr. Jones has more than twenty years of experience in the marine industry. Also as part of the new management team, Andrew P. Hines joined the Company as Executive Vice President and Chief Financial Officer. Mr. Hines has extensive experience in turnaround situations. In addition, the Company has added 25 other new members to its management team to fill key operational and administrative positions, including new heads of most of its boat divisions, its engine manufacturing operations, its purchasing and supply operations, and its sales, marketing and advertising operations. The new management team is complemented by a highly experienced and skilled workforce. In the engine manufacturing operations, where skill, experience and training represent a significant competitive advantage, the Company's salaried and hourly employees have an average tenure with the Company of approximately 16 and 14 years, respectively. The new senior management team has developed several key initiatives to turn around and substantially improve the Company's operations. Since the new team was hired, the Company's EBITDA has improved by $25.6 million to $21.7 million for the six months ended March 31, 1998 from $(3.9) million for the comparable period in fiscal 1997.

     The Company owns a majority interest in FICHT GmbH & Co. KG, which has developed a patented, highly innovative fuel-injection technology designed for two-stroke engines. The FICHT fuel-injection technology utilizes advanced electronic microprocessors to directly inject high-pressure fuel into a sealed combustion chamber, eliminating the escape of any unburned fuel. The FICHT fuel-injection system uses fewer mechanical parts, is smaller and, the Company believes, more reliable than any other low-emission engine. The FICHT fuel-injection technology possesses several advantages over standard two-stroke engines, including smoother and quieter operation, 35% better fuel economy on average, up to 80% reduction in hydrocarbon emissions and virtually no smoke on start-up. In addition, two-stroke engines based on the FICHT fuel-injection technology offer several benefits relative to four-stroke engines, including increased low-end power, lighter weight and smaller size. Furthermore, the FICHT fuel-injection technology meets emissions standards mandated by the EPA set for the Year 2006. The Company has already introduced outboard engines incorporating the FICHT fuel-injection technology in four separate horsepower categories and plans to introduce these engines in another two horsepower categories in the summer of 1998. To date, the Company has received several awards relating to its FICHT fuel-injection technology, including the 1996 Popular Mechanics Design & Engineering Award for marine engines, the 1997 International Marine Trades Exposition and Conference Innovation Award, the 1997 Motor Boating and Sailing Magazine Innovation Award, the 1997 Society of Automotive Engineers International Off-Highway & Powerplant Company of the Year Award and the 1997 Euromot Award.

INDUSTRY OVERVIEW

     The recreational boating industry generated approximately $19.3 billion in domestic retail sales in 1997, including approximately $8.8 billion in sales of boats, engines, trailers and accessories. Most boat purchasers are in the 35 to 54 age group, which accounts for over 50% of American discretionary income and which is projected to be the fastest growing segment of the U.S. population over the next three years. Also, according to statistics compiled by the U.S. Department of Commerce, recreational products and services represent one of the fastest growing segments of U.S. expenditures.

     Although unit sales in the marine industry in recent years have been declining or flat, the Company expects to benefit from recent industry-wide efforts in the U.S. designed to increase the share of recreational expenditures related to boating. The NMMA, the MRAA and other marine industry leaders, including the Company, have formed a joint task force to implement initiatives to improve the quality of the industry's marine dealer network, improve the overall boating experience for consumers and enhance the awareness of boating as a recreational activity through various advertising programs. The Company believes that the growth in the U.S. age group with the highest discretionary income, the overall shift in spending of discretionary income towards recreational products and services and recent efforts to increase the share of recreational expenditures directed towards boating, will contribute to growth in the recreational boating industry over the next several years.

     In general, recreational marine industry sales are impacted by the general state of the economy, interest rates, consumer spending, technology, dealer effectiveness, demographics, weather conditions, fuel availability and government regulations. During the period from 1983 to 1992, the recreational marine industry experienced both its largest growth (from 1983 to 1988) and its largest downturn (from 1988 to 1992) in over 30 years. The growth period was stimulated not only by increasing real disposable income, but also by the emerging trend within the marine industry of packaging engines with boats, which resulted in boat packages that were more affordable to consumers, and easily obtainable marine loans that required no money down and could be refinanced over a term of over ten years. The following contraction in sales from 1988 to 1992 was due not only to the recession during the early 1990s, but also to the accentuated level of sales in the late 1980s. Many boat owners had loan balances in the early 1990s that exceeded their boat value, which made trade-up sales more difficult to obtain. In addition, the U.S. government imposed a luxury tax in 1990 on boats sold at prices in excess of $100,000. The Company believes, however, that it was not clear to most consumers that the tax applied only to higher priced boats and that many consumers believed it applied to all boats. As a result, the Company believes that the luxury tax depressed sales of boats among all price segments. The luxury tax was repealed in 1993. Since 1992, domestic sales of recreational boats have increased from $2.2 billion in 1992 to $3.6 billion in 1997. In addition, industry observers project that consumer spending on recreational marine products and services will grow approximately 5.6% annually from 1997 to 2002.

BUSINESS STRATEGY

     The Company's new senior management team has developed a turnaround strategy designed to better capitalize on its strong market position and leading, well-recognized brand names and to take advantage of the continued anticipated growth in the recreational marine industry. Specifically, the Company's business strategy combines the following elements:

     - RATIONALIZE BOAT BRANDS AND PRICING. The Company is rationalizing and realigning its boat brands to lower its manufacturing costs and better focus each of its brands on a particular niche in the boating industry, thereby reducing competition among its own brands. Pricing also will be reset to better reflect the particular image and the value added by each brand. To further support this strategy, the Company is refocusing its marketing efforts and expenditures to emphasize and reinforce its brands as they are repositioned.

     - AGGRESSIVELY REDUCE OPERATING COSTS. The Company's new management team has identified several cost reduction opportunities that management believes could reduce overall manufacturing costs. The Company's cost reduction strategy includes the following elements: (i) reduce purchasing costs by consolidating purchasing across vendors, integrating suppliers into the product design process at an early stage, and designing products for lower cost; (ii) rationalize boat operations and consolidate the number of boat manufacturing facilities to improve manufacturing efficiencies and unit costs; (iii) improve operating efficiency by improving factory layout and workflows, standardizing manual labor inputs, stabilizing machining and casting and improving quality control; and (iv) increase outsourcing of non-core capabilities from approximately 40% of the value of the Company's engines to 65%. In furtherance of these initiatives, the Company has already:

        -  closed a boat manufacturing plant;

        - substantially completed its announced 540 employee workforce reduction (representing an approximate 8% reduction in its workforce);

        - implemented the first phase of its purchasing initiative, which includes efforts to reduce the cost of purchasing raw materials, components and subassemblies; and

        - implemented the first phase of its lean manufacturing realignment at its main outboard engine manufacturing and assembly facility.

        The Company expects to generate over $17.0 million in annual savings from the measures that have already been put in place.

     - CAPITALIZE ON FICHT TECHNOLOGY. The Company plans to exploit its innovative FICHT technology by expanding its application to a wider range of engine models. Since the Company's introduction of the FICHT technology in its 150-horsepower Johnson and Evinrude models released in January 1997, the Company has introduced 90-horsepower, 115-horsepower and 175-horsepower models and plans to introduce 200-horsepower and 225-horsepower models in the Summer of 1998. The Company also plans to capitalize on the FICHT technology by generating additional revenues from sublicensing the technology to, and manufacturing components for, other engine applications, including snowmobiles, personal watercraft, motorcycles and lawn equipment. The Company, directly or through its FICHT GmbH & Co. KG subsidiary, has entered into five such sublicensing arrangements to date with Polaris Industries Inc., Arctic Cat, Inc., Kawasaki Heavy Industries, Ltd., and two lawn and garden-care equipment manufacturers. See "--Strategic Alliances--FICHT Joint Venture" and "--Intellectual Property."

     - STRENGTHEN CONTINUOUS QUALITY IMPROVEMENT PROGRAMS. Management believes that the quality of the Company's products represents a key competitive factor. The Company maintains rigid quality controls and extensively tests its products and components in each of its manufacturing and assembly facilities. In addition to on-site testing, the Company maintains year-round, on-water testing facilities in Illinois and Florida. The Company continually monitors its quality assurance programs and intends to expand these programs and further motivate its workforce toward achieving increasing quality standards.

     - STRENGTHEN DEALER NETWORK. The Company has implemented a number of initiatives to strengthen its dealer network. In fiscal 1997, the Company managed a program to substantially reduce dealer inventory of outboard engines, which helped strengthen the viability of the dealer network by reducing dealer inventory costs. The Company is also participating in industry association initiatives to strengthen the marine industry's retailer network. These initiatives have been spearheaded by a joint task force, including the NMMA, MRAA and other marine industry leaders, including the Company. The initiatives include dealership educational programs to improve dealer servicing standards and customer relationships.

     - EXPAND PARTS AND ACCESSORIES BUSINESS. The Company plans to strengthen its parts and accessories business, which generates a recurring stream of high-margin sales. The Company's initiatives to strengthen its parts and accessories business include redesigned packaging and an advertising program that will provide a consistent brand image and clearer product descriptions.

     - STRENGTHEN MARKET-DRIVEN PRODUCT DEVELOPMENT EFFORTS. The Company has developed a reputation as a leader in marine engineering capabilities. Since the Company's founding in 1936, the Company has continually introduced advanced engineering designs, applications and technologies to the marine industry. Management plans to make better use of the Company's superior engineering capabilities by focusing the Company's product development efforts on the features and capabilities most demanded by customers and on product designs that maximize the cost effectiveness of its manufacturing operations. Management believes that its development of the FICHT fuel-injection technology is a result of this market-driven product development initiative, and that this initiative should help the Company increase market share among all of its product lines.

PRODUCTS

     The Company manufactures a wide variety of outboard engines and boats and distributes these products throughout the world, as shown below.

[FISCAL 1997 SALES BY DIVISION PIE CHART]
                                      [FISCAL 1997 SALES BY GEOGRAPHY PIE CHART]
(1) Revenue composition for Fiscal 1997 Sales by Division includes value of intercompany engine sales in the Engine Group.

  Outboard Engines

     The Company's Johnson and Evinrude brands are two of the most recognized outboard engine brands worldwide. Johnson and Evinrude are competitively priced with other premium priced outboards and include offerings in virtually every segment of the outboard engine market. The Company manufactures two-stroke and certain four-stroke engines, including traditional carbureted models and two-stroke models incorporating the Company's FICHT fuel-injection technology. In addition, the Company has entered into a supply agreement with an affiliate of Suzuki Motor Corporation under which Suzuki will manufacture certain other four-stroke engines for sale by the Company under its Johnson and Evinrude brand names.

     In 1997, the Company introduced the new Johnson and Evinrude 150-horsepower engine with FICHT fuel-injection technology. The Company currently offers engines incorporating its innovative FICHT fuel-injection technology in the 90, 115, 150 and 175-horsepower categories and is rapidly expanding this technology across its outboard engine product line. The Company anticipates introducing FICHT fuel-injected 200-horsepower and 225-horsepower models in the Summer of 1998. The FICHT fuel-injection system uses an electronically driven fuel injector, controlled by a powerful microprocessor-based engine management system, to blast short bursts of highly pressurized fuel directly into the combustion chamber at rates of up to 100 times per second. This high-pressure fuel pulse atomizes and positions each burst of gasoline in the cylinder for complete ignition once the exhaust port has been closed by the rising piston resulting in no unburned fuel escaping prior to combustion. The FICHT fuel-injection technology possesses several advantages over standard two-stroke engines, including smoother and quieter operation, 35% better fuel economy on average, up to 80% reduction in hydrocarbon emissions and virtually no smoke on start-up. In addition, two-stroke engines based on the FICHT fuel-injection technology offer several benefits relative to four-stroke engines, including increased low-end power, lighter weight and smaller size. Engines with FICHT fuel-injection technology meet the EPA emissions standards set for the Year 2006.

     Since the Company originally acquired the FICHT technology from the Ficht family, it has been actively engaged in research and development efforts aimed at improving the FICHT technology. The Company, directly or through its FICHT GmbH & Co. KG subsidiary, has entered into arrangements to sublicense the FICHT fuel-injection technology to manufacturers of snowmobiles, personal watercraft, motorcycles and lawn equipment, including Polaris Industries, Inc., Arctic Cat, Inc., Kawasaki Heavy Industries, Ltd., and two lawn and garden-care equipment manufacturers. See "--Strategic Alliances--FICHT Joint Venture" and "--Intellectual Property." The Company is currently evaluating other opportunities to sublicense the FICHT fuel-injection technology to manufacturers of non-automotive engines.

     The following table sets forth the number of engine models and price range by size of engine in terms of horsepower:

                                        NUMBER OF
           HORSEPOWER RANGE              MODELS      RETAIL PRICE RANGE ($)
           ----------------             ---------    ----------------------
  2-24 horsepower.....................     127       620-2,599
 25-99 horsepower.....................     203       2,394-7,186
100-250 horsepower....................     168       6,455-11,692
                                           ---
          Total.......................     498

  Boats

     The Company's boat brands are among the most recognized in the industry and are market leaders in several categories, including the fishing, aluminum and recreational boat segments. OMC's primary boat brands include Chris Craft, Four Winns, Seaswirl, Stratos, Javelin, Hydra-Sports, Lowe and Princecraft. The Company offers products that cover most segments in the recreational and fishing boat market, from ten foot aluminum boats to 32-foot luxury cruisers, and is the largest producer of boats in units and one of the two largest in dollars.

     The Company is rationalizing and realigning its boat brands to lower its manufacturing costs and better focus each of its brands on a particular niche in the boating industry, thereby reducing competition and inefficient overlap among its brands. As part of this rationalization plan, the Hydra-Sports brand will become the Company's flagship saltwater fishing boat line, the Stratos brand will become the Company's top-of-the-line, tournament-style freshwater fishing boat line and the Javelin brand will become the Company's entry to mid-level recreational fishing boat line. The production of the Company's Sunbird brand runabout boats for the 1999 model year will be suspended, and the Sunbird Neptune series saltwater fishing boat products will be moved under the Hydra-Sports brand. Hydra-Sports brand freshwater fishing boats and Stratos brand saltwater fishing boats will be discontinued.

     The following table provides a brief description of the Company's 1998 model year boat products by category, including product line and trade name, overall length, retail price range, and description of boats manufactured:

  PRODUCT LINE AND       OVERALL          RETAIL
     TRADE NAME        LENGTH (FT.)   PRICE RANGE ($)                 DESCRIPTION
RECREATIONAL BOATS
  Chris Craft             19-32       19,995-130,000    Chris Craft is one of the world's most
                                                        recognized brands in the marine
                                                        industry, serving the "prestige" market
                                                        for boaters seeking a "top-of-the-line"
                                                        boat. In 1997, Powerboat Magazine named
                                                        the Chris Craft 210 Bowrider "Boat of
                                                        the Year."
  Four Winns              17-32       14,000-110,000    Four Winns is the nation's third most
                                                        popular boat brand. Four Winns offers a
                                                        premium line of family-oriented
                                                        recreational boats.
  Seaswirl                17-26         8,975-37,240    Seaswirl is a mid-priced boat line, and
                                                        is one of the leading boat brands in the
                                                        Western United States.
FISHING BOATS
  Stratos                 15-22        10,981-27,515    Stratos is a performance line of
                                                        freshwater fishing boats designed for
                                                        the discriminating angler. The line
                                                        includes bass, walleye and fish-'n-ski
                                                        boats.
  Javelin                 15-20         9,116-24,278    Javelin is a value-priced freshwater
                                                        fishing boat line. Products include
                                                        bass, walleye and fish-'n-ski boats.
  Hydra-Sports            16-31       14,325-101,730    Hydra-Sports is a full line of saltwater
                                                        fishing boats designed for the fishing
                                                        enthusiast.
ALUMINUM BOATS
  Lowe                    10-19           450-22,000    Lowe offers aluminum jon, fishing,
                                                        pontoon and deck boats.
  Princecraft             10-24           485-28,420    Princecraft is a premium line of
                                                        aluminum boats manufactured in Canada
                                                        and sold throughout North America.
                                                        Products include jon, fishing,
                                                        fish-'n-ski, pontoon and deck boats.
----------------------------------------------------------------------------------------------------

  Parts and Accessories

     The Company also offers a wide line of marine parts and accessories through its Johnson and Evinrude dealers. Key products include engine parts, propellers and engine oil. Most of the parts business consists of replacement parts for outboard motors. The Company estimates that there are approximately seven million Johnson and Evinrude outboard motors in use, which produce a steady demand for high-margin replacement parts. In addition, in 1996, OMC launched a new value-line of marine accessories under the Nautic Pro brand name. This brand is marketed in part through a new distribution channel of marine and discount retailers, and is priced to compete with other private label and discount brands. Marine parts and accessories comprise approximately 19% of OMC's sales.

  Quality Assurance

     The Company maintains rigid quality controls and extensively tests its products and components in each of its manufacturing and assembly facilities. In addition to on-site testing, the Company maintains year-round, on-water testing facilities in Illinois and Florida. The Company continually monitors and endeavors to improve its quality assurance programs and intends to expand these programs and further motivate its workforce towards achieving increasing quality standards.

STRATEGIC ALLIANCES

  FICHT Joint Venture

     On April 30, 1992, the Company and FICHT GmbH of Kirchseeon, Germany entered into a license agreement (the "1992 License Agreement") pursuant to which FICHT granted to the Company an exclusive, worldwide right and license to manufacture, use, sell and sublicense marine engines that utilize the FICHT fuel-injection system. The 1992 License Agreement provides that the Company shall pay royalties to FICHT GmbH on a per cylinder basis for each marine engine that is sold by the Company which utilizes the FICHT fuel-injection system. The term of the license is for the duration of each patent that relates to the FICHT fuel-injection system existing at the time that the 1992 License Agreement was executed or filed within one year thereafter.

     On July 21, 1995, the Company acquired a majority ownership interest in FICHT GmbH to promote the development and worldwide manufacturing and marketing of the FICHT fuel-injection system. FICHT GmbH was subsequently converted to a limited partnership known as FICHT GmbH & Co. KG (together with any predecessor in interest, "FICHT GmbH"), in which the Company is the general partner and holds a 51% interest and in which members of the Ficht family collectively hold a 49% interest. The partnership agreement contains certain supermajority provisions which provide that the partnership may not sell the business of FICHT GmbH as a whole or in substantial parts without a unanimous vote of the partners and may not effect certain other actions, including acquisitions of other enterprises, without a majority of 75% of the votes of the partners. All ordinary course of business matters require only a simple majority vote.

     On February 7, 1997, the Company and FICHT GmbH entered into a license agreement (the "1997 License Agreement") pursuant to which FICHT GmbH granted to the Company an exclusive, worldwide license to manufacture, use, sell and sublicense the FICHT fuel-injection system for all non-marine, non-automotive applications, including but not limited to, snowmobiles, all-terrain vehicles, scooters, motorcycles, forest and garden equipment, lawn equipment and utility equipment. The terms of the 1997 License Agreement provide that the Company shall pay to FICHT GmbH a basic license fee in monthly installments through February 2000. The term of the license is for the duration of each patent that relates to the FICHT fuel-injection system existing at the time that the 1997 License Agreement was executed or filed within one year thereafter.

     Prior to the execution of the 1997 License Agreement, FICHT GmbH entered into non-exclusive sublicense agreements with two lawn and garden equipment manufacturers, pursuant to which FICHT GmbH granted non-exclusive licenses for the manufacture and sale of non-marine engines that utilize the FICHT fuel-injection system in return for certain royalty payments, of which the Company is entitled to a 51% interest. In addition, since entering into the 1997 License Agreement, the Company has executed separate sublicense agreements with each of Kawasaki Heavy Industries, Ltd., Arctic Cat, Inc. and Polaris Industries, Inc. Under these sublicense agreements, which, subject to certain exceptions, may be terminated by each sublicensee after five years, the Company has granted a non-exclusive license for the manufacture and sale of certain non-automotive, marine and non-marine applications of the FICHT fuel-injection system in return for certain license fees and/or royalty payments.

  OMC/Volvo Stern Drive Joint Venture

     On September 2, 1992, the Company and its wholly-owned subsidiary, OMC Partners, Inc., and AB Volvo Penta, Volvo Penta North America Inc. and V.P Partners, Inc. (collectively, "Volvo") entered into an agreement for the creation of the Volvo Penta Marine Products L.P. joint venture. The agreement contemplated ownership of the joint venture in a 40/60 ratio by the Company and Volvo respectively. VPMP Management Corporation serves as the managing general partner for the partnership and also is owned 40/60 by the Company and Volvo, respectively, with the Company having two directors and Volvo having three. The Company and Volvo created the joint venture for the purpose of developing, manufacturing and designing sterndrive marine packages and inboard gasoline engines (the "JV Products"). The joint venture does not include diesel inboards or inboard or sterndrive-like packages or jet pumps powered by outboard powerheads. Also excluded from the joint venture are Volvo's duoprop sterndrives. Both parties licensed to the joint venture their intellectual property necessary for the manufacture of the JV Products on a non-exclusive, worldwide, perpetual and royalty-free basis.

     Volvo has the right to worldwide distribution of the JV Products and the Company has the right to distribute those same JV Products to its captive boat companies. Pursuant to the terms of the Agreement of Limited Partnership, profits from sales of aftermarket service parts and repowers are to be split in proportion to the number of units sold by each partner.

     As long as the Company owns an interest in the joint venture, it is (1) required to purchase its requirements for JV Products from the joint venture,
(2) obligated to sell to the joint venture, at cost, the parts it manufactures for the joint venture, (3) required to participate in the funding of product development for JV Products which the Company wants to use, and (4) entitled to participate in the profit or loss of the joint venture to the extent of its 40% interest.

     On July 1, 1993, the parties entered into the Termination Option and Amendment Agreement ("TOAA") as an alternative method for the Company to withdraw from the joint venture. The joint venture can be terminated as follows:
(1) by exercise of the option under the TOAA, (2) by utilizing the dispute resolution provision in the VPMP Management Corporation Stockholders Agreement, or (3) by agreement of the parties.

     On June 14, 1996, the Company notified Volvo of its intent to exercise the option to terminate under the TOAA. Subsequently, Volvo filed a motion for declaratory judgment against the Company in a Virginia state court seeking a determination of its obligations pursuant to the termination. The litigation has remained inactive while the Company and Volvo negotiate the structure of the relationship. Since the time of the Company's termination notice, the Company and Volvo have been actively engaged in these negotiations. Although the Company expects its negotiations with Volvo to result in a new relationship, there can be no assurance that this will occur. In the event such renegotiations are not successful, pursuant to the terms of the joint venture relationship the Company is assured of a low cost supply of stern drive product for a two-year period following the formal termination of the joint venture.

  Suzuki Agreement

     On June 13, 1997, the Company entered into a five-year Original Equipment Manufacturer Supply/ Purchase Agreement with Suzuki Motor Corporation for the purchase of certain four-stroke outboard engines and related parts and accessories. The products are manufactured by Suzuki and marketed and sold under the Johnson and Evinrude brands. The Company and Suzuki have recently participated in a joint evaluation of respective product performance characteristics. The Company and Suzuki are currently negotiating an agreement for the supply/purchase of OMC-manufactured engines and parts and accessories to be branded and sold under the Suzuki name.

SALES AND DISTRIBUTION

     The Company believes that it has the world's largest marine dealer network with approximately 7,000 dealers worldwide, approximately 5,000 of which are in North America, and many of whom sell both the Company's boats and its engines. The Company's outboard engines and parts and accessories are distributed in the United States and Canada through separate Evinrude and Johnson dealer organizations, the majority of which operate under direct-from-factory dealerships. The Company's boats are sold primarily to direct-from-factory dealerships. Distribution of the Company's products outside the United States and Canada is handled by various divisions and subsidiaries of the Company, which sell to dealers and wholesale distributors throughout the world. The Company's dealership agreements are typically nonexclusive and are executed on an annual basis.

     The Company sponsors various programs to provide its dealers with marketing and financial assistance and to encourage them to offer broader lines of the Company's products. Such programs include "cooperative" advertising, boat-show promotions, dealer rebate programs and "floor plan" financing assistance and various other credit arrangements. In a typical "floor plan" financing arrangement, an institutional lender agrees to provide a dealer with a line of credit in a specified amount for the purchase of inventory which secures such credit. For certain lenders the Company, in turn, agrees to repurchase products up to a specified amount in the event of repossession by the lender upon a dealer's default. The Company's "floor plan" financing arrangements contain provisions which limit the Company's obligations to $40.0 million per model year for a period not to exceed 30 months from the date of invoice. The Company resells any repurchased products at a discount. Losses incurred to date under this program have not been material. In fiscal 1997, the Company repurchased approximately $3.9 million of repossessed products, which were subsequently resold. The Company accrues for losses which are anticipated in connection with expected repurchases.

     The Company augments its dealers' marketing efforts by, among other methods, advertising in boating and other recreational magazines, by furnishing displays at regional, national or international boat shows and by sponsoring various fishing tournaments and fishing professionals. The Company is refocusing its marketing efforts to emphasize and reinforce its new brand-realignment strategy.

     As part of its sales efforts, the Company actively pursues original equipment manufacturer ("OEM") and pre-rig arrangements relating to its outboard engines. Among the Company's OEM arrangements are those with Mako Marine International, Inc., Smoker Craft, Inc. and Godfrey Conveyer Company. The Company also has pre-rig arrangements with certain boat manufacturers, including Genmar Holdings, Inc. and Pro Line. Each of these manufacturers has agreed to pre-rig certain of its products for outboard engines sold by OMC to such manufacturer's dealers. In return, OMC pays a fee to the boat manufacturer based on the number of pre-rigged boats sold by the manufacturer.

MANUFACTURING OPERATIONS

     The Company's principal outboard engine manufacturing and assembly facilities are located in Illinois, Wisconsin, Georgia, North Carolina, Mexico, China, Brazil, and Hong Kong. Its principal boat manufacturing facilities are located in Michigan, Florida, Tennessee, South Carolina, Oregon, Indiana, Missouri, Australia and Canada. See "--Properties."

     The Company has taken significant steps to improve the efficiency of its manufacturing operations. In February 1998, the Company closed its Old Hickory, Tennessee plant and moved its production to the Company's Murfreesboro, Tennessee plant. The Murfreesboro plant now focuses on the production of fiberglass, freshwater fishing boats. Concurrently, production of the Company's saltwater fishing boats was moved to the Company's Columbia, South Carolina manufacturing facility. This move focused the Columbia facility exclusively on saltwater fishing boats and located production of the Company's saltwater fishing boats closer to the retail market for these boats.

     In addition, the Company has begun several important initiatives aimed at reducing costs in its engine manufacturing facilities. These initiatives include: (i) measures aimed at reducing purchasing costs through consolidation of vendors and improvement of the design process; (ii) improving factory layouts and work flows; (iii) standardizing labor inputs; (iv) outsourcing non-core capabilities; and (v) improving quality control. The Company has implemented the first phase of its lean manufacturing realignment at its main outboard engine manufacturing and assembly facility in Calhoun, Georgia.

COMPETITION

     The Company faces competition on international, national, regional and local levels. Each of the markets in which the Company participates is highly competitive. In addition, the Company faces competition generally from other forms of recreational products and activities such as golf, camping and recreational vehicles. Management believes that the Company is the world's second largest manufacturer of outboard engines, the world's largest manufacturer of aluminum boats and freshwater fiberglass fishing boats, and the third largest manufacturer of recreational boats.

     The marine engine market has high barriers to entry due to the capital investment and technological expertise required in manufacturing marine engines. As a result, the marine engine market is concentrated with two main U.S.-based competitors, OMC and Brunswick Corporation, and three main Japan-based manufacturers, Yamaha Motor Co., Ltd., American Honda Motor Co., Inc. and Suzuki Motor Corporation. There are hundreds of manufacturers of boats which compete with the Company, the largest of which in the United States are Brunswick, Genmar Industries, Inc. and Tracker Marine, L.P. Many of the Company's competitors in the boat manufacturing industry are smaller, regional builders who may possess cost advantages over the Company's boat manufacturing operations. Although the recreational boat market is fragmented, the top four boat builders (including the Company) accounted for approximately 45% of the U.S. market in 1997 in terms of unit sales.

     Many of the Company's competitors, including Brunswick and Yamaha, are large, vertically integrated companies that may have greater resources, including financial resources, than the Company. The Company believes, however, that it is well positioned within the recreational boating industry, as it is one of only two integrated domestic manufacturers of both marine engines and boats. The Company believes that this integration is a competitive advantage as the industry continues to trend towards sales of integrated boat and engine packages.

INTELLECTUAL PROPERTY

     The Company's success is dependent in part on its technology. The Company relies upon a combination of patent, trademark and trade secret laws, together with licenses, confidentiality agreements and other contractual covenants, to establish and protect its technology and other intellectual property rights. The Company owns a considerable number of patents and patent applications throughout the world, primarily for the production of engines, including those related to the FICHT fuel-injection technology. The Company has recently received correspondence from Orbital alleging that the Company's FICHT fuel-injected 150-horsepower engines infringe two Australian Orbital patents, which correspond to three U.S. patents and to a number of foreign patents. The Company believes that it has substantial defenses to these allegations, including that the three corresponding U.S. patents are not infringed and/or are invalid. However, there can be no assurance that Orbital will not commence litigation against the Company with respect to this matter or, if such litigation is commenced, that the Company's defenses will be successful. If Orbital is successful in an action against the Company, the Company could be required to obtain a license from Orbital to continue the manufacture, sale, use or sublicense of FICHT products and technology or it may be required to redesign its FICHT products and technology to avoid infringement. There can be no assurance that any such license could be obtained or that any such redesign would be possible. There also can be no assurance that the failure to obtain any such license or effect any such redesign, or any cost associated therewith, would not have a material adverse effect on the Company.

     The Company also uses a number of trade names and trademarks in its business, including Chris Craft, Evinrude, FFI, FICHT, Four Winns, Grumman, Hydra-Sports, Javelin, Johnson, Lowe, OMC, Princecraft, Roughneck, Sea Horse, Sea Nymph, Seaswirl and Stratos. Wherever legally permissible and appropriate, the Company files applications to acquire its patents and register its trademarks and service marks in the United States and many foreign countries where the Company currently sells its products or could reasonably be expected to sell products in future years.

     In addition, the Company has license agreements with FICHT GmbH & Co. KG, Chris Craft Industries, Inc. and Northrop Grumman Corporation. The Company has an exclusive, worldwide license for the marine industry for the FICHT fuel-injection system. This license is royalty bearing and is active for the duration of each patent existing at the time that the license agreement was executed in April of 1992 or filed within one year thereafter. The Company also has an exclusive, worldwide license for all non-automotive applications of the FICHT technology. This license is royalty bearing and is active for the duration of each patent existing at the time that the license agreement was executed in February 1997 or filed within one year thereafter. The Company's license with Chris Craft Industries, Inc. is an exclusive, perpetual, royalty bearing license to use the Chris Craft trade name and trademark for boats and certain boat products worldwide. The Company's Grumman license is an exclusive, royalty-free license to use the Grumman trade name and trademark for recreational aluminum boats and canoes in territories which include the United States and Europe. This license expires on December 31, 1999, however it is subject to unlimited ten year renewal terms at the Company's option.

RESEARCH AND DEVELOPMENT

     In the fiscal years 1997, 1996 and 1995, OMC spent $38.2 million, $41.8 million and $41.6 million, respectively, on research and development activities relating to the development of new products and improvement of existing products, including the FICHT fuel-injection technology. All of these activities were OMC sponsored. The EPA has adopted regulations governing emissions from marine engines. As adopted, the regulations as they relate to outboard engines phase in over nine years, beginning in model year 1998 and concluding in model year 2006. With respect to personal watercraft, the regulations phase in over eight years, beginning in model year 1999 and concluding in model year 2006. Marine engine manufacturers will be required to reduce hydrocarbon emissions from outboard engines, on average, by 8.3% per year beginning with the 1998 model year, and emissions from personal watercraft by 9.4% per year beginning in model year 1999. In 1994, the Company announced Project LEAP, a project to develop new low-emission technologies and to convert its entire outboard product line to low-emission products within the next decade. To date, the Company estimates that it has spent approximately $50.0 million on Project LEAP, including the introduction of its new FICHT fuel-injection technology and four-stroke outboard engines, and by the Year 2006 the Company is expected to have expended an aggregate of approximately $90.0 million to meet the EPA's new emission standards. Compliance with these standards will add cost to the Company's engine products in the short-term. However, this situation is not seen as a major deterrent to sales since value will be added to its products at the same time that the entire industry is faced with developing solutions to the same regulatory requirements. The Company believes this situation will not have a material impact on future results of operations or the financial condition of the Company.

RAW MATERIALS

     The principal raw materials required in the Company's manufacturing operations are aluminum, resin and fiberglass, all of which are purchased at competitive or prevailing market prices. The Company has supply arrangements for the purchase of resin and aluminum. From time to time, the Company has also purchased commodity options to hedge anticipated price fluctuations with respect to purchases of aluminum. The Company believes that adequate sources of supply exist and will continue to exist, at competitive prices, for all of the Company's raw material requirements.

EMPLOYEES

     As of March 31, 1998, approximately 6,438 people were employed by OMC and its subsidiaries, consisting of 1,476 salaried and 4,962 hourly employees. Salaried and hourly employees of MPPG have an average tenure of approximately 16 and 14 years, respectively. Approximately 21% of the Company's employees are represented by one of three unions. The Laborers International Union of North America ("LIUNA") represents approximately 550 employees at the Calhoun, Georgia facility; the independent Marine Machinists Association ("IMMA") represents approximately 450 employees at the Waukegan, Illinois facility; and the United Steel Workers of America ("USWA") represents approximately 340 employees at the Milwaukee, Wisconsin facility. The Company's agreements with the LIUNA, IMMA and USWA are effective through September 30, 1998, October 30, 1999 and March 31, 2003, respectively. The Company believes that its labor relations are satisfactory.

PROPERTIES

     The following table sets forth the Company's material facilities as of March 31, 1998.

                                                                OWNED OR LEASED
          LOCATION                   FACILITY TYPE/USE          (LEASE EXPIRATION)    SQUARE FOOTAGE
          --------                   -----------------          ------------------    --------------
Waukegan, IL                  Worldwide headquarters;           Owned                   1,400,000
                                outboard engine component
                                manufacturing
Delavan, WI                   Outboard engine component         Leased (Aug. 2006)         40,000
                                manufacturing
Milwaukee, WI                 Outboard engine component         Owned                     375,000
                                manufacturing
Burnsville, NC                Outboard engine component         Owned                     290,000
                                manufacturing
Spruce Pine, NC               Outboard engine component         Owned                     100,000
                                manufacturing
Andrews, NC                   Outboard engine component         Owned                     150,000
                                manufacturing
Calhoun, GA                   Outboard engine assembly          Owned                     290,000
Beloit, WI                    Worldwide parts and accessories   Owned                     483,000
                                distribution center
Waukegan, IL                  Distribution center               Leased (Jan. 2003)        180,000
Morrow, GA                    Distribution center               Owned                      86,000
Parsippany, NJ                Distribution center               Owned                      88,000
Dallas, TX                    Distribution center               Owned                      86,000
Kent, WA                      Distribution center               Leased (Dec. 2000)         56,000
Sunrise, FL                   Sales Office                      Leased (Sept. 2001)         8,000
Cadillac, MI                  Boat manufacturing                Owned                     364,000
Lebanon, MO                   Boat manufacturing                Owned                     227,000
Murfreesboro, TN              Boat manufacturing                Owned                     275,000
Columbia, SC                  Boat manufacturing                Owned                     178,000
Culver, OR                    Boat manufacturing                Owned                     166,000
Syracuse, IN                  Boat manufacturing                Owned                     235,000
Sarasota, FL                  Boat manufacturing                Owned                     190,000
Princeville, Quebec, Canada   Boat manufacturing                Owned                     417,000
Juarez, Chihuahua, Mexico     Outboard engine component         Owned                     200,000
                                manufacturing
Dongguan, China               Outboard engine component         Leased (Apr. 1999)         65,000
                                manufacturing
Hong Kong                     Outboard engine and component     Leased (June 2047)         35,000
                                manufacturing and
                                distribution center;
Manaus, Brazil                Outboard engine and component     Leased (Aug. 1999)         46,000
                                assembly and fabrication
Altona, Australia             Boat manufacturing and assembly   Owned                      28,000
Yatala, Australia             Boat manufacturing and assembly   Owned                      37,000
Bankstown, Australia          Office; distribution center       Leased (Dec. 1998)         54,000
Gent, Belgium                 Office; warehouse                 Leased (Apr. 2003)         13,000
Bankstown, Australia          Office; warehouse                 Leased (Apr. 2001)         54,000

ENVIRONMENTAL MATTERS

     The Company is subject to regulation under various federal, state and local laws relating to the environment and to employee safety and health. These laws include those relating to the generation, storage, transportation, disposal and emission into the environment of various substances, those relating to drinking water quality initiatives, and those which allow regulatory authorities to compel (or seek reimbursement for) clean-up of environmental contamination at its owned or operated sites and at facilities where its waste is or has been disposed. Permits are required for operation of the Company's business (particularly air emission permits), and these permits are subject to renewal, modification and, in certain circumstances, revocation. The Company believes that it is in substantial compliance with such laws and permitting requirements, except where such non-compliance is not expected to have a material adverse effect.

     CERCLA imposes joint, strict, and several liability on (i) owners or operators of facilities at, from, or to which a release of hazardous substances has occurred; (ii) parties who generated hazardous substances that were released at such facilities; and (iii) parties who transported or arranged for the transportation of hazardous substances to such facilities. A majority of states have adopted Superfund statutes comparable to, and in some cases more stringent than, CERCLA. The Company has been notified that it is named a PRP at various sites for study and clean-up costs. In some cases there are several named PRPs and in others there are hundreds. The Company generally participates in the investigation or clean-up of these sites through cost sharing agreements with terms which vary from site to site. Costs are typically allocated based upon the volume and nature of the materials sent to the site. However, as a PRP, the Company can be held jointly and severally liable for all environmental costs associated with a site.

     Once the Company becomes aware of its potential liability at a particular site, it uses its experience to determine if it is probable that a liability has been incurred and whether or not the amount of the loss can be reasonably estimated. Once the Company has sufficient information necessary to support a reasonable estimate or range of loss for a particular site, an amount is added to the Company's aggregate environmental contingent liability accrual. The amount added to the accrual for the particular site is determined by analyzing the site as a whole and reviewing the probable outcome for the remediation of the site. This is not necessarily the minimum or maximum liability at the site but, based upon the Company's experience, most accurately reflects the Company's liability based on the information currently available. The Company takes into account the number of other participants involved in the site, their experience in the remediation of sites and the Company's knowledge of their ability to pay. As a general rule, the Company accrues remediation costs for continuing operations on an undiscounted basis and accrues for normal operating and maintenance costs for site monitoring and compliance requirements. The Company also accrues for environmental close-down costs associated with discontinued operations or facilities, including the environmental costs of operation and maintenance until disposition. At March 31, 1998, the Company has accrued approximately $23.0 million for costs relating to remediation at contaminated sites including operation and maintenance for continuing and closed-down operations. The possible recovery of insurance proceeds has not been considered in estimating contingent environmental liabilities. Each site, whether or not remediation studies have commenced, is reviewed on a quarterly basis and the aggregate environmental contingent liability accrual is adjusted accordingly. Therefore, the Company believes the accruals accurately reflect the Company's liability based upon current information.

     The EPA has adopted regulations governing emissions from marine engines. As adopted, the regulations as they relate to outboard engines phase in over nine years, beginning in model year 1998 and concluding in model year 2006. With respect to personal watercraft, the regulations phase in over eight years, beginning in model year 1999 and concluding in model year 2006. Marine engine manufacturers will be required to reduce hydrocarbon emissions from outboard engines, on average, by 8.3% per year beginning with the 1998 model year, and emissions from personal watercraft by 9.4% per year beginning in model year 1999. In 1994, the Company announced Project LEAP, a project to convert its entire outboard product line to low-emission products within the next decade. To date, the Company estimates that it has spent approximately $50.0 million on Project LEAP, including the introduction of its new FICHT fuel-injection technology, and by the Year 2006 the Company is expected to have expended an aggregate of approximately $90.0 million to meet the EPA's new emissions standards. The Company does not believe that compliance with these standards, which will add cost to the Company's engine products and will initially result in a lower margin to the Company, will be a major deterrent to sales. The Company believes that its new compliant technology will add value to its products at the same time that the entire industry is faced with developing solutions to the same regulatory requirements. The Company does not believe that compliance with these new EPA regulations will have a material adverse effect on its financial condition or future results of operations.

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position 96-1 ("SOP 96-1"), "Environmental Remediation Liabilities", which provides authoritative guidance on the recognition, measurement, display and disclosure of environmental remediation liabilities. The Company adopted SOP 96-1 in the quarter ended September 30, 1997. The change in accounting estimate required the Company to accrue for future normal operating and maintenance costs for site monitoring and compliance requirements at particular sites. The initial expense for implementation of SOP 96-1 was $7.0 million, charged to selling, general and administrative expense in the quarter ended September 30, 1997.

LEGAL MATTERS

     The Company is engaged in a substantial number of legal proceedings arising in the ordinary course of business. While the result of these proceedings cannot be predicted with any certainty, based upon the information presently available, the Company is of the opinion that the final outcome of all such proceedings should not have a material adverse effect on the financial condition or the results of operations of the Company.

     Products sold or serviced by the Company may expose it to potential liability for personal injury or property damage claims relating to the use of those products. Historically, the resolution of product liability claims has not materially affected the Company. The Company maintains a Domestic Products Liability/ Protection and Indemnity Self-Insured Retention Program. The Company has a Primary Self-Insured Retention for any one accident or occurrence of $250,000 with an underlying Self-Insured Retention of $2,000,000 per accident with a $2,000,000 per year aggregate. Product liability claims occurring outside the United States are covered by insurance with a limit of $1,000,000 per occurrence, $2,000,000 aggregate. In the event that the underlying products liability insurance or retentions are exhausted, there is excess coverage up to $100,000,000 per occurrence and in the aggregate.

     For a discussion of certain allegations relating to the FICHT technology, see also "Risk Factors--Reliance on Patents and Intellectual Property; Certain Allegations Regarding FICHT Technology."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each director and executive officer of the Company:

              NAME                AGE                          POSITION
              ----                ---                          --------
Alfred D. Kingsley..............  55     Chairman of the Board
Gary K. Duberstein..............  43     Vice Chairman of the Board and Assistant Secretary
Richard Katz....................  56     Vice Chairman of the Board
Ron Hiram.......................  45     Director
David D. Jones, Jr..............  54     President and Chief Executive Officer; Director
Andrew P. Hines.................  58     Executive Vice President and Chief Financial Officer;
                                           Director
Kimberly K. Bors................  37     Vice President--Human Resources
Paul R. Rabe....................  49     Vice President--MPPG North American Sales and
                                           Marketing
Robert S. Romano................  43     Vice President--General Counsel and Secretary
Leslie M. Savickas..............  52     Vice President--Treasurer
Joseph P. Tomczak...............  42     Vice President--Controller

     Alfred D. Kingsley has been Chairman of the Board of Directors since September 12, 1997. Since 1993, Mr. Kingsley has been Senior Managing Director of Greenway Partners, L.P., an investment partnership. Prior to that, Mr. Kingsley held various positions at Icahn & Co., Inc., including senior adviser until 1992. Mr. Kingsley is also a director of ACF Industries, Incorporated, and a director of the general partner of American Real Estate Partners, L.P. Mr. Kingsley is Chairman of the Compensation and Benefits Committee and a member of the Audit Committee.

     Gary K. Duberstein has been Vice Chairman of the Board of Directors and Assistant Secretary since September 12, 1997. Since 1993, Mr. Duberstein has been a Managing Director of Greenway Partners, L.P., an investment partnership. Prior to that, Mr. Duberstein served as general counsel to Icahn & Co., Inc., and as vice president of certain companies operated by Carl Icahn from 1985 to 1993. Mr. Duberstein is a member of the Compensation and Benefits Committee and Chairman of the Audit Committee.

     Richard Katz has been Vice Chairman of the Board of Directors since September 12, 1997. From 1977 to 1993, Mr. Katz was a director of NM Rothschild & Sons Limited, London, England. Since 1986, he has served as a Supervisory Director for a number of entities affiliated with Soros Fund Management LLC. Mr. Katz is a member of the Compensation and Benefits Committee.

     Ron Hiram has been a director since September 30, 1997. Mr. Hiram has been associated with Soros Fund Management LLC, an investment management company, since 1995 and has been a Managing Director thereof since 1997. From 1992 to 1995, Mr. Hiram was a Managing Director of Lehman Brothers Incorporated. Mr. Hiram is a member of the Compensation and Benefits Committee and Audit Committee.

     David D. Jones, Jr. has been President and Chief Executive Officer and a director since September 25, 1997. From 1990 to 1997, Mr. Jones held numerous positions with the Mercury Marine Division of Brunswick Corporation and most recently as President of the Mercury Marine Division. Mr. Jones is also a director of National Exchange Bank, Fond du Lac, WI and the ASHA Corporation, Santa Barbara, CA.

     Andrew P. Hines has been the Executive Vice President and Chief Financial Officer since October 6, 1997. Mr. Hines has been a director since October 7, 1997. Prior to joining the Company, Mr. Hines held the position of Senior Vice President and Chief Financial Officer for Woolworth Corporation since 1994. During 1993, Mr. Hines was a consultant to Pentland PLC, England. From 1989 to 1992, Mr. Hines held the position of Executive Vice President and Chief Financial Officer with adidas USA. Prior to that, Mr. Hines held various senior financial positions with RJR Nabisco, Inc. from 1976 to 1989.

     Kimberly K. Bors has been Vice President--Human Resources since October 1, 1997. Prior to her election to such position, Ms. Bors held the position of Director, Compensation and Organizational Development with the Company since 1995. Prior to joining the Company, Ms. Bors held the position of Director of Compensation and Human Resources Services with Browning-Ferris Industries, Inc. since 1990.

     Paul R. Rabe has been Vice President--MPPG North American Sales and Marketing since December 17, 1997. Prior to his election to such position, Mr. Rabe held the position of Division Vice President, MPPG since joining the Company in 1996. Prior to joining the Company, Mr. Rabe held the position of Vice President and General Manager of Cummins Marine Division of Cummins Engine Company since 1992.

     Robert S. Romano has been Vice President--General Counsel and Secretary since October 9, 1997. Prior to his election to such position, Mr. Romano was appointed Assistant Secretary and Assistant General Counsel in 1996 and 1994, respectively. Mr. Romano has held various positions within the Company's legal department since joining the Company in 1980.

     Leslie M. Savickas has been Vice President--Treasurer since March 16, 1998. Prior to that, Ms. Savickas was a treasury consultant to the Company from December 3, 1997. From 1995 to 1997, Ms. Savickas held the position of Vice President, Finance for The LINC Group, Inc. Ms. Savickas held the position of CEO of The Comparative Advantage, Inc. from 1994 to 1995 and, prior to that, the position of treasurer of XL/Datacomp, Inc. from 1988 to 1993.

     Joseph P. Tomczak was named Vice President--Controller on May 1, 1998 and formally joined the Company on June 1, 1998. Mr. Tomczak previously served as Vice President and Corporate Controller for Alliant Foodservice, Inc. Prior to that, Mr. Tomczak held various financial positions of increasing responsibility with Heller International Corporation and American Hospital Supply.

     To the knowledge of the Company, there are no family relationships between any director or executive officer and any other director or executive officer.

ADDITIONAL KEY PERSONNEL

     Including the executive officers, since the Greenmarine Acquisition, 25 key positions have been filled or replaced with members of the new management team. The following sets forth certain information with respect to certain additional key personnel of the Company:

                    NAME                                         POSITION
                    ----                                         --------
John A. Anderson.............................  President and General Manager--Four Winns
John T. Aylsworth............................  Vice President--Marketing Support and
                                               Advertising
Robert L. Beagle.............................  General Manager--Freshwater Fishing
                                               Operations
Francois Bouffard............................  General Manager--MPPG Canada
Leslie E. Crawford...........................  President and General Manager--OMC Aluminum
                                                 Boat Group, Inc.
Charles D. Eckert............................  President and General Manager--OMC Europe
William J. Miller............................  Vice President, Manufacturing--MPPG
Susan M. Opeka...............................  Division Vice President, Finance--MPPG
Paula S. Rummage.............................  Vice President, Finance and
                                               Administration--Boat Group
Peter J. VanLancker..........................  Vice President, Product Design and
                                               Engineering--Boat Group
Russell J. Van Rens..........................  Vice President--Quality

Chris R. Wainscott...........................  President and General Manager--Saltwater
                                               Fishing Boats Division
Robert J. Werner.............................  Vice President--Supply Management and
                                               Logistics
Jack J. White, Jr. ..........................  President--Freshwater Division
George Wishart...............................  Vice President--Parts and Accessories
Donald P. Wood...............................  Division Vice President--North American
                                               Sales, MPPG
Robert F. Young..............................  Division Vice President, Product Development
                                               and Research--MPPG
Charles J. Yunger............................  President and General Manager--Chris Craft

     John A. Anderson is President and General Manager of the Company's Four Winns boat group. Mr. Anderson joined the Company in October 1997, and prior thereto served as President of Shamrock, a division of KCS International which manufactures inboard sport fishing boats. Mr. Anderson has also previously served as Director of Sales for Sea Doo, a division of Bombardier Motor Corporation of America, and as Senior Vice President, Marketing at Sea Ray Boats, Inc., a wholly-owned subsidiary of Brunswick Corporation.

     John T. Aylsworth is Vice President of Marketing Support and Advertising for the Company's engine and boat brands. Mr. Aylsworth joined the Company in December 1997, and prior thereto spent ten years developing programs to support marketing efforts for some of the industry's most prominent companies, including Tracker Marine, L.P., Volvo Penta of the Americas, Inc., and the Sea-Doo jet boats and water craft divisions of Bombardier Motor Corporation of America.

     Robert L. Beagle is General Manager of the Company's Freshwater Fishing Operations. Mr. Beagle joined the Company in February 1998, and prior thereto served as General Manager of Marine Group LLC, a manufacturer and distributor of Procraft and Astro bass boats.

     Francois Bouffard is General Manager--MPPG Canada. Mr. Bouffard has more than 20 years of experience in sales and marketing, a majority of which has been in Canada. He most recently served as Executive Vice President, Sales and Marketing of Motor Coach Industries, Inc. Prior to that, Mr. Bouffard held various positions with Prevost Car Inc. and Xerox Canada, Inc.

     Leslie E. Crawford is President and General Manager--OMC Aluminum Boat Group, Inc. Mr. Crawford has extensive experience in the manufacturing and sales of aluminum boats. Mr. Crawford joined the Company in March 1998, and prior thereto served as President of Wellcraft Marine, a division of Genmar Holdings, Inc., where he had earlier served as Vice President for the fishing boat group. Prior to that, Mr. Crawford was Executive Vice President of Tracker Marine, L.P.

     Charles D. Eckert is President and General Manager--OMC Europe. Prior to assuming this position in March 1998, Mr. Eckert held various positions of increasing responsibility during his thirty years with the Company, including, most recently, Controller of the International Group.

     William J. Miller is Vice President, Manufacturing--MPPG. Prior to joining the Company in March 1998, Mr. Miller served as Vice President, Operations at the Toro Company, where he was responsible for 12 U.S. manufacturing facilities. Prior to that Mr. Miller held positions of increasing responsibility at Frigidaire Company, Consolidated Diesel Company, Ford Motor Company and General Motors Corporation.

     Susan M. Opeka is Division Vice President, Finance--MPPG. Prior to joining the Company in January 1998, Ms. Opeka spent twelve years at Tenneco Automotive, a Division of Tenneco, Inc., most recently as Executive Director Strategic Planning.

     Paula S. Rummage is Vice President, Finance and Administration--Boat Group. Prior to assuming this position in September 1997, Ms. Rummage held various positions of increasing responsibility within the Company, most recently President of OMC Fishing Boat Group.

     Peter J. VanLancker is Vice President, Product Design and Engineering--Boat Group. Mr. VanLancker joined the Company in July 1996. Prior thereto, Mr. VanLancker served as Vice President, Design and Advanced Technology of Boston Whaler Company.

     Russel J. Van Rens is Vice President--Quality. Prior to assuming this position in February 1998, Mr. Van Rens served as OMC's Vice President, Engine Manufacturing. He has been with the Company since 1971, serving in increasingly responsible positions.

     Chris R. Wainscott is President and General Manager of the Company's Saltwater Fishing Boats Division. Prior to assuming this position in February 1998, Mr. Wainscott served as Vice President of Sales and Marketing for the Company's fishing boat products, including the Stratos, Javelin and Hydra-Sports freshwater and saltwater brands. Prior to that, Mr. Wainscott was Regional Sales Manager, Hydra-Sports, and General Manager of one of the largest Hydra-Sports retail dealerships. Mr. Wainscott has 11 years of experience with the Company's products.

     Robert J. Werner is Vice President--Supply Management and Logistics. Prior to joining the Company in March 1998, Mr. Werner served as Manager, Sourcing, Global Services Operation for General Electric Corporation. He has over 18 years of hands-on international experience, with a focus on identification, development, and expansion of worldwide sources of supply.

     Jack J. White, Jr. is President of the Company's Freshwater Division. Prior to joining the Company in April 1998, Mr. White owned the Marine Group, LLC, a manufacturer and distributor of Procraft and Astro bass boats.

     George Wishart is Vice President--Parts and Accessories. Prior to joining the Company in April 1998, Mr. Wishart spent 11 years at Kraft Foods, Inc., most recently serving as Business Director, Enhancers Division.

     Donald P. Wood is Division Vice President, North American Sales--MPPG. Mr. Wood returned to the Company in November 1997 from Tracker Marine, L.P., a manufacturer of aluminum boats, where he was

Vice President of Sales. Prior to his tenure at Horizon Marine Company, Mr. Wood worked with the Company in various positions of increasing responsibility.

     Robert F. Young is Division Vice President, Product Development Engineering and Research--MPPG. Prior to assuming this position in January 1997, Mr. Young held numerous positions of increasing responsibility within the Company's Engineering and Product Development departments, including most recently, Vice President, Engineering.

     Charles J. Yunger is President and General Manager of the Company's Chris Craft boat group. Prior to joining the Company in April 1998, Mr. Yunger served as Director of Operations of the Hatteras Yachts division of Genmar Industries, Inc., and prior to that as Director of Product Development of Genmar's Wellcraft division. Mr. Yunger has over 33 years of marine industry experience.

COMPENSATION OF DIRECTORS

     Directors of the Company do not receive any compensation, as such, for services provided to the Company as a director, including participation on any committees. Directors may be entitled to reimbursement for travel expenses associated with Board activities.

PERSONAL REWARDS AND OPPORTUNITIES PROGRAM

     On March 10, 1998, the Board of Directors of the Company adopted the Outboard Marine Corporation Personal Rewards and Opportunities Program ("PROP"). PROP was designed to recognize and reward, through cash bonuses, stock options and other equity-based awards, the personal contributions and achievements of key employees of the Company, both individually and as members of the management and key employee team. All employees of the Company and its subsidiaries are eligible to participate in PROP. PROP replaced all prior long and short-term incentive plans of the Company. PROP provides for (i) cash and/or equity annual bonuses based on performance targets, and (ii) grants of stock options, shares of restricted stock, phantom shares of stock or stock appreciation rights. The aggregate number of shares of stock available for equity awards under PROP is 1,500,000 shares of currently authorized common stock of the Company. PROP is administered by the Board of Directors of the Company or a committee or subcommittee of the Board appointed by the Board among its members, which, in either case, has authority, at its discretion, to determine the persons to whom equity awards will be granted and the specifics of those grants.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation paid or to be paid to those persons who were, at September 30, 1997, (i) the Chief Executive Officer or served in such capacity during fiscal 1997, (ii) the other four most highly compensated Executive Officers of the Company, who were serving in such capacity as of September 30, 1997 and (iii) individuals who would have been one of the four most highly paid Executive Officers but for the fact that they were not serving as an Executive Officer on September 30, 1997 (collectively the "Named Executives") for services rendered in all capacities to the Company for the 1997, 1996 and 1995 fiscal years. Messrs. Schueppert, Vitulli, Medland and Baddeley are no longer employed by the Company. Mr. Bowman is currently serving as a consultant to the Company pursuant to the terms of a Consulting Agreement between the Company and Mr. Bowman.

     For a discussion of the terms of Mr. Bowman's Consulting Agreement, and a discussion of compensation payable to each of Messrs. Jones and Hines, see "Management--Employment Contracts and Severance Agreements".

                                          ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                    --------------------------------   -----------------------------------
                                                           OTHER       RESTRICTED   SECURITIES
                                                           ANNUAL        STOCK      UNDERLYING     LTIP       ALL OTHER
                                    SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS/     PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)        ($)(1)        ($)(2)       SARS #        ($)         ($)(3)
---------------------------  ----   -------   -------   ------------   ----------   ----------   ---------   ------------
D.D. Jones, Jr.(4).......    1997     7,692         0           0             0            0           0             0
  President and Chief        1996        --        --          --            --           --          --            --
  Executive Officer          1995        --        --          --            --           --          --            --
H.W. Bowman(5)...........    1997   466,059         0           0             0       25,500           0       112,929
  Former Chairman of the     1996   428,341         0           0             0       38,200           0        16,856
  Board, President and       1995   246,928   240,000           0             0      150,000           0        12,812
  Chief Executive Officer
G.L. Schueppert(6).......    1997   298,076   120,000           0             0       11,000           0        90,834
  Former Executive Vice      1996   225,000         0           0       810,000       10,000           0        80,031
  President and Chief        1995        --        --          --            --           --          --            --
  Financial Officer
C.J. Vitulli(7)..........    1997   306,076         0           0             0       12,000           0        95,851
  Former Senior Vice         1996    93,269         0           0       385,000            0           0             0
  President and President,   1995        --        --          --            --           --          --            --
  OMC Boat Group
R.H. Medland(8)..........    1997   230,670         0      30,331             0        6,500           0        65,105
  Former Senior Vice         1996   193,083         0           0       303,750        6,000      45,056        13,939
  President and Chief        1995   183,000    96,716           0             0            0      52,024        16,316
  Administrative Officer
D.J. Baddeley(9).........    1997   228,951         0      28,032             0        6,000           0        75,084
  Former Vice President,     1996   199,170         0           0       303,750        7,500      52,096        15,374
  Secretary and General      1995   190,000   100,415           0             0            0      39,366        15,269
  Counsel

------------------------------
(1) For Mr. Medland, $17,230 for a company car and $13,101 for accounting and legal fees, and for Mr. Baddeley, $16,772 for a company car and $11,260 for accounting and legal fees. No other Named Executive's Other Annual Compensation reached the level required for disclosure.

(2) In fiscal 1996 the Named Executives, except Mr. Bowman, and certain other employees of the Company received grants of restricted stock at prices of $16.00-$20.25 per share based on the closing price of a share of common stock of the pre-Merger Company on the date of grant. The number of shares granted were 255,000, having an aggregate value on the date of grant of $5,037,500. Based on the value of a share of common stock of the pre-Merger Company as of September 30, 1997, the aggregate value of all outstanding restricted stock was $4,590,000. With the exception of one grant of 5,000 shares which was not to vest for a period of three years, the restricted stock granted in fiscal year 1996, like prior grants of restricted stock, was not to vest for a period of five years. However, as a result of the change of control resulting from the Greenmarine Acquisition, all restricted stock fully vested and was either paid-out in cash in an amount equal to $18.00 per share or held by the Company pending negotiations on employment or severance agreements.

(3) For fiscal 1997, includes matching contributions to the OMC Employees Taxed Deferred Savings Plan in the amount of $1,640, $93, $25, $1,712 and $1,667; the dollar value of insurance premiums paid by the pre-Merger Company of $31,604, $44,161, $2,289, $19,000 and $21,363 for the benefit of Messrs.
    Bowman, Schueppert, Vitulli, Medland and Baddeley, respectively; restricted stock dividends in the amount of $12,205, $6,037, $5,576 and $7,066 for the benefit of Messrs. Schueppert, Vitulli, Medland and Baddeley, respectively; and stock option cash-outs in the amount of $79,687, $37,500, $34,375, $37,387 and $44,987 for the benefit of Messrs. Bowman, Schueppert, Vitulli, Medland and Baddeley, respectively. In addition, Mr. Vitulli received a sign-on bonus in the amount of $50,000.

(4) Mr. Jones was hired by the Company on September 25, 1997 and, therefore, information prior to that date does not exist.

(5) Mr. Bowman was hired by the pre-Merger Company on February 19, 1995 and, therefore, information prior to that date does not exist. Mr. Bowman ceased serving in the capacity noted on September 25, 1997.

(6) Mr. Schueppert was hired by the pre-Merger Company on January 2, 1996 and, therefore, information prior to that date does not exist. Mr. Schueppert ceased serving in the capacity noted on October 6, 1997.

(7) Mr. Vitulli was hired by the pre-Merger Company on June 10, 1996 and, therefore, information prior to that date does not exist. Mr. Vitulli ceased serving in the capacity noted on October 15, 1997.

(8) Mr. Medland ceased serving in the capacity noted on December 31, 1997.

(9) Mr. Baddeley ceased serving in the capacity noted on October 6, 1997.

OPTION GRANTS IN THE 1997 FISCAL YEAR

     The following table provides information on the grants of options to purchase common stock of the Pre-Merger Company given to the Named Executives on February 3, 1997. As a result of the cancellation of all outstanding options in connection with the Greenmarine Acquisition, no information is provided regarding the potential realizable value of the options granted in fiscal 1997. Any value received by the Named Executives during fiscal 1997 as a result of the cancellation is reflected in the summary compensation table above and the section below titled "Option Exercises in the 1997 Fiscal Year and Fiscal Year End Option Values".

                                                 # OF          % OF TOTAL
                                              SECURITIES        OPTIONS
                                              UNDERLYING     GRANTED TO ALL     EXERCISE
                                   GRANT     OPTIONS/SARS      EMPLOYEES       PRICE PER
NAME                                DATE      GRANTED(#)       IN 1997(1)      SHARE $(2)    EXPIRED(3)
----                               ------    ------------    --------------    ----------    ----------
H.W. Bowman......................  2/3/97       25,500           11.40           16.375       9/30/97
G.L. Schueppert..................  2/3/97       11,000            4.94           16.375       9/30/97
C.J. Vitulli.....................  2/3/97       12,000            5.36           16.375       9/30/97
R.H. Medland.....................  2/3/97        6,500            2.91           16.375       9/30/97
D.J. Baddeley....................  2/3/97        6,000            2.68           16.375       9/30/97

------------------------------
(1) In the 1997 fiscal year 139 employees received stock options.

(2) The exercise price of $16.375 was the closing price of a share of common stock of the pre-Merger Company on the New York Stock Exchange on February 3, 1997.

(3) Pursuant to the change of control resulting from the Greenmarine Acquisition, all outstanding options were fully vested and then cancelled effective September 30, 1997.

OPTION EXERCISES IN THE 1997 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table shows information on the exercise in the 1997 fiscal year of options to purchase common stock of the pre-Merger Company by the Named Executives or the payout of limited stock appreciation rights associated therewith. As a result of the cancellation of all outstanding options in connection with the Greenmarine Acquisition, no information is provided regarding unexercised options as of September 30, 1997 or the value of in-the-money options as of such date.

                                                         SHARES
                                                      ACQUIRED OR        VALUE
                        NAME                          EXERCISED(#)    REALIZED($)
                        ----                          ------------    -----------
H.W. Bowman.........................................     25,500         79,687
G.L. Schueppert.....................................     11,000         37,500
C.J. Vitulli........................................     12,000         34,375
R.H. Medland........................................     22,700         37,387
D.J. Baddeley.......................................     20,200         44,987

LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL YEAR 1997

     The following table describes the performance shares granted to the Named Executive Officers during the Company's 1997 fiscal year under the 1994 OMC Long-Term Incentive Plan (the "LTIP"). The LTIP plan has been terminated and all awards thereunder to Named Executive Officers have been cancelled. Accordingly, the following table is provided for information purposes only. The grants were awarded to cover the three year award cycle October 1, 1996 through September 30, 1999. No distribution of performance shares, whether in cash or stock, was to be made until after the end of the three year award cycle and a Compensation and Benefits Committee had determined the extent to which the Company had achieved the performance goals set at the beginning of each award cycle. The initial value of each performance share granted under the LTIP was $16.00. The initial value was the average of the closing price for a share of common stock of the pre-Merger Company on the New York Stock Exchange for the month of September 1996. The performance goals set for these performance shares were (1) the average of the absolute return on net assets for the three year award cycle,
(2) return on net assets improvement for the three year award cycle over the prior three year award cycle and (3) total shareholder return on the common stock of the pre-Merger Company as compared to the return on the S&P 400 for grants prior to October 1, 1996 and the S&P 500 for grants thereafter measured over the three year award cycle.

                                 NUMBER OF     PERFORMANCE           ESTIMATED FUTURE PAYOUTS
                                PERFORMANCE      PERIOD               (1) (POTENTIAL SHARES)
                                  SHARES          UNIT        ---------------------------------------
                                GRANTED (2)      PAYOUT       THRESHOLD(#)    TARGET(#)    MAXIMUM(#)
                                -----------    -----------    ------------    ---------    ----------
H.W. Bowman...................    15,300        3 Years          7,650         15,300        30,600
G.L. Schueppert...............     7,100        3 Years          3,550          7,100        14,200
C.J. Vitulli..................     6,400        3 Years          3,200          6,400        12,800
R.H. Medland..................     3,900        3 Years          1,950          3,500         7,800
D.J. Baddeley.................     3,800        3 Years          1,900          3,800         7,600

------------------------------
(1) The number of shares to be paid upon the completion of an award cycle would have depended entirely on the extent to which the pre-Merger Company achieved the performance goals set at the beginning of the award cycle. The payout at the Threshold level would have been 50%, the payout at the Target level would have been 100% and the payout at the Maximum level would have been 200% of the number of performance shares originally granted.

(2) As a condition of the agreements governing the resignation or termination, as the case maybe, of the Named Executives Officers listed above, all outstanding grants of performance shares, including the above, were cancelled or forfeited.

RETIREMENT PLANS

     The approximate annual benefits shown in the table below are for the Named Executive participants and are not subject to social security offset but are subject to offset for any benefits payable from retirement programs of the Company's foreign subsidiaries. The total annual benefit payable from the Outboard Marine Corporation Employees Retirement Plan (the "Retirement Plan") and the supplemental non-qualified retirement plan is shown in the table below for selected average base earnings levels and years of service based upon certain assumptions including all years of credited service as an Executive Officer, retirement at age 65 and election of a single life annuity for the benefit payment.

                                                                                       20 OR
         AVERAGE ANNUAL BASE EARNINGS            5 YEARS     10 YEARS    15 YEARS    MORE YEARS
         ----------------------------            --------    --------    --------    ----------
$  150,000.....................................  $ 19,125    $ 38,250    $ 57,375     $ 76,500
$  250,000.....................................  $ 31,875    $ 63,750    $ 95,625     $127,500
$  300,000.....................................  $ 38,250    $ 76,500    $114,750     $153,000
$  500,000.....................................  $ 63,750    $127,500    $191,250     $255,000
$  900,000.....................................  $114,750    $229,500    $344,250     $459,000
$1,300,000.....................................  $165,750    $331,500    $497,250     $663,000

     The Retirement Plan provides a fixed benefit determined on the basis of years of service and final average base earnings. In addition to the benefits from the Retirement Plan, certain participants in the Company's annual incentive compensation plan(s) are eligible for retirement benefits from a supplemental non-qualified retirement plan. The retirement benefits under the non-qualified plan are based upon amounts paid under the annual bonus plan as well as salary, and the total retirement benefits payable under the plans may exceed the maximum benefits payable under the Employee Retirement Income Security Act of 1974, as amended. The basis for benefits under both plans can be those amounts contained in the Summary Compensation Table above if the years disclosed are one or more of the three highest annual earnings in the last ten years as discussed below.

     Participants in the plans who are not Executive Officers receive an aggregate benefit equal to 1.2% of total pay and .5% above social security covered compensation for each year of credited service times the average of the five highest consecutive annual earnings (base annual salary rate plus incentive compensation earned in the same year under an annual incentive compensation plan) during such participant's last ten years of employment. An Executive Officer who participates in the plans will receive the 1.2% of total pay and .5% above social security covered compensation for each year of credited service as a non-Executive Officer and

2.55% for each year of credited service as an Executive Officer times the average of the three highest annual earnings during such participant's last ten years of employment.

     As of December 31, 1997, Messrs. Bowman, Schueppert, Vitulli, Medland and Baddeley will have 2.67, 1.76, 1.34, 6.50 and 7.75, respectively, credited years of service under the Company's retirement plans. The total estimated vested annual benefit payable from these two plans for Messrs. Bowman, Schueppert, Vitulli, Medland and Baddeley based upon certain assumptions including actual years of credited service as a non-Executive Officer and Executive Officer, as the case may be, current age and base earning levels, and election of a single life annuity for the benefit payment is $120,500, $0, $0, $47,704 and $55,707, respectively, which payments are not subject to social security offset but are subject to offset for any benefits payable from retirement programs of the Company's foreign subsidiaries.

EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

     David D. Jones, Jr. The Company and David D. Jones, Jr. have entered into an employment agreement, effective as of September 25, 1997 (the "Jones Employment Agreement"). Pursuant to the Jones Employment Agreement, Mr. Jones will serve as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company. The term of Mr. Jones's employment under the Jones Employment Agreement expires on September 30, 2000, or, if OMC changes its fiscal year to a calendar year, on December 31, 2000 (in either case, the "Jones Initial Term"), which term shall automatically renew for an additional two years on the initial expiration date and each expiration date thereafter until the end of the fiscal year during which Mr. Jones attains age 65, unless Mr. Jones's employment is otherwise terminated pursuant to the terms of the Jones Employment Agreement. In exchange for his services, Mr. Jones will receive (1) a base salary of $500,000 per annum for the first six months of his employment and $600,000 per annum for the remainder of the term of Mr. Jones's employment subject to increases at the Board of Director's discretion, (2) an annual bonus of up to 200% of base salary contingent on OMC's achieving certain financial performance goals, of which, during the Jones Initial Term, one-fourth shall be paid in cash and three-fourths shall be paid in common stock of OMC using a value of $18.00 per share, (3) an incentive option to purchase 61,105 shares of common stock of OMC at an exercise price of $18.00 per share, 5,555 shares of which vested upon grant, and with annual vesting of 5,555 shares each January 1st until fully exercisable, (4) a non-qualified option to purchase 238,895 shares of common stock of OMC at an exercise price of $18.00 per share with scheduled annual vesting each year over a three-year period, and (5) (i) payment by OMC of $643,470 in cash, (ii) the issuance of a non-qualified stock option to purchase 107,245 shares of common stock of OMC at an exercise price of $18.00 per share, 90,578 shares of which vested upon grant, with the remaining 16,667 shares vesting on December 31, 1998, and (iii) a deferred compensation obligation of the Company to him in the amount of $1,930,410 reduced by the product of (A) any decrease in the per share value of the common stock of OMC below $18.00 per share and (B) 107,245, in consideration of the incentive compensation, unvested options and restricted stock forfeited by Mr. Jones solely as a result of his severance from Brunswick Corporation to accept employment with the Company. The Jones Employment Agreement provides that Mr. Jones will be entitled to participate in or receive benefits under any employee benefit plan, program or arrangement made available generally by OMC to its similarly situated executives and that Mr. Jones is entitled to participate in OMC's Supplemental Non-Qualified Retirement Plan for Elected Officers.

     If OMC terminates Mr. Jones's employment for cause or Mr. Jones voluntarily resigns from his employment with OMC other than for good reason, OMC will be obligated to pay Mr. Jones his base salary through the date of termination. If OMC terminates Mr. Jones's employment with OMC without cause or Mr. Jones terminates his employment with OMC for good reason, Mr. Jones will be entitled to receive (1) his base salary through the date of termination plus any accrued vacation, (2) his annual bonus, if any, for the fiscal year in which such termination occurred prorated for the number of full months Mr. Jones was employed during such fiscal year, (3) an amount equal to the greater of his base salary for one year or his base salary for the remainder of the term of the Jones Employment Agreement, and (4) the benefit of continued participation in the OMC employee benefit plans, programs or arrangements in which Mr. Jones participated prior to his termination until the greater of one year or the end of the then remaining term of the Jones Employment Agreement, and (5) any remaining unvested stock options granted by OMC to Mr. Jones pursuant to the Jones Employment Agreement, which stock options shall automatically vest as of the date of termination and be exercisable for 90 days thereafter. If Mr. Jones's employment with OMC terminates as a result of his death, (1) OMC will be obligated to pay to Mr. Jones's estate his base salary to the date of his death plus any accrued vacation, and Mr. Jones's annual bonus, if any, for the fiscal year in which his death occurs prorated for the number of full months Mr. Jones was employed during such fiscal year, (2) in the event Mr. Jones dies during any twelve-month period during the term of his employment, any unvested stock options granted by OMC to Mr. Jones pursuant to the Jones Employment Agreement which would have become vested if Mr. Jones continued his employment during such twelve-month vesting period shall vest pro-rata for the number of full months Mr. Jones was employed during such twelve-month period in which his death occurs and be exercisable for 12 months after Mr. Jones's death, and (3) Mr. Jones's surviving spouse shall be entitled to participate in OMC's group medical and dental plans for the remainder of the term of the Jones Employment Agreement. If Mr. Jones's employment with OMC is terminated as a result of his total disability, (1) OMC will be obligated to pay Mr. Jones his base salary to the date on which total disability is deemed to have occurred plus any accrued vacation, and Mr. Jones's annual bonus, if any, for the fiscal year in which his total disability occurs prorated for the number of full months Mr. Jones was employed during such fiscal year, (2) in the event total disability occurs during any twelve-month period during the term of Mr. Jones's employment, any unvested stock options granted by OMC to Mr. Jones pursuant to the Jones Employment Agreement which would have become vested if Mr. Jones continued his employment during such twelve-month vesting period shall vest pro rata for the number of full months Mr. Jones was employed during such twelve-month period in which his total disability occurs and be exercisable for 12 months after Mr. Jones's total disability, and (3) Mr. Jones shall be permitted to participate in OMC's employee benefit plans, programs or arrangements in which he participated prior to he termination of his employment until the end of the then remaining term of the Jones Employment Agreement.

     Pursuant to the Jones Employment Agreement, OMC will have the right to repurchase all shares of common stock of OMC owned by Mr. Jones and vested stock options granted by OMC to Mr. Jones upon the termination of Mr. Jones's employment with OMC for any reason. Upon the termination by OMC of Mr. Jones's employment without cause, the termination by Mr. Jones of his employment for good reason, the voluntary termination by Mr. Jones of his employment at or after the expiration of the term of the Jones Employment Agreement, the voluntary termination by Mr. Jones of his employment at or after his attaining age 62, or the termination of Mr. Jones's employment as a result of his death or total disability, Mr. Jones or his estate, as applicable, will have the right to require OMC purchase all shares of common stock of OMC owned by Mr. Jones and vested stock options granted by OMC to Mr. Jones.

     Mr. Jones is prohibited from disposing his shares of OMC common stock without the prior written consent of OMC. However, pursuant to the Jones Employment Agreement, Mr. Jones will have a tag-along right, subject to certain exceptions, with respect to certain dispositions of common stock of OMC by Greenmarine Holdings. Greenmarine Holdings will have certain take-along rights to require Mr. Jones to sell his shares of OMC common stock if Greenmarine Holdings proposes to sell not less than 50% of the OMC common stock owned by Greenmarine Holdings.

     Mr. Jones is subject to confidentiality, non-competition and non-solicitation provisions, which are enforceable during the term of the Jones Employment Agreement and for a one-year period commencing on the expiration or termination of Mr. Jones's employment with OMC.

     See also "Certain Relationships and Related Transactions."

     Andrew P. Hines. The Company and Andrew P. Hines have entered into an employment agreement, effective as of October 6, 1997 (the "Hines Employment Agreement"). Pursuant to the Hines Employment Agreement, Mr. Hines will serve as Executive Vice President and Chief Financial Officer of the Company and as a member of the Board of Directors of the Company. The term of Mr. Hines's employment under the Hines Employment Agreement expires on October 6, 2000, which term shall automatically renew for an additional year on the initial expiration date and each expiration date thereafter, unless Mr. Hines's employment is otherwise terminated pursuant to the terms of the Hines Employment Agreement. In exchange for his services, Mr. Hines will receive (1) a base salary of $325,000 per annum, which was increased to $375,000 per annum by the Board of Directors in June 1998 and may be increased at the discretion of the Board of Directors and (2) a non-qualified option to purchase 180,000 shares of common stock of OMC at an exercise price of $18.00 per share with annual vesting in equal proportions over a three-year period. Simultaneously with the execution of the Hines Employment Agreement, Mr. Hines purchased from OMC 14,444 shares of OMC common stock, of which 2,777 shares were issued in consideration of a $50,000 cash payment and 11,667 shares were issued in consideration of Mr. Hines issuing a promissory note in favor of OMC in the principal amount of $210,000. On April 6, 1998, Mr. Hines purchased an additional 5,556 shares of common stock issued in consideration of a $100,000 cash payment. The Hines Employment Agreement provides that Mr. Hines, in certain circumstances, will be entitled to participate in the short-term and long-term incentive and stock option or other equity or quasi-equity participation plans, programs or arrangements in which similarly situated executives are entitled to participate. Mr. Hines will also be entitled to receive benefits under any employee benefit plan, program or arrangement made available generally by OMC to its similarly situated executives.

     If OMC terminates Mr. Hines's employment for cause or Mr. Hines voluntarily resigns from his employment with OMC other than for good reason, OMC will be obligated to pay Mr. Hines's base salary through the date of termination. If OMC terminates Mr. Hines's employment with OMC without cause or Mr. Hines terminates his employment with OMC for good reason, Mr. Hines will be entitled to receive
(1) his base salary through the date of termination plus any accrued vacation,
(2) an amount equal to the greater of his base salary for one year or his base salary for the remainder of the term of the Hines Employment Agreement, (3) the benefit of continued participation in OMC's employee benefit plans, programs or arrangements in which Mr. Hines participated prior to his termination until the greater of one year or the end of the then remaining term of the Hines Employment Agreement, and (4) any remaining unvested stock options granted by OMC to Mr. Hines, which stock options shall automatically vest as of the date of termination and be exercisable for 90 days thereafter. If Mr. Hines's employment with OMC terminates as a result of his death, (1) OMC will be obligated to pay to Mr. Hines's estate Mr. Hines's base salary to the date of his death plus any accrued vacation, and any bonus for the fiscal year in which his death occurs prorated for the number of full months Mr. Hines was employed during such fiscal year, and (2) Mr. Hines's estate will have one year from the date of Mr. Hines's death to exercise all vested and unexercised stock options granted by OMC to Mr. Hines. If Mr. Hines's employment with OMC is terminated as a result of his total disability, (1) OMC will be obligated to pay Mr. Hines his base salary to the date on which total disability is deemed to have occurred plus any accrued vacation, and any bonus for the fiscal year in which his total disability occurs prorated for the number of full months Mr. Hines was employed during such fiscal year, (2) any stock options granted by OMC to Mr. Hines that have vested as of the date of such total disability shall be exercisable for 90 days after the date of such termination, and (3) Mr. Hines shall be permitted to participate in OMC's employee benefit plans, programs or arrangements in which he participated prior to he termination of his employment until the end of the then remaining term of the Hines Employment Agreement.

     Pursuant to the Hines Employment Agreement, OMC will have the right to repurchase all shares of common stock of OMC owned by Mr. Hines and vested stock options granted by OMC to Mr. Hines upon the termination of Mr. Hines's employment with OMC for any reason. Upon the termination by OMC of Mr. Hines' employment without cause, the termination by Mr. Hines of his employment for good reason, the voluntary termination by Mr. Hines of his employment at or after the expiration of the term of the Hines Employment Agreement, the voluntary termination by Mr. Hines of his employment at or after his attaining age 62, or the termination of Mr. Hines's employment as a result of his death or total disability, Mr. Hines or his estate, as applicable, will have the right to require OMC purchase all shares of common stock of OMC owned by Mr. Hines and stock options granted by OMC to Mr. Hines.

     Mr. Hines is prohibited from disposing his shares of OMC common stock without the prior written consent of OMC. However, pursuant to the Hines Employment Agreement, Mr. Hines will have a tag-along right, subject to certain exceptions, with respect to certain dispositions of common stock of OMC by Greenmarine Holdings. Greenmarine Holdings will have certain take-along rights to require Mr. Hines to sell his shares of OMC common stock if Greenmarine Holdings proposes to sell not less than 50% of the OMC common stock owned by Greenmarine Holdings.

     Mr. Hines is subject to confidentiality, non-competition and non-solicitation provisions, which are enforceable during the term of the Hines Employment Agreement and for a one-year period commencing on the expiration or termination of Mr. Hines's employment with OMC.

     See also "Certain Relationships and Related Transactions."

     Certain Severance Arrangements. The Company has severance agreements with George L. Broughton, P.W. Brown, Raymond M. Cartade, Jack L. Feurig, John D. Flaig, Grainger B. McFarlane, James P. Murphy, Paul R. Rabe, Robert S. Romano, Paula S. Rummage, Peter J. VanLancker, Russell J. Van Rens and Robert F. Young. Each of these agreements was entered into prior to the Greenmarine Acquisition, and the Company's potential severance obligations thereunder became effective upon the change in control of the Company resulting from the Greenmarine Acquisition. The agreements provide that if such employee elects to resign his employment for specified reasons, or is terminated by the Company other than for cause, the Company will pay such employee an amount in cash equal to not more than one times (except for Mr. Flaig who will be paid two times) (1) salary plus
(2) the amount of the highest annual incentive compensation received by such employee in the five (5) fiscal years preceding the fiscal year of the change in control (or, for certain employees, the two (2) fiscal years immediately following the fiscal year of the change in control, if greater). Additionally, for certain employees for a period of twelve (12) months following the termination date (the "Continuation Period"), the Company will arrange to provide the employee with benefits substantially similar to those the employee was receiving or entitled to receive immediately prior to the termination date. Further, the Company will pay to certain employees a lump sum cash payment in an amount equal to the actuarial equivalent of the excess of (1) the retirement, pension, medical, life and other benefits that will be payable to the employee under the Company's retirement plans if the employee continued to be employed through the Continuation Period given the employee's base salary over (2) the retirement, pension, medical, life and other benefits that employee is entitled to receive under the Company's retirement plans. As a result of the Greenmarine Acquisition, the severance agreements have, or will be, paid in accordance with their terms for those employees who have satisfied the conditions discussed above. The terms of these severance agreements will remain in force until September 12, 2000, or as otherwise may be negotiated by the employee and the Company.

     Harry W. Bowman. The Company and Harry W. Bowman entered into a Consulting Agreement, effective as of September 24, 1997 (the "Bowman Consulting Agreement"). Pursuant to the Bowman Consulting Agreement, Mr. Bowman agreed to resign from his positions as President, Chief Executive Officer and Chairman of the Board of OMC and was to receive certain benefits from the Company, including
(1) a cash payment in the amount of $940,000, (2) a fee in the amount of $230,000 for employment services to OMC from the date of the agreement through March 31, 1998, (3) a consulting fee in the amount of $230,000 for consulting services from April 1, 1998 through September 30, 1998, (4) in exchange for his agreement not to engage in any competitive activity or make any disparaging statements about the Company or any of its employees, officers, or directors, a cash payment in the amount of $700,000, (5) the retirement benefits to which Mr. Bowman was entitled under the Employment Agreement entered into between the Company and Mr. Bowman dated February 14, 1995, (6) coverage under the Company's welfare and benefit plans through September 30, 1998, (7) compensation for outplacement services and reimbursement for certain financial advisory services, and (8) gross-up payments for any excise tax resulting from the application imposed by Section 4999 of the Internal Revenue Code of 1986 resulting from the change of control provisions of Section 280G of the Internal Revenue Code of 1986. In consideration of these benefits, Mr. Bowman agreed that the Employment Agreement dated February 14, 1995, except those provisions which survive through the Consulting Agreement, and the Severance Agreement dated March 31, 1997 between the Company and Mr. Bowman would be terminated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of common stock of OMC as of June 1, 1998 by (i) any person or group who beneficially owns more than 5% of the outstanding common stock of OMC and
(ii) each director and executive officer of OMC and all directors and executive officers of OMC as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock of OMC subject to options currently exercisable, or exercisable within 60 days of the date of this Prospectus, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise indicated, beneficial ownership in the following tables includes sole voting and dispositive power.

                                                                 SHARES
                                                              BENEFICIALLY    PERCENT
                      NAME AND ADDRESS                           OWNED        OF CLASS
                      ----------------                        ------------    --------
Greenmarine Holdings LLC(1).................................   20,400,000      99.9%
  277 Park Avenue, 27th Floor
  New York, New York 10172
Alfred D. Kingsley(2).......................................   20,400,000      99.9%
  277 Park Avenue, 27th Floor
  New York, New York 10172
Gary K. Duberstein(2).......................................   20,400,000      99.9%
  277 Park Avenue, 27th Floor
  New York, New York 10172
Richard Katz(3).............................................   20,400,000      99.9%
  Villa La Sirena
  Vico dell'Olivetta 12
  18039 Martola Inferiore
  Ventimiglia, Italy
Ron Hiram(4)................................................   20,400,000      99.9%
  888 Seventh Avenue, 33rd Floor
  New York, New York 10106
David D. Jones, Jr.(5)......................................      101,688          *
  c/o Outboard Marine Corporation
  100 Sea Horse Drive
  Waukegan, Illinois 60085
Andrew P. Hines(6)..........................................       20,000          *
  c/o Outboard Marine Corporation
  100 Sea Horse Drive
  Waukegan, Illinois 60085
Directors and Executive Officers as a group (11 persons)....      121,688          *

------------------------------

 *  Less than 1%.

(1) The members of Greenmarine Holdings are Greenlake Holdings LLC, a Delaware limited liability company ("Greenlake"), Quasar Strategic Partners LDC, a Cayman Islands limited duration company ("QSP"), and Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"). Greenlake, QSP and QIP have approximately a 30.5%, 34.75% and 34.75% interest in Greenmarine Holdings, respectively. Greenlake is controlled by Mr. Alfred D. Kingsley and Mr. Gary K. Duberstein. QSP is an indirect subsidiary of Quasar International Fund N.V., a Netherlands Antilles limited liability company ("Quasar"). QIP is the principal operating subsidiary of Quantum Industrial Holdings Ltd., a British Virgin Islands corporation ("QIH"). Quasar and QIH are investment funds which have as their principal investment advisors Soros Fund Management LLC, of which Mr. George Soros serves as Chairman. Greenmarine Holdings is controlled by a Management Committee comprised of up to a total of four Managers. Pursuant to the Operating Agreement of Greenmarine Holdings, Greenlake has the right to appoint two designees to Greenmarine Holdings's Management Committee and the holders of a majority of Greenmarine Holdings' interest held by QSP and QIP have the right to appoint two members of Greenmarine Holdings' Management Committee. Greenmarine Holdings' Management Committee is currently comprised of Messrs. Alfred D. Kingsley, Gary K. Duberstein and Richard Katz. From and after September 12, 1998, the holders of a majority of Greenmarine Holdings' interests held by QSP and QIP may elect to increase the size of Greenmarine Holdings' Management Committee to five members, three of whom will be designated by the holders a majority of Greenmarine Holdings' interests held by QSP and QIP and two of whom will be designated by Greenlake. The vote of three of the members of Greenmarine Holdings's Management Committee is required for action by the Management Committee.

(2) Each of Alfred D. Kingsley and Gary K. Duberstein is a director of the Company. In addition, each of Messrs. Kingsley and Duberstein are members of Greenmarine Holdings's Management Committee and they control Greenlake. All of the shares indicated as owned by each of Messrs. Kingsley and Duberstein are owned directly by Greenmarine Holdings and are included because of their affiliation with Greenmarine Holdings. As such, Messrs. Kingsley and Duberstein may be deemed to have beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(3) Richard Katz is a director of the Company. In addition, Mr. Katz is a member of Greenmarine Holdings's Management Committee. All of the shares indicated as owned by Mr. Katz are owned directly by Greenmarine Holdings and are included because of his affiliation with Greenmarine Holdings. The reference to such shares shall not be deemed admission that Mr. Katz may be deemed to have beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(4) Ron Hiram is a director of the Company. All of the shares indicated as owned by Mr. Hiram are owned directly by Greenmarine Holdings and are included because of his affiliation with Greenmarine Holdings. The reference to such shares shall not be deemed admission that Mr. Hiram may be deemed to have beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

(5) Represents 101,688 shares of OMC common stock issuable upon exercise of options granted to Mr. Jones pursuant to the Jones Employment Agreement, which options are currently exercisable. Does not include 305,557 shares of OMC common stock issuable upon exercise of options granted to Mr. Jones pursuant to the Jones Employment Agreement, which options will not become exercisable within 60 days of the date of this Prospectus. See "Management-- Employment Contracts and Severance Agreements."

(6) Of the 20,000 shares indicated as owned by Mr. Hines, 8,333 were purchased in consideration of $150,000 in cash payments and 11,667 were purchased in consideration of Mr. Hines issuing a promissory note in favor of the Company in the principal amount of $210,000. Mr. Hines has pledged 14,444 shares, and will pledge such additional 5,556 shares, to the Company to secure his obligations under such promissory note. Does not include 180,000 shares of OMC common stock issuable upon exercise of options granted to Mr. Hines pursuant to the Hines Employment Agreement, which options will not become exercisable within 60 days of the date of this Prospectus. See "Management--Employment Contracts and Severance Agreements."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company is party to an employment agreement with each of David D. Jones, Jr. and Andrew P. Hines, and to severance agreements with certain other personnel. See "Management--Employment Contracts and Severance Agreements."

     OMC has agreed to reimburse Mr. Jones for his reasonable moving expenses incurred in connection with his relocation to the geographical vicinity of Chicago, Illinois. Through March 31, 1998, such expenses have been approximately $8,580. In addition, OMC has agreed to make a loan to Mr. Jones for the purchase of a new residence in the Chicago area, or make an equity investment in such residence, in an amount up to $300,000, and, during the term of Mr. Jones's employment with OMC, OMC will pay to Mr. Jones an amount equal to the interest payable on any such loan or the fair rental value of the OMC-owned portion of such residence, as the case may be. Any such loan shall be evidenced by a promissory note and secured by a second mortgage in favor of OMC. OMC has agreed to bear the "first-loss" position in the event that Mr. Jones's new residence is sold for an amount less than its original cost plus improvements. In the event Mr. Jones's employment with OMC is terminated for any reason and such new residence has not been sold, within 120 days after such termination, Mr. Jones will be obligated to repay such loan or repurchase such equity investment, as the case may be, at an appraised value to be determined by an independent appraiser. OMC has also agreed to reimburse Mr. Jones for any loss he incurs on the sale of his current residence.

     To enable Mr. Jones to exercise at any time during his employment with OMC all or any portion of the non-qualified option to purchase 238,895 shares of OMC common stock granted by OMC to Mr. Jones pursuant to the Jones Employment Agreement, OMC has agreed to loan to Mr. Jones an amount equal to the aggregate exercise price of the portion of such option being exercised. Any such loan shall be due and payable in full within 30 days following Mr. Jones's termination of employment for any reason. In addition, pursuant to the Jones Employment Agreement, OMC has purchased for the benefit of Mr. Jones and his heirs a term life insurance policy with a death benefit of $1,500,000.

     OMC has agreed to reimburse Mr. Hines until the earlier of the date he permanently relocates to the Chicago, Illinois geographical vicinity or October 6, 1998, Mr. Hines's rental fees for a temporary residence in the Chicago, Illinois area, including all utilities, and for round trip coach airfares between New Jersey and Chicago for reasonable travel between such locations by Mr. Hines and his wife. Through March 31, 1998, such expenses have been approximately $21,787. If Mr. Hines is unable to sell his current residence before the earlier of October 6, 1999 or the date on which he purchases a residence in the Chicago, Illinois area, OMC shall obtain an appraisal of Mr. Hines's New Jersey residence and advance to Mr. Hines the equity value of such residence, which equity value shall be the greater of such appraisal or $850,000 less any outstanding mortgage balance. Any such advance shall be secured by a second mortgage in favor of OMC. If OMC so advances to Mr. Hines the equity value of his New Jersey residence, OMC shall have the right to sell such residence and shall assume all mortgage payment obligations for such residence. OMC will be entitled to any profits and will suffer any losses that result from the difference between such equity value and the actual sale price of Mr. Hines's New Jersey residence. Pursuant to the Hines Employment Agreement, the Company loaned to Mr. Hines the amount of $210,000 for the sole purpose of purchasing 11,666.66 shares of common stock of the Company. The loan is evidenced by a promissory note and secured by a pledge and security agreement with the shares of OMC common stock issued to Mr. Hines as collateral.

     OMC has agreed to loan to Paul R. Rabe the amount of $83,500 to assist in the purchase of a new permanent residence. The loan is interest free and is evidenced by a promissory note. Mr. Rabe is obligated to repay the loan upon the earlier to occur of (i) the sale of his former residence or (ii) termination of his employment with the Company for any reason. As of June 1, 1998, the amount outstanding remained at $83,500.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company on May 27, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company and the Subsidiary Guarantors (collectively, the "Issuers") and the Initial Purchasers entered into the Registration Rights Agreement on May 27, 1998, the date of the Initial Offering (the "Issue Date").

     Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed to file a registration statement on Form S-4 with respect to the Exchange Offer (the "Exchange Offer Registration Statement") with the Commission on or prior to 60 days after the Issue Date, and use their respective best efforts to have it declared effective on or prior to 150 days after the Issue Date. The Company and the Subsidiary Guarantors have also agreed to use their best efforts to cause the Exchange Offer Registration Statement to be effective continuously, to keep the Exchange Offer open for a period of not less than 20 business days and cause the Exchange Offer to be consummated no later than the 30th business day after it is declared effective by the Commission. The Exchange Offer is being made to satisfy certain of the contractual obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreement and the Purchase Agreement.

     If (i) the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Old Notes which are Transfer Restricted Securities notifies the Company prior to the 20th business day following the consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer, (b) it may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds Old Notes acquired directly from the Company or any of the Company's affiliates, the Company and the Subsidiary Guarantors will file with the Commission a Shelf Registration Statement to register for public resale the Transfer Restricted Securities held by any such Holder who provide the Company with certain information for inclusion in the Shelf Registration Statement.

     For the purposes of the Registration Rights Agreement, "Transfer Restricted Securities" means each Old Note until the earliest date on which (i) such Old
Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such Old Note has been disposed of in accordance with the Shelf Registration Statement, or (iii) such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act, and each Exchange Note until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

     The Registration Rights Agreement provides that (i) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 150th day after May 27, 1998, (ii) if the Exchange Offer is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared effective, (iii) if obligated to file the Shelf Registration Statement and the Company and the Subsidiary Guarantors fail to file the Shelf Registration Statement with the Commission on or prior to the 60th day after such filing obligation arises, (iv) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 90th day after the obligation to file a Shelf Registration Statement arises, or (v) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, for such time of non-effectiveness or non-usability (each, a "Registration Default"), the Company and the Subsidiary Guarantors agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.35 per week per $1,000 in principal amount of Transfer Restricted Securities. The Company and the Subsidiary Guarantors shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     All accrued Liquidated Damages shall be paid by the Company or the Subsidiary Guarantors to Holders entitled thereto by wire transfer of immediately available same day funds to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered. As of the date of this Prospectus, $160,000,000 aggregate principal amount of Old Notes were outstanding.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

     Any such extension, delay in acceptance, termination or amendment will be followed promptly by oral (confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on December 1, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     Interest on the Exchange Notes is payable semi-annually on each June 1 and December 1, commencing on December 1, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. For a holder to validly tender Old Notes pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at the address set forth under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address or (b) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal). The term "Agent's Message" means a message, transmitted by the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

     By tendering, each holder of Old Notes will represent to the Company that, among other things, (i) the Exchange Notes to be acquired by such holder of Old Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) except as otherwise disclosed in writing, such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, and (iv) such holder acknowledges and agrees that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Commission set forth in the no-action letters that are discussed under "Resale of the Exchange Notes." In addition, by accepting the Exchange Offer, such holder will (i) represent and warrant that, if such holder is a Participating Broker-Dealer, such Participating Broker-Dealer acquired the Old Notes for its own account as a result of market-making activities or other trading activities and has not entered into any arrangement or understanding with the Company or any "affiliate" of the Company (within the meaning of Rule 405 under the Securities
Act) to distribute the Exchange Notes to be received in the Exchange Offer, and
(ii) acknowledges that, by receiving Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired as a result of market-making activities or other trading activities, such Participating Broker-Dealer will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a recognized participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a "Medallion Signature Guarantor"), unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the NASD or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by a Medallion Signature Guarantor.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee (or, in the case of book-entry transfer, an Agent's Message in lieu thereof) and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal (or, in the case of book-entry transfer, an Agent's Message) or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer (including delivery of an Agent's Message), prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution (i) an Agent's Message with respect to guaranteed delivery that is accepted by the Company, or (ii) a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal or facsimile thereof (or, in the case of book-entry transfer, an Agent's Message), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

     State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                      STATE STREET BANK AND TRUST COMPANY


                By Mail:                                                           Overnight Courier:
   State Street Bank and Trust Company                                         State Street Bank and Trust
              P.O. Box 778                                                               Company
       Boston, Massachusetts 02102                                               Two International Place
  Attention: Corporate Trust Department                                        Boston, Massachusetts 02110
              Kellie Mullen                                                    Attention: Corporate Trust
                                               To Confirm by Telephone                 Department
                                              or for Information Call:                Kellie Mullen
                                                   (617) 664-5587
          By Hand: in New York
State Street Bank and Trust Company, N.A.
         61 Broadway, 15th Floor                                                   By Hand: in Boston
         Corporate Trust Window                                                State Street Bank and Trust
        New York, New York 10006                                                         Company
                                                                                 Two International Plaza
                                                                              Fourth Floor, Corporate Trust
                                                                               Boston, Massachusetts 02110

     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is the original principal amount, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. Certain expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                              DESCRIPTION OF NOTES

GENERAL

     The Exchange Notes offered hereby will be issued as a separate series under the Indenture (the "Indenture") dated as of May 27, 1998 among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"). The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Old Notes issued in the Initial Offering and the Exchange Notes offered hereby are referred to collectively as the "Notes."

     The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Outboard Marine Corporation and not to any of its Subsidiaries.

     The Notes will be general unsecured obligations of the Company (except to the limited extent provided in connection with the applicable Interest Reserve Account) and will rank pari passu in right of payment with all current and future unsubordinated Indebtedness of the Company. However, the Company and the Subsidiary Guarantors are parties to the Credit Agreement and all borrowings under the Credit Agreement are secured by a first priority Lien on the accounts receivable, inventories and certain other assets of the Company and the Subsidiary Guarantors.

     The operations of the Company are conducted, in part, through its Subsidiaries and, therefore, the Company is, in part, dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

     The Company's obligations under the Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by each of the Company's Significant Subsidiaries, other than any Foreign Subsidiaries (each such Person, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"). The Subsidiary Guarantees will be senior unsecured obligations of the Subsidiary Guarantors (except to the limited extent provided in connection with the applicable Interest Reserve Account) and will rank pari passu in right of payment with all current and future unsubordinated Indebtedness of the Subsidiary Guarantors and senior to all subordinated Indebtedness of the Subsidiary Guarantors. However, the Notes will be effectively subordinated to all secured Indebtedness of the Subsidiary Guarantors, including Indebtedness under the Credit Agreement, and all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of each Subsidiary of the Company that is not a Subsidiary Guarantor (the "Non-Guarantor Subsidiaries"). Any right of the Company to receive assets of any such Non-Guarantor Subsidiary upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of the creditors of such Non-Guarantor Subsidiary. For the twelve months ended September 30, 1997 and the six months ended March 31, 1998, the combined revenues of the Company and the Subsidiary Guarantors represented approximately 78% and 79%, respectively, of the Company's total revenues and for the same periods the combined total assets of the Company and the Subsidiary Guarantors represented approximately 84% and 83%, respectively, of the Company's consolidated total assets. At March 31, 1998, pro forma for the Initial Offering and the application of the net proceeds therefrom, the aggregate principal amount of secured Indebtedness of the Company and the Subsidiary Guarantors would have been $83.8 million and the Indebtedness and other obligations of the Company's Non-Guarantor Subsidiaries, which would have effectively ranked senior to the Notes, would have been approximately $24.5 million. The Indenture permits the Company and its Restricted Subsidiaries to incur additional Indebtedness, including secured Indebtedness, subject to certain limitations. See "Risk Factors--Ranking."

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $160.0 million and will mature on June 1, 2008. Interest on the Notes will accrue at the rate of 10 3/4% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 1998, to Holders of record on the immediately preceding May 15 and November 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

INTEREST RESERVE ACCOUNTS

     The Trustee has, pursuant to the Depositary Agreement, appointed State Street Bank and Trust Company (the "Depositary Agent") as the Depositary Agent and securities intermediary with respect to the Interest Reserve Accounts (as defined), in which approximately $28.6 million of cash, including approximately $4.1 million of the net proceeds realized from the sale of the Notes and approximately $24.5 million of available cash was deposited on the Issue Date. The actual amount of funds deposited equaled one year of Projected Senior Debt Interest Expense (as defined) on all Senior Debt (as defined) outstanding on the Issue Date (the "Required Amount"). Pursuant to the terms of that certain Depositary Agreement among the Company, the Trustee, the Administrative Agent under the Credit Agreement, and the Depositary Agent (the "Depositary Agreement"), the Depositary Agent will hold, invest and disburse the amounts on deposit from time to time in the Interest Reserve Accounts (the "Interest Reserve Funds") in accordance with the Depositary Agreement and the Company shall have no right of withdrawal under the Interest Reserve Accounts except under circumstances established in the Depositary Agreement.

  The Accounts

     The following accounts (each an "Interest Reserve Account" and collectively, the "Interest Reserve Accounts") have been established and created with the Depositary Agent:

        (i) Notes Interest Account;

        (ii) Other Senior Debt Interest Account; and

        (iii) Distribution Account.

     The Notes Interest Account is pledged to the Trustee as security for the benefit of the Trustee and the holders of the Notes. The Other Senior Debt Interest Account and the Distribution Account are pledged to the Administrative Agent as security for the benefit of the Administrative Agent and the lenders under the Credit Agreement. All amounts deposited with the Depositary Agent, at the written request and direction of the Company, will be invested by the Depositary Agent in U.S. Government Securities. The Required Amount was deposited on the Issue Date into the Notes Interest Account in an amount equal to that portion of one year of Projected Senior Debt Interest Expense attributable to the Notes and into the Other Senior Debt Interest Account in an amount equal to one year of Projected Senior Debt Interest Expense attributable to all other Senior Debt.

  Disbursements from Interest Reserve Accounts

     In the event that the Company's Excess Available Cash for any given fiscal quarter ending after the Issue Date is less than the Company's Projected Senior Debt Interest Expense for the next fiscal quarter (as certified by the Company or its duly authorized agent for such purposes), the Depositary Agent shall be authorized, at the request of the Company, to disburse funds from the applicable Interest Reserve Account, as set forth in a certificate from the Company (a "Certificate of Authorization") requesting that funds be disbursed, for the payment of interest on the Notes or any other Senior Debt, as applicable; provided that the aggregate amount disbursed in any fiscal quarter (including the amount of all Deemed Payments made in such fiscal quarter, but excluding the actual disbursement of any Deemed Payments) does not exceed the difference between the Excess Available Cash for the prior fiscal quarter and the Company's actual Fixed Charges with respect to Senior Debt paid in the specified fiscal quarter. The Depositary Agent shall disburse funds from the applicable Interest Reserve Account, in accordance with the Certificate of Authorization, on any date on which interest is payable on Senior Debt; provided, however, that an instruction to pay interest expense on any particular Senior Debt shall include (and be deemed to constitute) a request to disburse (from the applicable Interest Reserve Account) all accrued but unpaid interest on all other outstanding Senior Debt (which payments (the "Deemed Payments") shall be held in a sub-account of the applicable Interest Reserve Account and shall be paid by the Depositary Agent on the next date on which interest becomes due and payable with respect to any such other Senior Debt, including the Notes).

  Additions to Interest Reserve Accounts

     In the event that (i) the Company's Excess Available Cash for any given fiscal quarter is greater than its Projected Senior Debt Interest Expense for the next fiscal quarter (the amount of such excess, the "Excess Cash") and (ii) either (a) the Notes Required Amount exceeds the difference between (x) the amount of funds on deposit in the Notes Interest Account and (y) the amount of all Deemed Payments with respect to the Notes which have not yet been distributed, or (b) the Other Senior Debt Required Amount exceeds the difference between (x) the amount of funds on deposit in the Other Senior Debt Interest Account and (y) the amount of all Deemed Payments with respect to the other Senior Debt which have not yet been distributed, then the Company shall deposit into the applicable Interest Reserve Account, an amount equal to such excess; provided that if the Excess Cash is less than the amount of such required deposits, then the amount of Excess Cash shall be deposited ratably into the Notes Interest Account and the Other Senior Debt Interest Account (based on the amount of their respective required deposits).

  Interest Income

     In the event that either Interest Reserve Account is fully funded to the applicable Required Amount plus applicable Deemed Payments, if any, as of the end of any fiscal quarter, the Depositary Agent shall distribute any amounts in excess of the applicable Required Amount plus applicable Deemed Payments, if any, to the Distribution Account; provided that the Company's Excess Available Cash for such quarter exceeds the Projected Senior Debt Interest Expense for the following fiscal quarter. So long as no Default or Event of Default shall have occurred and be continuing, amounts distributed to the Distribution Account shall be made available to the Company for general corporate purposes.

  Termination

     The Company is required to maintain the Interest Reserve Accounts until the earlier of (i) the later of (x) three years from the Issue Date and (y) such time as the Company's Fixed Charge Coverage Ratio for the four consecutive fiscal quarter periods ending as of the last day of the most recent fiscal quarter is greater than 2.5 to 1.0, and (ii) the date upon which all obligations with respect to the Notes have been indefeasibly paid in full. At such time, after notice to the Depositary Agent, the Interest Reserve Funds shall be placed in the Distribution Account and made available to the Company for general corporate purposes. Upon delivery of such notice to the Depositary Agent, the Trustee and the Administrative Agent, the Depositary Agreement shall automatically terminate and, except as expressly provided therein, be of no further force and effect.

  Remedies

     The Depositary Agreement provides that, upon receipt of notice of an event of default, the Depositary Agent shall cease making further distributions and the Trustee may foreclose on the Notes Interest Account and/or the Administrative Agent may foreclose on the Other Senior Debt Interest Account, as applicable, and the Trustee and the Administrative Agent may exercise other rights and remedies, upon the occurrence of any Default or Event of Default, after the expiration of any applicable cure period under the Indenture (with respect to the Notes Interest Account) or any default or event of default, after the expiration of any applicable cure period under the Credit Agreement (with respect to the Other Senior Debt Interest Account and the Distribution Account). The ability of the holders of Notes to realize upon the Interest Reserve Funds may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company. See "Risk Factors--Bankruptcy Risk Related to Interest Reserve Accounts."

SUBSIDIARY GUARANTEES

     Each of the Company's Significant Subsidiaries (other than any Foreign Subsidiary, as designated by the Company) as of the Issue Date is a Subsidiary Guarantor under the Indenture. Each Subsidiary Guarantor unconditionally guarantees on a senior basis, jointly and severally, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal and interest on the Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee is limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture and
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     The Indenture provides that in the event of (i) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary or (ii) a sale or other disposition of all or substantially all of the properties or assets of any Subsidiary Guarantor to a third party or an Unrestricted Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, in either case, in a transaction or manner that does not violate any of the covenants in the Indenture, then such Subsidiary Guarantor (in the event of such a designation or a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under its Subsidiary Guarantee, provided that any Net Proceeds of such sale or other disposition are applied in accordance with the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales;" and provided, further, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any other Indebtedness of the Company or its Restricted Subsidiaries shall also terminate upon such release, sale or disposition.

     The Indenture requires the Company to cause certain other Restricted Subsidiaries to become Subsidiary Guarantors under certain circumstances. See "--Certain Covenants--Additional Subsidiary Guarantees."

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to June 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

                       YEAR                         PERCENTAGE
                       ----                         ----------
2003..............................................   105.375%
2004..............................................   103.583%
2005..............................................   101.792%
2006 and thereafter...............................   100.000%

     Notwithstanding the foregoing, prior to June 1, 2001, the Company may on any one or more occasions redeem up to an aggregate of 35% of the original aggregate principal amount of Notes at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further that any such redemption shall occur within 60 days of the date of the closing of any such offering. The Indenture does not restrict the ability of the Company to separately make open-market purchases or other privately negotiated purchases of Notes from time to time.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "--Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any

Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Company's ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The Credit Agreement provides that certain change of control events with respect to the Company would constitute a default thereunder permitting the lending parties thereto to accelerate the Indebtedness thereunder. In addition, certain events that may obligate the Company to offer to repay all outstanding obligations under the Credit Agreement may not constitute a Change of Control under the Indenture. However, the Company may not have sufficient resources to repay all outstanding Indebtedness under the Credit Agreement and to repurchase tendered Notes. Furthermore, any future credit agreements or other agreements relating to senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is directly or indirectly prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the purchase of Notes would remain prohibited. The failure by the Company to purchase tendered Notes would constitute a breach of the Indenture which would, in turn, constitute a default under the Credit Agreement and could lead to the acceleration of the indebtedness thereunder. In any such event, the security granted in respect of the Credit Agreement could result in the Holders of the Notes receiving less ratably than the lenders under the Credit Agreement. See "Risk Factors--Change of Control."

     In addition, the terms of the Convertible Debentures include provisions similar to those contained in the Notes which require the Company to make an offer to repurchase all or any part of such securities under circumstances constituting a Change of Control. However, the repurchase of any tendered Debentures may constitute a default under the terms of the Credit Agreement and the Indenture. The failure to repurchase any tendered Convertible Debentures would also constitute a default under the Convertible Debentures Indenture (as defined). See "Description of Certain Other Indebtedness--Subordinated Debt Securities--7% Convertible Debentures due 2002."

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed or satisfied by the transferee of any such assets pursuant to a customary novation or other agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any marketable securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option, (a) to purchase, redeem, repay or prepay Indebtedness under the Credit Agreement or other secured Indebtedness of the Company or a Restricted Subsidiary (and, in the case of any such Indebtedness that was borrowed under a revolving credit line, to correspondingly reduce commitments with respect thereto), (b) to cash collateralize letters of credit to the extent such letters of credit have not been drawn upon or returned undrawn; provided, however, that any such cash collateral released to the Company upon the expiration of such letters of credit shall again be deemed to be Net Proceeds (and, in the case of any such letters of credit established under a revolving credit line to correspondingly reduce commitments with respect thereto), or (c) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful, in each case, in a Permitted Business; provided, however, that if the Company or any Restricted Subsidiary has entered into a definitive agreement with respect to any such acquisition or capital expenditure within such 365 day period, it may defer the application of such Net Proceeds to effect such acquisition or capital expenditure for up to an additional 90 days or the fifth Business Day following the termination of any such definitive agreement, whichever occurs first. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any general corporate purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment (including any Investment in an Unrestricted Subsidiary) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) Investments in any Person (other than the Company or a Wholly-Owned Restricted Subsidiary or any Unrestricted Subsidiary) engaged in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at that time outstanding not to exceed $25 million; (vi) the repurchase of Convertible Debentures in an amount not to exceed $7.1 million, plus any accrued and unpaid interest thereon, in connection with any offer required to be made to the holders thereof following a Change of Control or similar event; provided, that the Company has previously paid all amounts required to be paid in connection with any Change of Control Offer for the Notes; (vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any management employee of the Company (or any Restricted Subsidiary) pursuant to any management equity subscription agreement or stock option, phantom stock or other equity incentive plan; provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (a) $2 million in each fiscal year (provided that any unused amounts may be carried over to any subsequent fiscal year, subject to a maximum amount of $4 million in any fiscal year) plus (b) the amount of net cash proceeds received by the Company from the Sale of Equity Interests (other than Disqualified Stock) to management employees of the Company or any Restricted Subsidiary; provided that any such net cash proceeds shall be excluded from any computation under clause (c)(ii) above; (viii) loans to employees of the Company or any Restricted Subsidiary to purchase Equity Interests issued by the Company in an amount not to exceed $2 million at any time outstanding; (ix) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (ix) that are at that time outstanding, not to exceed $5 million; (x) the payment of consulting or similar fees to Holdings in an aggregate amount not to exceed $250,000 in any fiscal year; provided, that the requirement set forth in clause (b) of the preceding paragraph is satisfied with respect to any such payment; or (xi) other Restricted Payments in an aggregate amount not to exceed $5 million; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iii) through (xi) above, no Default or Event of Default shall have occurred and be continuing or would occur as consequence thereof.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business currently operated by any Subsidiary Guarantor be transferred to or held by an Unrestricted Subsidiary. In the event of any such designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $20 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "--Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Subsidiary Guarantor (or, to the extent specified in clause (viii) of the definition of Permitted Debt, any Foreign Subsidiary) may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (a) 2.0 to 1.0, if such date is prior to December 31, 1999, (b) 2.25 to 1.0, if such date is on or after December 31, 1999 and prior to June 30, 2001 and (c) 2.5 to 1.0 thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be and the proceeds thereof applied, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company of revolving credit Indebtedness and letters of credit pursuant to the Credit Agreement (including Indebtedness under any Receivables Facility); provided that the aggregate principal amount of all such Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) outstanding under the Credit Agreement after giving effect to such incurrence does not exceed the greater of (a) $150.0 million or (b) the Borrowing Base less, in either case, the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Subsidiaries to permanently reduce the commitments for revolving credit Indebtedness under the Credit Agreement pursuant to the covenant described above under the caption "--Asset Sales";

          (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company and the Subsidiary Guarantors of the Indebtedness represented by the Notes and the Subsidiary Guarantees issued pursuant to the Indenture;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including tooling) used in the business of the Company or such Restricted Subsidiary or other expenditures which would be included within clause (a) of the definition of "Consolidated Capital Expenditures" (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets), in an aggregate principal (or accreted value, as applicable) amount at any time outstanding, not to exceed $25 million;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace any Indebtedness (other than Indebtedness incurred pursuant to clauses (i), (vi), (vii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv) or (xvi) hereof) that was permitted by the Indenture to be incurred;

          (vi) Indebtedness of the Company and its Restricted Subsidiaries in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business;

          (vii) the incurrence of intercompany Indebtedness between or among the Company and any Wholly-Owned Restricted Subsidiary; provided, however, that
     (a) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and the Subsidiary Guarantees, and

     (b) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly-Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be that was not permitted by this clause;

          (viii) the incurrence by any Foreign Subsidiary of Indebtedness under Foreign Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Foreign Subsidiaries thereunder) outstanding under all Foreign Credit Facilities after giving effect to such incurrence does not exceed $5 million or such greater amount, not to exceed $30 million outstanding at any time, as may be incurred by any Foreign Subsidiary pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph above;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

          (x) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (xi) Indebtedness of the Company and its Restricted Subsidiaries from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against any insufficient funds in the ordinary course of business;

          (xii) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to the issuance of promissory notes in an amount not to exceed $2 million at any time outstanding in order to repurchase or otherwise acquire or retire for value Equity Interests of the Company held by any employee of the Company as permitted by clause (vii) of the second paragraph of the covenant described under the caption "Restricted Payment"; provided, however, that any such Indebtedness incurred pursuant to this clause (xii) shall be expressly subordinated in right of payment to the Notes;

          (xiii) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance (and including letters of credit issued with respect to the Designated Obligation), or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (xiv) Indebtedness arising from the agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment or purchase price of similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that the maximum aggregate liability of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or a Restricted Subsidiary in connection with such disposition;

          (xv) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness of Persons who are not Affiliates of the Company incurred in the ordinary course of business in an aggregate principal amount not to exceed $15 million at any time outstanding; and

          (xvi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $15 million.

     The Indenture also provides that the Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

     For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

  Liens

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind upon any of their property or assets, now owned or hereafter acquired, except Permitted Liens.

  Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Certain Covenants--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (in the case of transactions having a fair market value in excess of $5.0 million, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness or other agreements as in effect on the date of the Indenture, (b) the Credit Agreement as in effect as of the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restric-tive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, rule, regulation or order, (e) any agreement or other instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in licenses, leases or other contracts or agreements entered into in the ordinary course of business and consistent with past practices, (g) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (i) contracts for the sale of assets, including without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that is otherwise permitted by the Indenture; (j) Indebtedness secured by Liens otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness; (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (l) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of the Indenture; provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien.

  Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Wholly-Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and (v) each Subsidiary Guarantor, unless it is the other party to the transaction described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to the Company's or the surviving Person's obligations under the Indenture and the Notes.

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that the following shall not be deemed to be Affiliate
Transactions: (A) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, including reasonable loans to officers contemplated by such employment agreements, (B) transactions between or among the Company and/or its Restricted Subsidiaries,
(C) Permitted Investments or Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Certain Covenants--Restricted Payments," (D) customary compensation paid to, and indemnity or insurance provided on behalf of, directors and officers of the Company or any of its Restricted Subsidiaries as determined in good faith by the Company's Board of Directors, including customary programs related to the testing and evaluation of the Company's products; (E) transactions with customers, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) which are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (F) payments under any agreement in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is no less favorable to the Company and its Restricted Subsidiaries in any material respect than the original agreement as in effect on the Issue Date.

  Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

  Additional Subsidiary Guarantees

     The Indenture provides that if the Company or any of its Restricted Subsidiaries shall after the date of the Indenture (i) transfer or cause to be transferred in one or a series of transactions (whether or not related), any assets, business, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million to any Restricted Subsidiary that is a Significant Subsidiary (other than a Foreign Subsidiary) that is not a Subsidiary Guarantor; (ii) acquire or create another Restricted Subsidiary that is a Significant Subsidiary (other than a Foreign Subsidiary); or (iii) cause any Restricted Subsidiary of the Company, that is not a Subsidiary Guarantor, to guarantee any Indebtedness of the Company other than the Notes, or pledge any of its assets to secure any Indebtedness of the Company other than the Notes, then, in each case, the Company will cause such Restricted Subsidiary to (A) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally Guarantee all of the Company's obligations under the Notes on the terms set forth in such supplemental indenture and (B) deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary. Notwithstanding the foregoing, if such transferee or acquired Subsidiary has been properly designated as an Unrestricted Subsidiary in accordance with the Indenture, then for so long as it continues to constitute an Unrestricted Subsidiary, that transferee or acquired Subsidiary shall not be required to execute a Subsidiary Guarantee or deliver to the Trustee an opinion of counsel in accordance with the terms of the Indenture.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within 15 days after the time periods specified for such filings in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, at all times that the Commission does not accept the filings provided for in the preceding sentence, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of the Holders--Change of Control" or "Certain Covenants Merger, Consolidation or Sale of Assets"; (iv) failure by the Company or any of its Subsidiaries to comply with the provisions described under the caption "--Repurchase at the Option of the Holders--Asset Sales," and "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," which failure continues for 30 days; (v) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;
(vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; or (ix) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to June 1, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option, and the Subsidiary Guarantors may, at the option of their respective Boards of Directors, and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantees ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture, Depositary Agreement and Registration Rights Agreement without charge by writing to Outboard Marine Corporation, 100 Sea Horse Drive, Waukegan, Illinois 60085,
Attention: General Counsel.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application if the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted Senior Debt Amount" shall mean, on any date, the aggregate principal amount (or accreted value) of all outstanding Senior Debt of the Company and its Restricted Subsidiaries; provided, however, that the amount of outstanding Indebtedness under the Credit Agreement and any other revolving credit facilities shall be deemed to be the amount specified by the Chief Financial Officer of the Company as the Company's good faith estimate of its average outstanding daily balances under all such revolving credit facilities during the specified Forecast Period (which average daily balances shall in no event exceed 150% of its average daily balances under all revolving credit facilities during the corresponding fiscal quarter in the prior fiscal year).

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance, transfer or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) of the Company or any Restricted Subsidiaries other than sales (or resales) of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for Net Proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (ii) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary; (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments";
(iv) any sale of Equity Interests of the Company; (v) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, in each case in the ordinary course of business; (vi) any grant of any license of patents, trademarks, trade names, registrations therefor or similar intellectual property, in the ordinary course of business;
(vii) any sale of the Company's facility in Juarez, Mexico in a transaction which (a) satisfies the requirements of clauses (i) and (ii) of the first paragraph under the caption "-- Repurchase at the Option of Holders -- Asset Sales" (but substituting "50%" in lieu of "75%" in said clause (ii)) and

(b) is consummated no later than 18 months following the Issue Date pursuant to a definitive agreement signed no later than one year subsequent to the Issue Date; provided, that any cash Net Proceeds received therefrom will be deemed to be Net Proceeds from an Asset Sale for all purposes under the Indenture; (viii) the sale and leaseback of any assets within 90 days of the acquisition of such assets; (ix) any disposition of Cash Equivalents in the ordinary course of business; (x) sales of accounts receivable, or participation, therein, in connection with any Receivables Facility; and (xi) sales of damaged, fully-depreciated or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 75% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date that are not more than 60 days past due, and (b) 50% of the book value of all inventory owned by the Company and its Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder or a Related Party of a Permitted Holder (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Permitted Holders and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company or Holdings (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or
(v) the Company or Holdings consolidates with, or merges with or into, any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company or Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company or Holdings outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "Consolidated Capital Expenditures" means, for any period, an amount equal to (i) the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Company and its Restricted Subsidiaries) by the Company and its Restricted Subsidiaries during that period that, in conformity with GAAP, are included in "property, plant or equipment" or comparable items reflected in the consolidated balance sheets of the Company and its Subsidiaries plus (b) to the extent not covered by clause (i)(a) of this definition, the aggregate of all expenditures by the Company and its Restricted Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets (other than current assets consisting of inventory or accounts receivable) of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Restricted Subsidiary of the Company minus
(ii) the sum of (a) the proceeds of Indebtedness permitted under clause (iv) of the definition of Permitted Indebtedness, (b) an amount equal to the proceeds received by the Company or any of its Subsidiaries from a sale-leaseback transaction permitted under the covenant in the Indenture entitled "Sale and Leaseback Transactions" so long as such transaction occurs within 180 days of the acquisition of the related property or equipment and to the extent prior expenditures, up to an equivalent amount for the asset so sold and leased back, constituted Consolidated Capital Expenditures (as defined above) in such period or in any prior period, and (c) expenditures in an amount not to exceed the proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments received from third parties, so long as such expenditures were made for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received and so long as such expenditures are made not later than 12 months of the occurrence of the damage to or loss of the assets being replaced or repaired.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, in each case to the extent deducted in computing Consolidated Net Income (i) an amount equal to any extraordinary loss recorded in such period, plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), plus (v) any other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid expense that was paid in a prior period) of such Person and its Subsidiaries for such period, minus, to the extent included in the computation of Consolidated Net Income, any non-cash items increasing such Consolidated Net Income for such period in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the interest expense of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means that certain Amended and Restated Loan and Security Agreement, dated as of January 6, 1998, by and among the Company and NationsBank of Texas, N.A., as amended, modified, increased, renewed, refunded, replaced or refinanced from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Obligations" means the obligation of the Company with respect to certain "Rabbi Trust" arrangements in existence on the Issue Date in an aggregate amount not to exceed $14 million.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Distribution Account" means that certain account, to be maintained by the Depositary Agent pursuant to the terms of the Depositary Agreement, into which the Depositary Agent shall, under certain circumstances, distribute amounts in excess of the Required Amount (other than any Deemed Payments) in accordance with the terms of the Depositary Agreement.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an offering of common stock (other than Disqualified Stock) of the Company pursuant to an effective registration statement filed with the Commission pursuant to the Securities Act, other than an offering pursuant to Form S-8 (or any successor thereto).

     "Excess Available Cash" means for any fiscal quarter ending after the Issue Date (each a "Reference Period") an amount (not less than zero), determined as of the last day of such Reference Period, equal to (i) the sum (without duplication) of the amounts for such Reference Period of (a) the Consolidated Net Income of the Company and its Restricted Subsidiaries; plus (b) the amount of Net Proceeds of Asset Sales received by the Company or any Restricted Subsidiary during such Reference Period, to the extent not otherwise included in Consolidated Net Income; plus (c) the amount of cash proceeds (net of underwriting discounts, placement fees and similar commissions and reasonable costs and expenses related thereto) received by the Company or any Restricted Subsidiary during such Reference Period from the issuance of Equity Interests or the incurrence of Indebtedness (other than any proceeds from the issuance of the Notes or borrowings under revolving credit facilities, including the Credit Agreement); plus, (d) consolidated depreciation and amortization expense for the Company and its Restricted Subsidiaries for such Reference Period; plus (e) the net decrease, if any, in working capital for the Company and its Restricted Subsidiaries during such Reference Period; plus (f) to the extent not included in Consolidated Net Income, the amount of any cash extraordinary gains recognized by the Company or any Restricted Subsidiary; plus (g) any other non-cash expenses reducing the Consolidated Net Income of the Company and its Restricted Subsidiaries for such Reference Period (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid expense that was paid in a prior period); minus (ii) the sum (without duplication) of the amounts for such Reference Period of (a) the aggregate amount of Consolidated Capital Expenditures paid for in cash by the Company or any Restricted Subsidiary during such Reference Period; plus (b) cash payments made to permanently repay or retire the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (excluding the repayment of any revolving credit facility unless a corresponding amount of the related commitments are permanently reduced); plus
(c) the net increase (if any) in deferred tax assets and the net decrease (if any) in deferred tax liabilities of the Company and its Restricted Subsidiaries during the Reference Period; plus (d) the net increase, if any, in working capital for the Company and its Restricted Subsidiaries during such Reference Period; plus (e) cash payments in respect of restructuring reserves and other long-term accrued liabilities; plus (f) other non-cash items increasing Consolidated Net Income for the Company and its Restricted Subsidiaries during such Reference Period; all of the foregoing as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

     "Existing Indebtedness" means up to $104.1 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than letters of credit and Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred and the proceeds thereof applied at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Credit Facilities" means, with respect to the Company's Foreign Subsidiaries, one or more debt facilities or other debt securities or commercial paper facilities with banks or other institutional lenders providing for overdraft, revolving credit loans, terms loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit to which one or more Foreign Subsidiary is a party, in each case, as amended, restated, modified, increased, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Foreign Subsidiary" means any Subsidiary of the Company, more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, cap agreements and collar agreements and (ii) other agreements or arrangements (including foreign exchange or commodity hedge, exchange, purchase or similar agreements) designed to protect such Person against fluctuations in interest rates, value of assets owned, financed or sold, value of raw materials purchased, or of liabilities incurred or assumed or of pre-funding arrangements, or against fluctuations in foreign currency exchange rates or commodity prices, in any case, in the ordinary course of business of such Person and not for speculative purposes.

     "Holdings" means Greenmarine Holding, L.L.C., a Delaware limited liability company.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing

Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; provided, however, that Indebtedness shall not include the obligations of the Company in respect of "floor plan financing" or similar arrangements entered into in the ordinary course of business for the benefit of dealers in connection with the sale of the Company's products. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Issue Date" means the first date on which any Notes are issued under the Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gains or losses, together with any related provision for taxes on such gains or losses, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to repay Indebtedness secured by such assets (other than pursuant to the Credit Agreement), and any reserve for adjustment in respect of the sale price of, or warranties and indemnities made with respect to, such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or

(c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing (including in any written agreement) that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Notes Interest Account" means that certain account, to be maintained by the Depositary Agent pursuant to the terms of the Depositary Agreement, into which an amount equal to that portion of one year of Projected Senior Debt Interest Expense attributable to the Notes was deposited on the Issue Date.

     "Notes Required Amount" means $17.2 million.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Other Senior Debt Interest Account" means that certain account, to be maintained by the Depositary Agent pursuant to the terms of the Depositary Agreement, into which an amount equal to that portion of one year of Projected Senior Debt Interest Expense attributable to all Senior Debt other than the Notes was deposited on the Issue Date.

     "Other Senior Debt Required Amount" means $11.4 million.

     "Permitted Business" means any of the businesses engaged in by the Company and its respective Restricted Subsidiaries on the date of the Indenture, and any similar, complementary or related business with respect to any such businesses, including, without limitation, any business related to the development or application of the Company's FICHT technology as described in this Prospectus.

     "Permitted Holders" means, collectively, (i) Holdings and its Affiliates, and their respective managers, members, employees and directors, (ii) Greenlake Holdings LLC and its Affiliates, and their respective managers, members and directors, (iii) Quasar Strategic Partners LDC and its Affiliates, and their respective managers, members, partners, employees and directors, (iv) Quantum Industrial Partners LDC and its Affiliates, and their respective managers, members, partners, employees and directors, (v) Quasar Industrial Fund N.V. and its Affiliates, and their respective managers, members, partners, employees and directors, (vi) Quantum Industrial Holdings Ltd. and its Affiliates, and their respective managers, members partners, employees and directors, and (vii) with respect to any natural persons described in the foregoing clauses (i) through
(vi), (A) any spouse, lineal descendent (including by adoption and stepchildren), or sibling of such natural persons and (B) any trust, corporation, limited liability company or partnership, the beneficiaries, stockholders or partners of which consist entirely of such natural persons or the individuals described in subclause (A) above.

     "Permitted Investments" means (a) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly-Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(f) any Investment in residential real estate obtained in connection with employment or relocation arrangements entered into in the ordinary course of business; provided, that the aggregate amount of such Investments does not exceed $1.5 million at any time outstanding; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owning to the Company or any Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of the Company's or any of its Subsidiaries' trade creditors or customers.

     "Permitted Liens" means (i) Liens on assets securing Indebtedness and other Obligations under the Credit Agreement, to the extent that the assets securing such Indebtedness are of the same general type of assets as those securing the Indebtedness and other Obligations under the Credit Agreement on the Issue Date (including any such assets of Foreign Subsidiaries); (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings and which are not being foreclosed, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock," which Liens attach only to the assets acquired with such Indebtedness; (ix) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (x) Purchase Money Liens (including extensions and renewals thereof);
(xi) Liens securing Indebtedness under Hedging Obligations; (xii) Liens securing obligations of the Company or any of its Restricted Subsidiaries under any "floor-plan" financing arrangement; (xiii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made therefor; and (xiv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

     "Permitted Refinancing Indebtedness" means any Indebtedness (including prepayment fees and premiums) of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or other business entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Projected Senior Debt Interest Expense" means with respect to any fiscal quarter of the Company commencing after the Issue Date (each a "Forecast Period"), (a) the pro forma Fixed Charges which will accrue during such Forecast Period on the Adjusted Senior Debt Amount outstanding on the last day of the immediately preceding fiscal quarter, whether or not any such Fixed Charges will be payable during such Forecast Period plus (b) all accrued and unpaid Fixed Charges with respect to Senior Debt, calculated as of the day immediately prior to the first day of such Forecast Period minus (c) the amount of all Deemed Payments with respect to Senior Debt which have not been distributed.

     "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction of improvement, or real or personal property to be used in the business of such person or any of its Restricted Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

     "Senior Debt" means, as of any date, the outstanding Indebtedness of the Company or any Restricted Subsidiary attributable to the Notes, borrowings (including letters of credit outstanding) under the Credit Agreement and any other Existing Indebtedness then outstanding which is not subordinated in right of payment to other Indebtedness of the Company or any Restricted Subsidiary.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person (a "subsidiary"), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership, or (iii) any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.

     "Subsidiary Guarantors" means each of (i) the Company's direct or indirect Restricted Subsidiaries that are Significant Subsidiaries (other than Foreign Subsidiaries) on the date of the Indenture and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "U.S. Government Securities" means securities (i) issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, or (ii) interests in money market mutual funds which invest solely in assets or securities of the type described in clause (i) above.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

CREDIT AGREEMENT

     The Company and its principal operating subsidiaries, OMC Aluminum Boat Group, Inc., OMC Fishing Boat Group, Inc., OMC Latin America/Caribbean, Inc., Recreational Boat Group Limited Partnership and OMC Recreational Boat Group, Inc. entered into an Amended and Restated Loan and Security Agreement, effective as of January 6, 1998 (the "Credit Agreement") with a syndicate of lenders, for which NationsBank Montgomery Securities LLC is syndication agent, and NationsBank of Texas, N.A. is administrative and collateral agent (the "Administrative Agent"). The Credit Agreement provides for a revolving credit facility of up to $150.0 million (the "Revolving Credit Facility") to finance working capital, with a $30.0 million sublimit for letters of credit. Availability of loans under the Credit Agreement will be limited to a maximum amount based on specific percentages of the Company's eligible receivables and eligible inventory. The maturity date for loans made under the Credit Agreement is December 31, 2000. In addition, loans under the Revolving Credit Facility must be repaid if at any time the outstanding principal amount thereof exceeds the borrowing base in effect at such time. Loans under the Revolving Credit Facility may be repaid and reborrowed.

     At the election of the Company, interest is payable on borrowings under the Credit Agreement at either a "Base Rate" or a "Euro-Dollar Rate" plus a margin of 0.50% and 2.00% respectively. On March 31, 1998, the weighted average interest rate on all borrowings outstanding under the Credit Agreement was 8.01%, excluding fees and usage charges.

     Indebtedness under the Credit Agreement is secured by the Company's existing and after-acquired accounts receivable, inventory, chattel paper, documents and instruments pertaining to collateral, deposit accounts, contract rights, patents, trademarks and general intangibles. In addition, OMC Aluminum Boat Group, Inc., OMC Fishing Boat Group, Inc., OMC Latin America/Caribbean, Inc. and Recreational Boat Group Limited Partnership and OMC Recreational Boat Group, Inc. have guaranteed the Company's obligations under the Credit Agreement.

     The Credit Agreement contains a number of negative covenants, including, among other things, covenants that limit the ability of the Company to: (i) create or incur additional indebtedness; (ii) merge, consolidate or sell all or a substantial portion of its assets; (iii) invest in other entities; (iv) guarantee the obligations of other persons; (v) make certain capital and tooling expenditures; (vi) engage in transactions with affiliates; or (vii) create and incur certain capital lease obligations.

     The Credit Agreement also contains a number of financial covenants, including those requiring the Company to satisfy specific levels of (i) consolidated tangible net worth; (ii) interest coverage ratios; and (iii) leverage ratios. On May 21, 1998, the Company entered into a First Amendment to Amended and Restated Loan and Security Agreement (the "Credit Agreement Amendment") with the lenders under the Credit Agreement, pursuant to which the Company's compliance with the consolidated tangible net worth covenant for the period ended June 30, 1998 was waived, and the Company's tangible net worth requirement for the period ended September 30, 1998 was amended. The Credit Agreement Amendment also included an amendment to the borrowing base to include therein eligible intellectual property, which, when added to eligible receivables and eligible inventory, increases availability under the Revolving Credit Facility, for any six month period selected by the Company, by $30.0 million through December 31, 1998, $20.0 million from January 1, 1999 through December 31, 1999, and $10.0 million from January 1, 2000 through December 31, 2000. In addition, pursuant to the Credit Agreement Amendment, the sublimit for the issuance of letters of credit was increased from $25.0 million to $30.0 million, and the lenders consented to certain other matters related to the Offering.

     The Company is required to pay to the lenders under the Credit Agreement an aggregate commitment fee as follows: (i) for each day from January 6, 1998 through the end of the fiscal quarter of the Company in which the lenders receive the Company's financial statements dated September 30, 1998, an amount equal to the product of (A) 0.375% multiplied by (B) the unused portion to the Revolving Credit Facility for such day; and (ii) thereafter through December 31, 2000, an amount equal to the product of (A) 0.375% per annum, to the extent the Company's leverage ratio is greater than or equal to 4.0 to 1.0 (as determined by reference to the most recent financial statements of the Company delivered to the lenders), or 0.25% per annum, to the extent the Company's leverage ratio is less than 4.0 to 1.0 (as determined by reference to the most recent financial statements of the Company delivered to the lenders), in either case, multiplied by (B) the unused portion of the Revolving Credit Facility for such day. This commitment fee shall be payable in arrears on each interest payment date and on the date of any permanent reduction in the Revolving Credit Facility. The Company is also required to pay to the lenders letter of credit fees equal to 2.00% on the average daily aggregate amount of letters of credit outstanding from time to time. The letters of credit fees are payable quarterly in arrears on the first business day of each January, April, July and October.

     Events of default under the Credit Agreement include, among other things, defaults in payment, breaches of representations and warranties, noncompliance with covenants, defaults under certain other agreements or instruments of indebtedness, certain bankruptcy or insolvency events, certain termination events under ERISA, certain change in control events, and the occurrence of any event or condition which constitutes a "material adverse effect" under the Credit Agreement.

     A copy of the Credit Agreement was filed with the Commission as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997. See "Available Information."

SENIOR DEBT SECURITIES

     The Company entered into an Indenture, dated as of April 1, 1987 (as supplemented, the "Global Debt Indenture") with LaSalle National Bank, as trustee, pursuant to which up to $200.0 million principal amount of debt securities of varying series (the "Debt Securities") may be issued. The Debt Securities issued under the Global Debt Indenture are unsecured obligations of the Company and will rank on parity with all other unsecured and unsubordinated indebtedness of the Company.

     The Global Debt Indenture contains certain restrictive covenants including:
(i) restrictions on the Company's ability to create, incur, issue, assume or guarantee any indebtedness for borrowed money secured by certain real property or shares of any capital stock or indebtedness of any subsidiary, without effectively providing that the Debt Securities shall be secured by such a mortgage equally and ratably with such indebtedness so long as such indebtedness shall be so secured; and (ii) restrictions upon certain sale and lease-back transactions by the Company or any subsidiary of certain real property.

     The following are events of default under the Global Debt Indenture with respect to Debt Securities of any series: (i) default of the payment of any interest on any Debt Security of that series when due that continues for 30 days; (ii) default in the payment of principal of or a premium, if any, on any Debt Security of that series at its maturity; (iii) default in the deposit of any sinking fund payment in respect to any Debt Security of that series when due; (iv) default in the performance or breach of any other covenant of the Company in the Indenture that continues for 90 days after written notice as provided in the Global Debt Indenture; and (v) certain events of bankruptcy and solvency or reorganization relating to the Company.

     If an event of default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all Debt Securities of that series to be due and payable immediately, subject to the Company's right to cure as provided in the Indenture.

  9 1/8% Debentures Due 2017

     At March 31, 1998, $65.2 million principal amount of 9 1/8% Debentures due 2017 (the "9 1/8% Debentures") was outstanding under the Global Debt Indenture. The 9 1/8% Debentures mature on April 15, 2017, and interest thereon is payable semi-annually on April 15 and October 15 of each year. The 9 1/8% Debentures are unsecured obligations of the Company and rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The
9 1/8% Debentures are redeemable through the operation of a sinking fund beginning on April 15, 1998, and each year thereafter to and including April 15, 2016 at a sinking fund redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date. On or prior to April 15 in each of the years 1998 to 2016 inclusive, the Company is required to make a mandatory sinking fund payment in cash to LaSalle National Bank in an amount sufficient to redeem 9 1/8% Debentures in the aggregate principal amount of $5,000,000 plus accrued interest thereon. However, 9 1/8% Debentures reacquired or redeemed by the Company may be used at the principal amount thereof to reduce the amount of any one or more mandatory Sinking Fund payments. As of March 31, 1998, the Company had repurchased and deposited with LaSalle National Bank $34.8 million principal amount of 9 1/8% Debentures, which will be used to satisfy its mandatory sinking fund obligations through April 15, 2004. The Company at its option may make an optional sinking fund payment in cash in each year from 1998 to 2016 inclusive in an amount sufficient to redeem up to an additional $10,000,000 principal amount of 9 1/8% Debentures. In addition to the events of default contained in the Global Debt Indenture, an event of default with respect to the 9 1/8% Debentures also includes: (i) default in the payment when due of any principal of or interest on any of the indebtedness for borrowed money of the Company or any restricted subsidiary aggregating in excess of $15,000,000 in principal amount; (ii) default in the performance of any covenant and any bond, note or other evidence of indebtedness in respect of any indebtedness for borrowed money of the Company or restricted subsidiary aggregating in excess of $15,000,000 in principal amount, or (iii) default in the performance of any covenant in any mortgage, indenture or instrument under which any indebtedness for borrowed money of the Company or any restricted subsidiary aggregating in excess of $15,000,000 may be issued.

  Medium-Term Notes

     At March 31, 1998, an aggregate of $20,775,000 principal amount of Medium-Term Notes Series A (the "Medium-Term Notes") were outstanding under the Global Debt Indenture. Rates on the Medium-Term Notes range from 8.160% to 8.625%. The maturity dates of the Medium-Term Notes include March 15, 1999, March 15, 2000 and March 15, 2001. Interest on each of the outstanding Medium-Term Notes is payable semi-annually each March 30 and September 30 and at maturity. The Medium-Term Notes are unsecured obligations of the Company and rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company. In addition to the events of default described in the Global Note Indenture, an event of default with respect to the Medium-Term Notes also includes; (i) default in the payment when due of any principal (and any premium, if any) or interest on any indebtedness for borrowed money of the Company aggregating in excess of $25,000,000 in principal amount; (ii) default in the performance of any covenant in any bond, note or other evidence of indebtedness in respect of any indebtedness for borrowed money of the Company aggregating in excess of $25,000,000 in principal amount; or (iii) default in the performance of any covenant and any mortgage, indenture or instrument under which any indebtedness for borrowed money of the Company aggregating in excess of $25,000,000 may be issued or by which the same may be secured in any such case, if such default had resulted in indebtedness for borrowed money of the Company aggregating in excess of $25,000,000 in principal amount becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable.

SUBORDINATED DEBT SECURITIES

  7% Convertible Subordinated Debentures Due 2002

     At March 31, 1998, $7.1 million principal amount of the Company's 7% Convertible Subordinated Debentures due 2002 (the "Convertible Debentures") were outstanding. The Convertible Debentures were issued under an Indenture dated June 22, 1992 (the "7% Debentures Indenture") between the Company and LaSalle National Bank, as successor trustee. The Convertible Debentures are unsecured and subordinated in right of payment to all "senior indebtedness" (as defined in the 7% Debentures Indenture) of the Company.

     Following the Merger, the Company was required to offer to purchase for cash any and all of the then outstanding Convertible Debentures at a purchase price equal to 100% of the outstanding principal amount of each Convertible Debenture plus any accrued and unpaid interest thereon. On November 12, 1997, the Company consummated such offer to purchase and, as a result thereof, purchased $67.7 million principal amount of Convertible Debentures. Immediately prior to the Merger, the Convertible Debentures were convertible into shares of common stock of the Company at the conversion price of $22.25 per share. As a result of the Merger, the remaining $7.1 million principal amount of outstanding Convertible Debentures are convertible at a conversion price of $22.25 per share of common stock into the right to receive $18.00 per share of common stock into which the Convertible Debentures would have been convertible had the Convertible

Debentures been converted into Pre-Merger Company Shares prior to the Merger. Accordingly, on September 30, 1997, the Company and the trustee entered into a Supplemental Indenture which provided that, in accordance with the terms of the 7% Debentures Indenture, the remaining outstanding Convertible Debentures are convertible into the right to receive a cash payment equal to $809 for each $1,000 principal amount of Convertible Debentures so converted. The outstanding Convertible Debentures are convertible at any time prior to their maturity on July 1, 2002.

     The Convertible Debentures may be redeemed by the Company, in whole or from time-to-time in part, at the specified redemption prices (ranging from 102.8% of principal amount during the twelve-month period beginning July 1, 1998 to 100.7% of principal amount during the twelve-month period beginning July 1, 2000), together with accrued and unpaid interest.

     The 7% Debentures Indenture provides that in the event of any default in the payment when due of principal or interest on a senior indebtedness or after notice from the holders of at least $20.0 million in principal amount of senior indebtedness to which such event of default relates or any other event of default with respect to any senior indebtedness shall have occurred and be continuing, then no payment shall be made by the Company on account of the principal of or interest on the Convertible Debentures or on account of the purchase or redemption or other acquisition of the Convertible Debentures unless or until the senior indebtedness to which such default relates is discharged or such event of default shall be cured or waived or shall have ceased to exist or the holders of such senior indebtedness or their agents shall have waived the benefits of such provision.

     In the event of certain change of control events, each holder of Convertible Debentures will have the right to require the Company to purchase for cash all or any part of the holder's Convertible Debentures for a purchase price equal to 100% of the principal amount thereof, plus interest accrued and unpaid interest thereon.

     Events of default under the 7% Debentures Indenture include, among other things, failure to make interest payments when due (if not cured within 30 days), failure to make principal payments at maturity, acceleration of certain other indebtedness of the Company and certain events of bankruptcy, insolvency, reorganization, receivership or liquidation involving the Company.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion summarizes certain of the material U.S. federal income tax aspects of the Exchange Offer. This summary is for general information only and does not consider all aspects of federal income taxation that may be relevant to a prospective investor in light of that investor's personal circumstances.

     The exchange of the Old Notes for Exchange Notes pursuant to the Exchange Offer should not be a taxable exchange for federal income tax purposes. As a result, there should be no federal income tax consequences to Holders exchanging the Old Notes for the Exchange Notes pursuant to the Exchange Offer. Moreover, even were the Exchange Offer a taxable event for federal income tax purposes, it should qualify as a tax free recapitalization exchange under Section 368 of the Internal Revenue Code of 1986, as amended, with Holders not recognizing any gain or loss and maintaining their same tax basis and holding period in the Exchange Notes received. In either case, the tax consequences to a Holder of the ownership and disposition of the Exchange Notes should be the same as those for the Old Notes exchanged therefor.

     THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 270 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until
               , 1998 (90 days after the commencement of the Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 270 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                    BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

     The Notes initially will be in the form of one or more permanent global certificates in definitive, duly registered form (the "Global Notes"). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of Cede & Co., as nominee of DTC for credit to the accounts of DTC's Direct and Indirect Participants (as defined below). Transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (each as defined below), which may change from time to time. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "--Transfer of Interests in Global Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  Depositary Procedures

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC has advised the Company that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes that have been allocated to them by the Initial Purchasers, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes. Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. All ownership interests in any Global Notes may be subject to the procedures and requirements of DTC.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes, see "--Transfers of Interests in Global Notes for Certificated Notes."

     EXCEPT AS DESCRIBED IN "-- TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES", OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Under the terms of the Indenture, the Company, the Subsidiary Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of Cede & Co., as nominee of DTC, will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the

Company or the Subsidiary Guarantors. Neither the Company, the Subsidiary Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "--Transfers of Interests in Global Notes for Certificated Notes."

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Subsidiary Guarantors, the Initial Purchasers or the Trustee shall have any responsibility for the performance by DTC or its Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Transfers of Interests in Global Notes for Certificated Notes

     An entire Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     Neither the Company, the Subsidiary Guarantors nor the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

  Same Day Settlement and Payment

     The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the issuance of the Exchange Notes offered hereby will be passed upon for the Company by Weil, Gotshal & Manges LLP, New York, New York.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of the Company as of September 30, 1996 and 1997, and for each of the three years in the period ended September 30, 1997 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in its report appearing elsewhere herein.

                            GLOSSARY OF MARINE TERMS

     BASS BOAT. Low freeboard boat, normally including forward flipping deck and stern casting platform; designed for day fishing in protected waters.

     BOWRIDER. A fiberglass recreational boat with seating forward of the windshield, normally in the 16 to 22 foot range.

     CRUISER. A boat designed primarily for cruising and characterized by a starboard side control station aft of the main cabin and a cockpit. The interior is typically an enclosed cabin with one or more berth/stateroom areas, one or more enclosed heads, a full galley and generally a dinette or other eating facility.

     DECK BOAT. A V-hull boat made of either fiberglass or aluminum with seating on a deck, similar to a pontoon boat deck, as opposed to in the cockpit.

     FOUR-STROKE. Four-stroke engines have four discrete activities that occur to produce power. The four activities are fuel intake, compression, combustion (power) and exhaust. To accomplish this the piston moves up and down four times and the crankshaft rotates twice for each power cycle. Intake and exhaust is accomplished through valves which open and close.

     INBOARD BOAT. A boat with the engine concealed in the boat. The propeller is under the boat in a fixed position, and the boat is steered with a rudder.

     JON BOAT. A flat-bottom boat, usually aluminum, with a squared-off bow and stern.

     OUTBOARD BOAT. A boat designed to use an outboard engine as its power source.

     PONTOON BOAT. A boat with either two or three aluminum pontoon floats with a deck on top for seating, fishing, lounging, picnicking and other recreational activities.

     PRE-RIG. The process of attaching to a boat, by the manufacturer of the boat as opposed to the dealer, the wiring and controls necessary for the attachment of a specific type of outboard engine.

     RECREATIONAL BOATS.  Cruisers and runabouts.

     RUNABOUT. A boat with covered bow or open bow seating, equipped primarily for daytime multi-recreational use. May include minimal accommodations, such as vee berth, small galley unit and portable head for possible overnight use.

     SALTWATER FISHING BOAT. As named, designed primarily for offshore fishing, characterized by control stations aft of the main cabin, either on center or either side and also on a tower. It may or may not have a windshield. The large cockpit is equipped with baitwells, fish boxes and a prep center. For models with cabins, the interior typically contains one stateroom area, one enclosed head, a full galley and generally a dinette or other eating facility.

     STERN DRIVE BOAT. A boat with the engine concealed in the boat and having a drive similar to an outboard's lower unit attached to the stern. The drive unit pivots from side to side to steer the boat.

     TWO-STROKE. Two-stroke engines produce power with two cycles of the piston. Intake and exhaust is accomplish simultaneously while the piston moves downward. Compression and power occur while the piston moves up, thus producing power every time the crankshaft rotates. Fuel enters and exhausts through port (holes) in the side of the cylinder wall.

     V-HULL. The hull of a boat that rises from its bottom to the sides and forms a "V" shape when viewed from the front or back

     WALLEYE BOAT. A boat that is similar in design to a bass boat but is designed for larger open water. It typically has a deeper V-hull and higher freeboard. It also provides for seating in the boat as opposed to seating on a deck.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Statements of Consolidated Earnings are derived from the historical financial statements of the Company and certain assumptions deemed appropriate by management. The Unaudited Pro Forma Condensed Statements of Consolidated Earnings for the fiscal year ended September 30, 1997 gives effect to the Greenmarine Acquisition and the Initial Offering as if they had occurred on October 1, 1996, for the six months ended March 31, 1997 and the six months ended March 31, 1998, gives effect to the Initial Offering as if it had occurred on October 1, 1997.

     The adjusted pro forma data included in the Unaudited Pro Forma Condensed Statements of Consolidated Earnings reflect the pro forma adjustments described above and further reflect the effects of the following actions (collectively, the "Cost Savings Initiatives") taken by the Company's new management team following the consummation of the Greenmarine Acquisition: (i) the closure of the Company's boat manufacturing plant in Old Hickory, Tennessee in January 1998 and (ii) a workforce reduction of approximately 540 employees which began in December 1997. In addition, the adjusted pro forma data included in the Unaudited Pro Forma Condensed Statements of Consolidated Earnings reflect adjustments relating to approximately $24.9 million of charges which occurred in 1997 and which management deems to be unusual and non-recurring in nature ("Special Charges").

     The Greenmarine Acquisition has been accounted for under the purchase method of accounting. Accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based on fair market values at the date of acquisition. The purchase accounting adjustments reflected on the Company's statement of consolidated financial position at September 30, 1997 reflect the Company's preliminary determination of the adjustments based upon available information. There can be no assurance that the actual adjustments will not vary significantly from the estimated adjustments reflected herein. See Note 1 to the Consolidated Financial Statements.

     The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Greenmarine Acquisition and the Initial Offering been consummated, or the Cost Savings Initiatives been implemented, at the dates indicated, nor is it necessarily indicative of future operating results or financial position. In addition, the pro forma adjustments have not been prepared in accordance with the requirements of Article 11 of Regulation S-X under the Securities Act and are included for the purpose of providing additional information which the Company believes may be useful to investors. Neither Arthur Andersen LLP, the Company's independent certified public accountants, nor the Initial Purchasers have compiled or examined the Adjusted Pro Forma data and, accordingly, they express no opinion or any other form of assurance with respect to, assume no responsibility for, and disclaim any association with, the Adjusted Pro Forma data. The unaudited pro forma condensed consolidated financial data should be read in conjunction with the financial statements of the Company and the related notes thereto included elsewhere herein.

       UNAUDITED PRO FORMA CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS

                         YEAR ENDED SEPTEMBER 30, 1997

                                                                                   SPECIAL
                                                                                   CHARGES
                            PRE-MERGER    PRO FORMA ADJUSTMENTS                      AND
                             COMPANY     ------------------------                COST SAVING      AS ADJUSTED
                            HISTORICAL   ACQUISITION     OFFERING    PRO FORMA   ADJUSTMENTS       PRO FORMA
                            ----------   -----------     --------    ---------   -----------      -----------
                                                           (DOLLARS IN MILLIONS)
OPERATING DATA:
  Net Sales...............    $979.5       $   --         $  --       $979.5       $   --           $979.5
  Cost of goods sold......     826.5         (1.4)(a)        --        825.1        (20.9)(f)        804.2
                              ------       ------         -----       ------       ------           ------
     Gross earnings.......     153.0          1.4            --        154.4         20.9            175.3
  Selling, general and
     administrative
     expense..............     215.4          7.4(b)         --        222.8        (21.2)(g)        201.6
                              ------       ------         -----       ------       ------           ------
     Earnings (loss) from
       operations.........     (62.4)        (6.0)           --        (68.4)        42.1            (26.3)
  Non-operating expense
     (income):
     Interest expense.....      16.2         12.2(c)        2.8(e)      31.2           --             31.2
     Change in control
       expenses...........      26.9        (26.9)(d)        --           --           --               --
     Other, Net...........     (29.2)          --                      (29.2)          --            (29.2)
                              ------       ------         -----       ------       ------           ------
  Earnings (loss) before
     provision for income
     taxes................     (76.3)         8.7          (2.8)       (70.4)        42.1            (28.3)
  Provision for income
     taxes................       2.8           --            --          2.8           --              2.8
                              ------       ------         -----       ------       ------           ------
  Net (earnings) loss.....    $(79.1)      $  8.7         $(2.8)      $(73.2)      $ 42.1           $(31.1)
                              ======       ======         =====       ======       ======           ======
OTHER DATA:
  Depreciation and
     amortization(h)......    $ 57.0       $  6.0         $  --       $ 63.0       $   --           $ 63.0
  EBITDA(i)...............      (0.9)          --            --         (0.9)        42.1             41.2
  Capital expenditures....      36.3           --            --         36.3           --             36.3

     See accompanying Notes to Unaudited Pro Forma Condensed Statements of
                             Consolidated Earnings.

       UNAUDITED PRO FORMA CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS

                        SIX MONTHS ENDED MARCH 31, 1997

                               PRE-MERGER    PRO FORMA ADJUSTMENTS
                                COMPANY     ------------------------                COST SAVING   AS ADJUSTED
                               HISTORICAL   ACQUISITION     OFFERING    PRO FORMA   ADJUSTMENTS    PRO FORMA
                               ----------   -----------     --------    ---------   -----------   -----------
                                                           (DOLLARS IN MILLIONS)
OPERATING DATA:
  Net Sales..................    $434.1        $  --         $  --       $434.1        $  --        $434.1
  Cost of goods sold.........     374.9         (0.7)(a)        --        374.2         (6.4)(j)     367.8
                                 ------        -----         -----       ------        -----        ------
     Gross earnings..........      59.2          0.7            --         59.9          6.4          66.3
  Selling, general and
     administrative
     expense.................      91.9          3.7(b)         --         95.6         (2.2)(k)      93.4
                                 ------        -----         -----       ------        -----        ------
     Earnings (loss) from
       operations............     (32.7)        (3.0)           --        (35.7)         8.6         (27.1)
  Non-operating expense
     (income):
     Interest expense........       8.4          6.1(c)        1.4(e)      15.9           --          15.9
     Other, Net..............     (21.3)          --            --        (21.3)          --         (21.3)
                                 ------        -----         -----       ------        -----        ------
  Earnings (loss) before
     provision for income
     taxes...................     (19.8)        (9.1)         (1.4)       (30.3)         8.6         (21.7)
  Provision for income
     taxes...................       1.8           --            --          1.8           --           1.8
                                 ------        -----         -----       ------        -----        ------
  Net (earnings) loss........    $(21.6)       $(9.1)        $(1.4)      $(32.1)       $ 8.6        $(23.5)
                                 ======        =====         =====       ======        =====        ======
OTHER DATA:
  Depreciation and
     amortization(h).........    $ 27.0        $ 3.0         $  --       $ 30.0        $  --        $ 30.0
  EBITDA(i)..................      (3.9)          --            --         (3.9)         8.6           4.7
  Capital expenditures.......      22.7           --            --         22.7           --          22.7

     See accompanying Notes to Unaudited Pro Forma Condensed Statements of
                             Consolidated Earnings.

       UNAUDITED PRO FORMA CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS

                        SIX MONTHS ENDED MARCH 31, 1998

                                           POST-MERGER    PRO FORMA                   COST
                                             COMPANY     ADJUSTMENTS                 SAVINGS     AS ADJUSTED
                                           HISTORICAL     OFFERING     PRO FORMA   ADJUSTMENTS    PRO FORMA
                                           -----------   -----------   ---------   -----------   -----------
                                                                 (DOLLARS IN MILLIONS)
OPERATING DATA:
  Net Sales..............................    $475.5         $  --       $475.5        $  --        $475.5
  Cost of goods sold.....................     377.9            --        377.9         (6.3)(l)     371.6
                                             ------                     ------        -----        ------
     Gross earnings......................      97.6                       97.6          6.3         103.9
  Selling, general and administrative
     expense.............................     102.5            --        102.5         (2.1)(m)     100.4
                                             ------                     ------        -----        ------
     Earnings (loss) from operations.....      (4.9)           --         (4.9)         8.4           3.5
  Non-operating expense (income):
     Interest expense....................      14.4           1.4(e)      15.8           --          15.8
     Other, Net..........................      (4.9)           --         (4.9)          --          (4.9)
                                             ------         -----       ------        -----        ------
  Loss before provision for income
     taxes...............................     (14.4)         (1.4)       (15.8)         8.4          (7.4)
  Provision for income taxes.............       1.8            --          1.8           --           1.8
                                             ------         -----       ------        -----        ------
  Net earnings (loss)....................    $(16.2)        $(1.4)      $(17.6)       $ 8.4        $ (9.2)
                                             ======         =====       ======        =====        ======
OTHER DATA:
  Depreciation and amortization(h).......    $ 27.4         $  --       $ 27.4        $  --        $ 27.4
  EBITDA(i)..............................      21.7            --         21.7          8.4          30.1
  Capital expenditures...................      11.9            --         11.9           --          11.9

     See accompanying Notes to Unaudited Pro Forma Condensed Statements of
                             Consolidated Earnings.

               NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS
                            OF CONSOLIDATED EARNINGS

 (a) Adjustments reflect lower depreciation on computer equipment and lower amortization on tooling, offset in part by higher depreciation expense on machinery and equipment, based on the Company's purchase price allocation following the Greenmarine Acquisition.

 (b) Adjustments reflect additional amortization related to $334.1 million of intangibles and goodwill based on the Company's purchase price allocation following the Greenmarine Acquisition, less amortization of $1.6 million per year related to $38.3 million of intangibles and goodwill relating to the Pre-Merger Company.

 (c) Adjustment to interest expense assumes that (i) the Company's $150.0 million Term Loan was outstanding as of October 1, 1996 at a 10% interest rate, (ii) the tendered and repurchased amount of the Company's Convertible Debentures was repaid as of October 1, 1996, and (iii) the Company incurred additional interest expense on additional borrowings related to change in control expenses, in each case, as if the Greenmarine Acquisition had occurred on October 1, 1996.

 (d) Reflects elimination of one-time change of control expenses in connection with the Greenmarine Acquisition.

 (e) Adjustment to interest expense assumes (i) for the year ended September 30, 1997 and for the six months ended March 31, 1997, that the Initial Offering and the application of the net proceeds therefrom occurred as of October 1, 1996, and (ii) for the six months ended March 31, 1998, that the Initial Offering and the application of the net proceeds therefrom occurred as of October 1, 1997.

 (f) Adjusted pro forma cost of goods sold for the year ended September 30, 1997 reflects adjustments to the Company's pro forma income statement data (giving effect to the Offering and the Greenmarine Acquisition) in order to exclude the effect of certain charges recorded in fiscal 1997 which are deemed by management to be unusual and non-recurring in nature, including: the write-off of impaired assets relating to the Chris Craft line of boats and write-offs of inventory and tooling relating to discontinued products and technology ($4.6 million); additional reserves relating to changes in the method of estimating surplus parts and accessories inventory and recognizing certain pre-rigging rebate expense ($1.8 million); an additional accrual relating to salt water intrusion issues on certain engines, which have since been resolved ($1.0 million); and certain non-recurring expenses associated with the introduction of the FICHT technology ($0.8 million). Adjusted pro forma cost of goods sold for the year ended September 30, 1997 also reflects the pro forma benefit to cost of goods sold of certain actions taken by the Company's new senior management team since the Greenmarine Acquisition, including employee reductions ($11.2 million of which relates to employees who have either been terminated or are scheduled to be terminated and $1.0 million of which are based on management's estimated cost savings with respect to workforce reductions that have been announced but not yet finalized) and the closing of the Company's Old Hickory facility ($0.5 million).

 (g) Adjusted pro forma selling, general and administrative expense for the year ended September 30, 1997 reflects adjustments to the Company's pro forma income statement data (giving effect to the Offering and the Greenmarine Acquisition) in order to exclude the effect of certain charges deemed by management to be unusual and non-recurring in nature, including charges resulting from the early adoption of the AICPA Statement of Position 96-1 "Environmental Remediation Liabilities" ($7.0 million); and additional accruals for warranty expenses at the Company's Boat Group as a result of changes in the method used to estimate warranty reserves ($9.7 million). Adjusted selling, general and administrative expense for the year ended September 30, 1997 also reflects the pro forma benefit to selling, general and administrative expense of certain actions taken by the Company's new senior management team since the Greenmarine Acquisition, including employee reductions ($3.0 million of which relates to employees who have either been terminated or are scheduled to be terminated and $1.5 million of which are based on management's estimated cost savings with respect to workforce reductions that have been announced but not yet finalized).

 (h) Depreciation and amortization includes debt discount amortization.

 (i) "EBITDA" represents earnings from operations (including income derived from the Company's stern drive joint venture, net of joint venture expenses) before depreciation and amortization (excluding debt discount amortization). The Company accrues for income from the stern drive joint venture, net of joint venture expenses, in Other Income and has included it in EBITDA because it reflects a recurring stream of revenue from the sale of the Company's stern drive parts and accessories products. Income from the stern drive joint venture, net of joint venture expenses, was $7.2 million in fiscal 1997, and $2.1 million and $0.1 million for the six months ended March 31, 1997 and 1998, respectively. EBITDA is widely used by securities analysts and is presented here to provide additional information about the Company's operations. However, EBITDA as presented herein may be calculated differently by other companies and, accordingly, the amounts presented herein may not be comparable to similarly titled measurements of other companies. EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

 (j) Adjusted pro forma cost of goods sold for the six months ended March 31, 1997 reflects the pro forma benefit of certain actions taken by the Company's new senior management team since the Greenmarine Acquisition, including employee reductions ($5.6 million of which relates to employees who have either been terminated or are scheduled to be terminated and $0.5 million of which are based an management's estimated cost savings with respect to workforce reductions that have been announced but not yet finalized) and the closing of the Old Hickory facility ($0.3 million).

 (k) Adjusted pro forma selling, general and administrative expense for the six months ended March 31, 1997 reflects the pro forma benefit of certain actions taken by the Company's new senior management team since the Greenmarine Acquisition, including employee reductions ($1.5 million of which relates to employees who have been terminated or are scheduled to be terminated and $0.7 million of which are based on management's estimated cost savings with respect to workforce reductions that have been announced but not yet finalized).

 (l) Adjusted pro forma cost of goods sold for the six months ended March 31, 1998 reflects the pro forma benefit of certain actions taken by the Company's new senior management team since the Greenmarine Acquisition, including for employee reduction ($5.5 million of which relates to employees who have been terminated or are scheduled to be terminated and $0.5 million of which are related to management's estimated cost savings with respect to workforce reductions that have been announced but not yet finalized) and the closing of the Company's Old Hickory facility ($0.3 million).

(m) Adjusted pro forma selling, general and administrative expense for the six months ended March 31, 1998 reflects the pro forma benefit of certain actions taken by the Company's new senior management team since the Greenmarine Acquisition, including for employee reduction ($1.4 million of which relates to employees who have been terminated or are scheduled to be terminated and $0.7 million of which are based an management's estimated cost savings with respect to workforce reductions that have been announced but not yet finalized).

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
OUTBOARD MARINE CORPORATION AND SUBSIDIARIES
  Report of Independent Public Accountants..................  F-2
  Statements of Consolidated Earnings for the years ended
     September 31, 1997, 1996 and 1995......................  F-3
  Statements of Consolidated Financial Position as of
     September 30, 1997 and 1996............................  F-4
  Statements of Consolidated Cash Flows for the years ended
     September 30, 1997, 1996
     and 1995...............................................  F-5
  Statements of Changes in Consolidated Stockholders'
     Investment for the years ended September 30, 1997, 1996
     and 1995...............................................  F-6
  Notes to Consolidated Financial Statements................  F-7
  Condensed Statements of Consolidated Earnings for the
     three-month periods ended March 31, 1998 and December
     31, 1997, and six-month periods ended March 31, 1998
     and 1997 (unaudited)...................................  F-35
  Condensed Statements of Consolidated Financial Position as
     of March 31, 1998 and 1997, and September 30, 1997
     (unaudited)............................................  F-36
  Condensed Statements of Consolidated Cash Flows for the
     three and six-month periods ended March 31, 1998 and
     1997 (unaudited).......................................  F-37
  Condensed Statement of Changes in Consolidated
     Stockholders' Investment for the six-month period ended
     March 31, 1998 (unaudited).............................  F-38
  Notes to Condensed Consolidated Interim Financial
     Statements (unaudited).................................  F-39

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Outboard Marine Corporation:

     We have audited the accompanying Statement of Consolidated Financial Position of Outboard Marine Corporation (a Delaware corporation) and subsidiaries ("Post-Merger Company" or "Company") as of September 30, 1997 and the related Statements of Cash Flows and Changes in Consolidated Shareholders' Investment from inception (see Note 1) to September 30, 1997. We have also audited the accompanying Statements of Consolidated Financial Position of Outboard Marine Corporation (a Delaware corporation) and subsidiaries ("Pre-Merger Company") as of September 30, 1996 and the related Statements of Consolidated Earnings, Cash Flows and Changes in Consolidated Shareholders' Investment for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Post-Merger and Pre-Merger Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Post-Merger Company as of September 30, 1997 and their cash flows from inception to September 30, 1997, and the financial position of the Pre-Merger Company as of September 30, 1996 and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          By: Arthur Andersen LLP

                                            ------------------------------------
                                            Arthur Andersen LLP

  Chicago, Illinois
  January 12, 1998

                          OUTBOARD MARINE CORPORATION

                      STATEMENTS OF CONSOLIDATED EARNINGS

                                                          (DOLLARS IN MILLIONS, EXCEPT AMOUNTS PER SHARE)
                                                          ------------------------------------------------
                                                                         PRE-MERGER COMPANY
                                                          ------------------------------------------------
                                                                      YEARS ENDED SEPTEMBER 30
                                                          ------------------------------------------------
                                                             1997              1996               1995
Net sales...............................................    $979.5           $1,121.5           $1,229.2
Cost of goods sold......................................     826.5              892.2              931.8
                                                            ------           --------           --------
  Gross earnings........................................     153.0              229.3              297.4
Selling, general and administrative expense.............     215.4              210.3              230.2
Restructuring charges...................................        --               25.6                 --
                                                            ------           --------           --------
  Earnings (loss) from operations.......................     (62.4)              (6.6)              67.2
Non-operating expense (income):
  Interest expense......................................      16.2               12.3               23.1
  Change in control expenses............................      26.9                 --                 --
  Other, net............................................     (29.2)              (8.5)             (16.7)
                                                            ------           --------           --------
                                                              13.9                3.8                6.4
                                                            ------           --------           --------
  Earnings (loss) before provision for income taxes.....     (76.3)             (10.4)              60.8
Provision (credit) for income taxes.....................       2.8               (3.1)               9.4
                                                            ------           --------           --------
  Net earnings (loss)...................................    $(79.1)          $   (7.3)          $   51.4
                                                            ======           ========           ========
Net earnings (loss) per share of common stock
  Primary...............................................    $(3.91)          $  (0.36)          $   2.56
                                                            ======           ========           ========
  Fully diluted.........................................    $(3.91)          $  (0.36)          $   2.33
                                                            ======           ========           ========

        The accompanying notes are an integral part of these statements.

                          OUTBOARD MARINE CORPORATION

                 STATEMENTS OF CONSOLIDATED FINANCIAL POSITION

                                                                (DOLLARS IN MILLIONS)
                                                              -------------------------
                                                              POST-MERGER    PRE-MERGER
                                                                COMPANY       COMPANY
                                                              -----------    ----------
                                                                    SEPTEMBER 30
                                                              -------------------------
                                                                 1997           1996
  ASSETS
Current Assets:
  Cash and cash equivalents.................................   $   54.4        $ 95.5
  Receivables (less reserve for doubtful receivables of $6.7
     million in 1997 and $11.6 million in 1996).............      153.2         167.6
  Inventories...............................................      176.9         165.1
  Deferred income tax benefits..............................       19.0          15.6
  Other current assets......................................       67.5          23.7
                                                               --------        ------
     Total Current Assets...................................      471.0         467.5
Product tooling, net........................................       34.2          51.6
Plant and equipment, net....................................      210.2         218.9
Goodwill....................................................      250.2          29.1
Trademarks, patents and other intangibles...................       83.9           9.2
Pension asset...............................................       74.4          50.1
Other assets................................................       55.1          47.3
                                                               --------        ------
     Total Assets...........................................   $1,179.0        $873.7
                                                               ========        ======
  LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Loan payable..............................................   $   96.0        $   --
  Accounts payable..........................................      142.0          90.0
  Accrued liabilities.......................................      182.0         151.9
  Accrued income taxes......................................        6.6          11.2
  Current maturities and sinking fund requirements of
     long-term debt.........................................       72.9           0.2
                                                               --------        ------
     Total Current Liabilities..............................      499.5         253.3
Long-Term debt..............................................      103.8         177.6
Postretirement benefits other than pensions.................       96.0         100.7
Other non-current liabilities...............................      202.7         104.5

Shareholders' Investment:
  Common stock--25 million shares authorized at $.01 par
     value with 20.4 million shares outstanding in 1997; 90
     million shares authorized at $.15 par value with 20.1
     million shares outstanding in 1996.....................        0.2           3.0
  Capital in excess of par value of common stock............      276.8         114.1
  Accumulated earnings employed in the business.............         --         134.4
  Minimum pension liability adjustment......................         --          (3.1)
  Cumulative translation adjustments........................         --          (8.5)
  Treasury stock at cost, .1 million shares in 1996.........         --          (2.3)
                                                               --------        ------
     Total shareholders' investment.........................      277.0         237.6
                                                               --------        ------
          Total Liabilities and Shareholders' Investment....   $1,179.0        $873.7
                                                               ========        ======

        The accompanying notes are an integral part of these statements.

                          OUTBOARD MARINE CORPORATION

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                    (DOLLARS IN MILLIONS)
                                                              ---------------------------------
                                                              PRE-MERGER
                                                                COMPANY
                                                                  AND
                                                              POST-MERGER
                                                                COMPANY      PRE-MERGER COMPANY
                                                              -----------    ------------------
                                                                  YEARS ENDED SEPTEMBER 30
                                                              ---------------------------------
                                                                 1997         1996       1995
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss).........................................    $ (79.1)     $ (7.3)    $ 51.4
Adjustments to reconcile net earnings (loss) to net cash
  provided by operations:
  Depreciation and amortization.............................       57.0        54.7       47.6
  Restructuring charges.....................................         --        21.6         --
  Changes in current accounts excluding the effects of
     acquisitions and noncash transactions:
     Decrease (increase) in receivables.....................        9.6        32.4      (32.4)
     Decrease (increase) in inventories.....................       26.5        27.3      (29.5)
     Decrease (increase) in other current assets............       (0.4)       (3.6)     (13.2)
     Increase (decrease) in accounts payable, accrued
       liabilities and income taxes.........................       (5.3)      (15.1)      14.1
     Increase (decrease) in deferred items..................      (15.8)      (20.6)      13.7
     Other, net.............................................       (1.7)        1.7       (0.3)
                                                                -------      ------     ------
          Net cash provided by (used for) operating
            activities......................................       (9.2)       91.1       51.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Investments.................................................         --          --       (9.9)
Expenditures for plant and equipment, and tooling...........      (36.3)      (52.7)     (66.5)
Proceeds from sale of plant and equipment...................       13.0         2.7       11.8
Other, net..................................................       (2.8)       (0.5)      (1.2)
                                                                -------      ------     ------
          Net cash used for investing activities............      (26.1)      (50.5)     (65.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long-term debt, including current maturities....         --        (0.2)      (1.1)
Cash dividends paid.........................................       (6.0)       (6.1)      (8.0)
Other, net..................................................        2.3         3.4        1.0
                                                                -------      ------     ------
          Net cash used for financing activities............       (3.7)       (2.9)      (8.1)
Exchange Rate Effect on Cash................................       (2.1)       (0.5)       0.5
                                                                -------      ------     ------
Net increase (decrease) in Cash and Cash Equivalents........      (41.1)       37.2      (22.0)
Cash and Cash Equivalents at Beginning of Year..............       95.5        58.3       80.3
                                                                -------      ------     ------
Pre-Merger Company Cash and Cash Equivalents at End of
  Year......................................................    $  54.4      $ 95.5     $ 58.3
                                                                =======      ======     ======
-----------------------------------------------------------------------------------------------
Post-Merger Company Cash and Cash Equivalents prior to
  merger--September 30, 1997................................    $  54.4
CASH FLOWS FROM FINANCING ACTIVITIES (POST-MERGER COMPANY):
Proceeds from short-term borrowings.........................       96.0
Issuance of Post-Merger Company common stock................      277.0
Purchase of Pre-Merger Company common stock.................     (373.0)
                                                                -------
Post-Merger Company Cash and Cash Equivalents--September 30,
  1997......................................................    $  54.4
                                                                =======
SUPPLEMENTAL CASH FLOW DISCLOSURES (PRE-MERGER COMPANY):
Interest paid...............................................    $  21.0      $ 15.4     $ 19.7
Income taxes paid...........................................    $   3.4      $  3.5     $  3.4
                                                                =======      ======     ======

        The accompanying notes are an integral part of these statements

                          OUTBOARD MARINE CORPORATION

         STATEMENTS OF CHANGES IN CONSOLIDATED STOCKHOLDERS' INVESTMENT

                                                                     (DOLLARS IN MILLIONS)
                               --------------------------------------------------------------------------------------------------
                                                                        ACCUMULATED
                                                                         EARNINGS            MINIMUM
                                   ISSUED        CAPITAL IN EXCESS       EMPLOYED            PENSION       CUMULATIVE
                                COMMON STOCK       OF PAR VALUE           IN THE            LIABILITY      TRANSACTION   TREASURY
                               SHARES   AMOUNT    OF COMMON STOCK        BUSINESS          ADJUSTMENT      ADJUSTMENTS    STOCK
                               ------   ------   -----------------      -----------        ----------      -----------   --------
BALANCE--SEPTEMBER 30,
  1994.......................   20.2*   $ 3.0         $ 110.7             $106.3             $   --          $ (6.6)      $ (4.4)
Net earnings.................     --       --              --               51.4                 --              --           --
Dividends declared--40 cents
  per share..................     --       --              --               (8.0)                --              --           --
Shares issued under stock
  plans......................     --       --             1.5                 --                 --              --          0.8
Translation adjustments......     --       --              --                 --                 --             1.1           --
                               -----    -----         -------             ------             ------          ------       ------
BALANCE--SEPTEMBER 30,
  1995.......................   20.2*   $ 3.0         $ 112.2             $149.7             $   --          $ (5.5)      $ (3.6)
Net loss.....................     --       --              --               (7.3)                --              --           --
Dividends declared--40 cents
  per share..................     --       --              --               (8.0)                --              --           --
Minimum pension liability
  adjustment.................     --       --              --                 --               (3.1)             --           --
Shares issued under stock
  plans......................     --       --             1.9                 --                 --              --          1.3
Translation adjustments......     --       --              --                 --                 --            (3.0)          --
                               -----    -----         -------             ------             ------          ------       ------
BALANCE--SEPTEMBER 30,
  1996.......................   20.2*   $ 3.0         $ 114.1             $134.4             $ (3.1)         $ (8.5)      $ (2.3)
Net loss.....................     --       --              --              (79.1)                --              --           --
Dividends declared--20 cents
  per share..................     --       --              --               (4.0)                --              --           --
Minimum pension liability
  adjustment.................     --       --              --                 --                (.4)             --           --
Shares issued under stock
  plans......................    0.3      0.1             3.8                 --                 --              --           --
Translation adjustments......     --       --              --                 --                 --            (7.3)          --
                               -----    -----         -------             ------             ------          ------       ------
BALANCE--SEPTEMBER 30, 1997--
  PRE-MERGER COMPANY.........   20.5*   $ 3.1         $ 117.9             $ 51.3             $ (3.5)         $(15.8)      $ (2.3)
                               =====    =====         =======             ======             ======          ======       ======

---------------------------------------------------------------------------------------------------------------------------------

BALANCE--SEPTEMBER 30, 1997--
  POST-MERGER COMPANY PRIOR
  TO MERGER..................   20.5*   $ 3.1         $ 117.9             $ 51.3             $ (3.5)         $(15.8)      $ (2.3)
Cancellation of Pre-Merger
  Company shares upon
  merger.....................  (20.5)*   (3.1)         (117.9)             (51.3)               3.5            15.8          2.3
Issuance of Post-Merger
  Company shares upon
  merger.....................   20.4      0.2           276.8                 --                 --              --           --
                               -----    -----         -------             ------             ------          ------       ------
BALANCE--SEPTEMBER 30,
  1997--POST-MERGER
  COMPANY....................   20.4    $ 0.2         $ 276.8             $   --             $   --          $   --       $   --
                               =====    =====         =======             ======             ======          ======       ======

------------------------------
* Includes shares of treasury stock

        The accompanying notes are an integral part of these statements.

                          OUTBOARD MARINE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  MERGER WITH GREENMARINE ACQUISITION CORP.

     On September 12, 1997, Greenmarine Acquisition Corp. ("Greenmarine") acquired control of Outboard Marine Corporation (the "Pre-Merger Company") when shareholders tendered approximately 90 percent of the outstanding shares of the Pre-Merger Company's common stock to Greenmarine for $18 per share in cash. Greenmarine was formed solely to purchase the shares of the Pre-Merger Company and merged with and into the Pre-Merger Company in a non-taxable transaction on September 30, 1997. Outboard Marine Corporation was the sole surviving entity of the merger with Greenmarine (the "Post-Merger Company" or the "Company"). All of the outstanding Pre-Merger Company common stock was cancelled on September 30, 1997 and 20.4 million shares of new common stock were issued to Greenmarine Holdings LLC (the "Parent") the parent company of Greenmarine. Greenmarine's total purchase price of common stock and related acquisition costs amounted to $373.0 million.

     The Statement of Consolidated Financial Position at September 30, 1997 is not comparable to the prior year because of purchase accounting adjustments. The acquisition and the merger were accounted for using the purchase method of accounting. Accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based on fair market values at the date of acquisition. The fair values of tangible assets acquired and liabilities assumed were $844.9 million and $902.0 million, respectively. In addition, $83.9 million of the purchase price was allocated to intangible assets for trademarks, patents and dealer network. Purchase accounting included liabilities of $136.9 million for implementation and execution of business reorganizations. The financial statements reflect the preliminary allocation of purchase price as the purchase price allocation has not been finalized. The excess purchase price over fair value of the net assets acquired was $250.2 million and has been classified as goodwill in the Statement of Consolidated Financial Position. The goodwill related to the acquisition will be amortized using the straight-line method over a period of 40 years.

     The acquisition and the merger have been accounted for as if the acquisition and merger had taken place simultaneously on September 30, 1997. In the opinion of management, accounting for the acquisition and the merger as of September 30, 1997 as opposed to accounting for the acquisition and the merger on September 12, 1997 did not materially impact the Statement of Consolidated Earnings. Unaudited pro forma combined results of operations of the Company and Greenmarine on the basis that the acquisition had taken place at the beginning of fiscal 1997 and 1996 are presented in Note 19.

2.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS. The Company, and its subsidiaries, is a multinational company which operates in the marine recreation business. The Company manufactures and markets marine engines, boats and marine parts and accessories.

     BASIS OF PRESENTATION. The Statement of Consolidated Financial Position at September 30, 1997 for the Post-Merger Company was prepared using a new basis of purchase accounting. The Pre-Merger Company's historical basis of accounting was used prior to September 30, 1997. The Statement of Consolidated Financial Position as of September 30, 1997, which was prepared under the new basis of accounting, reflected the preliminary fair values of assets acquired and liabilities assumed, and the related debt incurred in connection with the merger with Greenmarine on September 30, 1997.

     PRINCIPLES OF CONSOLIDATION. The accounts of all significant subsidiaries were included in the Consolidated Financial Statements. Intercompany accounts, all material transactions and earnings have been eliminated in consolidation. At September 30, 1997, all subsidiaries were wholly owned except those referred to in Note 3 to the Consolidated Financial Statements.

     ACCOUNTING ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial

                          OUTBOARD MARINE CORPORATION
statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS. For purposes of the Statements of Consolidated Cash Flows, marketable securities with an original maturity of three months or less are considered cash equivalents.

     The Company's domestic banking system provides for the daily replenishment of major bank accounts for check clearing requirements. Accordingly, outstanding checks of $18.3 million and $21.1 million which had not yet been paid by the banks at September 30, 1997 and 1996, respectively, were reflected in trade accounts payable in the Statements of Consolidated Financial Position.

     RESTRICTED CASH. At September 30, 1997, the Post-Merger Company has $37.0 million in restricted cash held in a trust depository to fund the redemption of remaining untendered old outstanding shares of stock. This asset is classified as other current assets and substantially funds the corresponding liability classified as accrued liabilities.

     INVENTORIES. The Company's domestic inventory is carried at the lower of cost or market using principally the last-in, first-out (LIFO) cost method. All other inventory (19% in 1997 and 23% in 1996) is carried at the lower of first-in, first-out (FIFO) cost or market. The book basis for inventories at September 30, 1997 exceeds the tax basis by $39.1 million as a result of applying purchase accounting in connection with the merger.

     During 1997 and 1996, the liquidation of LIFO inventory quantities acquired at lower costs prevailing in prior years as compared with the costs of 1997 and 1996 purchases, increased earnings before tax by $1.0 million and $1.3 million, respectively. There were no material liquidations of LIFO inventory quantities in 1995.

     PRODUCT TOOLING, PLANT AND EQUIPMENT AND DEPRECIATION. Product tooling costs are amortized over a period not exceeding five years, beginning the first year the related product is sold. Plant and equipment are recorded at cost and depreciated substantially on a straight-line basis over their estimated useful lives as follows: buildings, 10 to 40 years; machinery and equipment, 3 to 12 1/2 years. Depreciation is not provided on construction in progress until the related assets are placed into service.

     Amortization of tooling and depreciation of plant and equipment was $52.7 million, $52.1 million and $45.4 million for the years ended September 30, 1997, 1996 and 1995, respectively.

     When plant and equipment is retired or sold, its cost and related accumulated depreciation are written-off and the resulting gain or loss is included in net earnings.

     Maintenance and repair costs are charged directly to earnings as incurred and were $26.5 million, $29.4 million and $32.4 million for 1997, 1996 and 1995, respectively. Major rebuilding costs which substantially extend the useful life of an asset are capitalized and depreciated.

     INTANGIBLES. The Statements of Consolidated Financial Position (Post-Merger Company) included preliminary purchase accounting goodwill of $250.2 million and trademarks, patents and other intangibles of $83.9 million on September 30, 1997. Intangibles are amortized over 15 to 40 years. The carrying value of the intangible assets is periodically reviewed by the Company based on the expected future operating earnings of the related units.

     Amortization of intangibles on the Pre-Merger Company was $1.6 million, $1.8 million and $1.2 million for 1997, 1996 and 1995, respectively.

     REVENUE RECOGNITION. The Company recognizes sales and related expenses including estimated warranty costs upon shipment of products to unaffiliated customers.

                          OUTBOARD MARINE CORPORATION

     ADVERTISING COSTS. Advertising costs are charged to expense as incurred and were $33.7 million, $31.8 million and $35.9 million for 1997, 1996 and 1995, respectively.

     WARRANTY. The Company generally provides the ultimate consumer a warranty with each product and accrues warranty expense at time of sale based upon actual claims history. Actual warranty costs incurred are charged against the accrual when paid. In the year ended September 30, 1997, warranty accruals were increased $9.7 million due to a change in accounting estimate.

     RESEARCH AND DEVELOPMENT COSTS. Expenditures relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred. Such expenditures were $38.2 million, $41.8 million and $41.6 million for 1997, 1996 and 1995, respectively.

     TRANSLATION OF NON-U.S. SUBSIDIARY FINANCIAL STATEMENTS. The financial statements of non-U.S. subsidiaries are translated to U.S. dollars substantially as follows: all assets and liabilities at year-end exchange rates; sales and expenses at average exchange rates; shareholders' investment at historical exchange rates. Gains and losses from translating non-U.S. subsidiaries' financial statements are recorded directly in shareholders' investment. The Statements of Consolidated Earnings for 1997 and 1995 include foreign exchange losses (gains) of $1.0 million and $(0.6) million, respectively, which resulted primarily from commercial transactions and forward exchange contracts. In 1996, there was no net foreign exchange gain or loss.

     IMPAIRMENT OF LONG-LIVED ASSETS. Effective October 1, 1996, the Pre-Merger Company adopted the Financial Accounting Standards Board's Statement of Accounting Standards No. 121 (SFAS 121), "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." SFAS 121 requires that long-lived assets and certain identifiable intangibles held and used by a company be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 also requires that long-lived assets and certain identifiable intangibles held for sale, other than those related to discontinued operations, be reported at the lower of carrying amount or fair value less cost to sell. The Company evaluates the long-lived assets and certain identifiable intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment charge of $2.0 million was recognized in the year ended September 30, 1997.

     EARNINGS PER SHARE OF COMMON STOCK. Primary earnings (loss) per share of common stock is computed based on the weighted average number of shares of common stock and common stock equivalents outstanding of 20.2 million, 20.1 million and 20.1 million for the years ended September 30, 1997, 1996 and 1995, respectively. The computation of fully diluted earnings (loss) per share of common stock assumed conversion of the 7% convertible subordinated debentures due 2002; accordingly, net earnings (loss) were increased by after-tax interest and related expense amortization on the debentures. For the fully diluted earnings (loss) per share computations for 1997, 1996 and 1995, shares were computed to be 23.6 million, 23.6 million and 23.5 million, respectively. For 1997 and 1996, the computation of fully diluted earnings (loss) per share was antidilutive; therefore, the amounts reported for primary and fully diluted earnings (loss) per share are identical.

     On September 30, 1997, all of the old outstanding common stock was cancelled and 20.4 million shares of new common stock were issued. See Note 9 concerning the redemption of the 7% convertible subordinated debentures due 2002.

     The Financial Accounting Standards Board's Statement No. 128 (SFAS 128), "Earnings per Share" was issued in February, 1997. The new standard simplifies the computation of earnings per share (EPS) and provides improved comparability with international standards. SFAS 128 replaces primary EPS with "Basic" EPS, which excludes dilution and is computed by dividing net earnings or (loss) by the weighted-average number of common shares outstanding for the period. "Diluted" EPS (which replaces fully diluted EPS) is

                          OUTBOARD MARINE CORPORATION
computed similarly to fully diluted EPS by reflecting the potential dilution that occurs if securities or other contracts to issue common stock were exercised or converted to common stock or resulted in the issuance of common stock that then shared in the earnings.

     Effective October 1, 1997, the Company will report EPS as required by SFAS
128. SFAS 128 will require restatement of earnings per share for previous periods; however, such restatement will not be material for the Company.

3.  JOINT VENTURE AND INVESTMENTS

     In July 1995, the Pre-Merger Company and FICHT GmbH of Kirchseeon, Germany announced the formation of a strategic alliance for the development and worldwide manufacturing and marketing of high pressure fuel injection systems and other technologies. Under the terms of the strategic alliance, the Pre-Merger Company acquired a 51% interest in FICHT GmbH. The Ficht family retained a 49% interest and continues to operate the business. FICHT GmbH and Co. KG (FICHT) is the name of the resulting business. The Company has an exclusive license for the marine industry for the FICHT fuel injection system. In addition, the Company has an exclusive worldwide license agreement for all non-automotive applications. Royalty income, if any, resulting from other licensing of the technology will be distributed through FICHT.

     In July 1993, the Pre-Merger Company and AB Volvo Penta and Volvo Penta of the Americas, Inc. formed a joint venture company to produce gasoline stern drive and gasoline inboard marine power systems. The joint venture is 60% owned by Volvo Penta of the Americas, Inc. (Volvo Penta) and 40% owned by the Company. The jointly produced marine power systems are marketed by Volvo Penta to independent boat builders worldwide and are used in boats manufactured by subsidiaries of the Company. The units carry the Volvo Penta and SX Cobra brand names.

     The equity method of accounting is used for the joint venture. At September 30, 1997 and 1996, the Company's investment including current net accounts receivable was $19.7 and $13.6 million, respectively. The joint venture is a manufacturing and after-market joint venture. The Company recognizes gross profit relating to certain parts sales and incurs expenses for product development that are part of the joint venture. The Pre-Merger Company's share of the joint venture's earnings was $7.2 million, $4.4 million and $4.9 million in 1997, 1996 and 1995, respectively, which were included in other expense (income) in the Statements of Consolidated Earnings.

4.  RESTRUCTURING CHARGES

     During fiscal year 1996, the Pre-Merger Company recorded $25.6 million in restructuring charges. Included was $20.1 million for closings of distribution operations and write-down of manufacturing facilities outside the United States. The North American and European sales and marketing operations were realigned to more effectively meet market needs.

     Accrued liabilities included restructuring charges of $6.0 million and $18.5 million at September 30, 1997 and 1996, respectively. The remaining accrual at September 30, 1997, represents amounts primarily for severance payments and other closure costs of overseas manufacturing companies. The remaining restructuring reserves are expected to be utilized during the 1998 fiscal year.

                          OUTBOARD MARINE CORPORATION

5.  INVENTORIES

     The various components of inventory were as follows:

                                                       POST-MERGER    PRE-MERGER
                                                         COMPANY       COMPANY
                                                       -----------    ----------
                                                          1997           1996
                    SEPTEMBER 30                         (DOLLARS IN MILLIONS)
Finished product.....................................    $ 62.1         $ 75.6
Raw material, work in process and service parts......     114.8          131.2
                                                         ------         ------
  Inventory at current cost which is less than
     market..........................................     176.9          206.8
Excess of current cost over LIFO cost................        --           41.7
                                                         ------         ------
  Net inventory......................................    $176.9         $165.1
                                                         ======         ======

6.  PLANT AND EQUIPMENT

     Plant and equipment components were as follows:

                                                       POST-MERGER    PRE-MERGER
                                                         COMPANY       COMPANY
                                                       -----------    ----------
                                                          1997           1996
                    SEPTEMBER 30                         (DOLLARS IN MILLIONS)
Land and improvements................................    $ 13.2         $ 21.0
Buildings............................................      65.0          149.5
Machinery and equipment..............................     126.1          379.7
Construction in progress.............................       5.9           14.9
                                                         ------         ------
                                                          210.2          565.1
Accumulated depreciation.............................        --          346.2
                                                         ------         ------
  Plant and equipment, net...........................    $210.2         $218.9
                                                         ======         ======

                          OUTBOARD MARINE CORPORATION

7.  ACCRUED LIABILITIES AND OTHER NON-CURRENT LIABILITIES

                                                       POST-MERGER    PRE-MERGER
                                                         COMPANY       COMPANY
                                                       -----------    ----------
                                                          1997           1996
                    SEPTEMBER 30                         (DOLLARS IN MILLIONS)
Accrued liabilities were as follows:
Compensation, pension programs and current
  postretirement medical.............................    $ 24.2         $ 25.1
Warranty.............................................      24.6           23.3
Marketing program....................................      32.8           35.3
Restructuring........................................       6.0           18.5
Accruals for business reorganizations................      50.9             --
Other................................................      43.5           49.7
                                                         ------         ------
  Accrued liabilities................................    $182.0         $151.9
                                                         ======         ======

Other non-current liabilities were as follows:

Accruals for business reorganizations................    $ 86.0         $   --
Pension programs.....................................      17.3           16.8
Environmental remediation............................      18.4           11.1
Other................................................      81.0           76.6
                                                         ------         ------
  Accrued non-current liabilities....................    $202.7         $104.5
                                                         ======         ======

     For both accrued liabilities and other non-current liabilities, accruals for business reorganizations represent adjustments made in purchase accounting at September 30, 1997. These adjustments include accruals for rationalization of the product range, terminations, plant consolidations and closures.

8.  SHORT-TERM BORROWINGS AND ACCOUNTS RECEIVABLE SALES AGREEMENTS

     A summary of short-term borrowing activity was as follows (the balance outstanding at September 30, 1997 was Post-Merger Company):

                                                             1997     1996      1995
                                                              (DOLLARS IN MILLIONS)
Outstanding at September 30
  Credit agreement.........................................  $96.0    $  --    $   --
  Bank borrowing...........................................  $  --    $  --    $   --
Average bank borrowing for the year
  Borrowing................................................  $ 2.9    $ 5.7    $ 55.3
  Interest rate............................................    7.1%     6.6%      7.2%
  Maximum month end borrowing..............................  $29.0    $15.0    $100.0
                                                             =====    =====    ======

     The Company became obligated under a credit agreement, as amended, with AFG which provides for loans of up to $150 million (the "Acquisition Debt"). Amounts outstanding under this credit agreement are secured by 20.4 shares of common stock of the Post-Merger Company and bear interest at 10%. The Acquisition Debt matures on June 16, 1998. On November 12, 1997, the Company borrowed the remaining $54.0 million principal amount of Acquisition Debt in connection with the purchase of all properly tendered 7% convertible subordinated debentures of Outboard Marine Corporation (see Note 9 to the Consolidated Financial Statements). Under the Acquisition Debt agreement, the Company is required to meet certain covenants. The Company is in compliance with these covenants.

                          OUTBOARD MARINE CORPORATION

     The full amount of the Acquisition Debt matures on June 16, 1998. Although the Company does not currently have the funds to refinance such debt, the Company and its Parent believe the Company will be able to raise such funds through the sale of debt or equity in the public or private markets by the maturity date of the Acquisition Debt.

     In addition to the credit agreement, the Company's non-U.S. subsidiaries had additional uncommitted lines of credit of approximately $0.9 million on September 30, 1997.

     The Company entered into a Financing and Security Agreement effective November 12, 1997, which provided for loans of up to $50 million. Effective January 6, 1998, the Company entered into a $150 million Amended and Restated Loan and Security Agreement which expires December 31, 2000 which replaced the November 12, 1997 agreement. Under this agreement the Company is required to meet certain covenants. Any loans outstanding under the January 6, 1998 agreement will be secured by the Company's inventory, receivables and intellectual property and are guaranteed by certain of the Company's operating subsidiaries.

     In connection with the change of control, the Pre-Merger Company terminated a previous revolving credit agreement which had provided for loans up to $150 million.

     The Pre-Merger Company had a $55 million receivable sales agreement whereby it agreed to sell an ownership interest in a designated pool of domestic trade accounts receivable ("Receivables"). These receivable sales agreements were terminated as of April 30, 1997. During the course of fiscal year 1997, monthly sales of receivables averaged $7.4 million with maximum sales of $29.0 million in February 1997. The Pre-Merger Company retained substantially the same credit risk as if the Receivables had not been sold. The costs associated with the receivable sales agreements were included in non-operating expense--other, net in the Statements of Consolidated Earnings for the years ended September 30, 1997 and 1996.

9.  LONG-TERM DEBT

     Long-term debt on September 30, 1997 and 1996, net of sinking fund requirements included in current liabilities, consisted of the following:

                                                       POST-MERGER    PRE-MERGER
                                                         COMPANY       COMPANY
                                                       -----------    ----------
                                                          1997           1996
                    SEPTEMBER 30                         (DOLLARS IN MILLIONS)
7% convertible subordinated debentures due 2002......    $ 74.8         $ 74.8
9 1/8% sinking fund debentures due through 2017......      62.6           64.8
Medium-term notes due 1998 through 2001 with rates
  ranging from 8.16% to 8.625%.......................      26.2           24.8
Industrial revenue bonds and other debt with rates
  ranging from 6.0% to 12.037%.......................      13.1           13.4
                                                         ------         ------
                                                         $176.7         $177.8
Less current maturities..............................     (72.9)          (0.2)
                                                         ------         ------
                                                         $103.8         $177.6
                                                         ======         ======

     On September 30, 1997, the Company held $34.8 million of its 9 1/8% sinking fund debentures, which will be used to meet sinking fund requirements of $5.0 million per year in the years 1998 through 2004. Amounts are recorded as a reduction of outstanding debt.

     Due to the change of control and the merger with Greenmarine, the Company was required to offer to purchase its 7% convertible subordinated debentures due 2002. Debentures tendered and repurchased on November 12, 1997 totaled $67.7 million leaving $7.1 million outstanding and a continuing obligation of the Company. Accordingly, $67.7 million was reflected in current maturities.

                          OUTBOARD MARINE CORPORATION

     The agreements covering both long and short-term debt instruments have restrictive financial covenants. At September 30, 1997, the Company was in compliance with these financial covenants.

     Maturities and sinking fund requirements of long-term debt for each of the next five years are as follows:

                                             (DOLLARS IN MILLIONS)
1998.......................................          $72.9
1999.......................................          $11.2
2000.......................................          $ 7.0
2001.......................................          $ 6.3
2002.......................................          $ 8.4

10.  FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, receivables, accounts payable, and current maturities of long-term debt approximate fair values due to the short term nature of these instruments. The fair value of the long-term debt was $103.8 million and $171.7 million at September 30, 1997 and 1996, respectively, versus carrying amounts of $103.8 and $177.6 million at September 30, 1997 and 1996, respectively. The fair value of long-term debt was based on quoted market prices where available or discounted cash flows using market rates available for similar debt of the same remaining maturities.

     The Company uses various financial instruments to manage interest rate, foreign currency, and commodity pricing exposures. The agreements are with major financial institutions which are expected to fully perform under the terms of the instruments, thereby mitigating the credit risk from the transactions. The Company does not hold or issue financial instruments for trading purposes. The notional amounts of these contracts do not represent amounts exchanged by the parties and, thus, are not a measure of the Company's risk. The net amounts exchanged are calculated on the basis of the notional amounts and other terms of the contracts, such as interest rates or exchange rates, and only represent a small portion of the notional amounts.

     The Pre-Merger Company had entered into several interest rate swap agreements as a means of managing its proportion of fixed to variable interest rate exposure. The differential to be paid or received is accrued consistent with the terms of the agreements and market interest rates and is recognized in net earnings as an adjustment to interest expense. At September 30, 1996, the Pre-Merger Company had outstanding fixed to floating interest rate swap agreements having a total notional principal amount of $100 million expiring November 25, 1996. Also at September 30, 1997 and 1996, the Company had an outstanding floating to fixed interest rate swap agreement having a total notional principal amount of $5 million expiring February 15, 1999. The fair value of the interest rate swap agreements at September 30, 1997 and 1996 was an estimated termination liability of $0.3 and $0.5 million, respectively. This potential expense at each fiscal year end had not yet been reflected in net earnings as it represents the hedging of long-term activities to be amortized in future reporting periods. The fair value was the estimated amount the Company would have paid to terminate the swap agreements.

     The Company purchases currency options to hedge particular anticipated but not yet committed sales expected to be denominated in such currencies. The Company amortizes the cost of the options over the term of the instruments which is generally six to eighteen months. The recognition of gains or losses on these instruments is accrued as foreign exchange rates change and is recognized in net earnings as an adjustment to cost of goods sold. At September 30, 1997, the Company had Belgian franc put options for $32.1 million with a market value of $4.3 million and a French franc put option for $10 million with a market value of $1.0 million, both of which settled October 2, 1997. This potential income had been reflected in net earnings as cost of goods sold at September 30, 1997, as it represented a hedge of fiscal 1997 activities. The fair values were obtained from major financial institutions based upon the market values as of September 30, 1997.

                          OUTBOARD MARINE CORPORATION

     The Company purchases commodity options to hedge anticipated purchases of aluminum. The Company amortizes the cost of the options over the term of the instruments. Gains and losses on open hedging transactions are deferred until the options are exercised. Upon exercise, gains and losses are included in inventories as a cost of the commodities and reflected in net earnings when the product is sold. At September 30, 1997, the Company had options covering approximately 25% of annual forecasted aluminum purchases. The fair market value of these options was $0.3 million at September 30, 1997. The fair market value was obtained from a major financial institution based upon the market value of those options at September 30, 1997.

11.  PREFERRED STOCK AND SHAREHOLDER RIGHTS PLAN

     Due to the change of control and the merger with Greenmarine, all rights existing under the shareholder rights plan adopted by the Pre-Merger Company on April 24, 1996 expired on September 30, 1997.

     In addition, as a result of the merger, all of the Pre-Merger Company's preferred stock, including those reserved for issuance under the shareholder rights plan, were cancelled.

12.  COMMON STOCK

     On September 30, 1997, all of the old outstanding common stock was cancelled and 20.4 million shares of new common stock were issued.

     In 1992, the Pre-Merger Company issued $74.75 million, principal amount, of 7% subordinated convertible debentures. The debentures were convertible into 3,359,550 shares of the Pre-Merger Company's common stock (which were reserved) at a conversion price of $22.25 per share. Due to the change of control and the merger with Greenmarine, each holder of debentures had the right, at such holder's option, to require the Company to repurchase all or a portion of such holder's debentures at the purchase price by November 12, 1997. As a result of the offer to purchase, all but $7.1 million of the principal amount was tendered to, and purchased by, the Company.

     Due to the merger with Greenmarine, all stock options, stock appreciation rights and restricted stock granted under the OMC Executive Equity Incentive Plan and the OMC 1994 Long-Term Incentive Plan were fully vested and payable in accordance with the terms of the Plans or as provided in the terms of the grants, as amended. In the case of stock options, participants in the plans were entitled to receive in cash the difference, if any, between the purchase price of $18.00 per share (or limited stock appreciation rights at $19.50 per share as computed for officers) and the stock option purchase price. All amounts with respect to the above plans have been expensed and included in change of control expenses.

     With regard to restricted stock granted under either of the plans, participants were entitled to receive the cash value of the grants based on $18.00 per share or as may have otherwise been agreed to between the participant and the Pre-Merger Company.

     The Pre-Merger Company adopted the disclosure-only provision under Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," as of September 30, 1997, while continuing to measure compensation cost under APB Opinion No. 25, "Accounting for Stock Issued to Employees." If the accounting provisions of SFAS 123 had been adopted as of the beginning of 1996, the effect on net earnings for 1997 and 1996 would have been immaterial.

                          OUTBOARD MARINE CORPORATION

     A summary of option data for all plans was as follows:

                                                          NUMBER OF      OPTION EXERCISE
                                                        OPTION SHARES    PRICE PER SHARE
                                                        -------------    ----------------
Options outstanding and unexercised at September 30,
  1994................................................    1,112,220      $ 10.00 - 24.625
  Options granted.....................................      153,200      $20.875 - 29.225
  Options exercised...................................      (41,715)     $ 10.00 - 21.375
  Options cancelled...................................      (40,460)     $ 18.50 - 24.625
                                                          ---------
Options outstanding and unexercised at September 30,
  1995................................................    1,183,245      $ 10.00 - 29.225
  Options granted.....................................      233,500      $  16.00 - 20.00
  Options exercised...................................      (36,730)     $ 10.00 - 19.375
  Options cancelled...................................     (102,415)     $ 10.00 - 24.625
                                                          ---------
Options outstanding and unexercised at September 30,
  1996................................................    1,277,600      $ 10.00 - 29.225
  Options granted.....................................      223,700      $         16.375
  Options exercised...................................     (526,620)     $ 10.00 - 19.375
  Options cancelled...................................     (974,680)     $16.375 - 29.225
                                                          ---------
Options outstanding and unexercised at September 30,
  1997*...............................................           --
                                                          ---------
Exercisable at September 30, 1997.....................           --
                                                          ---------

------------------------------
* Due to the merger with Greenmarine, all options outstanding were paid out in cash and cancelled at September 30, 1997.

13.  RETIREMENT BENEFIT AND INCENTIVE COMPENSATION PROGRAMS

     The Company and its subsidiaries have retirement benefit plans covering a majority of its employees. Worldwide pension calculations resulted in expense (income) of $2.4 million, $0.3 million and $(0.5) million in 1997, 1996 and 1995, respectively.

     The following schedule of pension expense (income) presents amounts relating to the Company's material pension plans, United States and Canada (all years presented were Pre-Merger Company):

                                                            YEARS ENDED SEPTEMBER 30
                                                           --------------------------
                                                            1997      1996      1995
                                                             (DOLLARS IN MILLIONS)
Benefits earned during the period........................  $  6.6    $  6.2    $  5.4
Interest cost on projected benefit obligation............    28.5      25.4      24.2
Return on pension assets.................................   (88.5)    (46.5)    (66.0)
Net amortization and deferral............................    54.3      15.7      34.3
                                                           ------    ------    ------
          Net periodic pension expense (income)..........  $   .9    $   .8    $ (2.1)
                                                           ======    ======    ======

     Actuarial assumptions used for the Company's principal defined benefit plans (1997 was Post-Merger Company):

                                                                  SEPTEMBER 30
                                                              --------------------
                                                              1997    1996    1995
Discount rates..............................................  7 1/2%    8%    7 3/4%
Rate of increase in compensation levels (salaried employee
  plans)....................................................    5%      5%      5%
Expected long-term rate of return on assets.................  9 1/2%  9 1/2%  9 1/2%

                          OUTBOARD MARINE CORPORATION

     The funded status and pension liability were as follows (1997 was Post-Merger Company):

                                                                             PLANS WHOSE
                                                        PLANS WHOSE          ACCUMULATED
                                                       ASSETS EXCEED           BENEFITS
                                                    ACCUMULATED BENEFITS    EXCEED ASSETS
                                                    --------------------    --------------
                                                                 SEPTEMBER 30
                                                    --------------------------------------
                                                      1997        1996      1997     1996
                                                            (DOLLARS IN MILLIONS)
Actuarial present value of benefit obligation
  Vested..........................................   $331.0      $298.5     $15.2    $14.0
  Nonvested.......................................     27.7        32.8       1.0      1.2
                                                     ------      ------     -----    -----
     Accumulated benefit obligation...............    358.7       331.3      16.2     15.2
Effect of projected future compensation
  increases.......................................     22.1        21.3       1.2      1.3
                                                     ------      ------     -----    -----
     Projected benefit obligation.................    380.8       352.6      17.4     16.5
Plan assets at fair market value..................    455.2       387.2        --       --
                                                     ------      ------     -----    -----
Plan assets (in excess of) less than projected
  benefit obligation..............................    (74.4)      (34.6)     17.4     16.5
Unrecognized net loss.............................       --       (16.8)       --     (4.4)
Prior service cost not yet recognized in net
  periodic pension expense........................       --       (15.7)       --      (.7)
Remaining unrecognized net asset (obligation)
  arising from the initial application of SFAS No.
  87..............................................       --        17.0        --      (.5)
Adjustment required to recognize minimum
  liability.......................................       --          --        --      4.3
                                                     ------      ------     -----    -----
     Pension liability (asset) recognized.........   $(74.4)     $(50.1)    $17.4    $15.2
                                                     ======      ======     =====    =====

     The provisions of SFAS No. 87, "Employers' Accounting for Pensions", require the recognition of an additional minimum liability for each defined benefit plan for which the accumulated benefit obligation exceeds plan assets. This amount has been recorded as a long-term liability with an offsetting intangible asset. Because the asset recognized may not exceed the amount of unrecognized prior service cost and transition obligation on an individual plan basis, the balance of $3.5 million is reported as a separate reduction of shareholders' investment at September 30, 1997 prior to the merger with Greenmarine. At September 30, 1997 in accordance with purchase accounting, plan assets in excess of or less than the projected benefit obligation have been recorded.

     The Company's major defined benefit plans had provided that upon a change of control of the Company and upon certain other actions by the acquirer, all participants of these plans would become vested in any excess of plan assets over total accumulated benefit obligations. Pursuant to the terms of the plan, this provision was deleted to avoid being triggered by the change of control which took place September 12, 1997.

     The Company provides certain health care and life insurance benefits for eligible retired employees, primarily employees of the Milwaukee, Wisconsin; Waukegan, Illinois; and former Galesburg, Illinois plants as well as Marine Power Products and the Corporate office. Employees at these locations become eligible if they have fulfilled specific age and service requirements. These benefits are subject to deductible, co-payment provisions and other limitations, which are amended periodically. The Company reserves the right to make additional changes or terminate these benefits in the future.

     On January 1, 1994, and to be effective in 1998, the Pre-Merger Company introduced a cap for the employer-paid portion of medical costs for non-union active employees. The cap is tied to the Consumer Price Index.

                          OUTBOARD MARINE CORPORATION

     The net cost of providing postretirement health care and life insurance benefits included the following components (all years presented were Pre-Merger Company):

                                                               YEARS ENDED SEPTEMBER 30
                                                              --------------------------
                                                               1997      1996      1995
                                                                (DOLLARS IN MILLIONS)
Service cost-benefits attributed to service during the
  period....................................................  $ 1.1     $ 1.0     $ 1.0
Interest cost on accumulated postretirement benefit
  obligation................................................    7.3       6.4       6.9
Amortization of prior service cost and actuarial gain.......   (1.8)     (1.9)     (1.8)
                                                              -----     -----     -----
          Net periodic postretirement benefit cost..........  $ 6.6     $ 5.5     $ 6.1
                                                              =====     =====     =====

     The amounts recognized in the Statements of Consolidated Financial Position included (1997 was Post-Merger Company):

                                                                   SEPTEMBER 30
                                                              ----------------------
                                                                1997         1996
                                                              (DOLLARS IN MILLIONS)
Accumulated postretirement benefit obligation
  Retirees..................................................   $ 65.3       $ 64.5
  Fully eligible active plan participants...................     13.3         11.5
  Other active plan participants............................     24.2         19.3
  Prior service credit......................................       --         10.7
  Unrecognized net gain.....................................       --          0.7
                                                               ------       ------
          Net obligation....................................   $102.8       $106.7
                                                               ======       ======

     The accumulated postretirement benefit obligation was determined using a 7 1/2% and 8% weighted average discount rate at September 30, 1997 and 1996, respectively. The health care cost trend rate was assumed to be 8% in fiscal year 1997, declining to 7% next year and remaining constant thereafter. In fiscal year 1996, the health care cost trend rate was assumed to be 9%, gradually declining to 7% over two years and remaining constant thereafter. A one percentage point increase of this annual trend rate would increase the accumulated postretirement benefit obligation at September 30, 1997 by approximately $7.0 million and the net periodic cost by $0.6 million for the year.

     Under the OMC Executive Bonus Plan, the compensation committee of the board of directors, which administers the plan and whose members are not participants in the plan, had authority to determine the extent to which the Pre-Merger Company meets, for any fiscal year, the performance targets for that fiscal year which are set by the committee no later than the third month of the fiscal year. In fiscal 1997, no incentive compensation was paid or provided under this plan. In fiscal years 1996 and 1995, $0.8 million and $5.1 million, respectively, was charged to earnings under this plan.

     The 1994 OMC Long-Term Incentive Plan and its predecessor plan authorized the awarding of performance units or performance shares, each with a value equal to the value of a share of common stock at the time of award. Performance shares for the three year cycle ended September 30, 1997 will be earned and paid based upon the judgment of the compensation committee of the Company's board of directors whose members are not participants in the plan, as to the achievement of various goals over multi-year award cycles. In 1997, 1996 and 1995, respectively, $(0.2) million, $(0.4) million and $1.1 million were charged (credited) to earnings for the estimated cost of performance units earned under the plan.

                          OUTBOARD MARINE CORPORATION

14.  OTHER EXPENSE (INCOME), NET

     Other non-operating expense (income) in the Statements of Consolidated Earnings consisted of the following items (all years presented were Pre-Merger Company):

                                                            YEARS ENDED SEPTEMBER 30
                                                            -------------------------
                                                             1997     1996      1995
                                                              (DOLLARS IN MILLIONS)
Expense (Income)
  Interest earned.........................................  $ (4.5)   $(4.1)   $ (7.0)
  Insurance recovery and lawsuit settlement...............   (10.7)      --        --
  Foreign exchange losses (gains).........................     1.0       --      (0.6)
  (Gain) loss on disposition of plant and equipment.......    (5.8)     0.9      (1.8)
  Joint venture earnings..................................    (7.2)    (4.4)     (4.9)
  Discount charges--
     Accounts receivable sales............................     0.6      1.7        --
  Miscellaneous, net......................................    (2.6)    (2.6)     (2.4)
                                                            ------    -----    ------
                                                            $(29.2)   $(8.5)   $(16.7)
                                                            ======    =====    ======

15.  INCOME TAXES

     The provision for income taxes consisted of the following components (all years presented were Pre-Merger Company):

                                                            YEARS ENDED SEPTEMBER 30
                                                            -------------------------
                                                             1997     1996      1995
                                                              (DOLLARS IN MILLIONS)
Provision for current income taxes
  Federal.................................................  $(36.7)   $(5.6)   $ 19.8
  State...................................................    (2.3)      --       3.7
  Non-U.S.................................................     2.8      2.5      10.6
                                                            ------    -----    ------
     Total current........................................   (36.2)    (3.1)     34.1
Changes to valuation allowance............................    39.0       --     (24.7)
                                                            ------    -----    ------
          Total provision.................................  $  2.8    $(3.1)   $  9.4
                                                            ======    =====    ======

                          OUTBOARD MARINE CORPORATION

     The significant short-term and long-term deferred tax assets and liabilities were as follows (1997 was Post-Merger Company):

                                                                  SEPTEMBER 30
                                                              ---------------------
                                                                1997         1996
                                                              (DOLLARS IN MILLIONS)
Deferred tax assets
  Litigation and claims.....................................   $  18.4      $ 16.9
  Product warranty..........................................      14.6        10.7
  Marketing programs........................................      13.7        15.3
  Postretirement medical benefits...........................      41.2        42.7
  Restructuring.............................................       7.3         7.6
  Loss carryforwards........................................      55.0        29.6
  Net accruals for business reorganizations.................      13.6          --
  Other.....................................................      50.5        46.5
  Valuation allowance.......................................    (131.8)      (92.8)
                                                               -------      ------
     Total deferred tax assets..............................   $  82.5      $ 76.5
                                                               -------      ------
Deferred tax liabilities
  Depreciation and amortization.............................   $ (13.9)     $(12.4)
  Employee benefits.........................................     (12.8)      (14.0)
  Other.....................................................     (15.7)      (12.3)
                                                               -------      ------
     Total deferred tax liabilities.........................     (42.4)      (38.7)
                                                               -------      ------
          Net deferred tax assets...........................   $  40.1      $ 37.8
                                                               =======      ======

     The Company believes the recorded net deferred tax assets of $40.1 million, of which $21.1 million is reflected as a net long-term asset, will be realized. A valuation allowance of $131.8 million has been recorded at September 30, 1997, to reduce the deferred tax assets to their estimated net realizable value. Of this valuation allowance, $20.7 million relates to deferred tax assets established for foreign and state loss carryforwards.

     As of September 30, 1997, certain non-U.S. subsidiaries of the Company had net operating loss carryforwards for income tax purposes of $34.8 million. Of this amount, $4.0 million will expire by 2002, with the remaining balance being unlimited. In addition, the Company has $103.2 million of Federal net operating loss carryforwards expiring between 2009 and 2012 and $133.8 million of state net operating loss carryforwards expiring between 1998 and 2012. These carryforwards are entirely offset by the valuation allowance. No benefit has been recognized in the Consolidated Financial Statements.

     Several factors would generally enable the Company to recognize the deferred tax assets that have been offset by the valuation allowance. Historical profitability, forecasted earnings, and management's determination "it is more likely than not" the deferred tax assets will be realized against forecasted earnings, all affect whether the remaining U.S. deferred tax assets may be recognized, through a reversal of the valuation allowance. Because the deferred tax asset realization factors were adversely affected by the 1997 fiscal year results, it is unlikely the reversal of the valuation allowance will occur in 1998.

                          OUTBOARD MARINE CORPORATION

     The following summarizes the major differences between the actual provision for income taxes on earnings (losses) and the provision (credit) based on the statutory United States Federal income tax rate (all years presented were Pre-Merger Company):

                                                               YEARS ENDED SEPTEMBER 30
                                                              --------------------------
                                                               1997      1996      1995
                                                                (% TO PRETAX EARNINGS)
At statutory rate...........................................  (35.0)%   (35.0)%    35.0%
State income taxes, net of Federal tax deduction............   (3.0)     (0.2)      4.0
Tax effect of non-U.S. subsidiary earnings (loss) taxed at
  other than the U.S. rate..................................    0.1      11.4       9.6
Tax benefit not provided on domestic and foreign operating
  losses....................................................   41.8      20.6       1.2
Tax effect of goodwill amortization and write-offs..........    0.4       3.3       8.7
Reversal of valuation allowance.............................     --        --     (44.8)
Federal tax effect prior year's state income taxes paid.....   (0.2)     13.6        --
Tax effects of audit settlements............................     --     (50.5)       --
Other.......................................................   (0.5)      7.0       1.7
                                                              -----     -----     -----
  Actual provision..........................................   N.M.%     N.M.%     15.4%
                                                              =====     =====     =====

     Domestic and non-U.S. earnings before provision (credit) for income taxes consisted of the following (all years presented were Pre-Merger Company):

                                                            YEARS ENDED SEPTEMBER 30
                                                            -------------------------
                                                             1997      1996     1995
                                                              (DOLLARS IN MILLIONS)
Earnings (loss) before provision for income taxes
  United States...........................................  $(68.7)   $ (8.1)   $46.8
  Non-U.S.................................................    (7.6)     (2.3)    14.0
                                                            ------    ------    -----
          Total...........................................  $(76.3)   $(10.4)   $60.8
                                                            ======    ======    =====

     The above non-U.S. loss of $(7.6) million is a net amount that includes both earnings and losses. Due to the integrated nature of the Company's operations, any attempt to interpret the above pretax earnings (loss) as resulting from stand-alone operations could be misleading.

     No U.S. deferred taxes have been provided on $84.0 million of undistributed non-U.S. subsidiary earnings. The Company has no plans to repatriate these earnings and, as such, they are considered to be permanently invested. While no detailed calculations have been made of the potential U.S. income tax liability should such repatriation occur, the Company believes that it would not be material in relation to the Company's Consolidated Financial Position or Consolidated Earnings.

16.  GEOGRAPHIC BUSINESS DATA

     The Company, which operates in a single business segment, manufactures and distributes marine engines, boats, parts and accessories. The Company markets its products primarily through dealers in the United States, Europe and Canada, and through distributors in the rest of the world.

                          OUTBOARD MARINE CORPORATION

     Information by geographic area was as follows (all years presented were Pre-Merger Company, except total assets in 1997 were Post-Merger Company):

                                                           YEARS ENDED SEPTEMBER 30
                                                       --------------------------------
                                                         1997        1996        1995
                                                            (DOLLARS IN MILLIONS)
Net sales
  United States......................................  $  721.0    $  813.3    $  906.8
  Europe.............................................      90.9       114.8       117.1
  Other..............................................     167.6       193.4       205.3
                                                       --------    --------    --------
     Total...........................................  $  979.5    $1,121.5    $1,229.2
                                                       ========    ========    ========
Sales between geographic areas from
  United States......................................  $  152.2    $  144.4    $  179.7
  Europe.............................................       2.1         7.4         7.9
  Other..............................................      47.0        45.6        58.0
                                                       --------    --------    --------
     Total...........................................  $  201.3    $  197.4    $  245.6
                                                       ========    ========    ========
Total revenue
  United States......................................  $  873.2    $  957.7    $1,086.5
  Europe.............................................      93.0       122.2       125.0
  Other..............................................     214.6       239.0       263.3
  Eliminations.......................................    (201.3)     (197.4)     (245.6)
                                                       --------    --------    --------
     Total...........................................  $  979.5    $1,121.5    $1,229.2
                                                       ========    ========    ========
Earnings (loss) from operations
  United States......................................  $  (36.3)   $    5.1    $   55.1
  Europe.............................................      (9.1)       (8.2)       (3.2)
  Other..............................................      (7.4)        6.0        30.1
  Corporate expenses.................................      (9.6)       (9.5)      (14.8)
                                                       --------    --------    --------
     Total...........................................  $  (62.4)   $   (6.6)   $   67.2
                                                       ========    ========    ========
Total assets at September 30
  United States......................................  $  969.6    $  593.6    $  612.2
  Europe.............................................      53.2        76.8       102.9
  Other..............................................     124.5       134.8       145.6
  Corporate assets...................................      31.7        68.5        46.3
                                                       --------    --------    --------
     Total...........................................  $1,179.0    $  873.7    $  907.0
                                                       ========    ========    ========

     Corporate assets consist of cash, securities and property. Due to the integrated nature of the Company's operations, any attempt to interpret the above geographic area data as resulting from unique or stand-alone types of operations could be misleading.

                          OUTBOARD MARINE CORPORATION

17.  QUARTERLY INFORMATION (UNAUDITED)

     A summary of pertinent quarterly data for the 1997 and 1996 fiscal years was as follows:

                                                                            QUARTER ENDED
                                                          -------------------------------------------------
                                                           DEC. 31      MAR. 31      JUNE 30      SEPT. 30
                                                           (DOLLARS IN MILLIONS, EXCEPT AMOUNTS PER SHARE)
Fiscal 1997
  Net sales.............................................    $197.1       $237.0       $275.8       $269.6
  Gross earnings........................................      22.7         36.5         54.8         39.0
  Net earnings (loss)...................................     (14.3)        (7.3)        (5.1)       (52.4)
                                                            ------       ------       ------       ------
  Net earnings (loss) per share:
     Primary............................................    $(0.71)      $(0.36)      $(0.25)      $(2.58)
                                                            ------       ------       ------       ------
     Fully diluted......................................    $(0.71)      $(0.36)      $(0.25)      $(2.58)
                                                            ------       ------       ------       ------

                                                                        QUARTER ENDED
                                                          -----------------------------------------
                                                          DEC. 31    MAR. 31    JUNE 30    SEPT. 30
Fiscal 1996*
  Net sales.............................................  $232.1     $285.5     $291.0      $312.9
  Gross earnings........................................    39.4       61.3       59.6        69.0
  Net earnings (loss)...................................   (12.4)       1.1       (3.6)        7.6
                                                          ------     ------     ------      ------
  Net earnings (loss) per share:
     Primary............................................  $(0.62)    $ 0.05     $(0.18)     $ 0.38
                                                          ------     ------     ------      ------
     Fully diluted......................................  $(0.62)    $ 0.05     $(0.18)     $ 0.36
                                                          ------     ------     ------      ------

------------------------------
- Includes restructuring charges of $11.9 million in the 3rd quarter and $13.7 million in the 4th quarter.

     Earnings per share amounts for each quarter are required to be computed independently and, therefore, may not equal the amount computed for the total year.

     Due to the seasonal nature of the Company's business, it is not appropriate to compare the results of operations of different fiscal quarters.

     The price range at which the Pre-Merger Company's common stock traded on the New York Stock Exchange and the dividends declared per share during the last eight fiscal quarters were as follows:

                                                        MARKET PRICE
                                                 ---------------------------    DIVIDEND
                 QUARTER ENDED                    HIGH      LOW      CLOSING    DECLARED
September 30, 1997.............................  $18.00    $16.50    $18.00       $ --
June 30, 1997..................................   18.13     14.00     17.75         --
March 31, 1997.................................   17.88     12.00     12.63        .10
December 31, 1996..............................   17.50     14.88     16.50        .10
September 30, 1996.............................   18.50     14.38     15.38        .10
June 30, 1996..................................   20.25     18.13     18.13        .10
March 31, 1996.................................   21.88     18.88     19.13        .10
December 31, 1995..............................   22.38     19.75     20.38        .10

     Old shares of common stock were cancelled September 30, 1997 and new shares were issued which are not publicly traded.

18.  COMMITMENTS AND CONTINGENT LIABILITIES

     As a normal business practice, the Company has made arrangements with financial institutions by which qualified retail dealers may obtain inventory financing. Under these arrangements, the Company will

                          OUTBOARD MARINE CORPORATION
repurchase its products in the event of repossession upon a retail dealer's default. These arrangements contain provisions which limit the Company's repurchase obligation to $40 million per model year for a period not to exceed 30 months from the date of invoice. The Company resells any repurchased products. Losses incurred under this program have not been material. The Company accrues for losses which are anticipated in connection with expected repurchases.

     Minimum commitments under operating leases having initial or remaining terms greater than one year are $8.2 million, $6.2 million, $4.3 million, $2.2 million, $1.4 million and $4.0 million for the years ending September 30, 1998, 1999, 2000, 2001, 2002 and after 2002, respectively.

     The Company is engaged in a substantial number of legal proceedings arising in the ordinary course of business. While the result of these proceedings, as well as those discussed below, cannot be predicted with any certainty, based upon the information presently available, management is of the opinion that the final outcome of all such proceedings should not have a material effect upon the Company's Consolidated Financial Position or the Consolidated Earnings of the Company.

     Under the requirements of Superfund and certain other laws, the Company is potentially liable for the cost of clean-up at various contaminated sites identified by the United States Environmental Protection Agency and other agencies. The Company has been notified that it is named a potentially responsible party ("PRP") at various sites for study and clean-up costs. In some cases there are several named PRPs and in others there are hundreds. The Company generally participates in the investigation or clean-up of these sites through cost sharing agreements with terms which vary from site to site. Costs are typically allocated based upon the volume and nature of the materials sent to the site. However, under Superfund, and certain other laws, as a PRP the Company can be held jointly and severally liable for all environmental costs associated with a site.

     Once the Company becomes aware of its potential liability at a particular site, it uses its experience to determine if it is probable that a liability has been incurred and whether or not the amount of the loss can be reasonably estimated. Once the Company has sufficient information necessary to support a reasonable estimate or range of loss for a particular site, an amount is added to the Company's aggregate environmental contingent liability accrual. The amount added to the accrual for the particular site is determined by analyzing the site as a whole and reviewing the probable outcome for the remediation of the site. This is not necessarily the minimum or maximum liability at the site but, based upon the Company's experience, most accurately reflects the Company's liability based on the information currently available. The Company takes into account the number of other participants involved in the site, their experience in the remediation of sites and the Company's knowledge of their ability to pay.

     In October 1996, the AICPA issued Statement of Position 96-1 (SOP 96-1), "Environmental Remediation Liabilities", which provides authoritative guidance on the recognition, measurement, display and disclosure of environmental remediation liabilities. The Company has elected early adoption of SOP 96-1 in the quarter ended September 30, 1997. The change in accounting estimate required the Company to accrue for future normal operating and maintenance costs for site monitoring and compliance requirements at particular sites. The initial expense for implementation of SOP 96-1 was $7.0 million, charged to selling, general and administrative expense in the quarter ended September 30, 1997.

     As a general rule, the Company accrues remediation costs for continuing operations on an undiscounted basis and accrues for normal operating and maintenance costs for site monitoring and compliance requirements. The Company also accrues for environmental close-down costs associated with discontinued operations or facilities, including the environmental costs of operation and maintenance until disposition. At September 30, 1997, the Company has accrued approximately $23 million for costs related to remediation at contaminated sites including operation and maintenance for continuing and closed-down operations. The

                          OUTBOARD MARINE CORPORATION
possible recovery of insurance proceeds has not been considered in estimating contingent environmental liabilities.

     Each site, whether or not remediation studies have commenced, is reviewed on a quarterly basis and the aggregate environmental contingent liability accrual is adjusted accordingly. Because the sites are reviewed and the accrual adjusted quarterly, the Company is confident the accrual accurately reflects the Company's liability based upon the information available at the time.

19.  PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS--(UNAUDITED)

     The following unaudited pro forma Condensed Statements of Consolidated Earnings (the "Pro Forma Statements") were prepared to illustrate the estimated effects of the merger with Greenmarine Acquisition Corp. as if the transaction had occurred for statements of consolidated earnings purposes as of the beginning of the period presented.

     The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The Pro Forma Statements do not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at the beginning of the period indicated or to project the Company's results of operation for any future period.

     The Pro Forma Statements include adjustments, with respect to the merger, to reflect additional interest expense and depreciation expense, amortization of goodwill, and elimination of non-recurring fees and expenses incurred by the Pre-Merger Company in 1997 in connection with the merger.

                                                              FOR THE YEARS ENDED
                                                                  SEPTEMBER 30
                                                              --------------------
                                                               1997        1996
                                                                  (UNAUDITED)
                                                                  (DOLLARS IN
                                                              MILLIONS, EXCEPT PER
                                                                  SHARE DATA)
Net sales...................................................  $979.5     $1,121.5
Cost of goods sold..........................................   825.1        890.8
                                                              ------     --------
  Gross earnings............................................   154.4        230.7
Selling, general and administrative expense.................   222.8        217.5
Restructuring charges.......................................      --         25.6
                                                              ------     --------
  Earnings (loss) from operations...........................   (68.4)       (12.4)
Interest expense............................................    28.4         24.3
Other (income) expense, net.................................   (29.2)        (8.5)
                                                              ------     --------
  Loss before provision for income taxes....................   (67.6)       (28.2)
Provision (credit) for income taxes.........................     2.8         (3.1)
                                                              ------     --------
  Net loss..................................................  $(70.4)    $  (25.1)
                                                              ======     ========
Net loss per share of common stock (primary and fully
  diluted)..................................................  $(3.45)    $  (1.23)
                                                              ======     ========
Shares outstanding..........................................    20.4         20.4
                                                              ======     ========

20.  SUBSIDIARY GUARANTOR INFORMATION

     The Company issued $160,000,000 10 3/4% Senior Notes due 2008 ("Notes") on May 21, 1998. The Company's payment obligations under the Notes are to be guaranteed by certain of the Company's wholly-owned subsidiaries ("Guarantor Subsidiaries"). Such guarantees are full, unconditional, unsecured and unsubordinated on a joint and several basis by each of the Guarantor Subsidiaries. As of and through June 1, 1998, the Guarantor Subsidiaries were wholly-owned, but not the only wholly-owned, subsidiaries of the

                          OUTBOARD MARINE CORPORATION

Company. Separate financial statements of the Guarantor Subsidiaries are not presented because management of the Company has determined that they are not material to investors.

     The following condensed consolidating financial data illustrates the composition of the Company ("Parent Company"), the Guarantor Subsidiaries and the Company's non-guarantor subsidiaries ("Other Subsidiaries"). Investments in subsidiaries are accounted for by the Company under the equity method of accounting for purposes of the supplemental consolidating presentation. Earnings of subsidiaries are, therefore, reflected in the Company's investment accounts and earnings. The Company has not allocated goodwill to the Guarantor Subsidiaries or the other subsidiaries in association with the acquisition by and merger with Greenmarine.

                          OUTBOARD MARINE CORPORATION

                 CONDENSED STATEMENTS OF CONSOLIDATING EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1997

                               PRE-MERGER COMPANY

                                           PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                           COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                                  (DOLLARS IN MILLIONS)
Net sales................................  $607.2       $439.0         $255.4        $(322.1)        $979.5
Cost of goods sold.......................   518.8        423.6          203.0         (318.9)         826.5
                                           ------       ------         ------        -------         ------
  Gross earnings.........................    88.4         15.4           52.4           (3.2)         153.0
Selling, general and administrative
  expense................................   103.1         66.0           46.3             --          215.4
                                           ------       ------         ------        -------         ------
  Earnings (loss) from operations........   (14.7)       (50.6)           6.1           (3.2)         (62.4)
Non-operating expense (income)...........    21.8          0.1           (8.0)            --           13.9
Equity earnings (loss)--subsidiaries.....   (39.4)          --             --           39.4             --
                                           ------       ------         ------        -------         ------
  Earnings (loss) before provision for
     income taxes........................   (75.9)       (50.7)          14.1           36.2          (76.3)
Provision for income taxes...............      --           --            2.8             --            2.8
                                           ------       ------         ------        -------         ------
          Net earnings (loss)............  $(75.9)      $(50.7)        $ 11.3        $  36.2         $(79.1)
                                           ======       ======         ======        =======         ======

                          OUTBOARD MARINE CORPORATION

                 CONDENSED STATEMENTS OF CONSOLIDATING EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1996

                               PRE-MERGER COMPANY

                                           PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                           COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                                  (DOLLARS IN MILLIONS)
Net sales................................  $650.9       $488.0         $308.5        $(325.9)       $1,121.5
Cost of goods sold.......................   552.1        433.1          235.8         (328.8)          892.2
                                           ------       ------         ------        -------        --------
  Gross earnings.........................    98.8         54.9           72.7            2.9           229.3
Selling, general and administrative
  expense................................    92.8         62.6           54.9             --           210.3
Restructuring charges....................     9.0          0.4           16.2             --            25.6
                                           ------       ------         ------        -------        --------
  Earnings (loss) from operations........    (3.0)        (8.1)           1.6            2.9            (6.6)
Non-operating expense (income)...........      --          3.3            0.5             --             3.8
Equity earnings (loss)-- subsidiaries....   (12.5)          --             --           12.5              --
                                           ------       ------         ------        -------        --------
  Earnings (loss) before provision for
     income taxes........................   (15.5)       (11.4)           1.1           15.4           (10.4)
Provision (credit) for income taxes......    (5.3)          --            2.2             --            (3.1)
                                           ------       ------         ------        -------        --------
          Net earnings (loss)............  $(10.2)      $(11.4)        $ (1.1)       $  15.4        $   (7.3)
                                           ======       ======         ======        =======        ========

                          OUTBOARD MARINE CORPORATION

                 CONDENSED STATEMENTS OF CONSOLIDATING EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1995

                               PRE-MERGER COMPANY

                                           PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                           COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                                  (DOLLARS IN MILLIONS)
Net sales................................  $770.6       $521.4         $331.0        $(393.8)       $1,229.2
Cost of goods sold.......................   606.9        456.5          258.2         (389.8)          931.8
                                           ------       ------         ------        -------        --------
  Gross earnings.........................   163.7         64.9           72.8           (4.0)          297.4
Selling, general and administrative
  expense................................   106.0         64.0           60.2             --           230.2
                                           ------       ------         ------        -------        --------
  Earnings (loss) from operations........    57.7          0.9           12.6           (4.0)           67.2
Non-operating expense (income)...........     5.1          2.9           (1.6)            --             6.4
Equity earnings (loss) -- subsidiaries...     2.3           --             --           (2.3)             --
                                           ------       ------         ------        -------        --------
  Earnings (loss) before provision for
     income taxes........................    54.9         (2.0)          14.2           (6.3)           60.8
Provision (credit) for income taxes......    (0.5)          --            9.9             --             9.4
                                           ------       ------         ------        -------        --------
          Net earnings (loss)............  $ 55.4       $ (2.0)        $  4.3        $  (6.3)       $   51.4
                                           ======       ======         ======        =======        ========

                          OUTBOARD MARINE CORPORATION

            CONDENSED STATEMENTS OF CONSOLIDATING FINANCIAL POSITION
                               SEPTEMBER 30, 1997

                              POST-MERGER COMPANY

                                       PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                      COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                             (DOLLARS IN MILLIONS)
  ASSETS
Current Assets:
  Cash and cash equivalents.........  $   27.3      $  0.5         $ 26.6        $    --        $   54.4
  Receivables.......................      75.3        38.1           39.8             --           153.2
  Intercompany receivables
     (payables).....................       3.6       (17.5)          13.9             --              --
  Inventories.......................      76.2        66.1           42.2           (7.6)          176.9
  Other current assets..............      72.8         4.8            5.0            3.9            86.5
                                      --------      ------         ------        -------        --------
          Total Current Assets......     255.2        92.0          127.5           (3.7)          471.0
Product tooling, net................      30.7         2.2            1.3             --            34.2
Intangibles.........................     327.2          --            6.9             --           334.1
Pension and other assets............     117.2         0.4           12.9           (1.0)          129.5
Property, plant and equipment,
  net...............................     160.2        24.5           25.5             --           210.2
Intercompany notes, net.............      85.6          --          (85.6)            --              --
Investment in subsidiaries..........     121.6          --             --         (121.6)             --
                                      --------      ------         ------        -------        --------
          Total Assets..............  $1,097.7      $119.1         $ 88.5        $(126.3)       $1,179.0
                                      ========      ======         ======        =======        ========
  LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Loan payable......................  $   96.0      $   --         $   --        $    --        $   96.0
  Accounts payable..................     116.6        16.8            8.6             --           142.0
  Accrued and other.................     145.4        24.7           17.0            1.5           188.6
  Current maturities and sinking
     fund requirements of long-term
     debt...........................      72.7          --            0.2             --            72.9
                                      --------      ------         ------        -------        --------
          Total Current
            Liabilities.............     430.7        41.5           25.8            1.5           499.5
Long-term debt......................     101.2          --            2.6             --           103.8
Other non-current liabilities.......     282.6         8.0            8.1             --           298.7
Shareholders' Investment............     283.2        69.6           52.0         (127.8)          277.0
                                      --------      ------         ------        -------        --------
          Total Liabilities and
            Shareholders'
            Investment..............  $1,097.7      $119.1         $ 88.5        $(126.3)       $1,179.0
                                      ========      ======         ======        =======        ========

                          OUTBOARD MARINE CORPORATION

            CONDENSED STATEMENTS OF CONSOLIDATING FINANCIAL POSITION
                               SEPTEMBER 30, 1996

                               PRE-MERGER COMPANY

                                           PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                           COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                                  (DOLLARS IN MILLIONS)
  ASSETS
Current Assets:
  Cash and cash equivalents..............  $ 54.5       $  0.6        $  40.4        $    --         $ 95.5
  Receivables............................    34.3          6.1          127.2             --          167.6
  Intercompany receivables (payables)....    30.6          0.8          (31.4)            --             --
  Inventories............................    54.2         64.3           50.9           (4.3)         165.1
  Other current assets...................    24.8          5.9            7.5            1.1           39.3
                                           ------       ------        -------        -------         ------
          Total Current Assets...........   198.4         77.7          194.6           (3.2)         467.5
Product tooling, net.....................    45.2          4.9            1.5             --           51.6
Intangibles..............................     0.6         28.4            9.3             --           38.3
Pension and other assets.................    84.9          1.0           11.5             --           97.4
Property, plant and equipment, net.......   155.6         29.8           33.5             --          218.9
Intercompany notes, net..................   122.2         (0.1)        (122.1)            --             --
Investment in subsidiaries...............   183.7           --             --         (183.7)            --
                                           ------       ------        -------        -------         ------
          Total Assets...................  $790.6       $141.7        $ 128.3        $(186.9)        $873.7
                                           ======       ======        =======        =======         ======
  LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Accounts payable.......................  $ 63.3       $ 16.6        $  10.1        $    --         $ 90.0
  Accrued and other......................   112.9         18.9           31.6           (0.3)         163.1
  Current maturities and sinking fund
     requirements of long-term debt......      --           --            0.2             --            0.2
                                           ------       ------        -------        -------         ------
          Total Current Liabilities......   176.2         35.5           41.9           (0.3)         253.3
Long-term debt...........................   174.7           --            2.9             --          177.6
Other non-current liabilities............   199.4          0.6            5.4           (0.2)         205.2
Shareholders' Investment.................   240.3        105.6           78.1         (186.4)         237.6
                                           ------       ------        -------        -------         ------
          Total Liabilities and
            Shareholders' Investment.....  $790.6       $141.7        $ 128.3        $(186.9)        $873.7
                                           ======       ======        =======        =======         ======

                          OUTBOARD MARINE CORPORATION

                CONDENSED STATEMENTS OF CONSOLIDATING CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1997

                       PRE-MERGER AND POST-MERGER COMPANY

                                              PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                              COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                                     (DOLLARS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss).........................  $(75.9)      $(50.7)        $ 11.3        $  36.2        $ (79.1)
Adjustments to reconcile net earnings (loss)
  to net cash provided by operations:
  Depreciation and amortization.............    44.9          7.1            5.0             --           57.0
  Changes in current accounts excluding the
    effects of acquisitions and noncash
    transactions:
    Decrease (increase) in receivables......   (39.5)       (32.0)          82.7           (1.6)           9.6
    Decrease (increase) in intercompany
       accounts.............................    45.0         56.1         (101.1)            --             --
    Decrease (increase) in inventories......    14.1          4.0            5.4            3.0           26.5
    Decrease (increase) in other current
       assets...............................    (0.5)         1.0            1.9           (2.8)          (0.4)
    Increase (decrease) in accounts payable
       and accrued liabilities..............     3.0          5.9          (15.8)           1.6           (5.3)
    Other, net..............................   (27.1)         7.5           (0.9)           3.0          (17.5)
                                              -------      ------         ------        -------        -------
         Net cash provided by (used for)
           operating activities.............   (36.0)        (1.1)         (11.5)          39.4           (9.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for plant and equipment, and
  tooling...................................   (32.3)        (2.4)          (1.6)            --          (36.3)
Proceeds from sale of plant and equipment...    10.9          1.4            0.7             --           13.0
Equity earnings -- subsidiaries.............    39.4           --             --          (39.4)            --
Other, net..................................    (5.3)         2.0            0.5             --           (2.8)
                                              -------      ------         ------        -------        -------
         Net cash provided by (used for)
           investing activities.............    12.7          1.0           (0.4)         (39.4)         (26.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long-term debt, including
  current maturities........................     0.3           --           (0.3)            --             --
Cash dividends paid.........................    (6.0)          --             --             --           (6.0)
Other, net..................................     1.8           --            0.5             --            2.3
                                              -------      ------         ------        -------        -------
         Net cash provided by (used for)
           financing activities.............    (3.9)          --            0.2             --           (3.7)
Exchange Rate Effect on Cash................      --           --           (2.1)            --           (2.1)
                                              -------      ------         ------        -------        -------
Net decrease in Cash and Cash Equivalents...   (27.2)        (0.1)         (13.8)            --          (41.1)
Cash and Cash Equivalents at Beginning of
  Year......................................    54.5          0.6           40.4             --           95.5
                                              -------      ------         ------        -------        -------
Pre-Merger Cash and Cash Equivalents at
  End of Year...............................  $ 27.3       $  0.5         $ 26.6        $    --        $  54.4
                                              =======      ======         ======        =======        =======
-----------------------------------------------------------------------------------------------------------------

Post-Merger Cash and Cash Equivalents prior
  to merger -- September 30, 1997...........  $ 27.3       $  0.5         $ 26.6             --        $  54.4
Cash Flows from Financing Activities
  (Post Merger Company):
Proceeds from short term borrowings.........    96.0           --             --             --           96.0
Issuance of Post-Merger company common
  stock.....................................   283.2         69.6           42.5         (118.3)         277.0
Purchase of Pre-Merger company common
  stock.....................................  (379.2)       (69.6)         (42.5)         118.3         (373.0)
                                              -------      ------         ------        -------        -------
Post-Merger Cash and Cash Equivalents at End
  of Year...................................  $ 27.3       $  0.5         $ 26.6        $    --        $  54.4
                                              =======      ======         ======        =======        =======

                          OUTBOARD MARINE CORPORATION

                CONDENSED STATEMENTS OF CONSOLIDATING CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1996

                               PRE-MERGER COMPANY

                                           PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                           COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                           -------   ------------   ------------   ------------   ------------
                                                                  (DOLLARS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)......................  $(10.2)      $(11.4)        $ (1.1)        $ 15.4         $ (7.3)
Adjustments to reconcile net earnings
  (loss) to net cash provided by
  operations:
  Depreciation and amortization..........    41.6          6.9            6.2             --           54.7
  Restructuring charges..................    12.9           --            8.7             --           21.6
  Changes in current accounts excluding
     the effects of acquisitions and
     noncash transactions:
     Decrease (increase) in
       receivables.......................    35.0         26.8          (32.2)           2.8           32.4
     Decrease (increase) in intercompany
       accounts..........................    54.1        (32.9)         (21.2)            --             --
     Decrease (increase) in
       inventories.......................     3.9         (1.3)          13.0           11.7           27.3
     Decrease (increase) in other
       current assets....................    (4.5)          --            1.8           (0.9)          (3.6)
     Increase (decrease) in accounts
       payable and accrued liabilities...     0.7         (1.0)         (12.3)          (2.5)         (15.1)
     Other, net..........................   (59.3)        16.2           38.2          (14.0)         (18.9)
                                           ------       ------         ------         ------         ------
          Net cash provided by (used for)
            operating activities.........    74.2          3.3            1.1           12.5           91.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for plant and equipment,
  and tooling............................   (44.4)        (4.6)          (3.7)            --          (52.7)
Proceeds from sale of plant and
  equipment..............................      --          1.6            1.1             --            2.7
Equity earnings -- subsidiaries..........    12.5           --             --          (12.5)            --
Other, net...............................    (0.4)        (0.3)           0.2             --           (0.5)
                                           ------       ------         ------         ------         ------
          Net cash provided by (used for)
            investing activities.........   (32.3)        (3.3)          (2.4)         (12.5)         (50.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long-term debt, including
  current maturities.....................      --           --           (0.2)            --           (0.2)
Cash dividends paid......................    (6.1)          --             --             --           (6.1)
Other, net...............................     3.4           --             --             --            3.4
                                           ------       ------         ------         ------         ------
          Net cash provided by (used for)
            financing activities.........    (2.7)          --           (0.2)            --           (2.9)
Exchange Rate Effect on Cash.............      --           --           (0.5)            --           (0.5)
                                           ------       ------         ------         ------         ------
Net increase (decrease) in Cash and Cash
  Equivalents............................    39.2           --           (2.0)            --           37.2
Cash and Cash Equivalents at Beginning
  of Year................................    15.3          0.6           42.4             --           58.3
                                           ------       ------         ------         ------         ------
Cash and Cash Equivalents at End
  of Year................................  $ 54.5       $  0.6         $ 40.4         $   --         $ 95.5
                                           ======       ======         ======         ======         ======

                          OUTBOARD MARINE CORPORATION

                CONDENSED STATEMENTS OF CONSOLIDATING CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1995

                               PRE-MERGER COMPANY

                                           PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                           COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                                  (DOLLARS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)......................  $ 55.4       $ (2.0)        $  4.3         $ (6.3)        $ 51.4
Adjustments to reconcile net earnings
  (loss) to net cash provided by
  operations:
  Depreciation and amortization..........    35.8          6.9            4.9             --           47.6
  Changes in current accounts excluding
     the effects of acquisitions and
     noncash transactions:
     Decrease (increase) in
       receivables.......................   (36.7)        (1.0)           7.2           (1.9)         (32.4)
     Decrease (increase) in intercompany
       accounts..........................   (25.2)         2.0           23.4           (0.2)            --
     Decrease (increase) in
       inventories.......................   (12.3)       (11.3)          (9.5)           3.6          (29.5)
     Decrease (increase) in other
       current assets....................   (12.3)        (0.4)          (0.5)            --          (13.2)
     Increase (decrease) in accounts
       payable and accrued liabilities...    16.8          9.5           (9.3)          (2.9)          14.1
     Other, net..........................    19.7          0.5          (12.2)           5.4           13.4
                                           ------       ------         ------         ------         ------
          Net cash provided by (used for)
            operating activities.........    41.2          4.2            8.3           (2.3)          51.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for plant and equipment,
  and tooling............................   (50.6)        (5.8)         (10.1)            --          (66.5)
Proceeds from sale of plant and
  equipment..............................     1.5          0.3           10.0             --           11.8
Equity earnings -- subsidiaries..........    (2.3)          --             --            2.3             --
Other, net...............................   (10.4)          --           (0.7)            --          (11.1)
                                           ------       ------         ------         ------         ------
          Net cash provided by (used for)
            investing activities.........   (61.8)        (5.5)          (0.8)           2.3          (65.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long-term debt, including
  current maturities.....................    (0.9)          --           (0.2)            --           (1.1)
Cash dividends paid......................    (8.0)          --             --             --           (8.0)
Other, net...............................    (2.1)          --            3.1             --            1.0
                                           ------       ------         ------         ------         ------
          Net cash provided by (used for)
            financing activities.........   (11.0)          --            2.9             --           (8.1)
Exchange Rate Effect on Cash.............      --           --            0.5             --            0.5
                                           ------       ------         ------         ------         ------
Net increase (decrease) in Cash and Cash
  Equivalents............................   (31.6)        (1.3)          10.9             --          (22.0)
Cash and Cash Equivalents at Beginning
  of Year................................    46.9          1.9           31.5             --           80.3
                                           ------       ------         ------         ------         ------
Cash and Cash Equivalents at End
  of Year................................  $ 15.3       $  0.6         $ 42.4         $   --         $ 58.3
                                           ======       ======         ======         ======         ======

                          OUTBOARD MARINE CORPORATION

                 CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
                                  (UNAUDITED)

                                               POST-MERGER COMPANY             SIX MONTHS ENDED
                                           ----------------------------            MARCH 31
                                           THREE MONTHS    THREE MONTHS    -------------------------
                                              ENDED           ENDED        POST-MERGER    PRE-MERGER
                                           ------------    ------------      COMPANY       COMPANY
                                            MARCH 31,      DECEMBER 31,    -----------    ----------
                                               1998            1997           1998           1997
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales................................     $264.3          $211.2         $475.5         $434.1
Cost of goods sold.......................      204.2           173.7          377.9          374.9
                                              ------          ------         ------         ------
  Gross earnings.........................       60.1            37.5           97.6           59.2
Selling, general and administrative
  expense................................       58.2            44.3          102.5           91.9
                                              ------          ------         ------         ------
  Earnings (loss) from operations........        1.9            (6.8)          (4.9)         (32.7)
Non-operating expense (income):
  Interest expense.......................        6.7             7.7           14.4            8.4
  Other, net.............................       (2.5)           (2.4)          (4.9)         (21.3)
                                              ------          ------         ------         ------
                                                 4.2             5.3            9.5          (12.9)
                                              ------          ------         ------         ------
  Earnings (loss) before provision for
     income taxes........................       (2.3)          (12.1)         (14.4)         (19.8)
Provision for income taxes...............        1.0             0.8            1.8            1.8
                                              ------          ------         ------         ------
          Net earnings (loss)............     $ (3.3)         $(12.9)        $(16.2)        $(21.6)
                                              ======          ======         ======         ======
Net earnings (loss) per share of common
  stock
  Basic..................................     $(0.16)         $(0.63)        $(0.79)        $(1.07)
                                              ======          ======         ======         ======
  Diluted................................     $(0.16)         $(0.63)        $(0.79)        $(1.07)
                                              ======          ======         ======         ======
Average shares of common stock
  outstanding............................       20.4            20.4           20.4           20.2

        The accompanying notes are an integral part of these statements.

                          OUTBOARD MARINE CORPORATION

            CONDENSED STATEMENTS OF CONSOLIDATED FINANCIAL POSITION
                                  (UNAUDITED)

                                                                   (DOLLARS IN MILLIONS)
                                                        -------------------------------------------
                                                                                        PRE-MERGER
                                                            POST-MERGER COMPANY           COMPANY
                                                        ----------------------------    -----------
                                                         MARCH 31,                       MARCH 31
                                                           1998        SEPTEMBER 30,       1997
                                                        (UNAUDITED)        1997         (UNAUDITED)
  ASSETS
Current assets:
  Cash and cash equivalents...........................   $   49.1        $   54.4        $   69.5
  Receivables.........................................      179.3           153.2           161.7
Inventories
  Finished products...................................       79.4            62.1            64.5
  Raw material, work in process and service parts.....      114.4           114.8           108.9
                                                         --------        --------        --------
     Total inventories................................      193.8           176.9           173.4
Other current assets..................................       40.7            86.5            38.2
                                                         --------        --------        --------
     Total current assets.............................      462.9           471.0           442.8
Product tooling, net..................................       33.1            34.2            49.4
Goodwill..............................................      247.1           250.2            28.6
Trademarks, patents and other intangibles.............       82.3            83.9             8.1
Other assets..........................................      127.8           129.5            97.8

Plant and equipment at cost...........................      210.2           210.2           552.2
  Less accumulated depreciation.......................      (11.2)             --          (343.5)
                                                         --------        --------        --------
                                                            199.0           210.2           208.7
                                                         --------        --------        --------
          Total assets................................   $1,152.2        $1,179.0        $  835.4
                                                         ========        ========        ========
  LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
  Loan payable........................................   $  220.7        $   96.0        $     --
  Accounts payable....................................       66.6           142.0            83.3
  Accrued and other...................................      200.2           182.0           146.5
  Accrued income taxes................................        5.9             6.6             9.8
  Current maturities and sinking fund requirements of
     long-term debt...................................       11.2            72.9             6.0
                                                         --------        --------        --------
     Total current liabilities........................      504.6           499.5           245.6
Long-term debt........................................       92.9           103.8           172.6
Postretirement benefits other than pensions...........       95.4            96.0           100.3
Other non-current liabilities.........................      202.2           202.7           106.7
Shareholders' Investment:
  Common stock and capital surplus....................      277.1           277.0           115.2
  Accumulated earnings employed in the business.......      (16.2)             --           105.7
  Cumulative translation adjustments..................       (3.8)             --           (10.7)
                                                         --------        --------        --------
     Total shareholders' investment...................      257.1           277.0           210.2
                                                         --------        --------        --------
          Total liabilities and shareholders'
            investment................................   $1,152.2        $1,179.0        $  835.4
                                                         ========        ========        ========

        The accompanying notes are an integral part of these statements.

                          OUTBOARD MARINE CORPORATION

                CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                                  (UNAUDITED)

                                                   THREE MONTHS ENDED           SIX MONTHS ENDED
                                                        MARCH 31                    MARCH 31
                                                -------------------------   -------------------------
                                                POST-MERGER    PRE-MERGER   POST-MERGER    PRE-MERGER
                                                  COMPANY       COMPANY       COMPANY       COMPANY
                                                -----------    ----------   -----------    ----------
                                                   1998           1997         1998           1997
                                                                (DOLLARS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)...........................    $ (3.3)        $ (7.3)      $(16.2)        $(21.6)
Adjustments to reconcile net earnings (loss)
  to net cash provided by operations:
  Depreciation and amortization...............      14.1           14.3         27.4           27.0
  Changes in current accounts excluding the
     effects of acquisitions and noncash
     transactions:
     Decrease (increase) in receivables.......     (52.0)         (22.0)       (27.6)           3.9
     Decrease (increase) in inventories.......       3.5            0.3        (17.8)          (9.3)
     Decrease in other current assets.........      13.9            2.3         45.7            0.8
     Increase (decrease) in accounts payable
       and accrued liabilities................      11.4           35.1        (57.1)          (3.8)
     Other, net...............................      (0.5)          (6.0)        (3.9)          (5.9)
                                                  ------         ------       ------         ------
          Net cash provided by (used for)
            operating activities..............     (12.9)          16.7        (49.5)          (8.9)

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for plant and equipment, and
  tooling.....................................      (5.6)         (10.6)       (11.9)         (22.7)
Proceeds from sale of plant and equipment.....       6.2            6.8          6.3           12.3
Other, net....................................      (0.3)          (0.3)         0.5           (0.3)
                                                  ------         ------       ------         ------
          Net cash used for investing
            activities........................       0.3           (4.1)        (5.1)         (10.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term debt...............      45.0             --        124.7             --
Payments of long-term debt, including current
  maturities..................................      (7.4)            --        (75.1)            --
Cash dividends paid...........................        --           (2.0)          --           (6.0)
Other, net....................................       0.1           (0.2)         0.1            0.1
                                                  ------         ------       ------         ------
          Net cash used for financing
            activities........................      37.7           (2.2)        49.7           (5.9)
Exchange Rate Effect on Cash..................      (0.1)          (0.8)        (0.4)          (0.5)
                                                  ------         ------       ------         ------
Net decrease in Cash and Cash Equivalents.....      25.0            9.6         (5.3)         (26.0)
Cash and Cash Equivalents at Beginning of
  Period......................................      24.1           59.9         54.4           95.5
                                                  ------         ------       ------         ------
Cash and Cash Equivalents at End of Period....    $ 49.1         $ 69.5       $ 49.1         $ 69.5
                                                  ======         ======       ======         ======

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid...............................    $  5.6         $  3.8       $ 12.8         $  8.0
  Income taxes paid...........................    $  1.1         $  0.6       $  2.4         $  3.3
                                                  ======         ======       ======         ======

        The accompanying notes are an integral part of these statements

                          OUTBOARD MARINE CORPORATION

    CONDENSED STATEMENT OF CHANGES IN CONSOLIDATED STOCKHOLDERS' INVESTMENT
                                  (UNAUDITED)

                                                                                ACCUMULATED
                                                                                 EARNINGS
                                           ISSUED        CAPITAL IN EXCESS       EMPLOYED        CUMULATIVE
                                        COMMON STOCK       OF PAR VALUE           IN THE         TRANSACTION
                                      SHARES    AMOUNT    OF COMMON STOCK        BUSINESS        ADJUSTMENTS
                                      ------    ------   -----------------      -----------      -----------
                                                              (DOLLARS IN MILLIONS)
BALANCE--SEPTEMBER 30, 1997.........   20.4     $ 0.2         $ 276.8             $   --           $   --
Net loss............................     --        --              --             $(16.2)              --
Shares issued.......................     --        --             0.1                 --               --
Translation adjustments.............     --        --              --                 --             (3.8)
                                      -----     -----         -------             ------           ------
Balance -- March 31, 1998...........   20.4     $ 0.2         $ 276.9             $(16.2)          $ (3.8)
                                      =====     =====         =======             ======           ======

        The accompanying notes are an integral part of these statements.

                          OUTBOARD MARINE CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. MERGER WITH GREENMARINE ACQUISITION CORP.

     On September 12, 1997, Greenmarine Acquisition Corp. ("Greenmarine") acquired control of Outboard Marine Corporation (the "Pre-Merger Company") when shareholders tendered approximately 90 percent of the outstanding shares of the Pre-Merger Company's common stock to Greenmarine for $18 per share in cash. Greenmarine was formed solely to purchase the shares of the Pre-Merger Company and merged with and into the Pre-Merger Company in a non-taxable transaction on September 30, 1997. Outboard Marine Corporation was the surviving entity of the merger with Greenmarine (the "Post-Merger Company") (in either case, unless specifically referenced, Pre-Merger Company or Post-Merger Company are also defined as "OMC" or the "Company"). All of the outstanding Pre-Merger Company common stock was cancelled on September 30, 1997 and 20.4 million shares of new common stock were issued to Greenmarine Holdings LLC (the "Parent") the parent company of Greenmarine. Greenmarine's total purchase price of common stock and related acquisition costs amounted to $373.0 million.

     The Post-Merger Company Condensed Statement of Consolidated Financial Position as of March 31, 1998 and the related Post-Merger Company Condensed Statement of Consolidated Earnings for the three and six months ended March 31, 1998 and Consolidated Condensed Cash Flow for the six months ended March 31, 1998 are not comparable to the prior year because of purchase accounting adjustments. The acquisition and the merger were accounted for using the purchase method of accounting. Accordingly, the purchase price at September 30, 1997 has been allocated to assets acquired and liabilities assumed based on fair market values at the date of acquisition. The fair values of tangible assets acquired and liabilities assumed were $844.9 million and $902.0 million, respectively. In addition, $83.9 million of the purchase price was allocated to intangible assets for trademarks, patents and dealer network. Purchase accounting included liabilities of $136.9 million for implementation and execution of business reorganizations. The financial statements reflect the preliminary allocation of purchase price as the purchase price allocation has not been finalized. The excess purchase price over fair value of the net assets acquired was $250.2 million and has been classified as goodwill in the Statement of Consolidated Financial Position at September 30, 1997. The goodwill related to the acquisition will be amortized using the straight-line method over a period of 40 years.

2. BASIS OF PRESENTATION

     The accompanying unaudited consolidated condensed financial statements present information in accordance with generally accepted accounting principles for interim financial information and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all information or footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the information furnished reflects all adjustments necessary for a fair statement of the results of the interim periods and all such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K/A for the year ended September 30, 1997. The 1998 interim results are not necessarily indicative of the results which may be expected for the remainder of the year.

3. SHORT-TERM BORROWINGS

     The Company became obligated under a credit agreement, as amended, which provides for loans of up to $150 million (the "Acquisition Debt"). Amounts outstanding under this credit agreement are secured by 20.4 million shares of common stock of the Post-Merger Company and bear interest at 10%. The Acquisition Debt matures on June 16, 1998. On November 12, 1997, the Company borrowed the remaining $54.0 million principal amount of Acquisition Debt in connection with the purchase of all properly tendered 7% convertible subordinated debentures of Outboard Marine Corporation due 2002. At March 31, 1998, the full $150 million principal amount of the Acquisition Debt was outstanding.

                          OUTBOARD MARINE CORPORATION

     The full amount of the Acquisition Debt matures on June 16, 1998. The Company and its Parent believe the Company will be able to raise funds to refinance such debt through the sale of debt or equity in the public or private markets by the maturity date of the Acquisition Debt.

     Effective January 6, 1998, the Company entered into a $150 million Amended and Restated Loan and Security Agreement which expires December 31, 2000 and at March 31, 1998, $70.7 million was outstanding. Any loans outstanding under this agreement will be secured by the Company's inventory, receivables, intellectual property and other current assets and are guaranteed by certain of the Company's operating subsidiaries.

     Under the various credit agreements, the Company is required to meet certain financial covenants throughout the year. The Company is in compliance with terms and conditions of these agreements.

4. CONTINGENT LIABILITIES

     As a normal business practice, the Company has made arrangements with financial institutions by which qualified retail dealers may obtain inventory financing. Under these arrangements, the Company will repurchase its products in the event of repossession upon a retail dealer's default. These arrangements contain provisions which limit the Company's repurchase obligation to $40 million per model year for a period not to exceed 30 months from the date of invoice. The Company resells any repurchased products. Losses incurred under this program have not been material. The Company accrues for losses which are anticipated in connection with expected repurchases.

     The Company is engaged in a substantial number of legal proceedings arising in the ordinary course of business. While the result of these proceedings, as well as those discussed below, cannot be predicted with any certainty, based upon the information presently available, management is of the opinion that the final outcome of all such proceedings should not have a material effect upon the Company's Consolidated Financial Position or the Consolidated Earnings of the Company.

     Under the requirements of Superfund and certain other laws, the Company is potentially liable for the cost of clean-up at various contaminated sites identified by the United States Environmental Protection Agency and other agencies. The Company has been notified that it is named a potentially responsible party ("PRP") at various sites for study and clean-up costs. In some cases there are several named PRPs and in others there are hundreds. The Company generally participates in the investigation or clean-up of these sites through cost sharing agreements with terms which vary from site to site. Costs are typically allocated based upon the volume and nature of the materials sent to the site. However, under Superfund, and certain other laws, as a PRP the Company can be held jointly and severally liable for all environmental costs associated with a site.

     Once the Company becomes aware of its potential liability at a particular site, it uses its experience to determine if it is probable that a liability has been incurred and whether or not the amount of the loss can be reasonably estimated. Once the Company has sufficient information necessary to support a reasonable estimate or range of loss for a particular site, an amount is added to the company's aggregate environmental contingent liability accrual. The amount added to the accrual for the particular site is determined by analyzing the site as a whole and reviewing the probable outcome for the remediation of the site. This is not necessarily the minimum or maximum liability at the site but, based upon the Company's experience, most accurately reflects the Company's liability based on the information currently available. The Company takes into account the number of other participants involved in the site, their experience in the remediation of sites and the Company's knowledge of their ability to pay. As a general rule, the Company accrues remediation costs for continuing operations on an undiscounted basis and accrues for normal operating and maintenance costs for site monitoring and compliance requirements. The Company also accrues for environmental close-down costs associated with discontinued operations or facilities, including the environmental costs of operation and

                          OUTBOARD MARINE CORPORATION
maintenance until disposition. At March 31, 1998, the Company has accrued approximately $23 million for costs related to remediation at contaminated sites including operation and maintenance for continuing and closed-down operations. The possible recovery of insurance proceeds has not been considered in estimating contingent environmental liabilities.

     In the six months ended March 31, 1997, the Company recovered insurance proceeds of $6.1 million for prior environmental charges which is included in non-operating expense (income) in the Statement of Consolidated Earnings.

     Each site, whether or not remediation studies have commenced, is reviewed on a quarterly basis and the aggregate environmental contingent liability accrual is adjusted accordingly. Because the sites are reviewed and the accrual adjusted quarterly, the Company is confident the accrual accurately reflects the Company's liability based upon the information available at the time.

5. PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS--(UNAUDITED)

     The following unaudited pro forma Condensed Statement of Consolidated Earnings (the "Pro Forma Statement") was prepared to illustrate the estimated effects of the merger with Greenmarine Acquisition Corp. as if the transaction had occurred for statement of consolidated earnings purposes as of the beginning of fiscal 1997.

     The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The Pro Forma Statement does not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred at the beginning of the period indicated or to project the Company's results of operation for any future period.

     The Pro Forma Statement includes adjustments, with respect to the merger, to reflect additional interest expense, depreciation expense and amortization of goodwill.

                                                           SIX MONTHS ENDED
                                                            MARCH 31, 1997
                                                           ----------------
                                                             (UNAUDITED)
                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales..................................                     $434.1
Cost of goods sold.........................                      374.2
                                                                ------
  Gross earnings...........................                       59.9
Selling, general and administrative
  expense..................................                       95.6
                                                                ------
  Earnings (Loss) from operations..........                      (35.7)
Interest expense...........................                       14.5
Other (income) expense, net................                      (21.3)
                                                                ------
  Loss before provision for income taxes...                      (28.9)
Provision for income taxes.................                        1.8
                                                                ------
  Net loss.................................                     $(30.7)
                                                                ------
Net loss per share of common stock (basic
  and diluted).............................                     $(1.50)
                                                                ------
  Shares outstanding.......................                       20.4
                                                                ------

6. STOCK OPTION PLAN

     On March 10, 1998, the Company adopted the Outboard Marine Corporation Personal Rewards and Opportunities Program ("PROP"). PROP was designed to recognize and reward, through cash bonuses, stock

                          OUTBOARD MARINE CORPORATION
options and other equity-based awards, the personal contributions and achievements of key employees of the Company. All employees are eligible to participate in PROP. PROP replaced all long and short-term incentive plans of the Company. PROP provides for (i) cash and/or equity annual bonuses based on performance targets, and (ii) grants of stock options, shares of restricted stock, phantom shares of stock or stock appreciation rights. The aggregate number of shares of stock available for equity awards under PROP is 1,500,000 shares of currently authorized common stock of the Company. Grants under PROP are discretionary.

     Stock option grants under PROP through March 31, 1998 were 587,245, of which, 96,133 were vested upon grant. The remaining grants vest as follows:
94,445 in fiscal 1998, 176,667 in fiscal 1999, 121,115 in fiscal 2000, and
98,885 thereafter. The grants are exercisable at $18 per share and expire ten years after date of grant. The Company accounts for PROP under APB Opinion No. 25, and has not recorded any compensation expense for grants through March 31, 1998 as the exercise price of the stock option approximates fair market value of the Company's stock on the date of grant.

7.  RECENTLY ADOPTED ACCOUNTING STANDARDS

     In fiscal 1999, the Company will implement three accounting standards issued by the Financial Accounting Standards Board, SFAS 130, "Reporting Comprehensive Income," SFAS 131, "Disclosures About Segments of an Enterprise and Related Information," and SFAS 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The Company believes that these changes will have no effect on its financial position or results of operations as they require only changes in or additions to current disclosures.

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position 96-1 ("SOP 96-1"), "Environmental Remediation Liabilities", which provides authoritative guidance on the recognition, measurement, display and disclosure of environmental remediation liabilities. The Company adopted SOP 96-1 in the quarter ended September 30, 1997. The change in accounting estimate required the Company to accrue for future normal operating and maintenance costs for site monitoring and compliance requirements at particular sites. The initial expense for implementation of SOP 96-1 was $7.0 million, charged to selling, general and administrative expense in the quarter ended September 30, 1997.

8.  SUBSIDIARY GUARANTOR INFORMATION

     The Company issued $160,000,000 10 3/4% Senior Notes due 2008 ("Notes") on May 21, 1998. The Company's payment obligations under the Notes are to be guaranteed by certain of the Company's wholly-owned subsidiaries ("Guarantor Subsidiaries"). Such guarantees are full, unconditional, unsecured and unsubordinated on a joint and several basis by each of the Guarantor Subsidiaries. As of and through June 1, 1998, the Guarantor Subsidiaries were wholly-owned, but not the only wholly-owned, subsidiaries of the Company. Separate financial statements of the Guarantor Subsidiaries are not presented because management of the Company has determined that they are not material to investors.

     The following condensed consolidating financial data illustrates the composition of the Company ("Parent Company"), the Guarantor Subsidiaries and the Company's non-guarantor subsidiaries ("Other Subsidiaries"). Investments in subsidiaries are accounted for by the Company under the equity method of accounting for purposes of the supplemental consolidating presentation. Earnings of subsidiaries are, therefore, reflected in the Company's investment accounts and earnings. The Company has not allocated goodwill to the Guarantor Subsidiaries or the other subsidiaries in association with the acquisition by and merger with Greenmarine.

                          OUTBOARD MARINE CORPORATION

                 CONDENSED STATEMENTS OF CONSOLIDATING EARNINGS
                        SIX MONTHS ENDED MARCH 31, 1998

                              POST-MERGER COMPANY

                                       PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                       COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                              (DOLLARS IN MILLIONS)
Net sales............................  $311.1       $211.2         $119.8        $(166.6)        $475.5
Cost of goods sold...................   257.3        191.3           98.2         (168.9)         377.9
                                       ------       ------         ------        -------         ------
  Gross earnings.....................    53.8         19.9           21.6            2.3           97.6
Selling, general and administrative
  expense............................    60.4         25.0           17.1             --          102.5
                                       ------       ------         ------        -------         ------
  Earnings (loss) from operations....    (6.6)        (5.1)           4.5            2.3           (4.9)
Non-operating expense (income).......     7.9          0.7            0.9             --            9.5
Equity earnings
  (loss) -- subsidiaries.............    (3.1)          --             --            3.1             --
                                       ------       ------         ------        -------         ------
  Earnings (loss) before provision
     for income taxes................   (17.6)        (5.8)           3.6            5.4          (14.4)
Provision for income taxes...........     0.9           --            0.9             --            1.8
                                       ------       ------         ------        -------         ------
          Net earnings (loss)........  $(18.5)      $ (5.8)        $  2.7        $   5.4         $(16.2)
                                       ======       ======         ======        =======         ======

                          OUTBOARD MARINE CORPORATION

                 CONDENSED STATEMENTS OF CONSOLIDATING EARNINGS
                        SIX MONTHS ENDED MARCH 31, 1997

                               PRE-MERGER COMPANY

                                            PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                            COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                                   (DOLLARS IN MILLIONS)
Net Sales.................................  $254.1       $216.2         $113.9        $(150.1)        $434.1
Cost of goods sold........................   234.3        200.9           90.7         (151.0)         374.9
                                            ------       ------         ------        -------         ------
  Gross earnings..........................    19.8         15.3           23.2            0.9           59.2
Selling, general and administrative
  expense.................................    44.7         26.0           21.2             --           91.9
                                            ------       ------         ------        -------         ------
  Earnings (loss) from operations.........   (24.9)       (10.7)           2.0            0.9          (32.7)
Non-operating expense (income)............   (14.9)         0.8            1.2             --          (12.9)
Equity earnings (loss) -- subsidiaries....   (12.0)          --             --           12.0             --
                                            ------       ------         ------        -------         ------
  Earnings (loss) before provision for
     income taxes.........................   (22.0)       (11.5)           0.8           12.9          (19.8)
Provision for income taxes................     0.5           --            1.3             --            1.8
                                            ------       ------         ------        -------         ------
          Net earnings (loss).............  $(22.5)      $(11.5)        $ (0.5)       $  12.9         $(21.6)
                                            ======       ======         ======        =======         ======

                          OUTBOARD MARINE CORPORATION

            CONDENSED STATEMENTS OF CONSOLIDATING FINANCIAL POSITION
                                 MARCH 31, 1998

                              POST-MERGER COMPANY

                                       PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                      COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                             (DOLLARS IN MILLIONS)
  ASSETS
Current assets:
  Cash and cash equivalents.........  $   36.4      $  2.2         $ 10.5        $    --        $   49.1
  Receivables.......................      90.6        39.2           49.5             --           179.3
  Intercompany receivables
     (payables).....................       8.4       (11.1)           2.7             --              --
  Inventories.......................      92.2        48.9           53.4           (0.7)          193.8
  Other current assets..............      27.3         4.3            4.7            4.4            40.7
                                      --------      ------         ------        -------        --------
          Total current assets......     254.9        83.5          120.8            3.7           462.9
Product tooling, net................      29.6         3.1            0.4             --            33.1
Intangibles.........................     322.8          --            6.6             --           329.4
Pension and other assets............     116.8         0.2           11.7           (0.9)          127.8
Property, plant and equipment,
  net...............................     151.0        23.1           24.9             --           199.0
Intercompany notes, net.............      65.6          --          (65.6)            --              --
Investment in subsidiaries..........     130.0          --             --         (130.0)             --
                                      --------      ------         ------        -------        --------
          Total assets..............  $1,070.7      $109.9         $ 98.8        $(127.2)       $1,152.2
                                      ========      ======         ======        =======        ========
  LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
  Loan payable......................  $  220.7      $   --         $   --        $    --        $  220.7
  Accounts payable..................      49.2        10.6            6.8             --            66.6
  Accrued and other.................     161.6        27.8           15.1            1.6           206.1
  Current maturities and sinking
     fund requirements of long-term
     debt...........................      11.0          --            0.2             --            11.2
                                      --------      ------         ------        -------        --------
          Total current
            liabilities.............     442.5        38.4           22.1            1.6           504.6
Long-term debt......................      90.4          --            2.5             --            92.9
Other non-current liabilities.......     281.9         7.9            7.8             --           297.6
Shareholders' investment............     255.9        63.6           66.4         (128.8)          257.1
                                      --------      ------         ------        -------        --------
          Total liabilities and
            shareholders'
            investment..............  $1,070.7      $109.9         $ 98.8        $(127.2)       $1,152.2
                                      ========      ======         ======        =======        ========

                          OUTBOARD MARINE CORPORATION

            CONDENSED STATEMENTS OF CONSOLIDATING FINANCIAL POSITION
                                 MARCH 31, 1997

                               PRE-MERGER COMPANY

                                           PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                           COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                                  (DOLLARS IN MILLIONS)
  ASSETS
Current assets:
  Cash and cash equivalents..............  $ 31.3       $  0.6        $  37.6        $    --         $ 69.5
  Receivables............................    36.5          4.1          121.1             --          161.7
  Intercompany receivables (payables)....    21.4         (6.3)         (15.1)            --             --
  Inventories............................    62.4         65.8           50.1           (4.9)         173.4
  Other current assets...................    29.6          5.2            2.3            1.1           38.2
                                           ------       ------        -------        -------         ------
          Total current assets...........   181.2         69.4          196.0           (3.8)         442.8
Product tooling, net.....................    44.2          3.9            1.3             --           49.4
Intangibles..............................     0.6         27.9            8.2             --           36.7
Pension and other assets.................    82.2          0.4           15.0            0.2           97.8
Property, plant and equipment, net.......   152.2         28.4           28.1             --          208.7
Intercompany notes, net..................   110.7           --         (110.7)            --             --
Investment in subsidiaries...............   193.8           --             --         (193.8)            --
                                           ------       ------        -------        -------         ------
          Total assets...................  $764.9       $130.0        $ 137.9        $(197.4)        $835.4
                                           ======       ======        =======        =======         ======
  LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
  Accounts payable.......................  $ 59.8       $ 12.5        $  11.0        $    --         $ 83.3
  Accrued and other......................   114.9         22.7           18.9           (0.2)         156.3
  Current maturities and sinking fund
     requirements of long-term debt......     5.8           --            0.2             --            6.0
                                           ------       ------        -------        -------         ------
          Total current liabilities         180.5         35.2           30.1           (0.2)         245.6
Long-term debt...........................   169.9           --            2.7             --          172.6
Other non-current liabilities............   200.9          0.5            5.6             --          207.0
Shareholders' investment.................   213.6         94.3           99.5         (197.2)         210.2
                                           ------       ------        -------        -------         ------
          Total liabilities and
            shareholders' investment.....  $764.9       $130.0        $ 137.9        $(197.4)        $835.4
                                           ======       ======        =======        =======         ======

                          OUTBOARD MARINE CORPORATION

                CONDENSED STATEMENTS OF CONSOLIDATING CASH FLOWS
                        SIX MONTHS ENDED MARCH 31, 1998

                              POST-MERGER COMPANY

                                       PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                       COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                              (DOLLARS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)..................  $(18.5)      $ (5.8)        $  2.7         $ 5.4          $(16.2)
Adjustments to reconcile net earnings
  (loss) to net cash provided by
  operations:
  Depreciation and amortization......    23.1          2.3            2.0            --            27.4
  Changes in current accounts
     excluding the effects of
     acquisitions and noncash
     transactions:
     Decrease (increase) in
       receivables...................   (14.8)        (1.2)         (11.2)         (0.4)          (27.6)
     Decrease (increase) in
       intercompany accounts.........    17.2         (6.5)         (10.7)           --              --
     Decrease (increase) in
       inventories...................   (21.0)        12.9          (12.0)          2.3           (17.8)
     Decrease (increase) in other
       current assets................    45.5          0.5            0.1          (0.4)           45.7
     Increase (decrease) in accounts
       payable and accrued
       liabilities...................   (52.1)        (4.1)          (2.4)          1.5           (57.1)
     Other, net......................   (10.0)         5.5            5.9          (5.3)           (3.9)
                                       ------       ------         ------         -----          ------
          Net cash provided by (used
            for) operating
            activities...............   (30.6)         3.6          (25.6)          3.1           (49.5)
CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for plant and equipment,
  and tooling........................    (8.8)        (1.9)          (1.2)           --           (11.9)
Proceeds from sale of plant and
  equipment..........................     4.9          0.2            1.2            --             6.3
Equity earnings -- subsidiaries......     3.1           --             --          (3.1)             --
Other, net...........................     3.3         (0.2)          (2.6)           --             0.5
                                       ------       ------         ------         -----          ------
          Net cash provided by (used
            for) investing
            activities...............     2.5         (1.9)          (2.6)         (3.1)           (5.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term debt......   124.7           --             --            --           124.7
Payments of long-term debt, including
  current maturities.................   (75.0)          --           (0.1)           --           (75.1)
Other, net...........................   (12.5)          --           12.6            --             0.1
                                       ------       ------         ------         -----          ------
          Net cash provided by (used
            for) financing
            activities...............    37.2           --           12.5            --            49.7
Exchange Rate Effect on Cash.........      --           --           (0.4)           --            (0.4)
                                       ------       ------         ------         -----          ------
Net increase (decrease) in Cash and
  Cash Equivalents...................     9.1          1.7          (16.1)           --            (5.3)
Cash and Cash Equivalents at
  Beginning of Period................    27.3          0.5           26.6            --            54.4
                                       ------       ------         ------         -----          ------
Cash and Cash Equivalents at End of
  Period.............................  $ 36.4       $  2.2         $ 10.5         $  --          $ 49.1
                                       ======       ======         ======         =====          ======

                          OUTBOARD MARINE CORPORATION

                CONDENSED STATEMENTS OF CONSOLIDATING CASH FLOWS
                        SIX MONTHS ENDED MARCH 31, 1997

                               PRE-MERGER COMPANY

                                           PARENT     GUARANTOR        OTHER                      CONSOLIDATED
                                           COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                                  (DOLLARS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)......................  $(22.5)      $(11.5)        $ (0.5)        $ 12.9         $(21.6)
Adjustments to reconcile net earnings
  (loss) to net cash provided by
  operations:
  Depreciation and amortization..........    19.6          4.1            3.3             --           27.0
  Changes in current accounts excluding
     the effects of acquisitions and
     noncash transactions:
     Decrease (increase) in
       receivables.......................   (11.8)         2.0           13.7             --            3.9
     Decrease (increase) in intercompany
       accounts                              (6.8)         7.0           (0.2)            --             --
     Decrease (increase) in
       inventories.......................    (8.3)        (1.4)          (0.2)           0.6           (9.3)
     Decrease (increase) in other current
       assets............................    (4.7)         0.7            4.8             --            0.8
     Increase (decrease) in accounts
       payable and accrued liabilities...     2.2         (0.3)          (8.3)           2.6           (3.8)
     Other, net..........................    16.5         (1.0)         (17.3)          (4.1)          (5.9)
                                           ------       ------         ------         ------         ------
          Net cash provided by (used for)
            operating activities.........   (15.8)        (0.4)          (4.7)          12.0           (8.9)
CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for plant and equipment, and
  tooling................................   (20.3)        (1.3)          (1.1)            --          (22.7)
Proceeds from sale of plant and
  equipment..............................     7.6          1.7            3.0             --           12.3
Equity earnings -- subsidiaries..........    12.0           --             --          (12.0)            --
Other, net...............................    (0.9)          --            0.6             --           (0.3)
                                           ------       ------         ------         ------         ------
          Net cash provided by (used for)
            investing activities.........    (1.6)         0.4            2.5          (12.0)         (10.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term debt..........     0.2           --           (0.2)            --             --
Cash dividends paid......................    (6.0)          --             --             --           (6.0)
Other, net...............................      --           --            0.1             --            0.1
                                           ------       ------         ------         ------         ------
          Net cash provided by (used for)
            financing activities.........    (5.8)          --           (0.1)            --           (5.9)
Exchange Rate Effect on Cash.............      --           --           (0.5)            --           (0.5)
                                           ------       ------         ------         ------         ------
Net decrease in Cash and Cash
  Equivalents............................   (23.2)          --           (2.8)            --          (26.0)
Cash and Cash Equivalents at Beginning of
  Period.................................    54.5          0.6           40.4             --           95.5
                                           ------       ------         ------         ------         ------
Cash and Cash Equivalents at End of
  Period.................................  $ 31.3       $  0.6         $ 37.6         $   --         $ 69.5
                                           ======       ======         ======         ======         ======

                                                                      APPENDIX A

                        PROJECTED FINANCIAL INFORMATION

     THE PROJECTIONS ARE FORWARD-LOOKING STATEMENTS BASED UPON A NUMBER OF ASSUMPTIONS AND ESTIMATES THAT, WHILE PRESENTED WITH NUMERICAL SPECIFICITY AND CONSIDERED REASONABLE BY THE COMPANY, ARE INHERENTLY SPECULATIVE IN NATURE AND SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE AND OPERATIONAL UNCERTAINTIES, CONTINGENCIES AND RISKS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. IT CAN BE EXPECTED THAT ONE OR MORE OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS WILL PROVE NOT TO BE ACCURATE AND THAT UNANTICIPATED EVENTS AND CIRCUMSTANCES WILL OCCUR. AS A RESULT, ACTUAL RESULTS WILL VARY FROM THE PROJECTIONS AND THOSE VARIATIONS MAY BE MATERIAL DUE TO VARIOUS RISKS, INCLUDING, THE INABILITY OF THE COMPANY'S MANAGEMENT TEAM TO SUCCESSFULLY RESTRUCTURE ITS BOAT AND ENGINE MANUFACTURING OPERATIONS IN THE MANNER AND WITHIN THE TIME FRAME PRESENTLY CONTEMPLATED. CONSEQUENTLY, THIS PROSPECTUS SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE FINANCIAL PROJECTIONS WILL BE ACHIEVED. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, OR ANY OTHER REGULATORY OR PROFESSIONAL AGENCY OR BODY OR GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

     NEITHER ARTHUR ANDERSEN LLP, THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, NOR THE INITIAL PURCHASERS HAVE COMPILED OR EXAMINED THE PROJECTIONS AND, ACCORDINGLY, THEY EXPRESS NO OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO, ASSUME NO RESPONSIBILITY FOR, AND DISCLAIM ANY ASSOCIATION WITH, THE PROJECTIONS. FURTHERMORE, THE COMPANY DOES NOT INTEND TO UPDATE OR REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE OF THIS PROSPECTUS OR TO REFLECT THE OCCURRENCE OF ANY UNANTICIPATED EVENTS. POTENTIAL INVESTORS ARE CAUTIONED NOT TO RELY ON THE PROJECTIONS IN MAKING AN INVESTMENT DECISION.

                    INDEX TO PROJECTED FINANCIAL INFORMATION

                                                              PAGE
Introduction................................................   A-2
Summary of Significant Financial Projection Assumptions.....   A-2
Summary Projected Financial Information.....................   A-3
Discussion of Significant Projection Assumptions............   A-4

                                  INTRODUCTION

     The projected financial information included in this Prospectus (the "Projections") represents the Company's best estimates as of May 1998 (except with respect to interest expense, which has been updated to reflect the final terms of the Initial Offering) of the Company's results of operations for the fiscal year ending September 30, 1998. The Projections were prepared by the Company and are qualified by, and subject to, the assumptions set forth below and the other information contained in this Prospectus.

     No independent expert has reviewed the Projections. The Arthur Andersen LLP reports included in this Prospectus relate to the Company's historical financial information. They do not extend to the projected financial data and should not be read to do so. The Projections should be read together with the information contained in "Risk Factors--Risks Related to Projections," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Unaudited Pro Forma Condensed Consolidated Financial Statements.

            SUMMARY OF SIGNIFICANT FINANCIAL PROJECTION ASSUMPTIONS

     The Company's ability to achieve the projected financial results is dependent upon a number of factors. For instance, the Projections assume the success of the Company's operating strategy. The success of the Company's operating strategy assumes, among other things, that the Company: (i) successfully stems the recent loss in engine and boat market share and increases retail sales of its engine and boat products; (ii) successfully rationalizes its brand names and pricing strategy; (iii) successfully launches its new product line and pricing strategy for future model years; (iv) successfully reduces its purchasing costs through the integration of purchasing functions between the Boat and Engine Groups; (v) completes the previously announced closure of its boat manufacturing operations in Old Hickory, Tennessee and successfully consolidates its boat manufacturing operations in Murfreesboro, Tennessee and Columbia, South Carolina; (vi) successfully rationalizes its boat manufacturing operations and completes the lean manufacturing initiatives with respect to the Engine Group's manufacturing facility in Calhoun, Georgia; and (vii) is able to successfully implement the new management team's strategic initiatives without additional cash costs in excess of management's current strategic plan. See "Business--Business Strategy." The success of a significant portion of the management team's strategy is subject to uncertainties and contingencies beyond the Company's control, and no assurance can be given that the strategy will be effective or that the anticipated benefits from the strategy will be realized in the period for which the Projections have been prepared.

     The Projections also assume that: (i) there will be no material change in the existing political, fiscal or economic conditions, including changes in foreign exchange rates, that are material to the Company's revenues or costs;
(ii) there will be no material change in legislation or regulations or the administration thereof, or changes in technology or industry standards that will have an unexpected effect on the business of the Company; (iii) there will be no material response by any of the Company's competitors to the Company's strategic initivities; (iv) there will be no material change in any of the Company's existing material contracts or customer relationships; (v) there will be no change in generally accepted accounting principles that will have a material effect on the financial results of the Company; (vi) there will be no labor or other disturbances that would materially affect the operations or revenues of the Company; (vii) there will be no material costs, gains or losses in revenues arising from legal proceedings; (viii) there will be no material change in economic conditions which might adversely affect demand or overall consumer confidence; (ix) there will be no further decline in the Company's market share;
(x) there will be no abnormal weather conditions; and (xi) there will be no inflation. Although no standard rate of inflation was applied to the Projections, each number was projected to reflect the actual number at such point in the future to which such figure relates. See Notes to Consolidated Financial Statements for a review of other assumptions underlying the Projections.

     The assumptions described herein are those that the Company believes are significant to the Projections. However, not all assumptions used in preparing the Projections have been set forth herein. The failure by the Company to successfully implement its operating strategy or the occurrence of any of the events or circumstances set forth in the immediately preceding paragraph or elsewhere herein could result in the Company's actual operating results being different than the Projections, and such differences may be adverse and material.

                    SUMMARY PROJECTED FINANCIAL INFORMATION

                                                  ACTUAL SIX       PROJECTED SIX       PROJECTED FISCAL
                                                 MONTHS ENDED      MONTHS ENDING         YEAR ENDING
                                                MARCH 31, 1998   SEPTEMBER 30, 1998   SEPTEMBER 30, 1998
                                                --------------   ------------------   ------------------
                                                                 (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
  Revenue.....................................      $475.5             $594.1              $1,069.6
  Cost of goods sold..........................       377.9              454.4                 832.3
  Gross earnings..............................        97.6              139.7                 237.3
  Selling, general and administrative.........       102.5              107.6                 210.1
  Earnings (loss) from operations.............        (4.9)              32.1                  27.2

OTHER DATA:
  EBITDA......................................        21.7               66.7                  88.4
  Interest expense............................        14.4               14.9                  29.3
  Capital expenditures........................        11.9               15.5                  27.4
  Gross earnings margin.......................        20.5%              23.5%                 22.2%
  EBITDA margin...............................         4.6%              11.2%                  8.3%

                DISCUSSION OF SIGNIFICANT PROJECTION ASSUMPTIONS

  ACCOUNTING POLICIES

     The significant accounting policies described in Note 1 of the "Notes to Consolidated Financial Statements" have been applied in preparing these Projections.

  REVENUE

     The Company anticipates significant improvements in sales for both its Engine and Boat Groups during the second half of fiscal 1998 as compared to the Company's actual results for the first half of 1998. The recreational marine industry in general is seasonal, with peak revenue periods typically occurring during the Spring and Summer seasons. The Company forecasts that sales volume will increase substantially during the second half of the year in accordance with historical seasonal patterns. The following table presents the revenue contribution expected for the second half of 1998 relative to the average contribution in the second half of fiscal years 1993 through 1996. Fiscal 1997 was excluded from this analysis in order to avoid distorting the average with the financial results of a fiscal year in which the Company's operations were disrupted with its pending sale. As shown in the table, the Company's revenue expectations for the second half of 1998 relative to the first half is in line with historical averages.

                         SEASONAL REVENUE CONTRIBUTION

                                             QUARTERLY PERCENT CONTRIBUTION
                                            --------------------------------
                                             Q1       Q2       Q3       Q4     FIRST HALF   SECOND HALF
                                             --       --       --       --     ----------   -----------
CONSOLIDATED REVENUE
  Average ('93-'96).......................  18.8%    25.6%    27.7%    27.9%      44.4%        55.6%
  1998E...................................  19.7     24.7     27.9     27.7       44.5         55.5
TOTAL ENGINE REVENUE
  Average ('93-'96).......................  18.5     25.1     27.4     29.0       43.5         56.5
  1998E...................................  19.5     23.5     28.4     28.6       43.0         57.0
BOAT REVENUE
  Average ('93-'96).......................  19.9     26.9     28.4     24.8       46.8         53.2
  1998E...................................  20.3     28.3     26.5     24.9       48.6         51.4

  Engine Group

     Engine Group revenues are expected to increase by 32.5%, from $340.6 million during the first half of fiscal 1998 to $451.4 million during the second half of the year. Management expects that the Engine Group revenue increase will be driven primarily by an increase of 18.5% in engine units sold during the third quarter, as the Company enters its peak selling season during the Spring and Summer seasons. The unit volume increase is expected to be offset partially by a 3.0% decrease in average engine unit prices during the third quarter and a 3.4% decrease during the fourth quarter. The anticipated third quarter reduction is due to a product mix shift toward lower horsepower engines, which typically occurs as the peak selling season begins in the northern part of the United States. The projected fourth quarter decrease is attributable to the Company's 1999 model year rollout in July.

  Boat Group

     The Company forecasts that Boat Group revenues will increase by 5.6%, from $135.0 million during the first half of fiscal 1998 to $142.6 million during the second half of the fiscal year. The expected revenue increase is driven primarily by (i) a 5.1% increase in boat units sold from the first six months of fiscal 1998 to the second half of the fiscal year as the Company enters its peak selling season and introduces its new products in the Summer, and (ii) an increase of 1.8% in average unit prices during the third quarter, offset by a 10.8%
decrease in average unit price during the fourth quarter related to the Company's discounting in connection with the introduction of its new models during the Summer.

GROSS PROFIT

  Engine Group

     Engine Group gross profit is expected to increase from $80.6 million during the first half of fiscal 1998 to $117.0 million, attributable to the expected growth in Engine Group revenue. As a percent of revenue, Engine Group gross margins are anticipated to improve slightly to 26.3% of revenue in the third quarter and 25.5% in the fourth quarter as compared to 20.8% in the first quarter and 26.0% in the second quarter, due to the Company's expected increase in Engine Group revenue offset partially by increased costs of goods sold. Specifically, average engine labor and material cost per unit are forecasted to increase 6.3% during the third quarter of fiscal 1998 and decrease 1.0% during the fourth quarter. The anticipated increase in the third quarter is due to (i) ongoing quality improvements implemented by the Company's new management team as part of its strategic initiatives and (ii) higher sales of the Company's new FICHT fuel injection engines, which have a higher cost per unit. The projected decrease in costs during the fourth quarter is due to a shift in product mix towards the value-based models highlighted during the Summer promotional programs. The expected improvement in Engine Group gross margins is also attributable to the higher mix of sales of parts and accessories, which are forecasted to increase to 26.5% of overall Engine Group revenue during the third quarter and 29.4% during the fourth quarter from 20.2% in the first quarter and 22.2% in the second quarter. These increases in parts and accessories sales in the third and fourth quarters are due to the seasonal nature of marine engine repair and tune up activity, which takes place predominantly in the Spring and Summer months. Given the higher gross margins generated by sales of parts and accessories relative to engine unit sales, the increase in mix toward parts and accessories sales increases overall Engine Group gross margins. The Engine Group's forecasted gross margin in the third and fourth quarter is also anticipated to benefit from the ability of the Company to leverage its increased sales over its relatively stable manufacturing overhead.

     The following table summarizes the Engine Group's average gross margin contribution and margin percentages between 1993 and 1996 as compared to actual and projected gross margin contribution and percentages for fiscal 1998. As shown in the table, the Company generated gross margins in the first half of 1998 that were 2.0% higher than the average first half margin in 1993 through 1996; however, the Company's second half margin projections conservatively project a gross margin in the second half of 1998 that is only 0.3% higher than the average for 1993 through 1996.

                   ENGINE GROUP SEASONAL GROSS MARGIN TRENDS

                                                         PERCENT CONTRIBUTION        MARGIN PERCENTAGE
                                                       ------------------------   ------------------------
                                                       FIRST HALF   SECOND HALF   FIRST HALF   SECOND HALF
                                                       ----------   -----------   ----------   -----------
Gross Profit
  Average ('93-'96)..................................     39.5%        60.5          21.7%        25.6%
  1998E..............................................     40.8         59.2          23.7         25.9
  Difference.........................................      1.3         (1.3)          2.0          0.3

  Boat Group

     The Company anticipates significant improvements in the Boat Group's gross margin in connection with its recently announced strategy to rationalize and realign its boat brands to lower manufacturing costs. Gross margins reached 12.7% in the first half of 1998, and are projected to increase by 3 percentage points to 15.7% in the second half of 1998, resulting in a 14.3% gross margin assumed for the full year of fiscal 1998. The Company forecasts a 4.5% decrease in Boat Group labor and material costs per unit during the third quarter and a further 2.5% decrease during the fourth quarter due to its boat rationalization strategy. The Company also anticipates a decrease in shipping costs, to 1.2% of revenue during the third quarter and 1.6% during the fourth quarter as compared to 2.2% during the first quarter and 1.4% during the second quarter, as the Company is able to leverage transportation efficiencies during the peak selling season. The projected improvement in Boat Group gross margins is also attributable to the Company's ability to leverage relatively stable manufacturing overhead over a growing revenue base. The Company expects $0.5 million in annual cost savings from the closing of its boat manufacturing operations in Old Hickory, Tennessee and the consolidation of its freshwater fishing boat operations in Murfreesboro, Tennessee and its saltwater fishing boat operations in Columbia, South Carolina. Management anticipates further gross profit improvements as the Company expands its boat rationalization strategy.

EBITDA

  Engine Group

     The Engine Group is anticipated to generate EBITDA of $65.4 million, or 14.5% of revenue, during the second half of fiscal 1998, compared to $30.7 million, or 9.0% of revenue, during the first half of 1998. The Engine Group typically generates a larger amount of EBITDA during the second half of the year due to seasonality patterns. The anticipated improvement in EBITDA margin during the second half of fiscal 1998 compared to the first half of 1998 is driven primarily by the following factors: (i) decrease in selling expense to 14.0% of net engine revenue in the third quarter and 14.6% in the fourth quarter following the annual peak in selling expense during the second quarter (16.7% of engine revenue) due to the number of boat shows and promotions from January through March; (ii) improvement in warranty expense from 3.7% of engine revenue in the second quarter to 2.6% in the third quarter and 2.4% in the fourth quarter, due to over-accruals in the first half of fiscal 1998.

     The following table summarizes the Engine Group's average EBITDA margin contribution and margin percentages between 1993 and 1996 as compared to actual and projected EBITDA margin contribution and percentages for fiscal 1998. As shown in the table, the Company generated EBITDA margins in the first half of 1998 that were 3.1% higher than the average first half margin in 1993 through 1996; however, the Company's second half EBITDA margin projections conservatively project an EBITDA margin in the second half of 1998 that is only 2.5% higher than the average for 1993 through 1996.

                   ENGINE GROUP SEASONAL EBITDA MARGIN TRENDS

                                                         PERCENT CONTRIBUTION        MARGIN PERCENTAGE
                                                       ------------------------   ------------------------
                                                       FIRST HALF   SECOND HALF   FIRST HALF   SECOND HALF
                                                       ----------   -----------   ----------   -----------
EBITDA
  Average (93-96)....................................     26.2%        73.8%         5.9%         12.0%
  1998E..............................................     32.0         68.0          9.0          14.5
  Difference.........................................      5.8         (5.8)         3.1           2.5

  Boat Group

     The Boat Group is forecasted to generate EBITDA of $4.9 million, or 3.4% of revenue, during the second half of fiscal 1998 as compared to a loss of $5.0 million, or (3.7%) of revenue, during the first half of the year. In addition to the improvement in profitability which typically occurs during the Company's peak selling season during the second half of the year, the Company forecasts steady improvement in Boat Group selling and warranty expense, from 14.1% of revenue in the first quarter and 13.3% in the second quarter to 11.4% in the third quarter and 9.4% in the fourth quarter, attributable primarily to the Company's boat rationalization strategy. In addition, the Company anticipates lower selling expenses in the Boat Group during the second half of fiscal 1998 because a larger share of the trade show and promotional spending is spent during the Company's second fiscal quarter.

INTEREST EXPENSE

     The Projections give pro forma effect to the Initial Offering and the use of net proceeds therefrom, as if the Initial Offering had been completed as of March 31, 1998. The Projections assume that the net proceeds from the Initial Offering are used to repay all outstanding principal and interest on the Term Loan. The average interest rate on the Credit Agreement is assumed to be 8.5% based on the terms of the Credit Agreement. Interest income on average cash balances is projected using rates averaging between 4% and 6%. The Projections assume that the costs associated with the issuance of the Notes are amortized over a ten-year period and the costs associated with the Credit Agreement are amortized over a three-year period.

CAPITAL EXPENDITURES

     The Projections assume total capital expenditures during fiscal 1998 of approximately $27.4 million, $15.3 million of which is assumed to be related to capital equipment and $12.1 million of which is assumed to be related to tooling. Of the total capital expenditures, the Company spent approximately $11.9 million during the six months ended March 31, 1998. The Company anticipates that approximately $24.9 million of the total forecasted capital expenditures will be related to the Company's Engine Group, and $2.5 million will be spent in the Boat Group. In addition, the Company forecasts that approximately $2.6 million of total capital expenditures will be related to converting the Company's engine product lines to include FICHT technology. Management estimates that maintenance capital spending for fiscal 1998 will be approximately $14.6 million and that $5.9 million has been spent by the Company as of March 31, 1998.

======================================================

     NO DEALER, SALESMAN OR ANY OTHER PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SUBSIDIARY GUARANTORS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO BUY SUCH SECURITIES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
Available Information.................   iii
Summary...............................     1
Risk Factors..........................    15
The Greenmarine Acquisition...........    23
Use of Proceeds.......................    23
Capitalization........................    24
Selected Historical Consolidated
  Financial Data......................    25
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    27
Business..............................    35
Management............................    49
Security Ownership of Certain
  Beneficial Owners and Management....    61
Certain Relationships and Related
  Transactions........................    63
The Exchange Offer....................    64
Description of Notes..................    72
Description of Certain Other
  Indebtedness........................   101
Certain Federal Income Tax
  Consequences........................   104
Plan of Distribution..................   105
Book-Entry; Form and Transfer.........   105
Legal Matters.........................   108
Independent Accountants...............   108
Glossary of Marine Terms..............   109
Unaudited Pro Forma Condensed
  Consolidated Financial Statements...  PF-1
Index to Consolidated Financial
  Statements..........................   F-1
Projected Financial Information.......   A-1

======================================================
======================================================

                                  $160,000,000

                          OUTBOARD MARINE CORPORATION

                              10 3/4% SENIOR NOTES
                                    DUE 2008

                              --------------------

                                   PROSPECTUS
                              --------------------

                                           , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Outboard Marine Corporation (the "Registrant") is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article 6 of the Registrant's Restated Certificate of Incorporation has eliminated the personal liability of directors to the fullest extent permitted by law.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding; provided that such director, officer, employee or agent acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     All of the directors and officers of the Company are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

 EXHIBIT
  NUMBER                                  DESCRIPTION
 -------                                  -----------
 3.1(a)      --   Restated Certificate of Incorporation of the Company (filed as Exhibit 3(A) to the Company's Annual Report on Form
                  10-K/A for the year ended September 30, 1997 (the "1997
                  10-K"))*
    (b)      --   Certificate of Incorporation of OMC Fishing Boat Group,
                  Inc., as amended
    (c)      --   Certificate of Incorporation of OMC Aluminum Boat Group,
                  Inc., as amended
    (d)      --   Certificate of Incorporation of OMC Recreational Boat Group,
                  Inc.
    (e)      --   Certificate of Incorporation of OMC Latin America/Caribbean,
                  Inc., as amended
    (f)      --   Certificate of Limited Partnership of Recreational Boat
                  Group Limited Partnership
 3.2(a)      --   Amended and Restated by-laws of the Company (filed as
                  Exhibit 3(B) to the 1997 10-K)*
    (b)      --   By-laws of OMC Fishing Boat Group, Inc.
    (c)      --   By-laws of OMC Aluminum Boat Group, Inc.
    (d)      --   By-laws of OMC Recreational Boat Group, Inc.
    (e)      --   By-laws of OMC Latin America/Caribbean, Inc.
    (f)      --   Agreement of Limited Partnership of Recreational Boat Group
                  Limited Partnership, as amended
 4.1         --   Indenture for the 10 3/4% Senior Notes due 2008, Series A
                  (the "Old Notes") and 10 3/4% Senior Notes due 2008, Series
                  B (the "Exchange Notes"), dated as of May 27, 1998 among the
                  Company, the Subsidiary Guarantors and State Street Bank and
                  Trust Company, as trustee
 4.2         --   Form of Old Note (included in Exhibit 4.1)
 4.3         --   Form of Exchange Note
 4.4         --   Form of Subsidiary Guarantee (included in Exhibit 4.1)
 4.5         --   Registration Rights Agreement dated as of May 27, 1998 among the Company, the Subsidiary Guarantors and Donaldson, Lufkin
                  & Jenrette Securities Corporation and Bear, Stearns & Co.,
                  Inc.
 4.6         --   Depositary Agreement dated as of May 27, 1998 among the
                  Company, State Street Bank and Trust Company, as trustee,
                  NationsBank, N.A., as administrative agent, and State Street
                  Bank and Trust Company, as depositary agent
 4.7         --   With respect to rights of holders of the Company's 9 1/8%
                  Sinking Fund Debentures due 2017, reference is made to
                  Exhibit 4(A) to the Company's Registration Statement Number
                  33-12759 filed on March 20, 1987*
 4.8         --   With respect to rights of holders of the Company's 7%
                  Convertible Subordinated Debentures due 2002, reference is made to the Company's Registration Statement Number 33-47354 filed on April 28, 1992*
 4.9         --   With respect to the Supplemental Indenture dated September
                  30, 1997 related to the Company's 7% Convertible
                  Subordinated Debentures due 2002, reference is made to
                  Exhibit 4(C) to the 1997 10-K*
   5         --   Opinion of Weil, Gotshal & Manges LLP as to the validity of the Exchange Notes to be issued by the Company
10.1         --   With respect to Severance Agreements between the Company and certain elected and appointed officers and certain other
                  executives of the Company, reference is made to Exhibits
                  99.3 and 99.4 of the Company's Schedule 14D-9 filed with the
                  Securities and Exchange Commission on July 15, 1997*

 EXHIBIT
  NUMBER                                  DESCRIPTION
 -------                                  -----------
10.2         --   With respect to the Consulting Agreement for Mr. Bowman
                  dated September 24, 1997, reference is made to Exhibit 10(I)
                  to the 1997 10-K*
10.3         --   With respect to the Employment Agreement of Mr. Hines dated
                  October 6, 1997, reference is made to Exhibit 10(J) to the
                  1997 10-K*
10.4         --   With respect to the Amended and Restated Loan and Security
                  Agreement between the Company and NationsBank of Texas, N.A.
                  dated January 6, 1998, reference is made to Exhibit 10(E) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997*
10.5         --   First Amendment to Amended and Restated Loan and Security
                  Agreement between the Company and NationsBank of Texas, N.A.
                  dated May 21, 1998
10.6         --   With respect to the Employment Agreement of Mr. Jones dated
                  March 10, 1998, reference is made to Exhibit 10(F) to the
                  Company's Quarterly Report on Form 10-Q for the fiscal
                  quarter ended March 31, 1998*
10.7         --   With respect to the Personal Rewards and Opportunity
                  Program, reference is made to Exhibit 10(G) to the Company's
                  Quarterly Report on Form 10-Q for the fiscal quarter ended
                  March 31, 1998*
  11         --   Computation of per share income (loss) (filed as Exhibit 11 to the Company's Quarterly Report on Form 10-Q for the
                  fiscal quarter ended March 31, 1998)*
  12         --   Statement of Computation of Ratios of Earnings to Fixed
                  Charges
  21         --   Subsidiaries of Registrant (filed as Exhibit 21 to the 1997
                  10-K)*
23.1         --   Consent of Arthur Andersen LLP
23.2         --   Consent of Weil, Gotshal & Manges LLP (included in the
                  opinion filed as Exhibit 5 to this Registration Statement)
  24         --   Power of Attorney (included on signature pages of this Part
                  II)
  25         --   Statement of Eligibility and Qualification of State Street
                  Bank and Trust Company, as Trustee on Form T-1 with respect to the 10 3/4% Senior Notes due 2008
  27         --   Financial Data Schedule
99.1         --   Form of Letter of Transmittal
99.2         --   Form of Notice of Guaranteed Delivery
99.3         --   Form of Instructions to Registered Holders and/or Book-Entry
                  Facility Participant from Beneficial Owner
99.4         --   Form of Exchange Agent Agreement

---------------

 * Incorporated herein by reference.

  (b) Schedules

     All Schedules are omitted as the required information is presented in the Registrant's consolidated financial statements or related notes or such schedules are not applicable.

ITEM 22.  UNDERTAKINGS.

     (a) Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Outboard Marine Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois.

Date: June 29, 1998                       OUTBOARD MARINE CORPORATION

                                          By:      /s/ ANDREW P. HINES
                                            ------------------------------------
                                                      Andrew P. Hines
                                                  Executive Vice President
                                                and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes Andrew P. Hines and Leslie M. Savickas, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution, to sign for such person and in such person's name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done, as fully to all intents and purposes as such person might or could do personally, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

              /s/ ALFRED D. KINGSLEY                 Chairman of the Board                June 29, 1998
---------------------------------------------------
                Alfred D. Kingsley

              /s/ GARY K. DUBERSTEIN                 Vice Chairman and Assistant          June 29, 1998
---------------------------------------------------    Secretary
                Gary K. Duberstein

                 /s/ RICHARD KATZ                    Vice Chairman                        June 29, 1998
---------------------------------------------------
                   Richard Katz

                   /s/ RON HIRAM                     Director                             June 29, 1998
---------------------------------------------------
                     Ron Hiram

              /s/ DAVID D. JONES, JR.                President and Chief Executive        June 29, 1998
---------------------------------------------------    Officer; Director (Principal
                David D. Jones, Jr.                    Executive Officer)

                /s/ ANDREW P. HINES                  Executive Vice President and Chief   June 29, 1998
---------------------------------------------------    Financial Officer; Director
                  Andrew P. Hines                      (Principal Financial Officer)

               /s/ JOSEPH P. TOMCZAK                 Vice President and Controller        June 29, 1998
---------------------------------------------------
                 Joseph P. Tomczak

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, OMC Fishing Boat Group, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois.

Date: June 29, 1998                       OMC FISHING BOAT GROUP, INC.

                                          By:  /s/ ROBERT S. ROMANO, ESQ.
                                            ------------------------------------
                                                   Robert S. Romano, Esq.
                                                  President and Secretary

                                                     POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes David D. Jones, Jr. and Robert S. Romano, Esq., and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution, to sign for such person and in such person's name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done, as fully to all intents and purposes as such person might or could do personally, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

              /s/ DAVID D. JONES, JR.                Chairman of the Board                June 29, 1998
---------------------------------------------------
                David D. Jones, Jr.

            /s/ ROBERT S. ROMANO, ESQ.               President and Secretary; Director    June 29, 1998
---------------------------------------------------    (Principal Executive Officer)
              Robert S. Romano, Esq.

                /s/ GORDON G. REPP                   Assistant Secretary and Treasurer;   June 29, 1998
---------------------------------------------------    Director (Principal Financial
                  Gordon G. Repp                       Officer)

               /s/ PAULA S. RUMMAGE                  Vice President                       June 29, 1998
---------------------------------------------------
                 Paula S. Rummage

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, OMC Aluminum Boat Group, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois.

Date: June 29, 1998                       OMC ALUMINUM BOAT GROUP, INC.

                                          By:  /s/ ROBERT S. ROMANO, ESQ.
                                            ------------------------------------
                                                   Robert S. Romano, Esq.
                                                  President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes David D. Jones, Jr. and Robert S. Romano, Esq., and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution, to sign for such person and in such person's name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done, as fully to all intents and purposes as such person might or could do personally, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

              /s/ DAVID D. JONES, JR.                Chairman of the Board                June 29, 1998
---------------------------------------------------
                David D. Jones, Jr.

            /s/ ROBERT S. ROMANO, ESQ.               President and Secretary; Director    June 29, 1998
---------------------------------------------------    (Principal Executive Officer)
              Robert S. Romano, Esq.

                /s/ GORDON G. REPP                   Assistant Secretary and Treasurer;   June 29, 1998
---------------------------------------------------    Director (Principal Financial
                  Gordon G. Repp                       Officer)

               /s/ STEVE M. HANSLEY                  Vice President, Finance              June 29, 1998
---------------------------------------------------
                 Steve M. Hansley

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, OMC Latin America/ Caribbean, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois.


Date: June 29, 1998                                               OMC LATIN AMERICA/CARIBBEAN
                                                                   BY: /s/ RAYMOND M. CARTADE
                                                         ----------------------------------------------
                                                                       Raymond M. Cartade
                                                                           President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes David D. Jones, Jr. and Raymond M. Cartade, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution, to sign for such person and in such person's name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done, as fully to all intents and purposes as such person might or could do personally, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

              /s/ DAVID D. JONES, JR.                Chairman of the Board                June 29, 1998
---------------------------------------------------
                David D. Jones, Jr.

            /s/ ROBERT S. ROMANO, ESQ.               Vice President and Secretary;        June 29, 1998
---------------------------------------------------    Director
              Robert S. Romano, Esq.

                /s/ GORDON G. REPP                   Assistant Secretary; Director        June 29, 1998
---------------------------------------------------
                  Gordon G. Repp

              /s/ RAYMOND M. CARTADE                 President                            June 29, 1998
---------------------------------------------------    (Principal Executive Officer)
                Raymond M. Cartade

            /s/ JULIO DE ALMEIDA PIRES               Vice President and Treasurer         June 29, 1998
---------------------------------------------------    (Principal Financial Officer)
              Julio de Almeida Pires

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, OMC Recreational Boat Group, Inc. has duly caused this Registration Statement to be signed on its behalf, and as general partner on behalf of Recreational Boat Group Limited Partnership, by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois.

Date: June 29, 1998                                            OMC RECREATIONAL BOAT GROUP, INC.
                                                                 By: /s/ ROBERT S. ROMANO, ESQ.
                                                         ----------------------------------------------
                                                                     Robert S. Romano, Esq.
                                                                  Vice President and Secretary
                                                                RECREATIONAL BOAT GROUP LIMITED
                                                                          PARTNERSHIP
                                                             By: OMC Recreational Boat Group, Inc.,
                                                                        General Partner
                                                                 By: /s/ ROBERT S. ROMANO, ESQ.
                                                         ----------------------------------------------
                                                                     Robert S. Romano, Esq.
                                                                  Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes David D. Jones, Jr. and Robert S. Romano, Esq., and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution, to sign for such person and in such person's name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite to be done, as fully to all intents and purposes as such person might or could do personally, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

              /s/ DAVID D. JONES, JR.                Chairman of the Board and President  June 29, 1998
---------------------------------------------------    (Principal Executive Officer)
                David D. Jones, Jr.

            /s/ ROBERT S. ROMANO, ESQ.               Vice President and Secretary;        June 29, 1998
---------------------------------------------------    Director
              Robert S. Romano, Esq.

                /s/ GORDON G. REPP                   Assistant Secretary; Director        June 29, 1998
---------------------------------------------------    (Principal Financial Officer)
                  Gordon G. Repp

                                 EXHIBIT INDEX

 EXHIBIT                                                                        EXEMPTION
  NUMBER                                  DESCRIPTION                           INDICATION
 -------                                  -----------                           ----------
 3.1(a)      --   Restated Certificate of Incorporation of the Company (filed as Exhibit 3(A) to the Company's Annual Report on Form
                  10-K/A for the year ended September 30, 1997 (the "1997
                  10-K"))*....................................................
    (b)      --   Certificate of Incorporation of OMC Fishing Boat Group,
                  Inc., as amended............................................
    (c)      --   Certificate of Incorporation of OMC Aluminum Boat Group,
                  Inc., as amended............................................
    (d)      --   Certificate of Incorporation of OMC Recreational Boat Group,
                  Inc.........................................................
    (e)      --   Certificate of Incorporation of OMC Latin America/Caribbean,
                  Inc., as amended............................................
    (f)      --   Certificate of Limited Partnership of Recreational Boat
                  Group Limited Partnership...................................
 3.2(a)      --   Amended and Restated by-laws of the Company (filed as
                  Exhibit 3(B) to the 1997 10-K)*.............................
    (b)      --   By-laws of OMC Fishing Boat Group, Inc......................
    (c)      --   By-laws of OMC Aluminum Boat Group, Inc.....................
    (d)      --   By-laws of OMC Recreational Boat Group, Inc.................
    (e)      --   By-laws of OMC Latin America/Caribbean, Inc.................
    (f)      --   Agreement of Limited Partnership of Recreational Boat Group
                  Limited Partnership, as amended.............................
 4.1         --   Indenture for the 10 3/4% Senior Notes due 2008, Series A
                  (the "Old Notes") and 10 3/4% Senior Notes due 2008, Series
                  B (the "Exchange Notes"), dated as of May 27, 1998 among the
                  Company, the Subsidiary Guarantors and State Street Bank and
                  Trust Company, as trustee...................................
 4.2         --   Form of Old Note (included in Exhibit 4.1)..................
 4.3         --   Form of Exchange Note.......................................
 4.4         --   Form of Subsidiary Guarantee (included in Exhibit 4.1)......
 4.5         --   Registration Rights Agreement dated as of May 27, 1998 among the Company, the Subsidiary Guarantors and Donaldson, Lufkin
                  & Jenrette Securities Corporation and Bear, Stearns & Co.,
                  Inc.........................................................
 4.6         --   Depositary Agreement dated as of May 27, 1998 among the
                  Company, State Street Bank and Trust Company, as trustee,
                  NationsBank, N.A., as administrative agent, and State Street
                  Bank and Trust Company, as depositary agent.................
 4.7         --   With respect to rights of holders of the Company's 9 1/8%
                  Sinking Fund Debentures due 2017, reference is made to
                  Exhibit 4(A) to the Company's Registration Statement Number
                  33-12759 filed on March 20, 1987*...........................
 4.8         --   With respect to rights of holders of the Company's 7%
                  Convertible Subordinated Debentures due 2002, reference is made to the Company's Registration Statement Number 33-47354 filed on April 28, 1992*....................................
 4.9         --   With respect to the Supplemental Indenture dated September
                  30, 1997 related to the Company's 7% Convertible
                  Subordinated Debentures due 2002, reference is made to
                  Exhibit 4(C) to the 1997 10-K*..............................
   5         --   Opinion of Weil, Gotshal & Manges LLP as to the validity of the Exchange Notes to be issued by the Company..............

 EXHIBIT                                                                        EXEMPTION
  NUMBER                                  DESCRIPTION                           INDICATION
 -------                                  -----------                           ----------
10.1         --   With respect to Severance Agreements between the Company and certain elected and appointed officers and certain other
                  executives of the Company, reference is made to Exhibits
                  99.3 and 99.4 of the Company's Schedule 14D-9 filed with the
                  Securities and Exchange Commission on July 15, 1997*........
10.2         --   With respect to the Consulting Agreement for Mr. Bowman
                  dated September 24, 1997, reference is made to Exhibit 10(I)
                  to the 1997 10-K*...........................................
10.3         --   With respect to the Employment Agreement of Mr. Hines dated
                  October 6, 1997, reference is made to Exhibit 10(J) to the
                  1997 10-K*..................................................
10.4         --   With respect to the Amended and Restated Loan and Security
                  Agreement between the Company and NationsBank of Texas, N.A.
                  dated January 6, 1998, reference is made to Exhibit 10(E) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997*............................
10.5         --   First Amendment to Amended and Restated Loan and Security
                  Agreement between the Company and NationsBank of Texas, N.A.
                  dated May 21, 1998..........................................
10.6         --   With respect to the Employment Agreement of Mr. Jones dated
                  March 10, 1998, reference is made to Exhibit 10(F) to the
                  Company's Quarterly Report on Form 10-Q for the fiscal
                  quarter ended March 31, 1998*...............................
10.7         --   With respect to the Personal Rewards and Opportunity
                  Program, reference is made to Exhibit 10(G) to the Company's
                  Quarterly Report on Form 10-Q for the fiscal quarter ended
                  March 31, 1998*.............................................
  11         --   Computation of per share income (loss) (filed as Exhibit 11 to the Company's Quarterly Report on Form 10-Q for the
                  fiscal quarter ended March 31, 1998)*.......................
  12         --   Statement of Computation of Ratios of Earnings to Fixed
                  Charges.....................................................
  21         --   Subsidiaries of Registrant (filed as Exhibit 21 to the 1997
                  10-K)*......................................................
23.1         --   Consent of Arthur Andersen LLP..............................
23.2         --   Consent of Weil, Gotshal & Manges LLP (included in the
                  opinion filed as Exhibit 5 to this Registration
                  Statement)..................................................
  24         --   Power of Attorney (included on signature pages of this Part
                  II).........................................................
  25         --   Statement of Eligibility and Qualification of State Street
                  Bank and Trust Company, as Trustee on Form T-1 with respect to the 10 3/4% Senior Notes due 2008........................
  27         --   Financial Data Schedule.....................................
99.1         --   Form of Letter of Transmittal...............................
99.2         --   Form of Notice of Guaranteed Delivery.......................
99.3         --   Form of Instructions to Registered Holders and/or Book-Entry
                  Facility Participant from Beneficial Owner..................
99.4         --   Form of Exchange Agent Agreement............................

---------------

 * Incorporated herein by reference.